UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACE GLOBAL BUSINESS ACQUISITION LIMITED
(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Ordinary shares, $0.001 par value per share, of Ace Global Business Acquisition Limited (“Ordinary Shares”)

(2)

Aggregate number of securities to which transaction applies:

30,000,000 ordinary shares of Ace Global Business Acquisition Limited to be issued to the DDC Enterprise Limited shareholders pursuant to that certain Share Exchange Agreement, dated as of August 23, 2021, by and among Ace Global Business Acquisition Limited, DDC Enterprise Limited and Ka Yin Norma Chu, as shareholders’ representative.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was calculated based on $10.00 per share (the average of the high and low prices reported on the Nasdaq Capital Market on [*], 2022).

	(4)	Proposed maximum aggregate value of transaction: $300,000,000

	(5)	Total fee paid: $27,810

☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED FEBRUARY 11, 2022 — SUBJECT TO COMPLETION

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF ACE GLOBAL BUSINESS ACQUISITION LIMITED

Proxy Statement dated [*], 2022
and first mailed to shareholders on or about [*], 2022

Dear Shareholders:

On behalf of the board of directors Ace Global Business Acquisition Limited (“Ace,” “ACBA,” “we,” “our,” or “us”), we are pleased to enclose the proxy statement relating to the proposed acquisition of DDC Enterprise Limited (“DDC,” and such transaction, the “Business Combination”), pursuant to a share exchange agreement dated as of August 23, 2021 (as may be amended or supplemented from time to time, the “Share Exchange Agreement”) among Ace, DDC and Ka Yin Norma Chu, as representative of DDC’s shareholders. DDC is a leading China-based Business-to-Business (“B2B”) and Business-to-Consumer (“B2C”) content streaming and product marketplace offering easy, convenient ready-to-cook (“RTC”) and ready-to-heat (“RTH”) meals while promoting healthier lifestyle choices to its predominately Millennial and Generation Z customer-base. It currently conducts its operations primarily in China through its wholly-owned or controlled subsidiaries.

In connection with the Business Combination and the other matters described herein, you are cordially invited to attend the extraordinary general meeting in lieu of an annual meeting of Ace (the “Extraordinary General Meeting”) to be held at 10:00 a.m. Eastern Time on            , 2022 at the offices of Loeb & Loeb LLP, at 2206-19 Jardine House, 1 Connaught Place, Central, Hong Kong. Only shareholders who held ordinary shares of Ace (the “ACBA Shares” or “Ace Shares”) at the close of business on            , 2022 will be entitled to vote at the Extraordinary General Meeting and at any adjournments and postponements thereof. Holders of ACBA Shares will be asked to approve the Share Exchange Agreement dated as of August 23, 2021 and other related proposals.

Ace is a blank check company incorporated on November 2, 2020 as a British Virgin Islands company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Ace’s units, ordinary shares and warrants are traded on the Nasdaq Stock Market (“Nasdaq”) under the symbols “ACBAU,” “ACBA,” and “ACBAW,” respectively. At the Closing, Ace’s units will separate into their component shares and warrants so that the units will no longer trade separately under “ACBAU.”

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Ace will acquire 100% of the issued and outstanding securities of DDC, in exchange for 30,000,000 ACBA Shares, of which 3,000,000 ordinary shares are to be issued and held in escrow to satisfy indemnification obligations of DDC and DDC’s current shareholders.

Although we will acquire DDC pursuant to the Share Exchange Agreement, we are not, and will not become, a Chinese operating company. We are a British Virgin Islands company and DDC, the company we are seeking to acquire, is a Cayman Islands holding company with no operations of its own.

DDC operates through its wholly-owned and controlled subsidiaries, as well as through a series of contractual arrangements with various variable interest entities (“VIEs”) in China. This VIE structure involves unique risks to investors. DDC, through its indirect wholly-owned PRC subsidiary Shanghai DayDayCook Information Technology Co., Ltd. (“SH DDC”), controls and receives the economic benefits of the VIEs without owning any direct equity interest in them through a series of contractual arrangements. The contractual arrangements under the VIE structure are not designed to create any ownership over the VIEs. Neither DDC nor any of its subsidiaries has an equity ownership or direct foreign investment in, or control through such ownership or investment of, the VIEs. Consolidated VIEs are entities in which the Company’s PRC subsidiary SH DDC, through contractual arrangements, exercises effective control over the operating activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity, and therefore SH DDC is the primary beneficiary of the VIEs and have, for accounting purposes, consolidated their financial results in DDC’s consolidated financial statements in accordance with U.S. GAAP. In this proxy statement, any description of control over the VIEs or benefits from the VIEs that accrue to DDC (or the combined company after the Business Combination) is made based on the assumption that DDC (or the combined company after the Business Combination) has met and will continue to meet all the conditions for consolidation under U.S. GAAP.

Such VIE structure is routinely adopted by many Chinese-based companies to provide contractual exposure to foreign investment in Chinese-based companies where Chinese law prohibits or limits direct foreign investment in the operating companies. Investors investing in a company that operates in China through a VIE structure may never hold equity interests in the Chinese operating company. Moreover, Chinese regulatory authorities could disallow VIE structures, including DDC’s current VIE structure at any time. The PRC Foreign Investment Law and its Implementing Rules, which both became effective from January 1, 2020, do not introduce the concept of “control” in determining whether a company would be considered a foreign-invested enterprise, nor do they explicitly provide whether the VIE structure would be deemed as a method of foreign investment. As the PRC Foreign Investment Law and its Implementing Rules are newly adopted and government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the PRC Foreign Investment Law, there is possibility that the concept of “control” may be embodied in, or the VIE structure that is adopted by DDC may be deemed as a method of foreign investment by, any of such future laws, regulations and rules. Moreover, PRC courts have not categorically decided on the validity of the VIE structure, nor do mandatory judicial precedents exist on this issue, as China follows a civil law tradition where the courts are not necessarily bound by judicial precedents. The validity of contractual arrangements under VIE structure has been decided by the PRC courts on a case-by-case basis. In 2012, the PRC Supreme People’s Court declared certain contractual arrangements similar to a VIE structure for a Hong Kong company to gain economic control over a PRC company void due to the parties’ improper purpose to bypass PRC regulatory supervision. If the PRC courts or regulatory authorities determine that DDC’s contractual arrangements are in violation of applicable PRC laws, rules or regulations, DDC’s VIE contractual arrangements may become invalid or unenforceable, which would likely result in a material change in DDC’s operations and/or value of our units and ordinary shares, including that it could cause the value of our securities to significantly decline or become worthless. See “Risk Factors — We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

Legal and operational risks associated with DDC

A majority of the existing operations of DDC are in China and governed by PRC laws, rules and regulations. The PRC government also has significant authority to exert influence on the ability of a company with substantial operations in China to conduct its business and control over securities offerings conducted overseas and/or foreign investments at any time. The associated legal and operational risks could result in a material change in DDC’s operations and/or the value of our units or ordinary shares. Any such regulatory oversight or control could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. In particular, there have been recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based companies with substantial operations in China. The PRC government has also issued statements and has undertaken regulatory actions related to the use of variable interest entities, data security and anti-monopoly concerns. The PRC government may promulgate relevant laws, internal rules and regulations that may impose additional and significant obligations and liabilities on overseas listed Chinese companies regarding data security, cross-border data flow, compliance with PRC securities laws and anti-monopoly laws. These laws and regulations can be complex and stringent, and can be subjected to change and uncertain interpretation, which could limit the combined company’s ability to conduct business, accept foreign investments or list on an U.S. or other foreign exchange. See “Risk Factors — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.” and “Risk Factors — Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.”

The Public Company of Accounting Oversight Board (“PCAOB”) does not have access to auditors in China

DDC’s independent registered public accounting firm is subject to the determinations announced by the PCAOB on December 16, 2021 which includes the conclusion by PCAOB that its ability to execute its statutory mandates as to inspections and investigations of registered firms headquartered in mainland China is impaired with respect to all three factors in PCAOB Rule 6100(b) namely (i) the PCAOB’s ability to select potential violations to be investigated; (ii) the PCAOB’s timely access to, and the ability to retain and use, any document or information (including through conducting interviews and testimony) in the possession, custody or control of the firm(s) or any associated persons thereof that the PCAOB considers relevant to an investigation, and (iii) the PCAOB’s ability to conduct investigations in a manner consistent with the provisions of the Holding Foreign Companies Accountable Act (“HFCAA”) and the rules of the PCAOB, as interpreted and applied by the PCAOB.

DDC’s auditor is located in and organized under the laws of the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, and therefore DDC’s auditor is not currently inspected by the PCAOB. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the Holding Foreign Companies Accountable Act, pursuant to which the SEC will (i) identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of the position taken by the authority in the foreign jurisdiction and (ii) impose a trading prohibition on the issuer after it is identified as a Commission-Identified Issuer for three consecutive years. The Accelerating Holding Foreign Companies Accountable Act, which was passed by the U.S. Senate in June 2021, (the “AHFCAA”), if enacted, would shorten the three-consecutive-year compliance period under the HFCAA to two consecutive years. The fact that the PCAOB has been and currently is unable to inspect DDC’s auditor could deprive investors of the benefits of such inspections and cause DDC’s securities to be delisted under the HFCAA and the AHFCAA. The delisting of DDC’s securities, or the threat of such securities being delisted, may materially and adversely affect the value of your investment.

See “Risk Factors — The audit report of DDC for the year ended 31 December 2020 and 2019 included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection.” and “Risk Factors — The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.”

The way cash will be transferred through the combined company

In light of DDC’s VIE structure, the way through which cash will be transferred through the combined company is complex. Shanghai DayDayCook Information Technology Co., Ltd. (“SH DDC”), a wholly-owned subsidiary of DDC, entered into series of contractual arrangements with Shanghai Weishi Information Technology Co., Ltd. (“Weishi”) and Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”), pursuant to which SH DDC shall receive from each of Weishi and City Modern a service fee on a quarterly basis, which shall be equal to all the quarter profit of Weishi and City Modern, respectively, before tax and before the service fee after covering the deficit for prior year, if any. Therefore, SH DDC would receive the economic benefits of the VIEs by way of service fees. DDC will then receive the economic benefits from all its PRC subsidiaries by way of dividends. Upon consummation of the business combination, any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur, would mainly rely on dividend payments from DDC. DDC’s PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of such PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of the PRC subsidiaries’ after-tax profits are prohibited from being distributed to their shareholders as dividends.

As of the date of this proxy statement, DDC, its subsidiaries, and its VIEs have not distributed any earnings or settled any amounts owed under the VIE agreements. DDC, its subsidiaries, and its VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE agreements in the foreseeable future. Other than cash transferred in the ordinary course of business between DDC’s subsidiaries and the VIEs, there were no other significant cash transfers and transfers of other assets between DDC, its subsidiaries, and its VIEs to date.

As of the date of this proxy statement, no dividends or distributions have been made to DDC by any of DDC’s subsidiaries and its consolidated VIEs and no dividends or distributions have been made to U.S. investors. For more details, refer to the condensed consolidating schedules on page 13 and Note 1(b) of DDC’s Unaudited Condensed Consolidated Financial Statements and Note 1 of DDC’s Consolidated Financial Statements.

DDC is in the process of terminating both its VIE arrangements with Weishi and City Modern for reasons elaborated below.

Weishi was established to hold DDC’s APP, website, and related businesses in China. DDC had used the APP and website as a D2C sales channels and advertisement platform to sell DDC branded products and distribute third party products. The combination of cooking experience through DDC cooking videos and recipes alongside product sales contributed to DDC’s growth prior to 2019. However, since 2019, DDC’s management has been implementing the 2C strategy through building presence in (i) China-based e-commerce platforms such as Tmall, JD(京東) , Pinduoduo (拼多多), (ii) leading live-streaming, video-sharing and content-marketing platforms Douyin, Bilibili, Weibo, Little Red Book (小红书), Kuaishou etc., and (iii) online-merged-offline (OmO) group-buy platforms e.g., Meituan-Dianping to drive online sales, which gives DDC exposure to a larger customer base in China. Since DDC has obtained substantial growth through selling in the above platforms, DDC’s management is of the view that the DDC APP and website which Weishi holds are not a high growth sales channel that DDC would continue to focus its resources. Due to such shift in focus, DDC decided to terminate its VIE arrangement with Weishi.

DDC entered into VIE arrangement with City Modern to upstream integrate a fresh produce supply chain to demonstrate DDC’s capability to supply fresh food. DDC also planned to develop a fresh produce product line and integrate fresh produce in DDC’s product and service offerings. This included a supply of fresh produce in its experience stores and cooking classes which its customers can use, and DDC’s selling of branded fresh produces. However, COVID-19 led to a prolonged closure of DDC’s offline physical retail locations since 2020, and the venture was delayed and did not turn out to be fruitful. DDC also adjusted its strategy in 2020 to focus on the higher growth “Ready-to-heat” and “Ready-to-cook” product segments. As a result, supply of fresh produce is no longer in line with DDC’s growth strategy. Due to such shift in focus, DDC decided to terminate its VIE arrangement with City Modern.

On [*], 2022, the record date for the Extraordinary General Meeting of shareholders, the last sale price of ACBA Share was $[*].

Each shareholder’s vote is very important. Whether or not you plan to attend the Extraordinary General Meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the Extraordinary General Meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 37.

Ace’s board of directors unanimously recommends that Ace’s shareholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Eugene Wong
Chief Executive Officer
Ace Global Business Acquisition Limited
[*], 2022

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Ace that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, the agreements contained in the appendices or any other documents filed by Ace with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact Ace at the following address:

Ace Global Business Acquisition Limited
6/F Unit B, Central 88, 88-89 Des Voeux Road Central,
Central, Hong Kong
Attn: Eugene Wong, Chief Executive Officer
Tel: (852) 9086 7042

If you would like to request documentation, please do so no later than [*], 2022 to receive such documentation before the Extraordinary General Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about Ace and DDC. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither Ace nor DDC has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement, references in this proxy statement to:

•        “ACBA,” “Ace,” “we,” “us” or “our company” refer to Ace Global Business Acquisition Limited;

•        “DDC” refers to DDC Enterprise Limited, its consolidated subsidiaries and its consolidated affiliated entities, including its variable interest entities (“VIEs”) and their consolidated entities;

•        “Generation Z” or “GenZ” refer to the demographic cohort in China of individuals born from 1996 to 2010;

•        “Millennial” refers to the demographic cohort in China of individuals born from 1980 to 1995;

•        “non-tier 1 cities” refer to all cities in China other than Beijing, Shanghai, Guangzhou and Shenzhen;

•        “Share Exchange Agreement,” or “Merger Agreement” refer to the Share Exchange Agreement, dated as of August 23, 2021, entered into by and among Ace Global Business Acquisition Limited, DDC Enterprise Limited and Ka Yin Norma Chu, as the shareholders’ representative;

•        “tier 1 cities” refer to Beijing, Shanghai, Guangzhou and Shenzhen in China;

•        “U.S. Dollars,” “USD”, “US$” and “$” refer to the legal currency of the United States;

•        “U.S. GAAP” are to accounting principles generally accepted in the United States; and

The reporting currency of Ace and DDC is the U.S. dollar and Renminbi, respectively. This proxy statement also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Renminbi into U.S. dollars were made at RMB6.4566 to US$1.00, the exchange rate set forth in the Federal Reserve Board on June 30, 2021. We make no representation that the Renminbi or U.S. dollar amounts referred to in this proxy statement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
6/F Unit B, Central 88, 88-89 Des Voeus Road Central
Central, Hong Kong

NOTICE OF EXTRAORDINARY GENERAL MEETING OF
ACE GLOBAL BUSINESS ACQUISITION LIMITED SHAREHOLDERS

To Be Held on [*], 2022

To Ace Global Business Acquisition Limited (“Ace”) Shareholders:

An extraordinary general meeting of shareholders of Ace (the “Extraordinary General Meeting”) will be held at [*], on [*], 2022, at [*] a.m., for the following purposes:

•        To approve the share exchange agreement dated as of August 23, 2021 (as may be amended or supplemented from time to time, the “Share Exchange Agreement”, and the transactions contemplated therein, the “Business Combination”) by and among Ace, DDC Enterprise Limited (“DDC”) and Ka Yin Norma Chu, as representative of DDC’s shareholders and the transactions contemplated thereunder, including but not limited to the acquisition of all of the issued and outstanding shares and any other equity interests of DDC from DDC’s current shareholders and the consideration paid to such shareholders by way of a new issuance of ordinary shares credited as fully paid in accordance with the Share Exchange Agreement.” This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve as a members resolution the change of Ace’s name to DayDayCook Inc. and the adoption of the Second Amended and Restated Memorandum and Articles of Association of Ace as further described herein. This proposal is referred to as the “Amendment Proposal” or “Proposal No. 2.”

•        To approve the issuance of more than 20% of the issued and outstanding ACBA Shares pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal 3.”

•        To approve the adjournment of the extraordinary general meeting in the event Ace does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 4.”

Proposals 1 through 4 are sometimes collectively referred to herein as the “Proposals.”

As of [*], 2022, there were 6,054,000 ACBA Shares issued and outstanding and entitled to vote. Only Ace’s shareholders who hold shares of record as of the close of business on [*], 2022 are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. This proxy statement is first being mailed to shareholders on or about [*], 2022. Approval of the Business Combination Proposal and the Amendment Proposal will each require 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote at the Extraordinary General Meeting. Further, approval of the Nasdaq Proposal and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote at the Extraordinary General Meeting. Attending the Extraordinary General Meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Adjournment Proposal.

Ace currently is authorized to issue a maximum of 100,000,000 shares of a single class, each with par value of $0.001.

Whether or not you plan to attend the Extraordinary General Meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Extraordinary General Meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. You may revoke a proxy at any time before it is voted at the extraordinary general meeting by executing and returning a proxy card dated later than the previous one, by attending the Extraordinary General Meeting in person and casting your vote by ballot or by submitting a written revocation to Ace Global Business Acquisition Limited at 6/F Unit B, Central 88, 88-89 Des Voeux Road Central, Central, Hong Kong, Attention: Eugene

Wong, Chief Executive Officer, Telephone: (852) 9086 7042, that is received by us before we take the vote at the Extraordinary General Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

Ace’s board of directors unanimously recommends that Ace’s shareholders vote “FOR” approval of each of the proposals.

By order of the Board of Directors,

Eugene Wong
Chief Executive Officer of
Ace Global Business Acquisition Limited
[__________], 2022

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR ACE shareholders

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Ace’s shareholders. Ace urges its shareholders to read this proxy statement, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the Extraordinary General Meeting, which will be held at [*], on [*], 2022, at [*] a.m.

Q:     What is the purpose of this document?

A:     Ace Global Business Acquisition Limited, a British Virgin Islands company, or (“Ace,” or “ACBA”), and DDC Enterprise Limited (“DDC”), a Cayman Islands company, have agreed to a business combination under the terms of a share exchange agreement, dated as of August 23, 2021, (as may be amended or supplemented from time to time, the “Share Exchange Agreement”), by and among Ace, DDC, and Ka Yin Norma Chu, as representative of DDC’s shareholders. The consummation of the transactions contemplated by the Share Exchange Agreement relating to the business combination with DDC are referred to as the Business Combination and the proposal to approve the Business Combination is referred to as the Business Combination Proposal. The Share Exchange Agreement is attached to this proxy statement as Annex A-1, and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including the section titled “Risk Factors” and all the annexes hereto, in their entirety.

Ace shareholders are being asked to consider and vote upon a proposal to adopt the Share Exchange Agreement pursuant to which, Ace will acquire all of the issued and outstanding shares and other equity interests of DDC from DDC’s current shareholders, and other proposals directly related thereto. The units that were issued in Ace’s initial public offering (the “ACBA Units”), each consist of one ordinary share of Ace, $0.001 par value per share, or the ACBA Shares, and one redeemable warrant entitling the holder thereof to purchase one ACBA Share, or the ACBA Warrants. Ace shareholders (except for initial shareholders or officers or directors of Ace) will be entitled to redeem their ACBA Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.20 per share) net of taxes payable. The “initial shareholders” of Ace are (i) Ace Global Investment Limited, (ii) Eugene Wong, (iii) Nicholas Xue-Wei Tan, (iv) Robert Morris and (v) Leslie Chow. The initial shareholders hold the percentages of Ace as listed below in “Post-Business Combination Structure and Impact on the Public Float.”

The ACBA Units, ACBA Shares, and ACBA Warrants are currently listed on the Nasdaq Capital Market.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting of Ace shareholders. You are hereby advised to, and should, read it carefully.

YOUR VOTE IS INPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:     What is being voted on?

A:     Below are the proposals on which Ace’s shareholders are being asked to vote:

•        To approve the Share Exchange Agreement and the transactions contemplated thereunder, including but not limited to the acquisition of all of the issued and outstanding shares and any other equity interests of DDC from DDC’s current shareholders and the consideration paid to such shareholders by way of new issue of ordinary shares credited as fully paid in accordance with the Share Exchange Agreement (the transactions contemplated by the Share Exchange Agreement, the “Business Combination”).This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve as a member resolution the change of Ace’s name to DayDayCook Inc. and the adoption of the Second Amended and Restated Memorandum and Articles of Association of Ace as further described herein. This proposal is referred to as the “Amendment Proposal” or “Proposal No. 2.”

•        To approve the issuance of more than 20% of the issued and outstanding ACBA Shares pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal 3.”

•        To approve the adjournment of the extraordinary general meeting in the event Ace does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 4.”

After careful consideration, Ace’s board of directors has determined that the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal and the Business Combination Adjournment Proposal are in the best interests of Ace and its shareholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of such proposals.

Q:     What equity stake will Ace’s public stockholders and the existing DDC shareholders hold in the combined company immediately after the consummation of the Business Combination?

A:     Immediately after the consummation of the Business Combination, it is anticipated that: (i) Ace’s public shareholders will own approximately 11.7% of the combined company’s shares and 11.7% of the voting power of the combined company; (ii) the PIPE Investors will own approximately 8.9% of the combined company’s shares and 8.9% of the voting power of the combined company; (iii) the Sponsor and current Ace directors will own approximately 3.2% of the combined company’s shares and 3.2% of the voting power of the combined company; and (iv) the existing DDC shareholders will own approximately 76.2% of the combined company’s shares and 76.2% of the voting power of the combined company. The levels of ownership interests were calculated based on the assumptions that (i) no Ace’s shareholder exercises its redemption rights or dissenters’ rights, (ii) none of the initial shareholders or DDC’s current shareholders purchase ACBA Shares in the open market, (iii) there is no exercise or conversion of ACBA Warrants, (iv) an aggregate of 3,500,000 shares are issued to the PIPE Investors at the closing of the Business Combination, (v) DDC shall buy back 200,000 Ace Ordinary Shares from Ace Global Investment Limited at US$10.00 per Ace Ordinary Share on the consummation of the Business Combination using the excess funds in the Trust Account, which shall be subsequently cancelled or held in treasury, and (vi) there are no other issuances of equity by Ace prior to or in connection with the consummation of the Business Combination. The foregoing also excludes up to 3,600,000 earnout shares will be issuable to DDC’s current management team pursuant to the Share Exchange Agreement. When including up to 3,600,000 earnout shares issuable to DDC’s current management team, Ace’s public shareholders’ voting power will be diluted to approximately 10.7% of the combined company.

Q:     What are the conditions which will trigger the potential earnout for the DDC management team?

A:     Subject to the terms and conditions set forth in the Share Exchange Agreement, the individuals that comprise the management team of DDC immediately prior to the consummation of the Business Combination (“DDC Management”) have the contingent right to receive additional earnout consideration from Ace representing, in the aggregate, up to three million six hundred thousand (3,600,000) Ace Ordinary Shares (the “Earnout Shares”). In the event that DDC’s revenue exceeds (i) forty-one million dollars (US$41,000,000) for the fiscal year ending December 31, 2021, then DDC Management shall receive one million (1,000,000) Earnout Shares; (ii) sixty-six million dollars (US$66,000,000) for the fiscal year ending December 31, 2022, then DDC Management shall receive one million (1,000,000) Earnout Shares; and (iii) one hundred eighteen million dollars (US$118,000,000) for the fiscal year ending December 31, 2023, then DDC Management shall receive one million (1,000,000) Earnout Shares. The attainment of the foregoing revenue targets will be determined by the audited financial statements of DDC for each applicable fiscal year. In addition, in the event that the volume weighted-average per-share trading price of Ace Ordinary Shares is at or above eighteen dollars (US$18.00) per share for twenty (20) consecutive trading days in any twenty (20)-day continuous trading period starting on the day of closing of the Business Combination and ending on December 31, 2025, then DDC Management shall receive six hundred thousand (600,000) Earnout Shares. To date, the milestones have not been achieved.

Q:     Why is there a share buy-back from Ace Global Investment Limited?

A:     Ace’s sponsor, Ace Global Investment Limited (the “Sponsor”) requested that it be permitted to sell 200,000 shares at $10.00 per share upon consummation of the Business Combination in order to recoup some of its investment in Ace. However, to avoid potential pressure on the combined company’s share price, Ace and DDC decided it would be more beneficial to the combined company and its public shareholders if the combined company repurchases the 200,000 shares from the Sponsor, instead of allowing the Sponsor to sell those shares in open market., The directors of Ace believe that the share buy-back is advisable and in the best interest of Ace’s shareholders.

Q:     Do any of Ace’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:     Ace’s directors and officers may have interests in the Business Combination that are different from your interests as a shareholder. The existence of financial and personal interests of one or more of Ace’s directors and officers may result in a conflict of interest on the part of such director(s) and officer(s) between what he, she or they may believe is in the best interests of Ace and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. You should keep in mind the following interests of Ace’s directors and officers:

In November and December 2020, Ace issued an aggregate of 1,150,000 shares to our initial shareholders, which we refer to throughout this proxy statement as the “insider shares”, for an aggregate purchase price of $25,000. Simultaneous with the consummation of the Initial Public Offering (“IPO”) on April 8, 2021, we consummated the private placement of 280,000 private Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,800,000. The Private Placement Units were purchased by Ace’s sponsor, Ace Global Investment Limited (the “Sponsor”). The underwriters exercised the over-allotment option in full and on April 9, 2021, the underwriters purchased 600,000 over-allotment option units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $6,000,000. On April 9, 2021, simultaneously with the sale of the over-allotment option units, the Company consummated the private sale of an additional 24,000 Private Units, generating gross proceeds of $240,000.

All of Ace’s officers and directors, and sponsor own an aggregate of 1,150,000 shares of Ace as of the date if this proxy. If Ace does not consummate a business combination by April 8, 2022 or January 8, 2023, (pursuant to Ace’s Amended and Restated Memorandum and Articles of Association), then Ace will be required to wind up our affairs and liquidate and the securities held by Ace’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Based on a market price of $10.17 per one ACBA Share on October 21, 2021, the value of these shares was approximately $11,695,500.

Approval of the Business Combination Proposal and the Amendment Proposal will each require 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote at the Extraordinary General Meeting. Further, approval of the Nasdaq Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ACBA Shares present and entitled to vote at the Extraordinary General Meeting. As of the record date of the Extraordinary General Meeting of Ace shareholders, 1,454,000 shares held by Ace’s initial shareholders, or approximately 24.0% of the outstanding ACBA Shares, would be voted in favor of each of the Proposals.

In addition, the exercise of Ace’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in Ace shareholders’ best interests.

Q:     When and where is the Extraordinary General Meeting of Ace shareholders?

A:     The Extraordinary General Meeting of Ace shareholders will take place at [*] on [*], 2022, at [*] a.m.

Q:     Who may vote at the Extraordinary General Meeting of shareholders?

A:     Only holders of record of ACBA Shares as of the close of business on [*], 2022 may vote at the extraordinary general meeting of shareholders. As of [*], 2022, there were 6,054,000 ACBA Shares issued and outstanding and entitled to vote. Please see “Extraordinary General Meeting of Ace Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the Extraordinary General Meeting of shareholders?

A:     Shareholders representing at least fifty (50) percent of the ACBA Shares issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting must be present in person or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. ACBA Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, shareholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present. Broker non-votes will not be considered present for the purposes of establishing a quorum.

Q:     What vote is required to approve the Proposals?

A:     Approval of the Business Combination Proposal and the Amendment Proposal will each require 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote at the Extraordinary General Meeting. Further, approval of the Nasdaq Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ACBA Shares present and entitled to vote at the Extraordinary General Meeting. Attending the Extraordinary General Meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and each nominee for election as a director and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.

Q:     Are the proposals conditioned on one another?

A:     Yes. The Business Combination Proposal and the Nasdaq Proposal are conditioned upon the approval of the Amendment Proposal. The Amendment Proposal is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal.

Q:     Why is Ace proposing the Business Combination?

A:     Ace was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar Business Combination with one or more businesses or entities.

DDC, through its wholly-owned or controlled subsidiaries and VIEs, is primarily engaged in (a) sales and marketing of convenient ready-to-cook (“RTC”) and ready-to-heat (“RTH”) meal products, private-label and fresh products, (b) the provision of advertising services, and (c) the operation of experience stores to offer cooking classes in China. Based on its due diligence investigations of DDC and the industry in which it operates, including the financial and other information provided by DDC in the course of Ace’s due diligence investigations, the Ace board of directors believes that the Business Combination with DDC is in the best interests of Ace and its shareholders and presents an opportunity to increase shareholder value. However, there is no assurance of this.

Q:     How will the initial shareholders vote?

A:     Ace’s initial shareholders, who as of [*], 2022 owned [1,454,000] ACBA Shares, or approximately 24.0% of the outstanding ACBA Shares, have agreed to vote their respective ordinary shares acquired by them prior to the initial public offering in favor of the Business Combination Proposal and related proposals. Ace’s initial shareholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals. The “initial shareholders” of Ace are (i) Ace Global Investment Limited, (ii) Eugene Wong, (iii) Nicholas Xue-Wei Tan, (iv) Robert Morris and (v) Leslie Chow. The initial shareholders hold the percentages of Ace as listed below in “Post-Business Combination Structure and Impact on the Public Float.”

Q:     Am I required to vote in order to have my ordinary shares redeemed?

A:     No. You are not required to vote in order to have the right to demand that Ace redeem your ordinary shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of ACBA Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not consummated, then holders of ACBA Shares electing to exercise their redemption rights will not be entitled to receive such payments.

Q:     Do I have redemption rights?

A:     If you are a public shareholder and you seek to have your shares redeemed, you have the right to request that we redeem all or a portion of your shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public shareholders may elect to redeem all or a portion of their shares regardless of if or how they vote in respect of the Business Combination Proposal. If you wish to exercise your redemption rights, then please see the answer to the next question: “How do I exercise my redemption rights?”

Q:     How do I exercise my redemption rights?

A:     If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [*], 2022 (the business day before the Extraordinary General Meeting), that Ace redeem your shares into cash; and (ii) submit your request in writing to Ace’s transfer agent, at the address listed at the end of this section and delivering your shares to Ace’s transfer agent physically or electronically using the DWAC system the business day prior to the vote at the meeting.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern time on [*], 2022 (the business day before the Extraordinary General Meeting) in order for their shares to be redeemed.

Any corrected or changed written demand of redemption rights must be received by Ace’s transfer agent the business day prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent the business day prior to the vote at the meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of ACBA Shares as of the record date. Any public shareholder who holds ACBA Shares on or before [*], 2022 (the business day before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination).

Q:     If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Ace believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your Ace Shares in accordance with directions you provide.

Q:     How can I vote?

A:     If you were a holder of record ACBA Shares on [*], 2022, the record date for the Extraordinary General Meeting of Ace shareholders, you may vote with respect to the applicable proposals in person at the Extraordinary General Meeting of Ace shareholders, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on [*], 2022, in accordance with the instructions provided to you under “Extraordinary General Meetings of Ace Shareholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting of Ace shareholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:     What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:     Ace will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting of Ace shareholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Extraordinary General Meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the Extraordinary General Meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Ace Global Business Acquisition Limited
6/F Unit B, Central 88, 88-89 Des Voeux Road Central,
Central, Hong Kong
Tel: (852) 9086 7042

Q:     Should I send in my share certificates now?

A:     Yes. Ace shareholders who intend to have their ordinary shares redeemed, by electing to have those ordinary shares redeemed for cash on the proxy card, should send their certificates the business day before the Extraordinary General Meeting. Please see “Extraordinary General Meeting of Ace Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite shareholder approvals are received, Ace expects that the Business Combination will occur no later than February 1, 2022.

Q:     May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:     No. Appraisal rights are not available to holders of ACBA Shares in connection with the proposed Business Combination. For additional information, see the section entitled “Extraordinary General Meeting of Ace Shareholders — Appraisal Rights.”

Q:     What happens if the Business Combination is not consummated?

A:     If Ace does not consummate a business combination by April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination, then pursuant to Article 25 of Ace’s Amended and Restated Memorandum and Articles of Association, Ace’s officers must take all actions necessary in accordance with the BVI Business Companies Act, 2004 (as the same may be amended and supplemented from time to time, the “Companies Law”) to wind up its affairs and voluntarily liquidate Ace as soon as reasonably practicable. Following liquidation and subsequent dissolution, Ace will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of ACBA Shares who acquired such ordinary shares in Ace’s IPO or in the aftermarket. If a business combination is not effected by April 8, 2022, or January 8, 2023, if we extend the period of time to consummate a business combination, the ACBA Warrants will expire worthless. The estimated consideration that each ACBA Share would be paid at liquidation would be approximately $10.20 per share for shareholders based on amounts on deposit in the trust account as of [*], 2022. The closing price of ACBA Shares on the Nasdaq Stock Market as of [*], 2022 was $[*]. Ace’s initial shareholders waived the right to any liquidation distribution with respect to any ACBA Shares held by them.

Q:     What happens to the funds deposited in the Trust Account following the Business Combination?

A:     Following the closing of the Business Combination, funds in the trust account will be released to Ace. Holders of ACBA Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of [*], 2022, there was approximately $[*] in Ace’s Trust Account. Approximately $[*] per outstanding share issued in Ace’s initial public offering will be paid to the public investors. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q:     What happens if a substantial number of the public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:     Ace public shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public shareholders are reduced as a result of redemptions by public shareholders.

The Share Exchange Agreement provides that the obligations of each party to consummate the Business Combination are conditioned on, among other things, that as of the closing of the Share Exchange Agreement, after giving effect to (A) the completion of any redemptions by Ace shareholders of all or a portion of their ordinary shares or units in accordance with Ace’s organizational documents; (B) the completion of any additional equity financing obtained by Ace prior to the closing of the Share Exchange Agreement; and (C) all available amounts in the trust account established by Ace in connection with the consummation of its IPO, Ace must have cash in an amount equal to or exceeding $15,000,000. If such condition is not met, and such condition is not or cannot be waived under the terms of the Share Exchange Agreement, then the Share Exchange Agreement could terminate and the proposed Business Combination may not be consummated.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     The closing of the Business Combination is subject to customary conditions, including, among others, that (i) the Ace shareholders shall have approved and adopted the Share Exchange Agreement and the consummation of the Business Combination; and (ii) as of the closing of the Share Exchange Agreement, after giving effect to (A) the completion of any redemptions by Ace shareholders of all or a portion of their ordinary shares or units in accordance with Ace’s organizational documents; (B) the completion of any additional equity financing obtained by Ace prior to the closing of the Share Exchange Agreement; and (C) all available amounts in the trust account established by Ace in connection with the consummation of its IPO, Ace must have cash in an amount equal to or exceeding $15,000,000.

Q:     When do you expect the Business Combination to be completed?

A:     It is currently expected that the Business Combination will be consummated by February 1, 2022. This date depends, among other things, on the approval of the proposals to be put to Ace shareholders at the Extraordinary General Meeting. However, such meeting could be adjourned if the Business Combination Adjournment is adopted at the Extraordinary General Meeting and Ace elects to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation and vote of proxies if reasonably determined to be necessary or desirable by Ace. For a description of the conditions for the completion of the Business Combination, see “The Business Combination Proposal.”

Q:     What do I need to do now?

A:     Ace urges you to read this proxy statement, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder. Ace’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:     What happens if I sell my shares before the Extraordinary General Meeting?

A:     The record date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your public shares after the record date, but before the Extraordinary General Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such general meeting but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:     What should I do if I receive more than one set of voting materials?

A:     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ordinary shares.

Q:     Who can help answer my questions?

A:     If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus, any document incorporated by reference in this proxy statement/prospectus or the enclosed proxy card, you should contact:

Ace Global Business Acquisition Limited
6/F Unit B, Central 88, 88-89 Des Voeux Road Central,
Central, Hong Kong
Tel: (852) 9086 7042

DELIVERY OF DOCUMENTS TO ACE shareholders

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), Ace and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement, unless Ace has received contrary instructions from one or more of such shareholders. Upon written or oral request, Ace will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that Ace deliver single copies of the proxy statement in the future. Shareholders may notify Ace of their requests by contacting Ace as follows:

Ace Global Business Acquisition Limited
6/F Unit B, Central 88, 88-89 Des Voeux Road Central,
Central, Hong Kong
Tel: (852) 9086 7042

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Merger Agreement attached as Annex A-1. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

Ace Global Business Acquisition Limited

6/F Unit B, Central 88, 88-89 Des Voeux Road Central,

Central, Hong Kong

Attn: Eugene Wong, Chief Executive Officer

Telephone: (852) 9086 7042

Ace Global Business Acquisition Limited, or Ace, was incorporated as a blank check company on November 2, 2020, under the laws of the British Virgin Islands, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Ace’s efforts to identify a prospective target business were not be limited to any particular industry or geographic location.

Ace completed its IPO on April 8, 2021 of 4,000,000 units, with each unit consisting of one ACBA Share, $0.001 par value per share and one redeemable ACBA Warrant. Simultaneous with the consummation of the IPO, we consummated the private placement of 280,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,800,000. The Private Placement Units were purchased by Ace’s Sponsor. The underwriters in the IPO exercised the over-allotment option in full and on April 9, 2021, the underwriters purchased 600,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $6,000,000. On April 9, 2021, simultaneously with the sale of the over-allotment option units, the Company consummated the private sale of an additional 24,000 Private Units, generating gross proceeds of $240,000.

After deducting the underwriting discounts and commissions and the offering expenses, a total of $ 46,920,000 was deposited into a trust account established for the benefit of Ace’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of September 30, 2021, we have approximately $316,825 of unused net proceeds that were not deposited into the trust fund to pay future general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if Ace has not consummated a business combination by April 8, 2022 or by the latest January 8, 2023.

ACBA Units, ACBA Shares, and ACBA Warrants, are each quoted on the Nasdaq Stock Market, under the symbols “ACBAU,” “ACBA,” and “ACBAW” respectively. Each of ACBA Units consist of ordinary share, and one redeemable warrant. ACBA Units commenced trading on April 8, 2021. ACBA Shares, and ACBA Warrants commenced separate trading on May 21, 2021.

DDC Enterprise Limited

Room 3-6, 4/F, Hollywood Center

233 Hollywood Road

Sheung Wan, Hong Kong Attn: Ka Yin Norma Chu

Telephone: +852-28030688

DDC Enterprise Limited is a Cayman Islands holding company and conducts its operations primarily in China through its wholly-owned or controlled subsidiaries and VIEs. It was founded in Hong Kong in 2012 by Ms. Norma Chu as an online platform which distributed food recipe and culinary content. Subsequently, DDC further expanded its business to provide advertising services to brands that wish to place advertisement on DDC’s platform or video content. In 2015, DDC entered the Mainland China market through the establishment of Shanghai DayDayCook Information Technology Co., Ltd.

Now, DDC is a leading content driven consumer brand offering easy, convenient ready-to-heat (“RTH”) and ready-to-cook (“RTC”) meal products while promoting healthier lifestyle choices to its predominately Millennial and Generation Z (“GenZ”) customer-base. DDC is also engaged in the provision of advertising services and the operation of experience stores to offer cooking classes. DDC’s omni-channel (online and offline) sales, end-to-end (“E2E”) product development and distribution strategy, and data analytics capabilities enables it to successfully identify, assess, and pivot to cater to changing consumer preferences and trends across multiple customer segments and price-points.

DDC has a network of direct-to-customer (“D2C”), retailer, and wholesaler sale options.

•        It leverages (i) large China-based E-commerce platforms e.g., Tmall, JD.com, Pinduoduo, (ii) leading livestreaming, video-sharing, content-marketing platforms e.g., ByteDance (TikTok and sister-app Douyin), Bilibili, Weibo, Little Red Book (小红书), Kuaishou etc., and (iii) online-merged-offline (OmO) group-buy platforms e.g., Meituan-Dianping to drive online sales.

•        It has access to a network of offline Point-of-Sales (“POS”) through partnerships with (i) convenience stores (ii) multi-national retail corporations (iii) boutique supermarket chains and (iv) various corporate partnerships.

As of the second quarter (“Q2”) of 2021, DDC had 60 million active viewers, 3.4 million paid customers. Of the 60 million active viewers, around 85% are GenZ, 75% of customers are from non-tier 1 cities in China, and 62% are female. The average age of a viewer engaging with DDC’s products or marketplace is younger than 30. DDC also has a content library with more than 473,000 minutes of in-house created content.

For the six months ended 30 June 2021 (“H1 2021”), DDC achieved RMB 88.1 million (or USD 13.6 million) in revenue, which was a slight decrease of 2.0% when compared with the six months ended 30 June 2020 (“H1 2020”). Its focus has been on improving the overall cost structure of the business. As a result, for H1 2021, its gross profit margin was 21.6% versus 15.7% for H1 2020.

For H1 2021, DDC’s net losses were RMB346.11 million (or USD 53.61 million), which was an increase when compared with the net loss of RMB 53.20 million for H1 2020. The increase in net loss is mainly contributed by the extinguishment losses of RMB224.38 million attributed from the extinguishment of July 2019 convertible loans and 2020 convertible loans during the issuance of Series C-1 redeemable convertible preference shares, and a loss of RMB36.50 million was recognized from the excess of fair value of instruments granted over proceeds received during the issuance of Series C-1 redeemable convertible preference shares.

For H1 2021, DDC’s non-GAAP adjusted net losses were RMB 38.5 million (or USD 6.0 million), which was a slight decrease when compared with the adjusted net loss of RMB 38.6 million H1 2020.

For the year ended 31 December 2020, DDC achieved RMB 169.1 million (or USD 26.2 million) in revenue, which was an increase of 8.7% when compared with the year ended 31 December 2019.

Net loss decreased by 27% from RMB157.79 million for the year ended December 31, 2019 to RMB114.44 million (USD 17.73 million) for the year ended December 31, 2020. The decrease in net loss is mainly contributed by the decrease in sales and marketing expenses of RMB 32.84 million and decrease in product development expenses of RMB 11.69 million.

For the year ended 31 December 2020, DDC’s non-GAAP adjusted net losses were RMB 90.4 million (or USD 14.0 million), which was a 31% improvement when compared with the adjusted net loss of RMB 131.7 million for the six months ended 31 December 2019.

DDC’s VIE Structure in China

The following diagram illustrates DDC’s corporate structure as of the date of this proxy statement. Unless otherwise indicated, equity interests depicted in this diagram are held 100%:

DDC Enterprise Limited (Cayman)
DDC OpenStudio Limited (Cayman)
Grand Leader Technology Limited (Hong Kong)
Perfect Foods Inc. (Cayman)
DDC OpenStudio Media Limited (Hong Kong)
Good Foods HK Limited (Hong Kong)
Offshore (Non-PRC)
Onshore (PRC)
Shanghai Lashu Import and Export Trading Co., Ltd.
Shanghai DayDayCook Information Technology Co., Ltd.
Cui Yixiong
Wang Yike
VIE 100%
Wang Xiaoxiao
90%
10%
VIE 100%
Shanghai Juxiang Cultural Media Co., Ltd.
51%
Chongqing DayDayCook E-commerce Co., Ltd.
Shanghai Weishi Information Technology Co., Ltd.
Shanghai City Modern Agriculture Development Co., Ltd.
Controls 100%
Shanghai Youlong Industrial Co., Ltd.
60%
Fujian Jinjiang Yunmao Electronic-Commerce Co., Ltd.
Shanghai City Vegetable Production and Distribution Co-op
Controls 100%
Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd.
Hangzhou Damao Technology Co., Ltd.
Shanghai Jiapin Vegetable Planting Co-op
Controls 100%
Shanghai Jiapin Ecological Agriculture Co-op

All subsidiaries of DDC are wholly-owned, except for (1) Chongqing DayDayCook E-commerce Co., Ltd, 49% equity interest of which is owned by Chongqing Mengwei Technology Co., Ltd., a PRC company and (2) Fujian Jinjiang Yunmao Electronic-Commerce Co., Ltd., 40% equity interest of which is owned by Zheng Dongfang.

DDC conducts part of its operations in China through contractual arrangements with two variable interest entities and their consolidated entities (namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op) (collectively, the “VIEs”). Through such contractual arrangements, DDC, through its indirect wholly-owned PRC subsidiary Shanghai DayDayCook Information Technology Co., Ltd. (“SH DDC”), controls and receives the economic benefits of the VIEs without owning any direct equity interest in them. The entire equity interest in Shanghai Weishi Information Technology Co., Ltd., one of the VIEs, is owned by Wang Xiaoxiao. The equity interest in Shanghai City Modern Agriculture Development Co., Ltd., the other VIE, is owned as to 90% by Cui Yixiong and 10% by Wang Yike.

The contractual arrangements under the VIE structure are not designed to create any ownership over the VIEs. Neither DDC nor any of its subsidiaries has an equity ownership or direct foreign investment in, or control through such ownership or investment of, the VIEs. Consolidated VIEs are entities in which the Company’s PRC subsidiary SH DDC, through contractual arrangements, exercises effective control over the operating activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity, and therefore SH DDC is the primary beneficiary of the VIEs and have, for accounting purposes, consolidated their financial results in DDC’s consolidated financial statements in accordance with U.S. GAAP. In this proxy statement, any description of control over the VIEs or benefits from the VIEs that accrue to DDC (or the combined company after the Business Combination) is made based on the assumption that DDC (or the combined company after the Business Combination) has met and will continue to meet all the conditions for consolidation under U.S. GAAP.

DDC is in the process of terminating both its VIE arrangements with Weishi and City Modern.

The following tables present the Company’s condensed consolidating schedules depicting the consolidated statements of comprehensive loss for the fiscal years ended December 31, 2019 and 2020 and the six months ended June 30, 2020 and 2021 of the Company, its subsidiaries, the VIEs and the corresponding eliminating adjustments separately.

	Six Months Ended June 30, 2021
	The Company	Subsidiaries	VIEs	Elimination adjustments	Consolidated
	RMB	RMB	RMB	RMB	RMB
Total revenues	—	81,513,520	6,629,548	—	88,143,068
Gross profit	—	19,239,088	(262,360)	—	18,976,728
Loss from operations	(3,215,076)	(29,492,645)	(8,537,965)	—	(41,245,686)
Share of loss of subsidiaries and consolidated VIEs	(37,265,762)	—	—	37,265,762 (1)	—
Net loss	(346,106,761)	(29,573,796)	(7,691,966)	37,265,762	(346,106,761)
	Year Ended December 31, 2020
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Total revenues	—	143,456,923	28,705,401	(3,022,131	)(2)	169,140,193
Gross profit	—	28,331,559	(493,460)	—		27,838,099
Loss from operations	(1,408,680)	(74,313,943)	(21,022,305)	—		(96,744,928)
Share of loss of subsidiaries and consolidated VIEs	(90,443,232)	—	—	90,443,232	(1)	—
Net loss	(114,443,790)	(74,654,759)	(15,788,473)	90,443,232		(114,443,790)
	Six Months Ended June 30, 2020
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Total revenues	—	80,505,822	12,116,016	(2,638,812	)(2)	89,983,026
Gross profit	—	13,564,201	542,735	—		14,106,936
Loss from operations	(654,973)	(23,534,655)	(17,830,196)	—		(42,019,824)
Share of loss of subsidiaries and consolidated VIEs	(40,873,837)	(49,569,395)	—	90,443,232	(1)	—
Net loss	(53,195,758)	(73,639,704)	(16,803,528)	90,443,232		(53,195,758)
	Year Ended December 31, 2019
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Total revenues	—	118,070,603	42,838,993	(5,268,164	)(2)	155,641,432
Gross profit	—	24,676,507	5,853,208	—		30,529,715
Loss from operations	(1,837,282)	(116,694,799)	(22,543,624)	—		(141,075,705)
Share of loss of subsidiaries and consolidated VIEs	(134,821,150)	—	—	134,821,150	(1)	—
Net loss	(157,790,739)	(116,366,378)	(18,454,772)	134,821,150		(157,790,739)

____________

(1)      To eliminate the Company’s share of loss of its subsidiaries and consolidated VIEs.

(2)      To eliminate the related party transactions between subsidiaries of the Company and consolidated VIEs

The following tables present the Company’s condensed consolidating schedules depicting the consolidated balance sheets as of December 31, 2019 and 2020, and June 30, 2021 of the Company, its subsidiaries, the VIEs and corresponding eliminating adjustments separately.

	June 30, 2021
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
ASSETS
Current assets
Cash and cash equivalents	515,215	3,662,955	267,449	—		4,445,619
Restricted cash	—	32,946,996	—	—		32,946,996
Short-term investment	68,987,256	—	—	—		68,987,256
Amounts due from related parties	—	140,127,342	82,528,483	(222,655,825	)(1)	—
Other current assets	5,148,529	35,952,750	9,861,117	(1,000,000	)(2)	49,962,396
Total current assets	74,651,000	212,690,043	92,657,049	(223,655,825)		156,342,267
Non-current assets
Long-term investment	—	—	2,460,000	—		2,460,000
Other non-current assets	—	27,595,392	4,316,571	—		31,911,963
Total non-current assets	—	27,595,392	6,776,571	—		34,371,963
Total assets	74,651,000	240,285,435	99,433,620	(223,655,825)		190,714,230

LIABILITIES
Current liabilities
Share of losses in excess of investments in subsidiaries and VIEs	30,101,395	—	—	(30,101,395	)(3)	—
Amounts due to related parties	—	83,293,633	140,127,342	(222,655,825	)(1)	765,150
Other current liabilities	64,934,403	107,548,010	27,894,268	—		200,376,681
Total current liabilities	95,035,798	190,841,643	168,021,610	(252,757,220)		201,141,831
Non-current liabilities	211,702,814	6,200,782	—	—		217,903,596
Total liabilities	306,738,612	197,042,425	168,021,610	(252,757,220)		419,045,427

Mezzanine equity	663,700,557	—	—			663,700,557

Total shareholders’ deficit	(895,788,169)	43,243,010	(68,587,990)	29,101,395	(2),(3)	(892,031,754)
Total liabilities, mezzanine equity and shareholders’ deficit	74,651,000	240,285,435	99,433,620	(223,655,825)		190,714,230

	December 31, 2020
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
ASSETS
Current assets
Cash and cash equivalents	17,935,908	6,298,849	232,893	—		24,467,650
Restricted cash	—	34,155,877	—	—		34,155,877
Amounts due from related parties	—	136,563,934	83,783,983	(220,347,917	)(1)	—
Other current assets	102,054	31,365,218	8,634,400	(1,000,000	)(2)	39,101,672
Total current assets	18,037,962	208,383,878	92,651,276	(221,347,917)		97,725,199
Non-current assets
Long-term investment	—	—	2,460,000	—		2,460,000
Other non-current assets	—	25,879,509	4,755,919	—		30,635,428
Total non-current assets	—	25,879,509	7,215,919	—		33,095,428
Total assets	18,037,962	234,263,387	99,867,195	(221,347,917)		130,820,627

LIABILITIES
Current liabilities
Share of losses in excess of investments in subsidiaries and VIEs	36,994,902	—	—	(36,994,902	)(3)	—
Amounts due to related parties	—	86,274,496	136,563,934	(220,347,917	)(1)	2,490,513
Other current liabilities	65,791,658	105,618,705	24,364,171	—		195,774,534
Total current liabilities	102,786,560	191,893,201	160,928,105	(257,342,819)		198,265,047
Non-current liabilities
Total non-current liabilities	54,690,297	12,734,298	—	—		67,424,595
Total liabilities	157,476,857	204,627,499	160,928,105	(257,342,819)		265,689,642

Mezzanine equity	517,049,423	—	—	—		517,049,423

Total shareholders’ deficit	(656,488,318)	29,635,888	(61,060,910)	35,994,902	(2),(3)	(651,918,438)
Total liabilities, mezzanine equity and shareholders’ deficit	18,037,962	234,263,387	99,867,195	(221,347,917)		130,820,627
	December 31, 2019
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
ASSETS
Current assets
Cash and cash equivalents	234,607	10,979,318	668,705	—		11,882,630
Restricted cash	—	34,881,372	—	—		34,881,372
Amounts due from related parties	90,516	124,465,161	81,997,586	(206,462,747	)(1)	90,516
Other current assets	109,113	46,023,823	8,861,848	(1,000,000	)(2)	53,994,784
Total current assets	434,236	216,349,674	91,528,139	(207,462,747)		100,849,302
Non-current assets:
Long-term investment	25,668,422	—	—	(25,668,422)		—
Other non-current assets	—	31,697,199	6,011,591	—		37,708,790
Total non-current assets	25,668,422	31,697,199	6,011,591	(25,668,422)		37,708,790
Total assets	26,102,658	248,046,873	97,539,730	(233,131,169)		138,558,092

LIABILITIES
Current liabilities
Amounts due to related parties	—	81,997,586	124,465,161	(206,462,747	)(1)	—
Other current liabilities	21,188,242	85,401,025	18,347,005	—		124,936,272
Total current liabilities	21,188,242	167,398,611	142,812,166	(206,462,747)		124,936,272
Non-current liabilities
Total non-current liabilities	32,998,719	3,193,377	—	—		36,192,096
Total liabilities	54,186,961	170,591,988	142,812,166	(206,462,747)		161,128,368

Mezzanine equity	502,897,585	—	—	—		502,897,585

Total shareholders’ deficit	(530,981,888)	77,454,886	(45,272,437)	(26,668,422	)(2),(3)	(525,467,861)
Total liabilities, mezzanine equity and shareholders’ deficit	26,102,658	248,046,874	97,539,729	(233,131,169)		138,558,092

____________

(1)      Being elimination of balances resulted from amounts paid/received by VIEs on behalf of the Company’s subsidiaries.

(2)      To eliminate the loans provided by the Shanghai DayDayCook Information Technology Co., Ltd. to the VIE.

(3)      To eliminate the Company’s share of loss of its subsidiaries and consolidated VIEs.

The following tables present the Company’s condensed consolidating schedules depicting the consolidated cash flows for the fiscal years ended December 31, 2019 and 2020 and the period ended June 30, 2020 and 2021 of the Company, its subsidiaries, the VIE, and corresponding eliminating adjustments separately.

	Six Months Ended June 30, 2021
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Net cash used in operating activities	(886,918)	(44,224,766)	395,056	—		(44,716,628)
Net cash used in investing activities	(118,945,019)	5,819,662	(360,500)	44,159,269	(1)	(69,326,588)
Net cash provided by financing activities	102,411,244	32,716,347	—	(44,159,269	)(1)	90,968,322
Effect of foreign currency exchange rate changes on cash	—	1,843,982	—	—		1,843,982
Net (decrease)/increase in cash, cash equivalents and restricted cash	(17,420,693)	(3,844,775)	34,556	—		(21,230,912)
Cash, cash equivalents and restricted cash at the beginning of the period	17,935,908	40,454,726	232,893	—		58,623,527
Cash, cash equivalents and restricted cash at the end of the period	515,215	36,609,951	267,449	—		37,392,615
	Year Ended December 31, 2020
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Net cash used in operating activities	(194,200)	(50,744,331)	2,184,688	—		(48,753,843)
Net cash used in investing activities	(30,364,126)	(7,805,248)	(2,620,500)	27,779,908	(1)	(13,009,966)
Net cash provided by financing activities	48,259,627	56,374,761	—	(27,779,908	)(1)	76,854,480
Effect of foreign currency exchange rate changes on cash	—	(3,231,146)	—	—		(3,231,146)
Net increase/(decrease) in cash, cash equivalents and restricted cash	17,701,301	(5,405,964)	(435,812)	—		11,859,525
Cash, cash equivalents and restricted cash at the beginning of the year	234,607	45,860,690	668,705	—		46,764,002
Cash, cash equivalents and restricted cash at the end of the year	17,935,908	40,454,726	232,893	—		58,623,527

	Six Months Ended June 30, 2020
	The Company	Subsidiaries of the Company	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Net cash used in operating activities	(4,248,832)	(19,962,923)	486,852	—		(23,724,902)
Net cash used in investing activities	(20,008,286)	(9,297,804)	(922,664)	20,008,286	(1)	(10,220,468)
Net cash provided by financing activities	26,721,958	35,463,280	—	(20,008,286	)(1)	42,176,952
Effect of foreign currency exchange rate changes on cash	—	(1,743,510)	—	—		(1,743,510)
Net increase/(decrease) in cash, cash equivalents and restricted cash	2,464,840	4,459,044	(435,812)	—		6,488,072
Cash, cash equivalents and restricted cash at the beginning of the period	234,607	45,860,690	668,705	—		46,764,002
Cash, cash equivalents and restricted cash at the end of the period	2,699,447	50,319,734	232,893	—		53,252,074
	Year Ended December 31, 2019
	The Company	Subsidiaries	VIEs	Elimination adjustments		Consolidated
	RMB	RMB	RMB	RMB		RMB
Net cash used in operating activities	(3,103,030)	(177,085,680)	2,635,969	—		(177,552,741)
Net cash used in investing activities	(163,482,697)	(1,177,461)	(919,465)	163,482,697	(1)	(2,096,926)
Net cash provided by financing activities	158,865,621	212,848,834	(2,000,000)	(163,482,697	)(1)	206,231,758
Effect of foreign currency exchange rate changes on cash	—	1,907,340	—	—		1,907,340
Net (decrease)/increase in cash, cash equivalents and restricted cash	(7,720,106)	36,493,033	(283,496)	—		28,489,431
Cash, cash equivalents and restricted cash at the beginning of the year	7,954,713	9,367,657	952,201	—		18,274,571
Cash, cash equivalents and restricted cash at the end of the year	234,607	45,860,690	668,705	—		46,764,002

____________

(1)      Being elimination of cash contributions from the Company to its subsidiary.

The following tables present the changes in the carrying value of long-term investments/(share of losses in excess of investments in subsidiaries and VIEs) for the years ended December 31, 2019 and 2020, and six months ended June 30, 2021:

Total
RMB
Balance as of January 1, 2019	(4,826,997)
Additions-cash contributions from the Company to subsidiaries	163,482,697
Additions-acquisition of the VIE in the form of share options granted	1,833,872
Share of loss of subsidiaries	(116,366,378)
Share of loss of consolidated VIEs	(18,454,772)
Balance as of December 31, 2019	25,668,422

Additions-cash contributions from the Company to subsidiaries	27,779,908
Share of loss of subsidiaries	(74,654,759)
Share of loss of consolidated VIEs	(15,788,473)
Balance as of December 31, 2020	(36,994,902)

Additions-cash contributions from the Company to subsidiaries	44,159,269
Share of loss of subsidiaries	(29,573,796)
Share of loss of consolidated VIEs	(7,691,966)
Balance as of June 30, 2021	(30,101,395)

After the Business Combination, the combined company will continue to utilize such contractual arrangements with the VIEs, which will typically include most, if not all, of the following contracts, to obtain economic rights from and exercise control over the VIEs that will result in consolidation of the VIEs’ operations and financial results into its financial statements:

1.      Exclusive Consultancy and Service Agreement, entered into between SH DDC and the VIE, pursuant to which SH DDC would be appointed as the exclusive service provider for the provision of management consulting, technical support, intellectual property licensing and other relevant services including all services within the relevant VIE’s business scope. In return, the VIE would pay SH DDC on a quarterly basis a service fee, which shall be equal to all the quarter profit of the VIE before tax and before the service fee after covering the deficit for prior year, if any.

2.      Exclusive Option Agreement, entered into among SH DDC, the VIE and all shareholders of the VIE, pursuant to which SH DDC would have exclusive and unconditional option to purchase the equity interests in the VIE from its nominee shareholders and the VIE’s assets from the VIE.

3.      Proxy Agreement, entered into among SH DDC, the VIE and all shareholders of the VIE, pursuant to which SH DDC would be granted sole and exclusive power of attorney to act on behalf of the shareholders of the VIE with respect to all rights and matters concerning all equity interest held by such shareholders in the VIE.

4.      Equity Pledge Agreement, entered into among SH DDC, the VIE and all shareholders of the VIE, pursuant to which all shareholders of the VIE would pledge all their equity interests in the VIE to SH DDC as security for performance of all other contractual arrangements under the VIE structure.

5.      Loan Agreement, entered into between SH DDC and all shareholders of the VIE, pursuant to which SH DDC would make an interest-free loan to the shareholders for the purpose of the capitalization of or loans to the VIE.

6.      Spousal Consent Letter, signed by each shareholder of the VIE and his/her spouses, which confirms that the spouse does not enjoy any right or interest in connection with the equity interests of the VIE held by the shareholder, and the spouse would also irrevocably agree that he/she would not claim in the future any right or interest in connection with the equity interests in the VIE held by the shareholder.

See “History and Corporate Structure of DDC — Contractual Arrangements between SH DDC and the VIEs” for more detailed information of the current contractual arrangements DDC has.

After the Business Combination, investors will hold their interest directly in Ace, a British Virgin Islands company, and a part of the combined company’s operations will be conducted by the VIEs in which neither Ace, DDC nor any of its subsidiaries has an equity ownership or direct foreign investment. If the VIEs, their controlled entities or the VIEs’ shareholders fail to perform their respective obligations under the contractual arrangements, DDC’s ability to enforce the contractual arrangements that give it effective control over the VIEs could be limited. Furthermore, if DDC is unable to maintain effective control, it would not be able to continue to consolidate the financial results of its VIEs in its financial statements.

All the contractual arrangements under DDC’s VIE Structure have not been tested in a court of law as of the date of this proxy statement. Although DDC took every precaution available to effectively enforce the contractual and corporate relationship above, these contractual arrangements may still be less effective than direct ownership and that DDC may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their contractual arrangements by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If DDC had direct ownership of the VIEs, it would be able to exercise its rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, DDC relies on the performance of the VIEs and their shareholders of their obligations under the contracts to exercise control over the VIEs. The shareholders of DDC’s consolidated VIEs may not act in the best interests of DDC or may not perform their obligations under these contracts. In addition, failure of the VIEs’ shareholders to perform certain obligations could compel DDC to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective or sufficient. All the agreements under DDC’s VIE arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE agreements. The status of the rights of Ace, as a British Virgin Islands company, and DDC, as a Cayman Islands holding company, with respect to the contractual arrangements with the VIEs, its founders and shareholders is uncertain. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE structure should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event the combined company is unable to enforce these VIE agreements, or if it suffers significant delay or other obstacles in the process of enforcing these VIE agreements, the combined company may not be able to exert effective control over the VIEs, and the combined company’s ability to conduct its business may be negatively affected.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit DDC’s ability to enforce these contractual arrangements. In the event DDC is unable to enforce these contractual arrangements, upon consummation of the Business Combination, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands, the British Virgin Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors — Risks Relating to Our Corporate Structure.”

DDC is in the process of terminating both its VIE arrangements with Weishi and City Modern.

PRC Limitation on Oversea Listing and Share Issuances

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. We are of the view that, the CSRC’s approval is not required for the Business Combination, given that: (i) DDC’s PRC subsidiaries were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are DDC’s beneficial owners; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. Therefore, we are of the view that neither DDC nor its subsidiaries and VIEs are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or issue securities to foreign investors. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the opinion of CSRC are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that CSRC would reach the same conclusions as we do. If after consummation of the Business Combination, DDC’s VIEs, subsidiaries or the holding company are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether DDC will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although DDC is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, its operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in the PRC”

Requisite Licenses and Approvals for DDC’s Operations

DDC’s business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Council, the Ministry of Industry and Information Technology, the National Radio and Television Administration, the Ministry of Commerce and other governmental authorities in charge of the relevant services provided by us. These government authorities promulgate and enforce regulations that cover various aspects of the operation of food products and e-commerce, including entry into these industries, scope of permitted business activities, licenses and permits for various business activities.

To operate DDC’s general business activities currently conducted in China, DDC is required and has obtained business licenses, food operation licenses, liquor wholesale licenses, road transport business license, internet content provider license, radio and television program production and operation license, online culture operating license, publication business permit. However, we cannot assure you that DDC can successfully renew these licenses in a timely manner. No application for any such licenses have been denied.

In addition, DDC may not timely obtain certain approvals, licenses and permits that may be required for some aspects of its business operations. For example, DDC offers original short videos created by itself and users on mobile app and it may be required to obtain a license for online transmission of audio-visual programs, or Audio-Visual License, due to the uncertainties regarding the interpretation of the laws and regulations related to online transmission business of audio and visual programs and PRC regulatory authorities’ enforcement of such laws and regulations. DDC is not eligible for the Audio-Visual License since the current PRC laws and regulations require an applicant to be a wholly state-owned or state-controlled entity.

See “Risk Factors — If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.”

Audio-Visual License for DDC’s Operations

We operate DayDayCook Mobile Application (“DDC App”) and official website through Shanghai Weishi Information Technology Co., Ltd. in mainland of China, although DDC APP has been taken down by us from both Android and iOS app store, users who have downloaded DDC App can still use it, and our website in mainland of China can be accessed at https://www.daydaycook.com.cn/daydaycook (“DDC Website”). We offer original short videos created by ourselves and users on DDC App and DDC Website. Users can explore our cooking content, share their self-produced cooking content through DDC App and DDC Website. However, we don’t generate any profit from the operation of DDC App and DDC Website now, they only serve as platforms for users to communicate and exchange recipe and cooking information and tips. According to the PRC Administrative Provisions on Internet Audio-Visual Program Services, a provider of online audio-visual service is required to obtain a license for online transmission of audio-visual programs, or Audio-Visual License. Due to the uncertainties regarding the interpretation of the laws and regulations related to online transmission business of audio and visual programs and PRC regulatory authorities’ enforcement of such laws and regulations, we may be required to obtain Audio-Visual License, as we allow users of our DDC App and DDC Website to upload and share video content from time to time. We have not obtained the Audio-Visual License and we may not be eligible for the Audio-Visual License since the current PRC laws and regulations require an applicant to be a wholly state-owned or state-controlled entity. If the government authorities determine that the video uploading feature on DDC App and DDC Website should be subject to such license requirement, we may be required to obtain Audio-Visual License and the maximum potential penalty for operating without the Audio-Visual License includes an order to suspend services, the seizure of related equipment used for such operating activities and a fine of one to two times the total investment in the business.

See “Risk Factors — If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.”

References to the Parties

All references in this proxy statement to “ACBA,” “Ace,” “we,” “us,” “our,” or “our company” refer to Ace Global Business Acquisition Limited, except:

(1)    in the following sections or subsections, where all references to “we,” “us,” “our,” or “our company” refer to the business and operations of DDC, its subsidiaries and its variable interest entities (namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op) and their consolidated entities before and after giving effect to the business combination:

•        subsections titled “Risks Related to DDC’s Business and Industry”, “Risks Relating to Our Corporate Structure” and “Risks Relating to Doing Business in the PRC” in the Risk Factors section;

•        section titled “DDC’s Business”; or

•        section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DDC”;

Although “we,” “us,” “our,” or “our company” are used in these sections and subsections to refer to DDC and its wholly-owned or controlled subsidiaries and VIEs as a whole for ease of reference and discussion, investors should be aware that DDC and its subsidiaries does not have direct ownership in any of the VIEs, but rather exert control over and receive economic benefits from the VIEs through various contractual arrangements. In this proxy statement where business activities or functions of a particular VIE are described, specific references will be made to that VIE.

(2)    where we explicitly state otherwise or the context otherwise indicates clearly.

All references in this proxy statement to “DDC” refers to DDC Enterprise Limited, a Cayman Islands holding company with no operation of its own, except where the discussions in the context relate to business operations and/or financial performance, then “DDC” refers to DDC Enterprise Limited, its subsidiaries, the VIEs and their consolidated entities before and after giving effect to the business combination.

Upon completion of the Business Combination, investors will hold their interest directly in Ace, a British Virgin Islands company, and the combined company’s operations will be conducted by DDC’s subsidiaries and the VIEs.

The Business Combination and Share Exchange Agreement

Business Combination with DDC; Business Combination Consideration

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Ace will acquire 100% of the issued and outstanding securities of DDC, in exchange for 30,000,000 ACBA Shares, among which 3,000,000 ACBA Shares are to be issued and held in escrow to satisfy any indemnification obligations of the Seller.

After the Business Combination, assuming no redemptions of ordinary shares for cash, Ace’s current public shareholders will own approximately 11.7% of Ace, Ace’s current directors, officers and affiliates will own approximately 3.3% of Ace, and DDC’s current shareholders will own approximately 76.2% of Ace. Assuming redemption by holders of 4,600,000 of ACBA Shares, Ace public shareholders will own approximately 0% of the combined company, Ace’s current directors, officers and affiliates will own approximately 3.7% of the combined company, and DDC’s current shareholders will own approximately 86.2% of Ace. Upon consummation of the Business Combination, DDC will be a wholly-owned subsidiary of Ace.

The Business Combination and the Share Exchange Agreement comply with the terms described in Ace’s Registration Statement on Form S-1 relating to its initial public offering. Furthermore, the consummation of the Business Combination requires 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote at the extraordinary general meeting and holders of less than 40,001 ordinary shares exercising their redemption rights, according to the financial statements as of September 30, 2021.

The Share Exchange Agreement

On August 23, 2021, Ace, DDC and Ka Yin Norma Chu (as shareholders’ representative) entered into the Share Exchange Agreement, pursuant to which Ace will purchase from DDC’s shareholders all of the issued and outstanding shares and other equity interests in and of DDC. See “The Business Combination Proposal — The Share Exchange Agreement” for more detailed information.

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Ace will acquire 100% of the issued and outstanding securities of DDC, in exchange for approximately 30,000,000 ACBA Shares, among which 3,000,000 ACBA Shares are to be issued and held in escrow to satisfy any indemnification obligations of the Seller.

The obligations of DDC to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•        Ace complying with all of its obligations under the Share Exchange Agreement;

•        the representations and warranties of Ace being true on and as of the closing date;

•        Ace shall have at least US$15,000,000 (excluding any amount payable for shareholder redemption) in cash in its trust account and/or from any new equity financing after taking into account all shareholder redemptions; and

•        there having been no material adverse effect to Ace.

The obligations of Ace to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

•        DDC complying with all of its obligations under the Share Exchange Agreement;

•        the representations and warranties of DDC being true on and as of the closing date of the acquisition; and

•        there having been no material adverse effect to DDC’s business.

See “The Business Combination Proposal — The Share Exchange Agreement — Closing Conditions” for more details.

Post-Business Combination Structure and Impact on the Public Float

The following chart illustrates the ownership structure of the combined company immediately following the Business Combination. The equity interests shown in the diagram below were calculated based on the assumptions that (i) no Ace’s shareholder exercises its redemption rights or dissenter rights, (ii) none of the initial shareholders or DDC’s current shareholders purchase ACBA Shares in the open market, (iii) there is no exercise or conversion of ACBA Warrants, (iv) an aggregate of 3,500,000 PIPE Shares are issued at the closing of the Business Combination, (v) DDC shall buy back 200,000 Ace Ordinary Shares from Ace Global Investment Limited at US$10.00 per Ace Ordinary Share on the consummation of the Closing using the excess funds in the Trust Account, which shall be subsequently cancelled or held in treasury, (vi) up to 3,600,000 earnout shares will be issuable to DDC’s current management team pursuant to the Share Exchange Agreement, distributable in four tranches and (vii) there are no other issuances of equity by Ace prior to or in connection with the consummation of the Business Combination.

The table below shows the relative ownership levels of holders of Ace ordinary shares following the business combination under varying redemption scenarios.

	Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
	Number of Ordinary Shares	%	Number of Ordinary Shares	%	Number of Ordinary Shares	%	Number of Ordinary Shares	%	Number of Ordinary Shares	%
Ace’s Initial Shareholders	1,254,000	2.9%	1,254,000	3.0%	1,254,000	3.1%	1,254,000	3.2%	1,254,000	3.3%
Ace’s Public Shareholders	4,600,000	10.7%	3,450,000	8.3%	2,300,000	5.7%	1,150,000	2.9%	—	0.0%
PIPE Investors	3,500,000	8.1%	3,500,000	8.4%	3,500,000	8.6%	3,500,000	8.9%	3,500,000	9.1%
DDC’s Current Shareholders	30,000,000	69.8%	30,000,000	71.8%	30,000,000	73.8%	30,000,000	75.9%	30,000,000	78.2%
DDC’s Management Team	3,600,000	8.4%	3,600,000	8.6%	3,600,000	8.9%	3,600,000	9.1%	3,600,000	9.4%
Total	42,954,000	100.0%	41,804,000	100.0%	40,654,000	100.0%	39,504,000	100.0%	38,354,000	100.0%

We expect to raise US$30,000,000 to US$40,000,000 through private investment financing (“PIPE financing”). Assuming no redemptions of ACBA Shares, depending on the actual amount of capital raised through such PIPE financing, PIPE investors as a group are expected to hold 7.7% to 10.0% of the combined company immediately post completion of the Business Combination. The issue price or effective issue price of the PIPE financing will not be less than $9.20 per share. For illustration purpose only, the issue price per share to be issued to the PIPE investors in above table and throughout this document is assumed to be US$10.00. As of the date of this prospectus, we have not, nor, to our knowledge, has anyone on our behalf, confirmed any material term in relation to our PIPE financing. None of Ace’s sponsors, directors, officers or their affiliates have indicated to us an intention to, and we do not anticipate they will, participate in our PIPE financing.

Transfer of Cash through the Combined Company Following the Business Combination

In light of DDC’s VIE structure, the way through which cash will be transferred through the combined company is complex. Shanghai DayDayCook Information Technology Co., Ltd. (“SH DDC”), a wholly-owned subsidiary of DDC, entered into series of contractual arrangements with Shanghai Weishi Information Technology Co., Ltd. (“Weishi”) and Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”), pursuant to which SH DDC shall receive from each of Weishi and City Modern a service fee on a quarterly basis, which shall be equal to all the quarter profit of Weishi and City Modern, respectively, before tax and before the service fee after covering the deficit for prior year, if any. Therefore, SH DDC would receive the economic benefits of the VIEs by way of service fees. DDC will then receive the economic benefits from all its PRC subsidiaries by way of dividends. Upon consummation of the business combination, any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur, would mainly rely on dividend payments from DDC. DDC’s PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of such PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of the PRC subsidiaries’ after-tax profits are prohibited from being distributed to their shareholders as dividends.

As of the date of this proxy statement, DDC, its subsidiaries, and its VIEs have not distributed any earnings or settled any amounts owed under the VIE agreements. DDC, its subsidiaries, and its VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE agreements in the foreseeable future. Other than cash transferred in the ordinary course of business between DDC’s subsidiaries and the VIEs, there were no other significant cash transfers and transfers of other assets between DDC, its subsidiaries, and its VIEs to date.

As of the date of this proxy statement, no dividends or distributions have been made to DDC by any of DDC’s subsidiaries and its consolidated VIEs and no dividends or distributions have been made to U.S. investors.

DDC is in the process of terminating both its VIE arrangements with Weishi and City Modern.

Restrictions on Foreign Exchange and the Combined Company’s Ability to Transfer Cash Across Borders

The PRC government imposes controls on the convertibility of the Renminbi, or RMB, into foreign currencies and, in certain cases, the remittance of currency out of China. The combined company will operate primarily in China through its PRC subsidiaries and/or the VIEs, substantially all of the operating companies’ revenues will be in RMB. Ace, a British Virgin holding company incorporated outside China, will rely on dividend payments from its PRC subsidiaries to fund any cash and financing requirements it may have. Under existing PRC foreign exchange regulations, payments in foreign currencies of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made without prior approvals of the SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approvals of the SAFE, cash generated from the operating companies in China may be used to pay dividends to their offshore holding companies subject to certain procedural requirements. However, approvals from or registration with appropriate government authorities are required where RMB is to be converted into foreign currencies and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, the PRC subsidiaries and the VIEs of the combined company will need to obtain the SAFE approval to pay off their debt in a currency other than RMB owed to any entities outside China or to make other capital expenditure payments outside China in a currency other than RMB. Such regulations may restrict our ability to transfer cash between entities, across borders, and to U.S. investors. Any failure to comply with applicable foreign exchange regulations may also subject us to administrative fines.

Management and Board of Directors Following the Business Combination

Effective as of the closing date, the board of directors of Ace will consist of five members. All members of Ace’s board of directors will be designated by DDC and a majority of whom will be considered “independent” under Nasdaq’s listing standards. See section titled “Directors, Executive Officers, Executive Compensation And Corporate Governance — Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Escrow Agreement

In connection with the Business Combination, Ace, Ms. Norma Chu (as representative of DDC shareholders) and an escrow agent will enter into an Escrow Agreement pursuant to which Ace will deposit 3,000,000 of its ordinary shares, representing 10% of the aggregate amount of shares to be issued to DDC’s current shareholders pursuant to the Business Combination, to secure the indemnification obligations of DDC and DDC’s current shareholders as contemplated by the Share Exchange Agreement. The form of Escrow Agreement that was attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex C.

Lock-Up Agreements

In connection with the Business Combination, Ace will enter into a Lock-Up Agreement with the shareholders of DDC, which will provide that such DDC shareholders will not, within 180 calendar days from the Closing of the Business Combination, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Business Combination, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. However, the DDC shareholders will be allowed to transfer any of the lock-up shares (other than the escrow shares while they are held in the escrow account) under the situations specified in the respective Lock-up Agreement.

Recommendations of the Boards of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Share Exchange Agreement, the board of directors of Ace has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of Ace and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board of directors of Ace reviewed various industry and financial data and the due diligence and evaluation materials provided by DDC. The board of directors did not obtain a fairness opinion on which to base its assessment. Ace’s board of directors recommends that Ace shareholders vote:

•        FOR the Business Combination Proposal;

•        FOR the Amendment Proposal;

•        FOR the Nasdaq Proposal; and

•        FOR the Business Combination Adjournment Proposal.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of Ace’s board of directors in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that Ace’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

•        If a business combination is not consummated by April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination, then we will be required to wind up our affairs and voluntarily liquidate. In such event, the 1,150,000 ordinary shares held by Ace’s initial shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such ordinary shares had an aggregate market value of approximately $11,695,500 based on the closing price of ACBA Shares of $10.17 on the Nasdaq Stock Market as of Oct 21, 2021.

•        In the absence of shareholder approval for a further extension, if a business combination is not consummated by April 8, 2022 or by the latest January 8, 2023, if the time to consummate a business combination is further extended, 304,000 Private Placement Units purchased by the Sponsor for a total purchase price of $3,040,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $3,164,640 closing price of ACBA Units of $10.41 on Nasdaq as of Oct 21, 2021;

•        As of December 31, 2021, Ace has $185,867 in a principal amount outstanding under the Notes that, pursuant to the Share Exchange Agreement, are convertible into 18,586 ACBA Units upon the closing of the Business Combination. In the absence of shareholder approval for a further extension, if a business combination is not consummated by April 8, 2022 or by the latest January 8, 2023, if the time to consummate a business combination is further extended, then such loans may not be repaid;

•        Unless Ace consummates the Business Combination, its officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of Ace’s officers, directors and initial shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting DDC as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

•        In addition, the exercise of Ace’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

•        If the Business Combination with DDC is consummated, DDC will designate all of the members of the board of directors of Ace.

•        Ace’s related persons will own an aggregate of 3.8% of Ace upon Business Combination.

Ace’s sponsor, Ace Global Investment Limited, will own a total of 1,169,000 shares, representing 2.72% of the total issued shares of Ace upon Business Combination. They paid an aggregate of $3,063,152 for the shares, approximately $2.24 per share. On the basis that Ace’s shares are valued at $10.00 per share, Ace’s directors and officers will have a 281.6% rate of return.

Polar Multi-Strategy Master Fund, which owns 6.3% of Ace, will own a total of 380,000 shares, representing 0.88% of the total issued shares of Ace upon Business Combination. They paid an aggregate of $3,800,000 for the shares, approximately $10.00 per share. On the basis that Ace’s shares are valued at $10.00 per share, Polar Multi-Strategy Master Fund will have a 0% rate of return.

•        Upon the consummation of the Business Combination, DDC will buy back 200,000 Ace Ordinary Shares from Ace Global Investment Limited at $10.00 per Ace Ordinary Share using the excess funds in Ace’s Trust Account, which shall be subsequently cancelled or held in treasury.

•        As of September 30, 2021, Ace’s directors and officers owned an aggregate of 85,000 ordinary shares, or approximately 1.4% of Ace’s outstanding ordinary shares. Based on a market price of $10.17 per one ACBA Share on October 21, 2021, the value of these shares was approximately $864,450.

Certain Developments

Voting Securities

As of [*], 2022, there were 6,054,000 ACBA Shares issued and outstanding. Only Ace shareholders who hold ordinary shares of record as of the close of business on [*], 2022 are entitled to vote at the extraordinary general meeting of shareholders or any adjournment of the extraordinary general meeting. Approval of the Business Combination Proposal and the Amendment Proposal will each require 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote at the extraordinary general meeting. Further, approval of the Nasdaq Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ACBA Shares present and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.

As of [*], 2022, Ace’s initial shareholders, either directly or beneficially, owned and were entitled to vote 1,454,000 ordinary shares, or approximately 24.0% of Ace’s outstanding ordinary shares. With respect to the Business Combination, Ace’s initial shareholders have agreed to vote their respective ACBA Shares acquired by them in favor of the Business Combination Proposal and related Proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals although there is no agreement in place with respect to these Proposals.

Appraisal Rights

Holders of ACBA Shares are not entitled to appraisal rights under British Virgin Islands Law.

Emerging Growth Company

Ace is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). It is anticipated that after the consummation of the transactions, Ace will continue to be an “emerging growth company.” As an emerging growth company, Ace will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Ace has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Ace, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of Ace’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

The combined company could remain an emerging growth company until December 31, 2026, the last day of its fiscal year following the fifth anniversary of the consummation of Ace’s initial public offering. However, if Ace’s non-convertible debt issued within a three-year period exceed $1.0 billion or its total revenues exceed $1.07 billion or the market value of its shares of ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Ace would cease to be an emerging growth company as of the following fiscal year.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting, Ace will be treated as the “acquired” company for financial reporting purposes. DDC was determined to be the accounting acquirer primarily because DDC stakeholders will collectively own a majority of the outstanding shares of the combined company as of the closing of the merger, they have nominated five of the five members of the board of directors as of the closing of the merger, and DDC’s management will continue to manage the combined company. Additionally, DDC’s business will comprise the ongoing operations of the combined company immediately following the consummation of the Business Combination. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of DDC with the acquisition being treated as the equivalent of DDC issuing stock for the net monetary assets of Ace, accompanied by a recapitalization. The net monetary assets of Ace will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Share Exchange Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the Registrar of the British Virgin Islands necessary to effectuate the transactions contemplated by the Share Exchange Agreement.

Holding Foreign Companies Accountable Act

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by laws in China, on December 2, 2020, U.S. Congress passed S. 945, the Holding Foreign Companies Accountable Act. The HFCAA has been signed by the President into law. Pursuant to the HFCAA, the SEC is required to propose rules to prohibit the securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over the counter” if the PCAOB is unable to inspect the work of the accounting firm for three consecutive years. On March 24, 2021, the SEC issued amendments to Form 20 and sought public comment in response to the HFCAA. Consistent with the HFCAA, these amendments require the submission of documentation to the SEC establishing that a “commission-identified registrant” (as defined in the amendments) is not owned or controlled by a governmental entity in that foreign jurisdiction and also require disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and governmental influence on, such registrant. We will be required to comply with these rules if the SEC identifies us as having a ‘non-inspection’ year under a process to be subsequently established by the SEC.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years. As of the date of this proxy statement, the SEC is also actively assessing how best to implement other requirements of the HFCAA, including the identification process and the trading prohibition requirements. The enactment of the HFCAA and other efforts to increase U.S. regulatory access to audit work papers could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected as uncertainty remains over whether there will be a compromise solution. In the worst case, our ordinary shares could be delisted if we were unable to cure the situation to meet the PCAOB inspection requirement in time.

Since the audit report of DDC for the year ended 31 December 2020 and 2019 included in this prospectus is prepared by an auditor who is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently does not have free access to inspect the work of DDC’s auditor. This lack of the PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our auditor. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections, which could cause investors in our stock to lose confidence in our audit procedures and the quality of our financial statements.

Moreover, DDC’s auditor is subject to the determinations announced by the PCAOB on December 16, 2021 which includes the conclusion by the PCAOB that its ability to execute its statutory mandates as to inspections and investigations of registered firms headquartered in mainland China is impaired with respect to all three factors in PCAOB Rule 6100(b) namely (i) the PCAOB’s ability to select potential violations to be investigated; (ii) the PCAOB’s timely access to, and the ability to retain and use, any document or information (including through conducting interviews and testimony) in the possession, custody or control of the firm(s) or any associated persons thereof that the PCAOB considers relevant to an investigation, and (iii) the PCAOB’s ability to conduct investigations in a manner consistent with the provisions of the HFCAA and the rules of the PCAOB, as interpreted and applied by the PCAOB.

DDC’s auditor is headquartered in mainland China and the PCAOB has been and currently is unable to inspect DDC’s auditor. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will (i) identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of the position taken by the authority in the foreign jurisdiction and (ii) impose a trading prohibition on the issuer after it is identified as a Commission-Identified Issuer for three consecutive years. The Accelerating Holding Foreign Companies Accountable Act, which was passed by the U.S. Senate in June 2021, if enacted, would shorten the three-consecutive-year compliance period under the HFCAA to two consecutive years. The fact that the PCAOB has been and currently is unable to inspect DDC’s auditor could deprive investors of the benefits of such inspections and cause DDC’s securities to be delisted under the HFCAA and the AHFCAA. The delisting of DDC’s securities, or the threat of such securities being delisted, may materially and adversely affect the value of your investment.

See “Risk Factors — The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.”

Summary of Risk Factors

DDC’s business is subject to numerous risks, as more fully described in “Risk Factors” of this proxy statement. In particular, risks associated with DDC’s business include, among others:

Risks Related to DDC’s Business and Industry

•        DDC’s business and future growth prospects rely on consumer demand for our products. Any shift in consumer demand, or any unexpected situation with a negative impact on consumer demand may materially and adversely affect DDC’s business and results of operations.

•        If DDC fails to retain existing customers, derive revenue from existing customers consistent with historical performance or acquire new customers cost-effectively, DDC’s business could be adversely affected.

•        The market for ready-to-heat, ready-to-cook, plant-based meal products, private-label and fresh products in China is continuously evolving and may not grow as quickly as expected, or at all, which could negatively affect DDC’s business and prospects.

•        DDC’s business and prospects depend on its ability to build its brands and reputation, which could be harmed by negative publicity with respect to DDC, its products and operations, its management, brand ambassadors, key opinion leaders, or other business partners.

•        DDC’s products are subject to food safety standards and the failure to satisfy such mandated food safety standards would have a material and adverse effect on DDC’s business, results of operations and prospects.

•        DDC may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if people are harmed by the products sold by DDC.

•        DDC faces risks related to instances of food-borne illnesses, health epidemics, natural disasters and other catastrophic events. The outbreak of any severe contagious diseases, if uncontrolled, could adversely affect DDC’s business and results of operation.

•        DDC may be liable for improper collection, use or appropriation of personal information provided by its customers.

•        DDC has incurred net loss in the past, and it may not be able to achieve or maintain profitability in the future.

•        DDC’s historical financial conditions and results of operations are not representative of it future performance. DDC may be unable to effectively manage its future growth and expansion, and may not achieve growth in revenue and profit. If DDC is unable to manage its growth effectively, it may not be able to capitalize on new business opportunities and its business and financial results may be materially and adversely affected.

•        DDC depends on a stable and adequate supply of raw materials which are subject to price volatility and other risks. Inadequate or interrupted supply and price fluctuation for raw materials and packaging materials could adversely affect DDC’s profitability.

•        If DDC fails to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if it is required to take compliance actions that are time-consuming or costly, DDC’s business, results of operations and financial condition may be materially and adversely affected.

Risks Relating to Our Post-Business Combination Corporate Structure

•        If the PRC government finds that the agreements that establish the structure for operating some of DDC’s operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, DDC could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” on page 55.

•        DDC relies on contractual arrangements with its VIEs and their shareholders for certain portions of its business operations, which may not be as effective as direct ownership in providing operational control. See “Risk Factors — Risks Relating to Our Corporate Structure — We rely on contractual arrangements with our VIEs and their shareholders for certain portions of our business operations, which may not be as effective as direct ownership in providing operational control.” on page 56.

•        Any failure by DDC’s VIEs or their shareholder to perform their obligations under DDC’s contractual arrangements with them would have a material and adverse effect on DDC’s business. See “Risk Factors — Risks Relating to Our Corporate Structure — Any failure by our VIEs or its shareholder to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.” on page 56.

•        DDC may rely on dividends and other distributions on equity paid by its PRC subsidiaries to fund any cash and financing requirements it may have, and any limitation on the ability of DDC’s PRC subsidiaries to make payments to it could have a material and adverse effect on DDC’s ability to conduct its business. See “Risk Factors — Risks Relating to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 57.

•        PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent DDC from making loans or additional capital contributions to its PRC subsidiaries, which could materially and adversely affect DDC’s liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Relating to Our Corporate Structure — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 57.

•        Contractual arrangements in relation to DDC’s VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that DDC’s or its VIEs owe additional taxes, which could negatively affect DDC financial condition and the value of your investment. See “Risk Factors — Risks Relating to Our Corporate Structure — Contractual arrangements in relation to our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.” on page 58.

•        We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. See “Risk Factors — Risks Relating to Our Corporate Structure — We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.” on page 59.

Risks Relating to Doing Business in the PRC

•        We face risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws, and rules and regulations in China can change quickly with little advance notice. See “Risk Factors — Risks Relating to Doing Business in the PRC — Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.” on page 66.

•        We face the risk that the Chinese government may intervene in or influence our operations at any time. See “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC government exerts substantial influence over the manner in which we must conduct our business activities and may intervene our operations at any time. It may also exert more oversight and control over companies listed overseas and/or foreign investment in China-based issuers.” on page 60.

•        The Chinese government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our common stock. See “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC government exerts substantial influence over the manner in which we must conduct our business activities and may intervene our operations at any time. It may also exert more oversight and control over companies listed overseas and/or foreign investment in China-based issuers.” on page 60.

•        We face risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC government exerts substantial influence over the manner in which we must conduct our business activities and may intervene our operations at any time. It may also exert more oversight and control over companies listed overseas and/or foreign investment in China-based issuers.” on page 60.

•        There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. See “Risk Factors — Risks Relating to Doing Business in the PRC — There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” on page 60.

•        PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject DDC’s PRC resident beneficial owners or its PRC subsidiary to liability or penalties, limit DDC’s ability to inject capital into its PRC subsidiaries, limit its PRC subsidiaries’ ability to increase their registered capital or distribute profits to DDC, or may otherwise adversely affect DDC. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.” on page 61.

•        Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for DDC’s products and services and materially and adversely affect DDC’s competitive position. See “Risk Factors — Risks Relating to Doing Business in the PRC — Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.” on page 62.

•        Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. See “Risk Factors — Risks Relating to Doing Business in the PRC — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.” on page 62.

•        If DDC is classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to DDC and its non-PRC shareholders. See “Risk Factors — Risks Relating to Doing Business in the PRC — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.” on page 63.

•        We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future. See “Risk Factors — Risks Relating to Doing Business in the PRC — We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.” on page 64.

•        Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. See “Risk Factors — Risks Relating to Doing Business in the PRC — Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.” on page 66.

•        The approval of the China Securities Regulatory Commission may be required in connection with the Business Combination, and, if required, we cannot predict whether we will be able to obtain such approval. See “Risk Factors — Risks Relating to Doing Business in the PRC — The approval of the China Securities Regulatory Commission may be required in connection with the Business Combination, and, if required, we cannot predict whether we will be able to obtain such approval.” on page 67.

•        DDC is a holding company and it relies on its subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws. See “Risk Factors — Risks Relating to Doing Business in the PRC — We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.” on page 67.

•        The audit report of DDC for the year ended 31 December 2020 and 2019 included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection. See “Risk Factors — Risks Relating to Doing Business in the PRC — The audit report of DDC for the year ended 31 December 2020 and 2019 included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection.” on page 70.

Risks Relating to Ace’s Business

•        Ace will be forced to liquidate the trust account if it cannot consummate a business combination by April 8, 2022 or, if Ace extends the period of time to consummate a business combination, January 8, 2023. In the event of a liquidation, Ace’s public shareholders will receive $10.20 per share and the ACBA Warrants will expire worthless.

•        If Ace’s due diligence investigation of DDC was inadequate, then shareholders of Ace following the Business Combination could lose some or all of their investment.

•        All of Ace’s officers and directors own ACBA Shares which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate.

•        Ace is requiring shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for such shareholders to exercise their redemption rights prior to the deadline for exercising such rights.

•        If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Ace’s securities may decline.

•        Ace’s directors and officers may have certain conflicts in determining to recommend the acquisition of DDC, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Risks Relating to the Business Combination

•        Ace and DDC have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Ace if the Business Combination is consummated or by Ace if the Business Combination is not consummated.

•        There will be a substantial number of Ace Shares available for sale in the future that may adversely affect the market price of Ace Shares.

•        Ace’s shareholders will experience immediate dilution as a consequence of the issuance of ordinary shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Ace’s current shareholders have on the management of Ace.

•        The business combination or post-combination company may be materially adversely affected by the recent COVID-19 outbreak.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF DDC

The following table contains summary historical financial data as of and for the years ended December 31, 2019 and 2020 and as of and for the six months ended June 30, 2020 and 2021. The consolidated statements of comprehensive loss data (other than US$ data) and consolidated statements of cash flows data (other than US$ data) for the years ended December 31, 2019 and 2020 and the consolidated balance sheets data (other than US$ data) as of December 31, 2019 and 2020, are derived from the audited consolidated financial statements of DDC, which are included elsewhere in this proxy statement.

The consolidated statements of comprehensive loss data (other than US$ data) and consolidated statements of cash flows data (other than US$ data) for the six months ended June 30, 2020 and 2021, and the consolidated balance sheets data (other than US$ data) as of June 30, 2021 are derived from DDC’s unaudited interim condensed consolidated financial statements, which are included elsewhere in this proxy statement. The unaudited financial statements have been prepared in conformity with U.S. GAAP and are prepared on the same basis as the annual audited financial statements included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. DDC’s historical results are not necessarily indicative of results to be expected for any future period.

The information below is only a summary and should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DDC” and “Information About DDC” and in its financial statements, and the notes related thereto, which are included elsewhere in this proxy statement.

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2020
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Comprehensive Loss Data:
Total revenues	155,641,432	169,140,193	26,196,480	89,983,026	88,143,068	13,651,623
Gross profit	30,529,715	27,838,099	4,311,572	14,106,936	18,976,728	2,939,121
Loss from operations	(141,075,705)	(96,744,928)	(14,983,880)	(42,019,824)	(41,245,686)	(6,388,143)
Net loss	(157,790,739)	(114,443,790)	(17,725,085)	(53,195,758)	(346,106,761)	(53,605,112)
Net loss attributable to DDC Enterprise Limited	(220,796,524)	(162,826,205)	(25,218,567)	(77,022,789)	(498,605,644)	(77,224,181)
Net loss per ordinary share
– Basic and diluted – Class A	(15.77)	(11.63)	(1.39)	(5.50)	(7.10)	(1.09)
– Basic and diluted – Class B	—	—	—	—	—	—
	As of December 31,			As of June 30,
	2019	2020	2020	2021	2021
	RMB	RMB	USD	RMB	USD
Consolidated Balance Sheets Data:
Cash, cash equivalent	11,882,630	24,467,650	3,789,556	4,445,618	688,539
Restricted cash	34,881,372	34,155,877	5,290,072	32,946,996	5,102,840
Current assets	100,849,302	97,725,199	15,135,705	156,342,267	24,214,334
Non-current assets	37,708,790	33,095,428	5,125,828	34,371,963	5,323,538
Total assets	138,558,092	130,820,627	20,261,533	190,714,230	29,537,872
Total current liabilities	124,936,272	198,265,047	30,707,344	201,141,831	31,152,899
Total non-current liabilities	36,192,096	67,424,595	10,442,739	217,903,596	33,748,970
Total liabilities	161,128,368	265,689,642	41,150,082	419,045,427	64,901,869
Total mezzanine equity	502,897,585	517,049,423	80,080,758	663,700,557	102,794,127
Total shareholders’ deficit attribute to DDC Enterprise Limited	(530,981,888)	(656,488,318)	(101,677,091)	(895,788,169)	(138,739,919)
Non-controlling interests	5,514,027	4,569,880	707,784	3,756,415	581,795
Total liabilities, mezzanine equity and shareholders’ deficit	138,558,092	130,820,627	20,261,533	190,714,230	29,537,872

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Cash Flow Data:
Net cash used in operating activities	(177,552,741)	(48,753,843)	(7,551,008)	(23,724,902)	(44,716,628)	(6,925,723)
Net cash used in investing activities	(2,096,926)	(13,009,966)	(2,014,987)	(10,220,468)	(69,326,588)	(10,737,321)
Net cash provided by financing activities	206,231,758	76,854,480	11,903,245	42,176,952	90,968,322	14,089,199

TRADING MARKET AND DIVIDENDS

ACBA Units, ACBA Shares, and ACBA Warrants are each quoted on the Nasdaq Stock Market, under the symbols “ACBAU,” “ACBA,” and “ACBAW,” respectively. Each of ACBA Units consist of one ACBA Share and one ACBA Warrant. ACBA Units commenced trading on April 8, 2021. ACBA Shares and ACBA Warrants commenced separate trading on May 21, 2021.

Ace has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon Ace’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of Ace’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, Ace’s board does not anticipate declaring any dividends in the foreseeable future.

DDC’s securities are not publicly traded.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the relevant proposals described in this proxy statement/prospectus.

Risks Related to DDC’s Business and Industry

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the current business and operations of DDC, its subsidiaries and its variable interest entities (namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op) and their consolidated entities before and after giving effect to the business combination.

Our business and future growth prospects rely on consumer demand for our products. Any shift in consumer demand, or any unexpected situation with a negative impact on consumer demand may materially and adversely affect our business and results of operations.

Our business relies on consumer demand for our products, which depends substantially on factors such as (i) economic growth and increasing disposable income; (ii) diversified consumption scenarios and increasing consumption frequency; (iii) continuous product innovation and upgrade; and (iv) increasing development and improvement of sales channels. Changes in any of the above at any time could result in decline in consumer demand for our products. Our business development will depend partially on our ability to (i) anticipate, identify or adapt to such changes, (ii) introduce new attractive products and marketing strategies in a timely manner, and (iii) develop an effective sales network accordingly.

Although we dedicate substantial resources to consumer-centric market research and data analysis to upgrade our existing products and to develop, design and launch new products, in order to cater to consumer preferences, we cannot assure you that our product portfolio will continuously lead or capture the market trends. Any changes in consumer preferences and tastes, or any of our failure to anticipate, identify or adapt to market trends, may impose downward pressure on sales and pricing of our products or lead to increases in selling and distribution expenses, and therefore materially and adversely affect our business and results of operations.

In order to promptly respond to rapidly developing market trends and changing tastes, preferences and lifestyle of consumers, our sales and development teams regularly observe the changing trends in our target markets and launch new products or different serving sizes and flavors from time to time. While we have in the past successfully developed, promoted and achieved market acceptance of our products, we cannot assure you that we will be able to continuously develop new products or our existing or new products in the future will continue to generate sufficient consumer demand to be profitable.

If we fail to retain existing customers, derive revenue from existing customers consistent with historical performance or acquire new customers cost-effectively, our business could be adversely affected.

Our ability to increase revenues depends in part on our ability to retain and keep existing customers engaged so that they continue to purchase products from us, and to acquire new customers cost-effectively. We intend to continue to expand our number of customers as part of our growth strategy. If we fail to retain existing customers and to attract and retain new customers, our business, financial condition and results of our operations could be adversely affected.

Further, if customers do not perceive our product offerings to be of sufficient value, quality, or innovation, or if we fail to offer innovative and relevant product offerings, we may not be able to attract or retain customers or engage existing customers so that they continue to purchase products or increase the amount of products purchased from us. We may lose current customers to competitors if the competitors offer superior products or if we are unable to satisfy its customers’ orders in a timely manner.

The market for ready-to-heat, ready-to-cook, plant-based meal products, private-label and fresh products in China is continuously evolving and may not grow as quickly as expected, or at all, which could negatively affect our business and prospects.

Our business and prospects depend on the continuous development and growth of the markets for ready-to-cook, ready-to-heat, plant-based meal products, private-label and fresh products in China. The growth and development of these markets are impacted by numerous factors and subject to uncertainties that are beyond our control, such as the macroeconomic environment, per capita spending, consumers’ interest, consumers’ purchasing frequency, demand for ready-to-heat, ready-to-cook, plant-based meal products, private-label and fresh products from consumers in lower tier cities, regulatory changes, technological innovations, cultural influences and changes in tastes and preferences. We cannot assure you that the market will continue to grow as rapidly as it has in the past, in ways that are consistent with other markets, such as that of the United States, or at all. If the markets for ready-to-heat, ready-to-cook, plant-based meal products, private-label and fresh products in China do not grow as quickly as expected or at all, or if we fail to benefit from such growth by successfully implementing our business strategies, our business and prospects may be negatively affected.

Changes to the pricing of our products could adversely affect our results of operations.

We aim to bring to consumers affordable, healthy, and convenient food products. The pricing of our products is based on multiple factors, including, without limitation, the pricing of the components, ingredients and raw materials, costs of product development, anticipated sales volume, manufacturing costs and logistics service expenditures. Benefiting from our deep engagement with our customers, we are in a good position to analyze consumers’ preferences and demands, evaluate the market acceptance and potential sales volume of our new products to be launched, which enables us to price our products at a competitive rate. Nevertheless, we cannot ascertain that we will adopt a competitive pricing strategy for our products at all times. If we price our products too low, our profit margin will suffer. If we price our products higher than consumers’ expected price, we may not achieve the sales volume we expect, in which case revenues from the corresponding products may be negatively affected.

Even if we properly price our products at their launch time, we may need to offer substantial discounts, especially during the major shopping festivals such as “618,” “Singles’ Day” and “Double Twelve,” to promote our brand awareness and to drive sales volume, or cut down the price as our products advance in their life cycles to maintain such products’ attractiveness to consumers. We may also need to reduce the prices to sell excess inventory in the event that we fail to accurately forecast demands. Any such price cuts may not lead to the sales volume we expect and may negatively impact the demand for our other newly launched or higher-end products, in which case our revenues could be negatively impacted. Furthermore, some customers may purchase our products in bulk when we offer substantially discounted or promotional prices and then re-sell them through their proprietary or third-party channels. The market and pricing for our products may be interrupted by the secondary sale pricing strategies adopted by such resellers and the possible negative shopping experience they provide to consumers, which may negatively impact our brand image and our business.

Our business and prospects depend on our ability to build our brands and reputation, which could be harmed by negative publicity with respect to us, our products and operations, our management, brand ambassadors, key opinion leaders (“KOLs”), or other business partners.

We believe that maintaining and enhancing the reputation of our brands is of significant importance to the success of our business and that our financial success is directly dependent on consumer perception of our brands. Well-recognized brands are important to enhancing our attractiveness to consumers. Since we operate in a highly competitive market, brand maintenance and enhancement directly affect our ability to maintain our market position. As a young company, our brand awareness among consumers may not be as strong as the more established food brands, and maintaining and enhancing the recognition and reputation of our brand is critical to our business and future growth.

Our ability to maintain our reputation and brand is affected by many factors, some of which are beyond our control. These factors include our ability to provide a satisfactory consumer experience, which in turn depends on our ability to bring products to the market at competitive prices that respond to consumer demands and preferences, our ability and that of our manufacturing and service partners to comply with ethical and social standards and various and evolving rules and standards related to product quality and safety, labor and environmental protection, our ability to produce safe and healthy products, our ability to provide satisfactory order fulfillment services, and our ability to provide responsive and superior customer services. Failure to succeed in any of these areas could damage our customer experience, our reputation and brand image and our ability to retain and attract customers. The success of our brand may also suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or its ability to attract consumers. If we are unable to conduct our sales and marketing efforts in a cost-effective and efficient manner, our results of operations and financial conditions may be materially and adversely affected.” We cannot assure you, however, that these activities are and will be successful or that we can achieve the brand promotion effect we expect. If we are unable to preserve our reputation, enhance our brand recognition or increase positive awareness of our products, it may be difficult for us to maintain and grow our consumer base, and our business, financial condition and results of operations may be materially and adversely affected.

In addition, any failure by our third-party manufacturers or raw material suppliers to comply with ethical, social, product, labor and environmental laws, regulations or standards could negatively impact our reputations and lead to various adverse consequences, including decreased sales and consumer boycotts. Also, we may face customer complaints or negative publicity about us, our products, our management, our business partners or the KOLs we collaborate with from time to time, which may adversely affect our brand, reputation and business and diminish the appeal of our brand to consumers. Certain of such negative publicity may come from malicious harassment or unfair acts by third parties or our competitors, which are beyond our control

Damage to our reputation or the reputations of our business partners or loss of consumer confidence for any of these or other reasons could have a material adverse effect on our results of operations and financial condition, as well as require additional resources to rebuild our brand and reputation.

Our products are subject to food safety standards and the failure to satisfy such mandated food safety standards would have a material and adverse effect on our business, results of operations and prospects.

Our products are subject to food safety standards in China. To comply with the applicable food safety laws and regulations, new food product shall be submitted to the applicable People’s Republic of China (“PRC”) regulatory authorities for food safety inspections and sell of product is prohibited if relevant product is uninspected or fails to pass the inspection. Failure to satisfy such mandated food safety standards would delay the launch of our new products and may cost us additional resources in time, capital and human power to modify the product to comply with the food safety standards, which may have a material and adverse effect on our business, results of operations and prospects.

After we launch the products, our products are still subject to those mandated food safety standards. We have adopted internal procedures to run tests on our launched products from time to time to make sure they comply with the mandated food safety standards. However, there can be no assurance that we could satisfy such standards at all times. In the event that our products fail to continue to satisfy the mandated food safety standards, we are required to stop selling such products and may need to initiate callbacks for those products. In addition, we may be subject to negative publicity for such failure. Moreover, as the food safety is crucial to our business, the customers’ confidence in our brand may be impaired. As a result, our reputation, brand image, business, results of operations may be materially and adversely affected.

We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if people are harmed by the products sold by us.

The PRC government, media outlets and public advocacy groups have been increasingly focused on consumer protection in recent years. The products sold by us or may be defectively designed, manufactured or of quality issue, or cause harm and adverse effect to the health of our customers. The offerings of such products by us may expose us to liabilities associated with consumer protection laws. Pursuant to the Law of PRC on the Protection of Rights and Interests of Consumers (the “Consumer Protection Law”), business operators must guarantee that the commodities they sell satisfy the requirements for personal safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, replacement of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or to criminal penalties when personal damages are involved or if the circumstances are severe. Although we would have legal recourse against the manufacturer of such products under PRC law if the liabilities are attributable to the manufacturer, attempting to enforce our rights against the manufacturer may be expensive, time-consuming and ultimately futile.

We do not maintain product liability insurance for products we sold. Even unsuccessful claims could result in significant expenditure of funds and diversion of management time and resources, which could materially and adversely affect our business, financial condition and prospects.

We face risks related to instances of food-borne illnesses, health epidemics, natural disasters and other catastrophic events. The outbreak of any severe contagious diseases, if uncontrolled, could adversely affect our business and results of operation.

Our business is susceptible to food-borne illnesses, health epidemics and other outbreaks. We cannot guarantee that our internal controls and trainings will be fully effective in preventing all food-borne illnesses. Furthermore, we rely on third-party suppliers in our operations, which may increase such risk. New illnesses resistant to any precautions or diseases with long incubation periods could arise on a retroactive basis. Reports in the media of instances of food-borne illnesses could, if highly publicized, negatively affect our industry and us. This risk exists even if it were later determined that the illness in fact were not spread by our products. We also face risks related to health epidemics. Past occurrences of epidemics or pandemics, depending on their scale of occurrence, have caused different degrees of damage to the national and local economies in China. An outbreak of any epidemics or pandemics in China may adversely affect the local economy and willingness to spend in local areas and result in a decrease in the number of our customers in such areas. Any of the above may cause material disruptions to our operations, which in turn may materially and adversely affect our financial condition and results of operations, and may continue to affect the demand for our products, our business operations and financial conditions. Our operations are also vulnerable to natural disasters and other catastrophic events, including wars, terrorist attacks, earthquakes, typhoons, fires, floods, extreme high temperature events, power failures and shortages, water shortages, information system failures, and similar events that may or may not be foreseeable.

Our business could be materially and adversely affected by the outbreaks of contagious diseases such as Severe Acute Respiratory Syndrome, or SARS, influenza A (including H1N1, H7N9 and H10N8), Ebola and COVID-19 that spread across China and the world in recent years. In the future, if a contagious disaster occurs in the regions where we operate, our operations may be materially and adversely affected as a result of loss of personnel, damages to property or decreased demand for our products.

In addition, if any of our employees is infected or affected by any severe infectious diseases, it could adversely affect or disrupt our business operations as we may be required to close our production facilities to prevent the spread of the disease. If any of such diseases occur, our ability to operate our facilities may be restricted and we may have to incur substantial additional expenses for the well-being of our employees. The spread of any severe infections disease in China may also affect the operations of our suppliers, distributors and customers, causing delivery disruptions, which could in turn adversely affect our operating results.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

Our business involves collecting and retaining large volumes of customer data, including personal information as our various information technology systems enter, process, summarize and report such data. We also maintain information about various aspects of our operations. The integrity and protection of our customer and company data is critical to our business. Our customers expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security

have been increasingly focused on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and State Administration for Market Regulation, or the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On November 14, 2021, the Cyberspace Administration of China, or the CAC, issued the Draft Data Security Regulations for public comments, pursuant to which, data processors carrying out the following activities must, in accordance with the relevant national regulations, apply for a cybersecurity review: (i) the merger, reorganization or spin-off of internet platform operators that possess a large number of data resources related to national security, economic development and public interests that affects or may affect national security; (ii) listing in a foreign country of data processors that process the personal information of more than one million users; (iii) listing in Hong Kong of data processors that affects or may affect national security; and (iv) other data processing activities that affect or may affect national security. The scope of and threshold for determining what “affects or may affect national security” is still subject to uncertainty and further elaboration by the CAC. On December 28, 2021, the CAC and other twelve PRC regulatory authorities jointly issued the Cybersecurity Review Measures, which will become effective from February 15, 2022. The Cybersecurity Review Measures require that, (i) any procurement of network products and services by critical information infrastructure operators, which affects or may affect national security, (ii) any data processing activities by network platform operators, which affects or may affect national security, or (iii) any network platform operators which has personal information of more than one million users and is going to be listed abroad, shall be subject to cybersecurity review. Since the measures were recently promulgated, there exists uncertainties with respect to their interpretation and implementation. Very recently, certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not be subject to such cybersecurity review requirement, and if so, that we would be able to pass such review in relation to the Business Combination. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the PRC Personal Information Protection Law, or the PIPL, which took effect in November 2021. In addition to other rules and principles of personal information processing, the PIPL specifically provides rules for processing sensitive personal information. Sensitive personal information refers to personal information that, once leaked or illegally used, could easily lead to the infringement of human dignity or harm to the personal or property safety of an individual, including biometric recognition, religious belief, specific identity, medical and health, financial account, personal whereabouts and other information of an individual, as well as any personal information of a minor under the age of 14. Only where there is a specific purpose and sufficient necessity, and under circumstances where strict protection measures are taken, may personal information processors process sensitive personal information. A personal information processor shall inform the individual of the necessity of processing such sensitive personal information and the impact thereof on the individual’s rights and interests. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects and regulatory authorities may order us to rectify or terminate our current practice of collecting and processing sensitive personal information.

While we take various measures to comply with all applicable data privacy and protection laws and regulations, there is no guarantee that our current security measures and those of our third-party service providers may always be adequate for the protection of our customer or company data. Any failure, or perceived failure to maintain the security of our user data or to comply with applicable PRC or foreign privacy, data security and personal information protection laws and obligations may result in civil or regulatory liability, including governmental or data protection authority enforcement actions and investigations, fines, penalties, enforcement orders requiring us to cease operating in a certain way, litigation, or adverse publicity, and may require us to expend significant resources in responding to and defending allegations and claims, all of which may have material adverse effect on our business, operations and financial condition. In addition, compliance with applicable laws on data privacy requires substantial expenditure and resources, including to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us on a jurisdiction-by-jurisdiction basis, which would impose significant burdens and costs on our operations or may require us to alter our business practices.

In addition, we may be a particularly attractive target for computer hackers, foreign governments or cyber terrorists. Unauthorized access to our proprietary internal and customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and customer data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Unauthorized access to our proprietary internal and customer data may also be obtained through inadequate use of security controls. We may incur significant costs in protecting against cyberattacks, and if an actual or perceived breach of security occurs to our systems or a third party’s systems, we could be required to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including notifying users or regulators. Any of such incidents may also harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements from time to time.

Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of our customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust, impairment of our technology infrastructure, and harm our reputation.

As of the date of this proxy statement, on the basis that (1) we have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China, (2) we have not received any inquiry, notice, warning, or sanctions in relation to data security and data protection, and (3) we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review, we believe we are in full compliance of PRC laws and regulations in relation to data security and data protection.

However, in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we are deemed as a “critical information infrastructure operator” or a “network platform operator” that affects or may affect national security or a “network platform operator” that holds personal information of more than one million users under the Cybersecurity Review Measures, and would be required to follow cybersecurity review procedures. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations.

If the content we produce and distribute through online social and content platforms, or content available on our website, is deemed to violate PRC laws or regulations, our business and results of operations may be materially and adversely affected.

We produce and distribute professionally generated food and cooking related content on third party online social and content platforms such as Weixin, Kuaishou, Bilibili, and RED to promote healthy lifestyle, to improve our brand awareness and to generate consumers interest in our products. Under PRC laws, we are required to monitor content we produce and distribute for items that are factually incorrect, socially destabilizing, obscene or defamatory, and promptly take actions with respect to such content items. Sometimes, it is arguable as to whether a piece of information is factually incorrect or involved other types of illegality, and it may be difficult to determine the type of content that may result in liability to us. If we are found to be liable, we may be subject to fines, revocation of our relevant licenses and other administrative and civil actions, which may interrupt our business. We have implemented measures to review content in light of the relevant laws and regulations before any of them is published. However, such procedures may not prevent all illegal or impropriate contents from being distributed, especially content created during living streaming by KOLs we collaborate with.

We currently utilize third-party suppliers for our products. Loss of these suppliers could harm our business and impede growth.

The termination of a supplier relationship may leave us with periods during which it has limited or no ability to manufacture certain products. An interruption in, or the loss of operations at, any of these manufacturing facilities, which may be caused by work stoppages, production disruptions, product quality issues, disease outbreaks or pandemics (such as the recent coronavirus (COVID-19) pandemic), acts of war, terrorism, fire, earthquakes, weather, flooding or other natural disasters, could delay, postpone or reduce production of our products, which could adversely affect our business, results of operations and financial condition until the interruption is resolved or an alternate source of production is secured. Moreover, we are exposed to concentration risks of heavy reliance on our major suppliers. There is no assurance that our major suppliers will continue to supply their products in the quantities and within the timeframes required by us to meet the needs of our customers. If our major suppliers terminate their agreement with us, or do not supply products to us in a timely manner or in sufficient quantities, our business and results of operations will be adversely affected.

We believe that there are a limited number of competent, high-quality suppliers in the industry that meet our quality and control standards, and as we seek to obtain additional or alternative supply arrangements in the future, or alternatives to bring this manufacturing capability in-house, there can be no assurance that we would be able to do so on satisfactory terms, in a timely manner, or at all. Therefore, the loss of one or more suppliers, any disruption or delay at a supplier or any failure to identify and engage a supplier for products could delay, postpone or reduce production of products, which could adversely affect our business, results of operations and financial condition.

Our growth may be limited if we are unable to expand our distribution channels and secure additional retail space for its products.

Our results will depend on its ability to drive revenue growth, in part, by expanding the distribution channels for its products and the number of products carried by each retailer. Our ability to do so, however, may be limited by an inability to secure additional retail space for its products. Retail space for ready-to-heat, ready-to-cook and plant-based meal products is limited and is subject to competitive and other pressures, and there can be no assurance that retail stores will provide sufficient space to enable us to meet its growth objectives.

We rely in part on third-party distributors to place our products into the market and we may not be able to control our distributors.

We rely in part on third-party distributors to sell our products. As of December 31, 2020, our distribution and sales network in China consisted of 6 offline distributors. Purchases by distributors accounted for the substantial majority of our sales. In 2020, our offline consumer product sales accounted for 29.65% of our revenue. As we sell and distribute our products through distributors, any one of the following events could cause fluctuations or declines in our revenue and could have an adverse effect on our financial condition and results of operations:

•        reduction, delay or cancelation of orders from one or more of our distributors;

•        selection or increased sales by our distributors of our competitors’ products;

•        failure to renew distribution agreements and maintain relationships with our existing distributors;

•        failure to establish relationships with new distributors on favorable terms; and

•        inability to timely identify and appoint additional or replacement distributors upon the loss of one or more of our distributors.

We may not be able to compete successfully against larger and better-funded sales and marketing campaigns of some of our current or future competitors, especially if these competitors provide their distributors with more favorable arrangements. We cannot assure you that we will not lose any of our distributors to our competitors, which could cause us to lose some or all of our favorable arrangements with such distributors and may result in the termination of our relationships with other distributors. In addition, we may not be able to successfully manage our distributors and the cost of any consolidation or further expansion of our distribution and sales network may exceed the revenue generated from these efforts. There can be no assurance that we will be successful in detecting any non-compliance by our distributors with the provisions of their distribution agreements. Non-compliance by our distributors could, among other things, negatively affect our brand, demand for our products and our relationships with other distributors. Furthermore, if the sales volumes of our products to consumers are not maintained at a satisfactory level or if distributor orders fail to track consumers demand, our distributors may not place orders for new products from us, or decrease the quantity of their usual orders. The occurrence of any of these factors could result in a significant decrease in the sales volume of our products and therefore adversely affect our financial condition and results of operations.

Adverse publicity involving us, our products, our raw materials, our directors, our management team, our competitors or our industry could materially and adversely impact our business and results of operations.

The food industry in China as a whole is particularly sensitive to concerns over food safety and quality related issues and can be materially and adversely affected by negative publicity or news reports, whether accurate or not, regarding food safety and quality and public health concerns. Any such negative publicity on our industry, whether targeting us in particular or not, could materially harm our brand, business and results of operations. Complaints or claims against us, if any, even if without any sufficient evidence, could force us to divert our resources, which may adversely affect our business, operations and financial performance.

We operate in a highly competitive industry. Failure to compete effectively could adversely affect our market share, growth and profitability.

We operate in China’s food industry, in particular the ready-to-cook food industry, which is highly competitive, and the competition may further intensify. Some of our competitors, may have been in their respective businesses longer than we have and may have substantially greater financial, research and development and other resources than us. We also cannot assure you that our current or potential competitors will not market products comparable or superior to those we provide or adapt more quickly to evolving industry trends or changing market demand. Our competitors in certain regional markets may also benefit from raw material sources or production facilities that are closer to these markets. It is also possible that there will be a consolidation trend in the ready-to-cook and plant-based food industry, integration of upstream and downstream businesses or alliances among competitors; and as a result, our competitors may rapidly acquire significant market share. Any of these events may cause our market share, business and results of operations to be adversely affected.

Furthermore, competition may cause our competitors to substantially increase their advertising and promotional activities or to engage in irrational or predatory pricing behavior. We cannot guarantee that our marketing efforts will be sufficient to compete with our competitors. An increase in competition could require us to continue to increase our promotion and advertising expenses, which might place pressure on our margins and affect our profitability. Additionally, competition may result in price reductions, reduced margins and loss of market shares for us, any of which could have an adverse impact on our results of operations. We also cannot assure you that our competitors will not actively engage in activities, whether legal or illegal, designed to undermine our brands and product quality or to influence consumer confidence in our products.

The ready-to-heat and ready-to-cook industry is intensely competitive with respect to, among other things, brand recognition, flavor, product quality and consistency, services, prices, availability, selection and accessibility. Furthermore, new competitors may emerge from time to time, which may further intensify the competition. In particular, competitors may start to offer products that are similar to our products. There are also many well-established competitors with substantially greater financial, marketing, personnel and other resources than ours.

Our ability to effectively compete will depend on various factors, including the successful implementation of our sales network expansion strategy, and our ability to improve existing products, to develop and launch new products, and to enhance production capacity and efficiency. Failure to successfully compete may prevent us from increasing or sustaining our revenue and profitability and potentially lead to a loss of market share, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to successfully implement our growth strategy.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our business strategy, which, in turn, is dependent upon a number of factors, including our ability to:

•        further penetrate our targeted markets by attracting new consumers and retaining and further engaging our existing customers;

•        capture the industry trends and develop and launch new products and expand into relevant adjacencies in answer to such trends;

•        integrate offline and online experience to provide a seamless omni-channel environment for our customers;

•        effectively manage the quality and efficiency of our ODM/OEM and packaging supply partners and logistics and other third-party service providers’ performance;

•        continue to broaden and diversify our online and offline distribution channels;

•        pursue strategic investments and collaborations to complement our existing capabilities and expand our product portfolio and geographic reach; and

•        leverage our high performance team culture to drive margins.

There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current net sales and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to manage our growth effectively or efficiently.

Growing our business rapidly will place a strain on our management team, financial and information systems, supply chain and distribution capacity and other resources. To manage growth effectively, we must continue to enhance our operational, financial and management systems, including our warehouse management and inventory control; maintain and improve our internal controls and disclosure controls and procedures; maintain and improve our information technology systems and procedures; and expand, train and manage our employee base.

We may not be able to effectively manage this expansion in any one or more of these areas, and any failure to do so could significantly harm our business, financial condition and results of operations. Growing our business rapidly may make it difficult for us to adequately predict the expenditures we will need to make in the future. If we do not make the necessary overhead expenditures to accommodate our future growth, we may not be successful in executing our growth strategy, and our results of operations would suffer.

We have incurred net loss in the past, and we may not be able to achieve or maintain profitability in the future.

We incurred net loss of RMB157.79 million in 2019, net loss of RMB114.44 million (US$17.73 million) in 2020 and net loss of RMB 346.11 million (US$53.61 million) for the six months ended 30 June 2021. We also had negative cash flows from operating activities of RMB177.55 million, RMB48.75 million (US$7.55 million), and RMB 44.72million (US$6.93 million) in the fiscal years/ six months period ended December 31, 2019, 2020 and 30 June 2021, respectively. We cannot assure you that we will be able to generate net profits or positive cash flow from operating activities in the future. Our ability to maintain profitability will depend in large part on our ability to maintain or increase our operating margin, either by growing our revenues at a rate faster than our costs and operating expenses increase, or by reducing our costs and operating expenses as a percentage of our net revenues. We also expect to continue to make significant future expenditures related to the continuous development and expansion of our business, including:

•        investments in our product development team and research and development team and in the development of new products;

•        investments in sales and marketing, enlarging our customer base and promoting market awareness of our brands and products;

•        investments in expansion of our online and offline distribution channels in a measured manner, including the buildout of our offline experience store footprint;

•        investment in enhancing data and information technology and improving operating efficiency, including improving the efficiency in supply chain management, warehouse management and inventory control; and

•        incurring costs associated with general administration, including legal, accounting and other expenses related to being a public company.

As a result of these significant expenses, we will have to generate sufficient revenue to remain profitable in future periods. We may not generate sufficient revenue for a number of reasons, including potential lack of demand for our products, increasing competition, challenging macro-economic environment, the ramifications of the COVID-19 pandemic, as well as other risks discussed elsewhere in this prospectus. If we fail to sustain or increase profitability, our business and results of operations could be adversely affected.

Our historical financial conditions and results of operations are not representative of our future performance. We may be unable to effectively manage our future growth and expansion, and may not achieve growth in revenue and profit. If we are unable to manage our growth effectively, we may not be able to capitalize on new business opportunities and our business and financial results may be materially and adversely affected.

We have experienced stable growth and plan to further expand in the future. Our total revenue increased by8.67% from RMB155.64 million in 2019 to RMB169.14 million in 2020. We achieved RMB 88.14million of revenue for the six months ended 30 June 2021. Our planned expansion may place substantial demands on our resources. However, historical period-over-period comparisons of our sales and operating results are not necessarily indicative of future quarter-to-quarter and period-over-period results. You should not rely on the results of a single quarter or period as an indication of our annual results or its future performance.

Our ability to further increase our research and development capabilities, selling and marketing capacity is critical to supporting our stable and continuous business growth, which involves additional costs and uncertainties. In addition, to manage and support our growth, we must improve our existing operational and administrative systems as well as our financial and management controls. Our continued success also depends on our ability to recruit, train and retain qualified management personnel as well as other administrative and sales and marketing personnel, particularly when we expand into new markets. We also need to continue to manage our relationships with our suppliers and customers. All of these endeavors will require substantial management resources. As a result, our revenue and results of operations in future may fluctuate significantly and our results for a given fiscal period are not necessarily indicative of results to be expected for our operations in future. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and any failure to do so may materially and adversely affect our ability to capitalize on new business opportunities, which in turn may have a material and adverse effect on our business and financial performance.

Furthermore, we may not be able to achieve our expansion goals or effectively ramp up the sales of our new products. If we encounter any difficulty in expanding our distributors and sales network, our growth prospects may be adversely affected, which could in turn have a material and adverse effect on our business, financial condition and results of operations.

Our future growth may result from improving our research and development capabilities, introducing new products, expanding our sales and distribution network and entering new markets or new sales channels. Our ability to achieve growth will be subject to a range of factors, including:

•        expanding our sales network;

•        enhancing our research and development capabilities;

•        hiring and training qualified personnel;

•        controlling our costs and maintaining sufficient liquidity;

•        prioritizing our financial and management controls in an efficient and effective manner;

•        exercising effective quality control;

•        managing our various suppliers and leveraging our purchasing power;

•        maintaining our high food-safety standards; and

•        strengthening our existing relationships with distributors.

We face increased risks when we enter new markets, or enter new sales channels, including social media and e-commerce channels. New markets and sales channels may have different regulatory requirements, competitive conditions, consumer preferences and different spending patterns from our existing markets and sales channels. Consumers in new markets and sales channels are likely to be unfamiliar with our brands and products and we may need to build or increase brand awareness in the relevant markets and sales channels by increasing investments in advertising and promotional activities than we originally planned. We may find it more difficult in new markets to hire, train and retain qualified employees who share our business philosophy and culture. In addition, we may have difficulty in finding reliable suppliers with adequate supplies of raw materials meeting our quality standards or distributors with efficient distribution networks. As a result, any products we introduce in new markets may be more expensive to produce and/or distribute and may take longer to reach expected sales and profit levels than in our existing markets, which could affect the viabilities of these new operations or our overall profitability.

We also sell our products to major e-commerce platforms and online distributors. Our development of the e-commerce channel depends on many factors, most of which are beyond our control, including: the trust and confidence level of China’s online consumers, as well as changes in consumer consumption patterns, tastes and preferences; the growth of internet usage in China; and the development of fulfillment, payment and other ancillary services associated with e-commerce sales. Any failure to respond to trends and consumer requirements in the e-commerce channel may adversely affect our sales and our business and growth prospects in this sales channel.

Additionally, our expansion plans and business growth could strain our managerial, operational and financial resources. Our ability to manage future growth will depend on our ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage our workforce. We cannot assure you that our personnel, systems, procedures and controls will be adequate to support our future growth. Failure to effectively manage our expansion may lead to increased costs and reduced profitability and may adversely affect our growth prospects. In addition, as we expand our operations, we may encounter regulatory, personnel and other difficulties that may also increase our costs of operations.

We depend on a stable and adequate supply of raw materials which are subject to price volatility and other risks. Inadequate or interrupted supply and price fluctuation for raw materials and packaging materials could adversely affect our profitability.

The raw materials and packaging materials are subject to price volatility caused by external factors, such as commodity price fluctuations, changes in supply and demand, logistics and processing costs, our bargaining power with suppliers, inflation, and governmental regulations and policies. Our production volume, quality of products and profit margins may be adversely affected. There is no assurance that raw material costs will not increase significantly in the future. As is customary in our industry, we typically are not able to immediately pass raw material price increases onto our customers. As a result, any significant price increase of raw materials may have an adverse effect on our profitability and results of operations. Also, if we were to increase price, we may not be able to completely pass on the increase in raw materials to consumers. Also, such an increase in price may adversely affect our demand. If all or a significant number of our suppliers are unable or unwilling to meet our requirements, we could suffer shortages or significant cost increases. Our suppliers could fail to meet our needs for various reasons, including fires, natural disasters, weather, manufacturing problems, epidemic, crop failure, strikes, transportation interruptions, or government regulation. A failure of supply could also occur due to suppliers’ financial difficulties, including insolvency. Changing suppliers may require long lead time. We may not be able to locate alternative suppliers in sufficient quantities, of suitable quality, or at an acceptable price. Continued supply disruptions could exert pressure on our costs, and we cannot assure you that all or part of any increased costs can be passed along to our customers in a timely manner or at all, which could negatively affect our business, overall profitability and financial performance.

The development of online sales network and marketing activities may not meet expectations, or we may fail to manage the coordination of our offline and online sales channels, which may adversely affect our operation results.

Our revenue generated by online sales channels had been growing significantly due to the increasing sales online. However, as online and social media platforms continue to grow in popularity, any significant growth in our sales through online sales channels in the future may give rise to competition between offline and online sale channels. If we fail to balance the marketing efforts or optimize product mix and pricing strategies among our online and offline sales channels, or otherwise fail to effectively manage the integration of these channels, the competition among these channels may adversely affect our business, financial condition and results of operations.

We expect to further enhance our online strategies and increase sales from our online channels. However, we may not be able to maintain a high growth rate of our online sales, and if we fail to manage the continuous development of our online sales, our business, financial condition and results of operations may be adversely affected.

Our online sales depend on the proper operation of third-party online platforms and any serious interruptions of these platforms could adversely affect our operations.

The development of sales through third-party online platforms is part of our business strategy. We have launched profile pages and sales channels on our third-party online platforms. However, we do not have control over the operation of third-party online platforms and such platform may be vulnerable to damage or interruptions such as power failure, computer viruses, acts of hacking, vandalism and similar events. Any serious interruption or damage to the online platforms may have an adverse effect on our business, financial condition and results of operations. There is no assurance that our online sales strategy will be implemented in accordance with our plan or at all.

Our operating results depend on the effectiveness of our marketing and promotional programs. Improper marketing activities may adversely affect our brand image.

Our operating results are dependent on our brand marketing efforts and advertising activities. We continuously invest in our brands to further raise brand recognition and acceptance and engage in marketing campaigns to promote our products. We utilize tailored and creative branding and marketing strategies, which have achieved positive results. We expect to continue to adopt such strategies in the future. However, if our marketing and advertising strategies do not continue to be successful, our business and operating results may be materially and adversely affected. In addition, we believe marketing trends in China are evolving, which requires us to experiment with new marketing strategies to keep pace with industry developments and consumer preferences. Moreover, as we continue to build up our online platform, we expect our marketing expenses relating to cooperation with online channels to continue to increase.

If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Council, the SAMR, the Ministry of Industry and Information Technology, or MIIT, the National Radio and Television Administration, the Ministry of Commerce(“MOC”), the Ministry of Culture and Tourism, the State Internet Information Office and other governmental authorities in charge of the relevant services provided by us. These government authorities promulgate and enforce regulations that cover various aspects of the operation of value-added telecommunications services, food products and e-commerce, including entry into these industries, scope of permitted business activities, licenses and permits for various business activities, and restriction on foreign investments. Violations of regulations may lead to the imposition of significant penalties which may affect our business, operations, reputation and financial prospects. In respect of the food industry, in particular, any violation of the relevant laws, rules and regulations may result in penalties and, under certain circumstances, lead to criminal prosecution.

We have obtained food operation licenses, liquor wholesale licenses, ICP license for the provision of internet information services, online culture operating license for operation of music entertainment products and animation products, publication business permit for retail of books, newspapers and periodicals. However, we cannot assure you that we can successfully renew these licenses in a timely manner or that these licenses are sufficient to conduct all of our present or future business.

New laws and regulations may be adopted from time to time, and substantial uncertainties exist regarding interpretation and implementation of current and future PRC laws and regulations applicable to our business operations. For example, in August 2018, the standing committee of the National People’s Congress promulgated the E-Commerce Law, which took effect in January 2019. We have to cooperate with e-commerce platforms and be in full compliance with E-Commerce Law in order to continue to operate on those e-commerce platforms. We cannot assure you that our current business activities will not be found in violation of any future laws and regulations or any of the laws and regulations currently in effect due to changes in the relevant authorities’ interpretation of these laws and regulations.

If we fail to adapt to any new regulatory requirement or any competent government authority considers that we operate our business operation without any requisite license, permit or approval, or otherwise fails to comply with applicable regulatory requirements, we may be subject to administrative actions and penalties against us, including fines, confiscation of our incomes, revocation of our licenses or permits, or, in severe cases, cessation of certain business. Any of these actions may have a material and adverse effect on our business, financial condition and results of operations.

In addition, we may not timely obtain certain approvals, licenses and permits that may be required for some aspects of our business operations. For example, we operate DayDayCook Mobile Application (“DDC App”) and official website through Shanghai Weishi Information Technology Co., Ltd. in mainland of China, although DDC APP has been taken down by us from both Android and iOS app store, users who have downloaded DDC App can still use it, and our website in mainland of China can be accessed at https://www.daydaycook.com.cn/daydaycook (“DDC Website”). We offer original short videos created by ourselves and users on DDC App and DDC Website. Users can explore our cooking content, share their self-produced cooking content through DDC App and DDC Website. However, we don’t generate any profit from the operation of DDC App and DDC Website now, they only serve as platforms for users to communicate and exchange recipe and cooking information and tips. According to the PRC Administrative Provisions on Internet Audio-Visual Program Services, a provider of online audio-visual service is required to obtain a license for online transmission of audio-visual programs, or Audio-Visual License. Due to the uncertainties regarding the interpretation of the laws and regulations related to online transmission business of audio and visual programs and PRC regulatory authorities’ enforcement of such laws and regulations, we may be required to obtain Audio-Visual License, as we allow users of our DDC App and DDC Website to upload and share video content from time to time. We have not obtained the Audio-Visual License and we may not be eligible for the Audio-Visual License since the current PRC laws and regulations require an applicant to be a wholly state-owned or state-controlled entity. If the government authorities determine that the video uploading feature on DDC App and DDC Website should be subject to such license requirement, we may be required to obtain Audio-Visual License and may even be subject to penalties, fines, legal sanctions and/or an order to remove such feature. As of the date of this proxy statement, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities for lack of approvals and permits. However, we cannot assure you that we will not be subject to any warning, investigations or penalties in the future. If the PRC government deems us as operating without proper approvals, licenses or permits, promulgates new laws and regulations that require additional approvals or licenses or impose additional restrictions on the operation of any part of our business, we may be required to apply for additional approvals, license or permits, or subject to various penalties, including fines, termination or restrictions of the part of our business or revoking of our business licenses, which may adversely affect our business and materially and adversely affect our business, financial conditions and results of operations.

As we expand into different business models and introduce new products and services to our customers, we may be required to comply with additional laws and regulations that are yet to be determined. To comply with such additional laws and regulations, we may be required to obtain necessary certificates, licenses or permits, as well as allocate additional resources to monitor regulatory and policy developments. Our failure to adequately comply with such additional laws and regulations may delay, or possibly prevent, some of our products or services from being offered to our customers, which may have a material adverse effect on our business, results of operations and financial condition.

We are subject to PRC Advertising Law and related regulations, rules and measures applicable to advertising.

Certain amounts of our revenue is derived from online advertising services. In July 2016, the former State Administration for Industry and Commerce promulgated the Interim Administrative Measures on Internet Advertising, or the Internet Advertising Measures, effective in September 2016, pursuant to which internet advertisements are defined as any commercial advertising that directly or indirectly promotes goods or services through internet media in any form including paid-for search results. Under the Internet Advertising Measures, our online advertising services may constitute internet advertisement.

PRC advertising laws, rules and regulations require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute is fair and accurate and is in full compliance with applicable law. In 2019 and 2020, 13.53% and 6.55% of our revenues were derived from online advertising services. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees and orders to cease dissemination of the advertisements. In circumstances involving serious violations, the PRC government may suspend or revoke a violator’s business license or license for operating advertising business. Complying with these requirements and any penalties or fines for any failure to comply may significantly reduce the attractiveness of our platform and increase our costs and could have a material adverse effect on our business, financial condition and results of operations.

In addition, for advertising content related to specific types of products and services, advertisers, advertising agencies and advertising distributors must confirm that the advertisers have obtained requisite government approvals, including the advertiser’s operating qualifications, proof of quality inspection of the advertised products, and, with respect to certain industries, government approval of the content of the advertisement and filing with the local authorities. Pursuant to the Internet Advertising Measures, we are required to take steps to monitor the content of advertisements displayed by us. This requires considerable resources and time, and could significantly affect the operation of our business, while at the same time also exposing us to increased liability under the relevant laws, rules and regulations. The costs associated with complying with these laws, rules and regulations, including any penalties or fines for our failure to so comply if required, could have a material adverse effect on our business, financial condition and results of operations. Any further change in the classification of our online advertising and other related services by the PRC government may also significantly disrupt our operations and materially and adversely affect our business and prospects.

Our acquisition activities and other strategic transactions may present managerial, integration, operational and financial risks, which may prevent us from realizing the full intended benefit of the acquisitions we undertake.

We have in the past and may continue to seek acquisitions that we believe strengthen our competitive position in our key segments and geographies or accelerate our ability to grow into adjacent product categories and channels and emerging markets or which otherwise fit our strategies.

In addition, investments and acquisitions could result in distraction of management from current operations, greater than expected liabilities and expenses, unidentified issues not discovered in our due diligence, the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to goodwill or intangible assets and exposure to potential unknown liabilities of the acquired business. If the goodwill or intangible assets become impaired, we may be required to record a significant charge to our results of operations.

Further, the assumptions we use to evaluate acquisition opportunities may not prove to be accurate and our investments or acquisitions may not yield the results we expect. Even if our assumption is accurate, the integration of acquired businesses into ours may be costly and disruptive to our existing business operations. The integration process involves certain risks and uncertainties, some of which are outside our control, and there can be no assurance that we will be able to realize the anticipated benefits, synergies, cost savings or efficiencies. In the event that our investments and acquisitions are not successful, our results of operations and financial condition may be materially and adversely affected.

We rely on third-party logistics companies to deliver our products. Any delivery delay, improper handling of goods or increase in transportation costs of our logistic service providers could adversely affect our business and results of operations. If the third-party logistics business is interrupted, we may not have sufficient resources to support our product transportation and face the risk of rising transportation prices.

We engage logistics service providers to store and transport products to our customers. In 2019 and 2020, our fulfillment expenses were RMB 9.94 million and RMB 9.09 million, respectively, which represented 6.38% and 5.37% of our total revenue, respectively. The vast majority of our products are delivered by trucks or trains. The services provided by our logistics service providers may be suspended or cancelled due to unforeseen events, which could cause interruption to the sales or delivery of our products. In addition, delivery delays may occur for various reasons beyond our control, including improper handling by our logistics service providers, labor disputes or strikes, acts of war or terrorism, outbreaks of epidemics, earthquakes and other natural disasters. For example, we experienced some delay in the transportation of our products due to logistics constraints during the COVID-19 outbreak.

The majority of our product transportation was provided by independent third-party logistics service providers. Disputes with or a termination of our contractual relationships with one or more of our logistics companies could result in delayed delivery of products or increased costs. There can be no assurance that we can continue or extend relationships with our current logistics companies on terms acceptable to us, or that we will be able to establish relationships with new logistics companies or expand our logistics team to ensure accurate, timely and cost-efficient delivery services. If we are unable to maintain or develop good relationships with logistics companies or expand our logistics team to cover new territories, it may inhibit our ability to offer products in sufficient quantities, on a timely basis, or at prices acceptable to our customers. In addition, as we do not have any direct control over these logistics companies, we cannot guarantee their quality of services. If there is any delay in delivery, damage to products or any other issue, our sales and brand image may be affected.

Any improper handling of our products by the logistics service providers could also result in product contamination or damage, which may in turn lead to product recalls, product liabilities, increased costs and damage to our reputation, which may in turn adversely affect our business, financial condition and results of operations.

The transportation costs of our logistics service providers are subject to factors beyond our control, such as the fluctuation in the gasoline price, increases in road tolls and bridge tolls, and changes in transportation regulations. Any increase in the service costs of our logistics service providers may lead to an increase to our fulfillment expenses, which may in turn negatively affect our results of operations.

We may face the risk of inventory obsolescence.

As of December 31, 2020, we had inventories of RMB4.97 million. Our inventory turnover days for 2020 were 16 days. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DDC.” Our business relies on consumer demand for our products, which depends substantially on factors such as (i) consumer spending patterns, (ii) consumer preferences and tastes, (iii) consumer income, (iv) consumer perceptions of and confidence in our product quality and food safety, and (v) consumer lifestyle. Any change in consumer demand for our products or the occurrences of catastrophic events may have an adverse impact on our product sales, which may in turn lead to inventory obsolescence, decline in inventory value or inventory write-off.

We may not be able to adequately protect our intellectual property, which could adversely affect our business and operations.

We regard our trademarks, copyrights, domain names, know-how, patents, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights As of the date of this proxy statement, we had registered 250 trademarks, one work copyright, three computer software copyrights and four registered domain names in China. We may fail to own or apply for key trademarks in a timely fashion, or at all. For example, several logos we have used for years cannot be registered as trademarks in certain trademark categories in China because a company unaffiliated to us has already registered similar logos as trademarks in such categories. As a result, we will not be able to use such logos in areas covered by such trademark categories and if such third party actually use such trademarks in product or service similar to us in the future, consumers may be confused and associate any quality issue on the products and services such third party provides with us, which will have an adverse impact on our brand image We may become an attractive target for certain copycat websites that attempt to cause confusion or diversion of traffic from us in the future because of our brand recognition as a food-related content-driven lifestyle brand in China. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) our application for registration of trademarks, patents, and other intellectual property rights will be approved, (ii) any intellectual property rights will be adequately protected, or (iii) such intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Further, because of the rapid pace of technological changes in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete] agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our management and financial resources, and could put our intellectual property at risk of being invalidated or narrowed in scope. We can provide no assurance that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.

We may be accused of infringing intellectual property rights of others and content restrictions of relevant laws.

Third parties may claim that the content posted by us or our products and services infringe upon their intellectual property rights. For example, while offering our advertising services, we may be subject to liabilities such as infringement of copyrights or trademarks and to other claims based on the materials and content posted by us or used on our products and services. The possibility of intellectual property claims against us increases as we continue to grow. Such claims, whether or not having merit, may result in our expenditure of significant financial and management resources, injunctions against us or payment of damages. We may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. These risks have been amplified by the increase in the number of third parties whose sole or primary business is to assert such claims.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. The PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of the information disseminated by us or our user communities were deemed by the PRC government to violate any content restrictions, we would not be able to continue displaying such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.

The outcome of any claims, investigations and proceedings is inherently uncertain, and in any event, defending against these claims could be both costly and time-consuming and could significantly divert the efforts and resources of our management and other personnel. An adverse determination in any such litigation or proceedings could cause us to pay damages, legal fees and other costs, as well as limit our ability to conduct business or require us to change the manner in which we operate. Even if such assertions against us are unsuccessful, they may cause us to lose existing and future business and incur reputational harm and substantial legal fees.

Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our profitability.

We increasingly rely on information technology systems to process, transmit and store information in relation to our operations. A portion of the communications between our personnel and our suppliers, distributors and consumers depends on information technology. Our information technology systems may be vulnerable to interruption due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, computer viruses, hackers and other security issues. Any such interruption to our information technology system could disrupt our operations and negatively impact our production and ability to fulfill sales orders, which could have an adverse effect on our business, financial condition and results of operations.

In addition, we may from time to time implement, modify and upgrade our information technology systems and procedures to support our growth and the development of our e-commerce business. These modifications and upgrades could require substantial investment and may not improve our profitability at a level that outweighs their costs, or at all.

Our success depends on the continuing efforts of our senior management team and key personnel and our business may be harmed if we lose their services and cannot timely find proper candidates for substitution.

Our current business performance and future success depend substantially on the abilities and contributions of our senior management members, including our founder, Ms. Ka Yin Norma Chu, all of our executive directors and other key personnel with industry expertise, know-how or experience in areas such as research and development, manufacturing, sales, marketing, financial management, human resources and risk management. If any member of our senior management is unable or ceases to serve in his or her present position, we may not be able to find replacement in a timely basis due to local conditions. As a result, our business may be disrupted, our management quality may deteriorate and our results of operations may be materially and adversely affected. In addition, if any member of our senior management team joins a competitor or forms a competing business, we may lose trade secrets and business know-how as a result. Competition for experienced management in our industry is intense, and the pool of qualified candidates is limited. We may not be able to retain the services of our senior management or attract and retain additional high quality senior executives in the future. Moreover, we rely on our sales personnel to effectively operate our retail network. As we expand our operations, we may not be able to retain such skilled sales personnel at a reasonable cost and our business and results of operations may be materially and adversely affected.

Our performance depends on favorable labor relations with our employees, and any deterioration in labor relations, shortage of labor or material increase in wages may have an adverse effect on our results of operation.

Our success depends on our ability to hire, train, retain and motivate our employees. We consider favorable labor relations as a significant factor that can affect our performance, and any deterioration of our labor relations could cause labor disputes, which could result in disruption of production and operations.

Since the reform and opening up, China has experienced rapid economic growth, which has resulted in significantly increased labor costs. Average labor wages are expected to increase. In addition, we may need to increase our total compensations to attract and retain experienced personnel required to achieve our business objectives. Any material increase in our labor costs may have an adverse effect on our results of operations.

We may not be able to detect or prevent fraud, bribery, or other misconduct committed by our employees, customers or other third parties.

We may be exposed to fraud, bribery, or other misconduct committed by our employees, customers or other third parties, which could subject us to financial losses and penalties from governmental authorities. Although our internal control procedures are designed to monitor our operations and ensure overall compliance, our internal control procedures may be unable to identify all non-compliances, suspicious transactions, fraud, corruption or bribery in a timely manner. If such misconduct occurs, we may suffer from negative publicity and reputation damages.

We may be subject to legal proceedings in the ordinary course of our business. Any adverse outcome of these legal proceedings could have a material adverse effect on our business, results of operations and financial condition.

We may from time to time become a party to various litigations, arbitrations, legal disputes, claims or administrative proceedings arising in the ordinary course of our business. For example, we may be required to negotiate with, or institute litigation when negotiation fails, against our suppliers for the losses arising out of contaminated raw materials. The compensation clauses in the supply contract may not be adequate enough to remedy our damages. Such litigation could result in substantial costs and diversion of resources, which could negatively affect our sales, profitability and prospects. Even if any such litigation is resolved in our favor, we may not be able to successfully enforce the judgment and remedies awarded by the court and such remedies may not be adequate to compensate us for our actual or anticipated related losses, whether tangible or intangible. Negative publicity relating to such litigation, arbitrations, legal disputes, claims or administrative proceedings may damage our reputation and adversely affect the image of our brands and services. In addition, ongoing litigation, arbitrations, legal disputes, claims or administrative proceedings may distract our management’s attention and consume our time and other resources. Furthermore, any litigations, arbitrations, legal disputes, claims or administrative proceedings which are not of material importance may escalate due to the various factors involved, such as the facts and circumstances of the cases, the likelihood of winning or losing, the monetary amount at stake, and the parties concerned continue to evolve in the future, and such factors may result in these cases becoming of material importance to us. We were subject to several legal proceedings in the past and may continue to subject to legal proceedings in the future. We cannot assure you that the outcome of the legal proceedings in the future, if any, will be favorable to us. If any verdict or award is rendered against us or if we decide to settle the disputes, we may be required to incur monetary damages or other liabilities. Even if we can successfully defend ourselves, we may have to incur substantial costs and spend substantial time and efforts in these lawsuits. Consequently, any ongoing or future litigation, legal disputes, claims or administrative proceedings could materially and adversely affect our business, financial condition and results of operations.

We have limited insurance to cover our potential losses and claims.

We maintained limited statutory insurance, which we believe is customary for businesses of our size and type and in line with the standard commercial practice in our industry. See “DDC’s Business — Insurance.” If we were held liable for uninsured losses, our business and results of operations may be materially and adversely affected. In addition, we are not insured against product liability or business interruptions resulting from natural disasters such as droughts, floods, earthquakes or severe weather conditions, any suspension or cessation in the supply of utilities or other calamities. Any liability claims for damages relating to our products, interruption to our operations, and the resulting losses or damages, could materially and adversely affect our business, results of operations and financial condition.

We may require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate its product manufacturing and development, and other operations.

We believe that we will continue to expend substantial resources for the foreseeable future as we expand into additional markets that we may choose to pursue. These expenditures are expected to include costs associated with research and development, the acquisition or expansion of manufacturing and supply capabilities, as well as marketing and selling existing and new products. In addition, other unanticipated costs may arise.

Our operating plan may change because of factors currently unknown to us, and we may need to seek additional funds sooner than planned, including through public equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

•        the number and characteristics of any additional products or manufacturing processes we develop or acquires to serve new or existing markets;

•        the expenses associated with our marketing initiatives;

•        the costs required to fund domestic and international growth, including acquisitions;

•        the scope, progress, results and costs of researching and developing future products or improvements to existing products;

•        any lawsuits related to our products or commenced against us;

•        the expenses needed to attract and retain skilled personnel;

•        the costs associated with being a public company; and

•        the timing, receipt and amount of sales of future products.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available on a timely basis, we may be required to:

•        delay, limit, reduce or terminate our research and development activities or growth and expansion plans; and

•        delay, limit, reduce or terminate the expansion of sales and marketing capabilities or other activities that may be necessary to generate revenue and increase profitability.

Risks Relating to Our Corporate Structure

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the current business and operations of DDC, its subsidiaries and its variable interest entities (namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op) and their consolidated entities before and after giving effect to the business combination.

If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a Cayman Islands company and one of our PRC subsidiaries, Shanghai DayDayCook Information Technology Co., Ltd., (“Shanghai DayDayCook”), has entered into a series of contractual arrangements with Shanghai Weishi Information Technology Co., Ltd. (“Weishi”), Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”) and their respective shareholders. City Modern has entered into contractual arrangements with Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op (together with Weishi and City Modern, our “VIEs”) and their respective members, which enable us to (i) exercise effective control over our VIEs, (ii) receive substantially all of the economic benefits of our VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in our VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIEs and hence consolidate their financial results into our consolidated financial statements under U.S. GAAP.

We are of the view that, (i) the ownership structure of our VIEs in China, both currently and immediately after giving effect to the Business Combination, complies with all existing PRC laws and regulations; and (ii) the contractual arrangements among Shanghai DayDayCook, City Modern, our VIEs and its shareholder governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of us. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or our VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:

•        revoking the business licenses and/or operating licenses of such entities;

•        discontinuing or placing restrictions or onerous conditions on our operations through any transactions between Shanghai DayDayCook, City Modern and our VIEs;

•        imposing fines, confiscating the income from Shanghai DayDayCook, City Modern or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

•        requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIEs and deregistering the equity pledges of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs; or

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIEs in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIEs or our right to receive substantially all the economic benefits and residual returns from our VIEs and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIEs in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

Moreover, if the PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our securities may decline in value or be worthless. If we are unable to assert our contractual control rights over the assets, business, and operation of our VIEs that conduct a significant part all of our operations, our securities may also decline in value or be worthless. Furthermore, these types of contractual arrangement may be less effective and if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may incur substantial costs, time and expend substantial resources to enforce such arrangements through arbitral or judicial agencies, if any.

We are in the process of terminating both our VIE arrangements with Weishi and City Modern.

We rely on contractual arrangements with our VIEs and their shareholders for certain portions of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with our VIEs and their shareholders to conduct certain of our key businesses. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIEs and their shareholders of their obligations under the contracts to exercise control over our VIEs. However, the shareholders of our consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIEs. If any disputes relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “— Any failure by our VIEs or its shareholder to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.” Therefore, our contractual arrangements with our VIEs may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

We are in the process of terminating both our VIE arrangements with Weishi and City Modern.

Any failure by our VIEs or its shareholder to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

We refer to the shareholders of our VIEs as their nominee shareholders because although such shareholders remain the holders of equity interests on record in our VIEs, pursuant to the terms of the relevant contractual arrangements, the nominee shareholders of our VIEs has irrevocably authorized Shanghai DayDayCook or City Modern to exercise their rights as shareholders of the relevant VIEs. However, if our VIEs or their shareholders fails to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law. For example, if the shareholders of our VIEs were to refuse to transfer their equity interests in our VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All of the agreements under our contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected.

We are in the process of terminating both our VIE arrangements with Weishi and City Modern.

The shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of our VIEs may have potential conflicts of interest with us. The shareholders may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control our VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise such shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between such shareholders. We rely on the shareholders to abide by the laws of the China and to act in good faith and in what such shareholders believes to be the best interests of the company and not to use their position for personal gains. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our VIEs, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We are in the process of terminating both our VIE arrangements with Weishi and City Modern.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders for services of any debt we may incur. If any of our PRC subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of their respective registered capital. Such reserve funds cannot be distributed to us as dividends.

Our PRC subsidiaries generate primarily all of their revenue in RMB, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our applicable PRC subsidiaries to use their RMB revenues to pay dividends to us.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our applicable PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises (having no institution or establishment within China or whose incomes have no actual connection to its institution or establishment within China) unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a Cayman Islands holding company conducting our operations in China through our PRC subsidiaries and our VIEs. We may make loans to our PRC subsidiaries and VIEs subject to the approval or registration from governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our subsidiaries in China are subject to foreign debt registrations. In addition, an FIE shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of an FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities unless otherwise provided by relevant laws and regulations; (iii) directly or indirectly used for granting entrusted RMB loans (unless permitted in the business scope), repaying loans (including the third-party advances) between enterprises, or repaying RMB bank loans that have been re-lent to a third party; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). On October 23, 2019, SAFE promulgated the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment, or SAFE Circular No. 28, under which non-investing foreign-invested enterprises are permitted to make equity investments in the PRC with their capital funds in accordance with applicable PRC laws and regulations under the premise that the domestic investment projects are true and in compliance with applicable PRC laws and regulations. As the SAFE Circular No. 28 is newly promulgated and the relevant government authorities have broad discretion in interpreting the regulation, it is unclear whether SAFE will permit such capital funds to be used for equity investments in the PRC in actual practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or filing on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or VIEs or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or filing, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Contractual arrangements in relation to our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIEs contractual arrangements were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing Shanghai DayDayCook or City Modern’s tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIEs’ tax liabilities increase or if it is required to pay late payment fees and other penalties.

We are in the process of terminating both our VIE arrangements with Weishi and City Modern.

We may lose the ability to use and enjoy assets held by our VIEs that are material to the operation of certain portion of our business if our VIEs goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

As part of our contractual arrangements with our VIEs, our VIEs holds certain assets that are material to the operation of certain portion of our business, including without limitation, permits and intellectual property. If our VIEs goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, our VIEs may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If our VIEs undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

We are in the process of terminating both our VIE arrangements with Weishi and City Modern.

If the chops of our PRC subsidiaries and our VIEs are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries and VIEs are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law (the “FIL”), which took effect on January 1, 2020 (with the Implementation Rules to the FIL come into effect from the same day) and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, to become the legal foundation for foreign investment in the PRC.

However, uncertainties still exist in relation to interpretation and implementation of the FIL, especially in regard to, including, among other things, the nature of variable interest entities contractual arrangements and specific rules regulating the organization form of foreign-invested enterprises within the five-year transition period. The FIL does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises, but it has a catch-all provision under the definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or rules of the State Council, so there is still a possibility for future laws, administrative regulations or provisions of the State Council to stipulate contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our VIEs through contractual arrangements will not be deemed as foreign investment in the future. In the event that any possible implementing regulations of the FIL, any other future laws, administrative regulations or provisions deem contractual arrangements as a way of foreign investment, or if any of our operations through contractual arrangements is classified in the “restricted” or “prohibited” industry in the future “negative list” under the FIL, our contractual arrangements may be deemed as invalid and illegal, and we may be required to unwind the variable interest entity contractual arrangements and/or dispose of any affected business, any of which may have a material adverse effect on our business operation. Also, if future laws, administrative regulations or provisions mandate further actions to be taken with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Furthermore, under the FIL, foreign investors and foreign-invested enterprises will be subject to legal liabilities if they fail to report investment information in accordance with the FIL. In addition, the FIL provides that foreign-invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our PRC subsidiaries in such transition period. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

Risks Relating to Doing Business in the PRC

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the current business and operations of DDC, its subsidiaries and its variable interest entities (namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op) and their consolidated entities before and after giving effect to the business combination.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities and may intervene our operations at any time. It may also exert more oversight and control over companies listed overseas and/or foreign investment in China-based issuers.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The combined company’s ability to operate in China may be harmed by changes in its laws and regulations. We believe that DDC’s operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations with little advance notice that would require additional enormous expenditures and efforts on our part to ensure our compliance with such regulations or interpretations, which could result in a material change in our operations and/or the value of our units and ordinary shares.

Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and over foreign investment in China-based companies. For example, in early July 2021, regulatory authorities in China launched cybersecurity investigations on several China based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of the “Didi Chuxing” app of Didi Global Inc. (NYSE: DIDI) and two days later ordered app stores to take down such app. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on the apps of two other Internet platforms, including the “Yunmanman” app and “Huochebang” app of Full Truck Alliance Co. Ltd. (NYSE: YMM) and the “BOSS Zhipin” app of KANZHUN LIMITED (Nasdaq: BZ). Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct most of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC entities) to register with SAFE or its local branches in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPV”), will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015 and was further amended in December 2019. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be registered with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE or its local branch.

However, we may not be informed of the identities of all the PRC residents holding direct or indirect interest in our company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or comply with other requirements under SAFE Circular 37 and other applicable laws and regulations or compel all such PRC residents to do so. The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth in such regulations may subject us to fines and legal sanctions, restrict our cross-border investment activities, limit the ability of our wholly foreign-owned subsidiaries in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into these subsidiaries. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, our business operations and prospects and our ability to distribute profits to you could be materially and adversely affected.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies due to their position as director, senior management or employees of the PRC subsidiaries of the overseas companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. Our directors, executive officers and other employees who are PRC residents and who were granted options may follow SAFE Circular 37 to apply for the foreign exchange registration before our company became an overseas listed company. Once our company become an overseas listed company upon completion of the Business Combination, we and directors, executive officers and other employees of our PRC subsidiaries and consolidated VIEs and who have been granted options will be subject to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, or SAFE Circular 7, according to which, among others, employees, directors, supervisors and other management members of PRC companies participating in any stock incentive plan of an overseas publicly listed company who are domestic individuals as defined therein are required to register and make regular periodic filings with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations or meet other requirements may subject relevant participants in our share incentive plans to fines and legal sanctions and may also limit the ability to make payment under our share incentive plans or receive dividends or sales proceeds related thereto, or our ability to contribute additional capital into our wholly-foreign owned enterprises in China and limit our wholly-foreign owned enterprises’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional share incentive plans for our directors and employees under PRC law.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Most of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational performance by senior management and senior management department of their duties is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that DDC is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that DDC or any of its subsidiaries outside of China is a PRC resident enterprise for enterprise income tax purposes, they would be subject to a 25% enterprise income tax on their global income. If these entities derive income other than dividends from their wholly-owned subsidiaries in the PRC, a 25% enterprise income tax on their global income may increase our tax burden. If DDC or any of its subsidiaries outside of China is classified as a PRC resident enterprise, dividends paid to it from its wholly-owned subsidiaries in China may be regarded as tax-exempted income if such dividends are deemed to be “dividends between qualified PRC resident enterprises” under the PRC Enterprise Income Tax Law and its implementation rules. However, we cannot assure you that such dividends will not be subject to PRC withholding tax, as the PRC tax authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC income tax purposes.

In addition, if DDC is classified as a PRC resident enterprise for PRC tax purposes and unless a tax treaty or similar arrangement provides otherwise, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, unless a tax treaty or similar arrangement provides otherwise, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, unless a tax treaty or similar arrangement provides otherwise, gains derived by our non-PRC individual shareholders from the sale of our shares may be subject to a 20% PRC withholding tax. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of DDC would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that DDC is treated as a PRC resident enterprise.

Under the Arrangement Between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, the dividend withholding tax rate may be reduced to 5%, if a Hong Kong resident enterprise is considered a non-PRC tax resident enterprise and holds at least 25% of the equity interests in the PRC enterprise distributing the dividends, subject to approval of the

PRC local tax authority. However, if the Hong Kong resident enterprise is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividends may remain subject to withholding tax at a rate of 10%. In October 2009, SAT issued a circular, known as Circular 601, which provides guidance on determining whether an enterprise is a “beneficial owner” under China’s tax treaties and tax arrangements. Circular No. 9 provides that, in order to be a beneficial owner, an entity generally must be engaged in substantive business activities, and that a company that is set up for the purpose of avoiding or reducing taxes or transferring or accumulating profits will not be regarded as a beneficial owner and will not qualify for treaty benefits such as preferential dividend withholding tax rates. In February 2018, the SAT issued Announcement on Issues Relating to “Beneficial Owner” in Tax Treaties (Circular No.9), which came into effect on April 1, 2018. Circular No. 9 provides a more flexible framework in determining whether an applicant engages in substantive business activities. In addition, in the event that an enterprise does not satisfy the criteria for “beneficial owner,” but the person who holds 100% ownership interests in the enterprise directly or indirectly satisfies the criteria for “beneficial owner” and the circumstances fall under Circular No. 9, the enterprise will be deemed as a “beneficial owner.” If our Hong Kong subsidiaries are, in the light of Circular No. 9, considered to be a non-beneficial owner for purposes of the tax arrangement mentioned above, any dividends paid to them by our wholly foreign-owned PRC subsidiaries would not qualify for the preferential dividend withholding tax rate of 5%, but rather would be subject to a rate of 10%.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The SAT has issued several rules and notices to tighten the scrutiny over acquisition transactions in recent years, including the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued in December 2009, or SAT Circular 698, the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises promulgated issued in March 2011, or SAT Circular 24, and the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises issued in February 2015, or SAT Circular 7. Pursuant to these rules and notices, if a non-PRC resident enterprise, by implementing an arrangement lacking reasonable commercial purpose, indirectly transfers PRC taxable properties, referring to properties of an establishment or a place in the PRC, real estate properties in the PRC or equity investments in a PRC tax resident enterprise, by disposing of equity interest in an overseas holding company or other similar equity, such indirect transfer should be deemed as a direct transfer of PRC taxable properties and gains derived from such indirect transfer may be subject to the PRC withholding tax at a rate of up to 10%. SAT Circular 7 sets out several factors to be taken into consideration by tax authorities in determining whether an indirect transfer has a reasonable commercial purpose. Except as otherwise stipulated under SAT Circular 7, an indirect transfer satisfying all the following criteria will be deemed to lack reasonable commercial purpose and be taxable under PRC law: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from the PRC taxable properties; (ii) at any time during the one-year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise (excluding cash) is comprised directly or indirectly of investments in the PRC, or during the one-year period before the indirect transfer, 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries that directly or indirectly hold the PRC taxable properties are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the PRC taxable properties is lower than the potential PRC income tax on the direct transfer of such assets. Nevertheless, the indirect transfer falling into the safe harbor available under SAT Circular 7 may not be subject to PRC tax and the scope of the safe harbor includes qualified group restructuring as specifically set out in SAT Circular 7, public market trading (both bought and sold on the public market) and tax treaty exemptions. The China indirect transfer rules do not apply to gains recognized by individual stockholders. However, the PRC Individual Income Tax Law and relevant regulations (“IITL”), revised effective January 1, 2019, impose general anti-avoidance tax rules (“GAAR”) on transactions conducted by individuals. As a result, if the China tax authority invokes the GAAR and deems that indirect transfers made by individual stockholders lack reasonable commercial purposes, any gains recognized on such transfers might be subject to individual income tax in China at the standard rate of 20%.

On October 17, 2017, the SAT released the Public Notice Regarding Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Public Notice 37, effective from December 1, 2017 and amended on June 15, 2018. SAT Public Notice 37 replaced a series of important circulars, including but not limited to SAT Circular 698, and revised the rules governing the administration of withholding tax on China-source income derived by a non-resident enterprise. SAT Public Notice 37 provides for certain key changes to the previous withholding regime, such as (i) the withholding obligation for a non-resident enterprise deriving dividend arises on the date on which the payment is actually made rather than on the date of the resolution that declared the dividends, (ii) non-resident enterprises are obligated to report to the taxes authorities if their withholding agents fail to perform the withholding obligation.

Under SAT Circular 7 and SAT Public Notice 37, the entities or individuals obligated to pay the transfer price to the transferor are the withholding agents and must withhold the PRC income tax from the transfer price if the indirect transfer is subject to the PRC enterprise income tax. If the withholding agent fails to do so, the transferor should report to and pay the tax to the PRC tax authorities. In the event that neither the withholding agent nor the transferor fulfills their obligations under SAT Circular 7 and SAT Public Notice 37, according to the applicable law, apart from imposing penalties such as late payment interest on the transferor, the tax authority may also hold the withholding agent liable and impose a penalty of 50% to 300% of the unpaid tax on the withholding agent. The penalty imposed on the withholding agent may be reduced or waived if the withholding agent has submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with SAT Circular 7.

However, as there is a lack of clear statutory interpretation, we face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises, or sale or purchase of shares in other non-PRC resident companies or other taxable assets by us. Our company and other non-resident enterprises in our group may be subject to filing obligations or being taxed if our company and other non-resident enterprises in our group are transferors in such transactions, and may be subject to withholding obligations if our company and other non-resident enterprises in our group are transferees in such transactions. For the transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under the rules and notices. As a result, we may be required to expend valuable resources to comply with these rules and notices or to request the relevant transferors from whom we purchase taxable assets to comply, or to establish that our company and other non-resident enterprises in our group should not be taxed under these rules and notices, which may have a material adverse effect on our financial condition and results of operations. There is no assurance that the tax authorities will not apply the rules and notices to our offshore restructuring transactions where non-PRC residents were involved if any of such transactions were determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-PRC resident investors may be at risk of being taxed under these rules and notices and may be required to comply with or to establish that we should not be taxed under such rules and notices, which may have a material adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investments in us. We have conducted acquisition transactions in the past and may conduct additional acquisition transactions in the future. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on us or require us to provide assistance for the investigation of PRC tax authorities with respect thereto. Heightened scrutiny over acquisition transactions by the PRC tax authorities may also have a negative impact on potential acquisitions we may pursue in the future.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with the Business Combination, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of our franchisees and their employees, consultants or distributors, because these parties are not always subject to our control. Our franchisees are independent operators and are not subject to our control regarding to our FCPA practice.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, franchisees or distributors of our franchisees may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

We conduct our business primarily through our PRC subsidiaries and consolidated VIEs in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are subject to laws and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. The PRC legal system is evolving rapidly, and the interpretation of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

In addition, the interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments and activities of our business. We cannot assure you that we have obtained all the approvals, licenses or permits required for conducting our business in China or will be able to maintain our existing approvals, licenses permits, or obtain new ones. If the PRC government considers that we were operating without the requisite approvals, licenses, or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We are a holding company incorporated in the Cayman Islands. Payment of dividends by our PRC subsidiaries is an important source of support for us to meet our financing needs, and such payment is subject to various restrictions. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

PRC regulations and rules concerning mergers and acquisitions including the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, (iii) such transaction will lead to a change in control of a domestic enterprise which holds famous trademarks or PRC time-honored brands, or (iv) such PRC domestic enterprise is an affiliate of the foreign investor as stipulated under the M&A Rules. Moreover, the Anti-Monopoly Law requires that the anti-trust governmental authority shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOC or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

The approval of the China Securities Regulatory Commission may be required in connection with the Business Combination, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. Currently, there is no consensus among leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

We are of the view that, the CSRC’s approval is not required for the Business Combination, given that: (i) our PRC subsidiaries were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for the Business Combination, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for the Business Combination. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, restrictions on or prohibition of the payments or remittance of dividends by our China subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt the Business Combination.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our subsidiaries in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from our subsidiaries If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. Our PRC Affiliated Entities are required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to us as dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our Affiliated Entities may enter into in the future may also restrict the ability of our Affiliated Entities to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiary holds certain assets that are important to our business operations. If our PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s Notice on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on 17 December 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective on May 13, 2013, if any of our PRC subsidiaries undergoes a liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our vehicle buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct most of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in the Cayman Islands, we conduct most of our operations in China. All of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are a company incorporated under the laws of the Cayman Islands, we conduct most of our operations in China, and most of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most of them are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons in the Cayman Islands or in China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC.

In addition, our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (2021 Revision) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a Federal court of the United States.

The Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Given the rapidly expanding nature of the COVID-19 pandemic, and because most of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

As part of Chinese government’s effort to ease the burden of business affected by COVID-19, the Ministry of Human Resources and Social Security, the Ministry of Finance and the State Taxation Administration have temporarily reduced or exempted contributions to the government-mandated employee welfare benefit plans since February 2020. Our PRC subsidiaries and VIEs were exempted from contributions to certain social insurance between February 2020 and December 2020. The exemption was recognized as a reduction of “cost of revenues, sales and marketing expensed, general and administrative expenses” in the amount of RMB2.2 million for the year ended December 31, 2020.

The outbreak of COVID-19 has had certain negative impact on the overall economy of the regions where we deliver our products or services. Due to the prolonged closure of our offline retail locations which impacted sales volume for fresh products and our advertising services, our offline consumer products sales decreased by RMB3.97 million for the six months ended June 30, 2021 when compared to the corresponding period in 2020. We have taken various measures to mitigate the COVID-19 risk to our business, including, from a supply-chain standpoint, we have taken proactive steps to move away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials. As of September 2021, we had six supply chain partners and ten-plus reserve suppliers responsible for producing and distributing our products to customers. While the short, medium-to-longer term impact of COVID-19 remains unclear, we expect that our business operations and results of operations including revenue, earnings, and cash-flows will not be unduly impacted the remainder of 2021. To date, there has been no material impact to our liquidity position and we have not had to raise additional capital, reduce our capital expenditures, or modify any terms or contractual arrangements in response to COVID-19.

The audit report of DDC for the year ended 31 December 2020 and 2019 included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection.

As a public company with securities listed on a national exchange, we will be required to have DDC’s financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since the audit report of DDC for the year ended 31 December 2020 and 2019 included in this prospectus is prepared by an auditor who is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently does not have free access to inspect the work of DDC’s auditor. This lack of the PCAOB inspections in

China prevents the PCAOB from fully evaluating audits and quality control procedures of our auditor. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections, which could cause investors in our stock to lose confidence in our audit procedures and the quality of our financial statements.

The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.

Over the past decade, U.S. SEC and PCAOB and the Chinese counterparts, namely, the China Securities Regulatory Commission, or the CSRC, and PRC Ministry of Finance have been in an impasse over the ability of the PCAOB to have access to the audit work papers and inspect the audit work of China based accounting firms, including our auditor. In May 2013, the PCAOB entered into a Memorandum of Understanding on Enforcement Cooperation (the “MOU”) with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. Despite the MOU, on December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB reiterated in another joint statement the greater risk associated with the PCAOB’s inability to inspect audit work paper and practices of accounting firms in China, with respect to their audit work of U.S. reporting companies.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by laws in China, on December 2, 2020, U.S. Congress passed S. 945, the Holding Foreign Companies Accountable Act. The HFCAA has been signed by the President into law. Pursuant to the HFCAA, the SEC is required to propose rules to prohibit the securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over the counter” if the PCAOB is unable to inspect the work of the accounting firm for three consecutive years. On March 24, 2021, the SEC issued amendments to Form 20 and sought public comment in response to the HFCAA. Consistent with the HFCAA, these amendments require the submission of documentation to the SEC establishing that a “commission-identified registrant” (as defined in the amendments) is not owned or controlled by a governmental entity in that foreign jurisdiction and also require disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and governmental influence on, such registrant. We will be required to comply with these rules if the SEC identifies us as having a ‘non-inspection’ year under a process to be subsequently established by the SEC.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years, thus reducing the time period before which our securities may be prohibited from trading or delisted. As of the date of this proxy statement, the SEC is also actively assessing how best to implement other requirements of the HFCAA, including the identification process and the trading prohibition requirements. The enactment of the HFCAA and other efforts to increase U.S. regulatory access to audit work papers could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected as uncertainty remains over whether there will be a compromise solution. In the worst case, our ordinary shares could be delisted if we were unable to cure the situation to meet the PCAOB inspection requirement in time.

On December 2, 2021, the SEC adopted final rules implementing the HFCAA. On a rolling basis, the SEC will identify issuers with auditors that the PCAOB is unable to inspect or investigate completely because of non-US governmental restrictions. If an issuer is identified for three consecutive years, the SEC will publish an order prohibiting the trading of the issuer’s securities on a U.S. stock exchange and the U.S. over-the-counter market. If, after completion of the Business Combination, the SEC identifies the combined company for three consecutive years as an issuer with auditors that the PCAOB is unable to inspect or investigate completely because of non-US governmental restrictions, under the HFCAA, our securities may be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. DDC’s auditor is subject to the determinations announced by the PCAOB. The fact that the PCAOB has been and currently is unable to inspect DDC’s auditor could deprive investors of the benefits of such inspections and cause DDC’s securities to be delisted under the HFCAA and the AHFCAA. The delisting of DDC’s securities, or the threat of such securities being delisted, may materially and adversely affect the value of your investment.

In addition, on August 6, 2020, the President’s Working Group on Financial Markets, or PWG, released a report recommending that the SEC take steps to implement the five recommendations, including enhanced listing standards on U.S. stock exchanges with respect to PCAOB inspection of accounting firms. This would require, as a condition to initial and continued listing on a U.S. stock exchange, PCAOB access to work papers of the principal audit firm for the audit of the listed company. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. It is unclear if and when the SEC will make rules to implement the recommendations proposed in the PWG report, especially in light of its ongoing rulemaking pursuant to the HFCAA. Any of these factors and developments could potentially lead to a material adverse effect on our business, prospects, financial condition and results of operations.

Proceedings instituted by the SEC against Chinese affiliates of the “big four” accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act. In December 2012, the SEC instituted administrative proceedings against the “big four” PRC-based accounting firms, including our independent registered public accounting firm, alleging that these firms had violated U.S. securities laws and the SEC’s rules and regulations thereunder by failing to provide to the SEC the firms’ audit work papers with respect to certain PRC-based companies that are publicly traded in the United States. On January 22, 2014, the administrative law judge, or the ALJ, presiding over the matter rendered an initial decision that each of the firms had violated the SEC’s rules of practice by failing to produce audit papers and other documents to the SEC. The initial decision censured each of the firms and barred them from practicing before the SEC for a period of six months. On February 6, 2015, the four China-based accounting firms each agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and audit U.S.-listed companies. The settlement required the firms to follow detailed procedures and to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. Under the terms of the settlement, the underlying proceeding against the four China-based accounting firms was deemed dismissed with prejudice four years after entry of the settlement. The four-year mark occurred on February 6, 2019.

While we cannot predict if the SEC will further challenge the four China-based accounting firms’ compliance with U.S. law in connection with U.S. regulatory requests for audit work papers or if the results of such a challenge would result in the SEC imposing penalties such as suspensions, if the accounting firms are subject to additional remedial measures, our ability to file our financial statements in compliance with SEC requirements could be impacted. A determination that we have not timely filed financial statements in compliance with the SEC requirements could ultimately lead to the delisting of our securities from the Nasdaq or the termination of the registration of our securities under the Securities Exchange Act of 1934, or both, which would substantially reduce or effectively terminate the trading of our in the United States.

Risks Relating to Ace’s Business

Ace will be forced to liquidate the trust account if it cannot consummate a business combination by April 8, 2022 or, if Ace extends extend the period of time to consummate a business combination, January 8, 2023. In the event of a liquidation, Ace’s public shareholders will receive $10.20 per share and the ACBA Warrants will expire worthless.

If Ace is unable to consummate a business combination by April 8, 2022 or, if we extend the period of time to consummate a business combination, January 8, 2023, and is forced to liquidate, then the per-share liquidation distribution will be $10.20. Furthermore, holders of warrants will not receive any of funds in our trust account with respect to their warrants, nor will they receive any distribution from Ace’s assets held outside of the Trust Account with respect to such warrants, which will expire worthless as a result of Ace’s failure to consummate a business combination.

You must tender your ACBA Shares in order to validly seek redemption at the extraordinary general meeting of shareholders.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Ace’s transfer agent or deliver your ordinary shares electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. in each case within one (1) business day prior to the Extraordinary General Meeting. The requirement for physical or electronic delivery within one (1) the business day prior to the Extraordinary General Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against Ace, the proceeds held in trust could be reduced and the per-share liquidation price received by Ace’s shareholders may be less than $10.20 per share.

Ace’s placing of funds in trust may not protect such funds from third party claims against Ace. Although Ace has received executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Ace’s public shareholders from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business, such vendors, service providers and prospective target businesses may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims that could take priority over those of Ace’s public shareholders. If Ace liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, Ace Global Investment Limited (the “Sponsor”) has contractually agreed to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute or has not executed such a waiver of such claims. However, there can be no assurance from Ace or the Sponsor that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our shareholders may be less than $10.20 per share due to any such claims.

Additionally, if Ace is deemed insolvent for the purposes of the Insolvency Act, 2003 of the British Virgin Islands, as amended, (the “Insolvency Act”) or we are required to immediately enter insolvent liquidation, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in Ace’s insolvent estate and subject to the claims of third parties with priority over the claims of Ace shareholders. To the extent any insolvency claims deplete the trust account, Ace may not be able to return $10.20 per share to our public shareholders.

Any distributions received by Ace shareholders could be viewed as an unlawful payment if immediately following the date on which the distribution was made, Ace was proven to be unable to pay its debts as they became due in the ordinary course of business.

Ace’s Amended and Restated Memorandum and Articles of Association provides if Ace is unable to consummate its initial business combination by April 8, 2022 or, if we extend the period of time to consummate a business combination, January 8, 2023, it will distribute the aggregate amount then on deposit in the trust account and winding up of the Company’s affairs with a view to entering into voluntary liquidation. If Ace is unable to consummate a transaction within the required time periods, upon notice from Ace, the trustee of the trust account will distribute the amounts held in its trust to Ace’s public shareholders. Concurrently, Ace shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although Ace cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, the Sponsor has contractually agreed that if Ace liquidates prior to the consummation of a business combination, the Sponsor will ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Ace for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute or has not executed a waiver of such claims.

Thereafter, Ace’s sole business purpose will be to wind up its affairs and enter into a voluntary liquidation procedure under the Companies Law. In such a situation under the Companies Law, a liquidator would be appointed and give at least twenty-one (21) days’ notice to creditors of the intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the British Virgin Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected, as a consequence of a distribution before this time period has expired. As soon as the affairs of Ace are fully wound-up, the liquidator must lay its final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing Ace is then dissolved. It is Ace’s intention to liquidate the trust account to its public shareholders as soon as reasonably possible and Ace’s insiders have agreed to take any such action necessary to liquidate the trust account and to dissolve Ace as soon as reasonably practicable if Ace does not consummate a business combination within the required time period. Pursuant to Ace’s Amended and Restated Memorandum and Articles of Association, failure to consummate a business combination within the required time period will trigger an automatic winding up, liquidation and subsequent dissolution of Ace.

If Ace is deemed insolvent, then there are also limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act if it was proved that immediately following the date on which the distribution was made, Ace was unable to pay its debts as they fell due in the ordinary course of business. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part. Furthermore, by paying public shareholders from the trust account prior to addressing the claims of creditors, Ace’s board of directors may be viewed as having breached its fiduciary duties and/or to have acted in bad faith, and thereby exposing itself and Ace to claims. Ace cannot assure you that claims will not be brought against it for these reasons.

If Ace’s due diligence investigation of DDC was inadequate, then shareholders of Ace following the Business Combination could lose some or all of their investment.

Even though Ace conducted a thorough due diligence investigation of DDC, it cannot be sure that this diligence uncovered all material issues that may be present inside DDC or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of DDC and its business and outside of its control will not later arise. Ace cannot assure you that the due diligence conducted in relation to DDC has identified all material issues or risks associated with the industry in which DDC competes. As a result of these factors, Ace may be exposed to liabilities and incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Even if Ace’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, then this could have a material adverse effect on Ace’s financial condition and results of operations and could contribute to negative market perceptions about Ace or its securities.

All of Ace’s officers and directors own ACBA Shares which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate.

All of Ace’s officers and directors own an aggregate of 85,000 shares of Ace. Such individuals have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if Ace is unable to consummate a business combination. Accordingly, the Ace Shares will be worthless if Ace does not consummate a business combination. Based on a market price of $10.17 per one ACBA Share on October 21, 2021, the value of these shares and units was approximately $864,450. The Ace Shares acquired prior to the IPO will be worthless if Ace does not consummate a business combination. Consequently, the identification and selection of DDC as a suitable target business may result in a conflict of interest on part of Ace’s officers and directors when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Ace’s shareholders’ best interests

The existence of financial and personal interests of one or more of Ace’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Ace and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. In addition, Ace’s officers have interests in the Business Combination that may conflict with your interests as a shareholder.

Ace’s officers and directors, and the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. Moreover, Ace’s officers and directors, and sponsor may realize a positive rate of return on such investments even if other public shareholders experience a negative rate of return following the Business Combination.

Ace’s officers and directors, and sponsor acquired an aggregate of 1,150,000 shares of Ace at a nominal price of $25,000, or approximately $0.022 per share. If Ace does not consummate a business combination by April 8, 2022 or January 8, 2023, (pursuant to Ace’s Amended and Restated Memorandum and Articles of Association), then Ace will be required to wind up our affairs and liquidate and the securities held by Ace’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Based on a market price of $10.17 per one ACBA Share on October 21, 2021, the value of these shares was approximately $11,695,500. As a result, Ace’s officers and directors, and sponsor are likely to be able to make a substantial profit on their investment in Ace even when Ace’s public shares have lost significant value. On the other hand, if Ace liquidates without completing a business combination, they will likely lose their entire investment in Ace. Accordingly, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

Moreover, given the difference in purchase price that Ace’s officers and directors, and sponsor paid for their insider shares as compared to the price of the public units sold in the IPO, Ace’s officers and directors, and sponsor may realize a positive rate of return on such investments even if other public shareholders experience a negative rate of return following the Business Combination.

Ace is requiring shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for such shareholders to exercise their redemption rights prior to the deadline for exercising such rights.

Ace is requiring public shareholders who wish to redeem their ordinary shares to either tender their share certificates to our transfer agent at any time at or prior to the Extraordinary General Meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s(“DTC”), Deposit/Withdrawal At Custodian System (“DWAC”). In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Ace’s transfer agent will need to act to facilitate this request. It is Ace’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Ace does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. Accordingly, if it takes longer than Ace anticipates for the delivery of physical certificates, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares. While Ace has been advised that it may take a shorter time to deliver shares through the DWAC System, Ace cannot assure you of this fact.

Ace will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Ace requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, Ace will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until Ace has returned any such securities. The market price for Ace Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Ace’s initial shareholders, including its officers and directors, control a substantial interest in Ace and thus may influence certain actions requiring a shareholder vote.

Ace’s initial shareholders, including all of its officers and directors, collectively own approximately 24.0% of Ace’s issued and outstanding ordinary shares. However, if a significant number of shareholders vote, or indicate an intention to vote, against the Business Combination, Ace’s officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Ace’s initial shareholders have agreed to vote any shares they own in favor of the Business Combination.

If Ace’s security holders exercise their registration rights with respect to their securities, such selection may have an adverse effect on the market price of Ace’s securities.

Ace’s initial shareholders are entitled to make a demand that Ace registers the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the Private Placement Units and Ace’s initial shareholders, officers and directors are entitled to demand that Ace registers the resale of the shares underlying the Private Placement Units, private warrants and private rights and any securities that Ace’s initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to Ace at any time after the consummation of a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 60,000 Ace Shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of Ace’s securities.

Ace will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its shareholders.

Ace is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public shareholders from a financial point of view. Ace’s public shareholders therefore, must rely solely on the judgment of Ace’s board of directors.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Ace’s securities may decline.

The market price of Ace’s securities may decline as a result of the Business Combination if:

•        Ace does not achieve the perceived benefits of the acquisition as rapidly as believed by, or to the extent anticipated by, financial or industry analysts; or

•        There are changes in the industries in which Ace and its customers operate;

•        There are developments involving Ace’s competitors;

•        There are changes in laws and regulations affecting its business; or

•        The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing share prices.

Ace’s directors and officers may have certain conflicts in determining to recommend the acquisition of DDC, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Ace’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Ace Shares owned by Ace’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and Ace otherwise fails to consummate a business combination prior to its liquidation date.

The existence of financial and personal interests of one or more of Ace’s directors and officers may result in a conflict of interest on the part of such director(s) and officer(s) between what he, she or they may believe is in the best interests of Ace and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals.

Ace will incur significant transaction costs in connection with transactions contemplated by the Share Exchange Agreement.

Ace will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Ace may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.

Risks Relating to the Business Combination

Going public through a business combination rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to completion of the Business Combination, we may be required to take write-downs or write-offs, restructure its operations, or take impairment or other charges, any of which that could have a significant negative effect on our financial condition, results of operations and price of our ordinary shares, which could cause you to lose some or all of your investment.

Going public through a business combination rather than an underwritten offering, as DDC is seeking to do through the Business Combination, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. Although Ace has conducted due diligence on DDC’s business, Ace cannot assure you that this due diligence has identified all material issues that may be present in DDC’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of DDC’s business and outside of Ace’s and DDC’s control will not later arise. As a result of these factors, the combined company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Ace’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Ace’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the combined company’s liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the combined company or its securities. Accordingly, any of Ace’s shareholders who choose to remain shareholders of Ace following the Business Combination could suffer a reduction in the value of their shares and these stockholders are unlikely to have a remedy for the reduction in value.

Ace and DDC have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Ace if the Business Combination is consummated or by Ace if the Business Combination is not consummated.

Ace and DDC expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, Ace expects to incur approximately $500,000 in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Ace whether or not if the Business Combination is consummated.

In the event that a significant number of Ace Shares are redeemed, its shares may become less liquid following the Business Combination.

If a significant number of Ace Shares are redeemed, Ace may be left with a significantly smaller number of shareholders. As a result, trading in the shares of the surviving company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. Nasdaq may not list Ace Shares on its exchange, which could limit investors’ ability to make transactions in Ace’s securities and subject Ace to additional trading restrictions.

Ace may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.

Ace may agree to waive, in whole or in part, some of the conditions to its obligations to consummate the Business Combination, to the extent permitted by applicable laws. The board of directors of Ace will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. If the board of directors of Ace determines that a waiver of a condition is not sufficiently material to warrant re-solicitation of shareholders, Ace has the discretion to consummate the Business Combination without seeking further shareholder approval. For example, it is a condition to Ace’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting DDC’s conduct of its business, however, if the board of directors of Ace determines that any such order or injunction is not material to the business of DDC, then the board of directors of Ace may elect to waive such condition and close the Business Combination without the need to resolicit proxies.

There will be a substantial number of Ace Shares available for sale in the future that may adversely affect the market price of Ace Shares.

Ace currently is authorized to issue a maximum of 100,000,000 ordinary shares at $0.001 par value per share. The shares to be issued pursuant to the Business Combination to the post-Business Combination shareholders, will be subject to certain restrictions on sale and cannot be sold for 180 calendar days from the date of the Business Combination with a few exceptions. After the expiration of this period of restricted transferability, there will then be approximately 30,000,000 shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Ace’s shares.

Ace’s shareholders will experience immediate dilution as a consequence of the issuance of ordinary shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Ace’s current shareholders have on the management of Ace.

After the Business Combination, assuming there are no redemptions of ordinary shares for cash, (i) Ace’s current public shareholders will own approximately 11.7% of Ace, (ii) Ace’s current directors, officers and affiliates will own approximately 3.3% of Ace, and (iii) the former shareholder of DDC will own approximately 76.2% of Ace. Assuming redemption by holders of 4,600,000 Ace’s outstanding ordinary shares, (i) Ace public shareholders will own approximately 0% of the combined company, (ii) Ace’s current directors, officers and affiliates will own approximately 3.7% of the combined company, and the (iii) former shareholders of DDC will own approximately 86.2% of the combined company. The minority position of the former Ace shareholders will grant such shareholders limited influence over the management and operations of the post-Business Combination company.

Ace is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make its securities less attractive to investors.

Ace is an “emerging growth company,” as defined in the JOBS Act. It may remain an “emerging growth company” until the fiscal year ended December 31, 2024. However, if Ace’s non-convertible debt issued within a three-year period or revenues exceeds $1.07 billion, or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Ace would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, Ace (i) is not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, (ii) has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and (iii) is exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, Ace has elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, Ace’s financial statements may not be comparable to companies that comply with public company effective dates. As a result, potential investors may be less likely to invest in our securities.

The business combination or post-combination company may be materially adversely affected by the recent COVID-19 outbreak.

In December 2019, COVID-19 was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19. The recent COVID-19 outbreak has resulted in, and outbreaks of other infectious diseases in the future could result in, a widespread health crisis that has adversely affected the economies and financial markets worldwide, and could also adversely affect the financial performance after the Business Combination. Additionally, our ability to consummate the business combination may be materially adversely affected due to significant governmental measures being implemented to contain the outbreak of COVID-19 or its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with potential investors or affect the ability of DDC’s personnel, vendors and service providers to negotiate and consummate the business combination in a timely manner. The extent to which COVID-19 impacts the business combination or the post-combination company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the business combination may be materially adversely affected. Additionally, if the financial markets or the overall economy are impacted for an extended period, the post-combination company’s results of operations, financial position and cash flows may be materially adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning DDC’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Dividend Policy,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of DDC,” and “DDC’s Business.” The risks and uncertainties include, but are not limited to:

•        future operating or financial results;

•        future payments of dividends and the availability of cash for payment of dividends;

•        DDC’s expectations relating to dividend payments and forecasts of its ability to make such payments;

•        future acquisitions, business strategy and expected capital spending;

•        assumptions regarding interest rates and inflation;

•        the combined company’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•        estimated future capital expenditures needed to preserve Ace’s capital base;

•        ability of the combined company to effect future acquisitions and to meet target returns;

•        the possibility that COVID-19 may hinder Ace’s ability to consummate the business combination; and

•        the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows post Business Combination;

•        other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission after the date of this proxy statement.

EXTRAORDINARY GENERAL MEETING OF ACE SHAREHOLDERS

General

We are furnishing this proxy statement to the Ace shareholders as part of the solicitation of proxies by our board of directors for use at the extraordinary general meeting of Ace shareholders to be held on [*], 2022 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about [*], 2022 in connection with the vote on the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting of shareholders will be held on [*], 2022 at [*] a.m., at [*], or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Extraordinary General Meeting of Ace Shareholders

At the extraordinary general meeting of shareholders, we are asking holders of ACBA Shares to approve the following proposals:

•        To approve the Share Exchange Agreement and the transactions contemplated thereunder, including but not limited to the acquisition of all of the issued and outstanding shares and any other equity interests of DDC from DDC’s current shareholders, as provided for in the Share Exchange Agreement and the consideration paid to DDC’s current shareholders by way of new issue of ordinary shares credited as fully paid in accordance with the Share Exchange Agreement, or the “Business Combination.” This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve as a special resolution the change of Ace’s name to DayDayCook Inc. and the adoption of the Second Amended and Restated Memorandum and Articles of Association of Ace as further described herein. This proposal is referred to as the “Amendment Proposal” or “Proposal No. 2.”

•        To approve the issuance of more than 20% of the issued and outstanding ACBA Shares pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal 3.”

•        To approve the adjournment of the extraordinary general meeting in the event Ace does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 4.”

Recommendation of Ace’s Board of Directors

Ace’s board of directors:

•        has determined that each of the Business Combination Proposal and the other Proposals are fair to, and in the best interests of, Ace and its shareholders;

•        has approved the Business Combination Proposal and the other Proposals; and

•        recommends that Ace’s shareholders vote “FOR” each of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal.

Ace’s board of directors have interests that may be different from or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [*], 2022, as the “record date” for determining those Ace shareholders entitled to notice of and to vote at the extraordinary general meeting. As of the close of business on [*], 2022, there were

6,054,000 ACBA Shares outstanding and entitled to vote. Each holder of ACBA Shares is entitled to one vote per share on each of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal.

As of [*], 2022, Ace’s initial shareholders, either directly or beneficially, owned and were entitled to vote 1,454,000 ordinary shares, or approximately 24.0% of Ace’s outstanding ordinary shares. With respect to the Business Combination, Ace’s initial shareholders have agreed to vote their respective ordinary shares acquired by them in favor of the Business Combination Proposal and related proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other proposals, although there is no agreement in place with respect to these proposals.

Quorum and Required Vote for Shareholder Proposals

A quorum of Ace shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of Ace shareholders if at least fifty percent (50%) of the ACBA Shares issued and outstanding and entitled to vote at the extraordinary general meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal and the Amendment Proposal will each require 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote at the extraordinary general meeting. Further, approval of the Nasdaq Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ACBA Shares present and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

Voting Your Shares

Each ACBA Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the extraordinary general meeting. Your proxy card shows the number of ordinary shares that you own.

There are two ways to ensure that your ACBA Shares, as applicable, are voted at the extraordinary general meeting:

•        You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

•        You can attend the extraordinary general meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST THE BUSINESS DAY PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU

HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our corporate secretary in writing before the extraordinary general meeting that you have revoked your proxy; or

•        you may attend the extraordinary general meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Advantage Proxy, Inc., our proxy solicitor, at (206) 870-8565, or Ace at +852 9086 7042.

No Additional Matters May Be Presented at the Extraordinary General Meeting

This extraordinary general meeting has been called only to consider the approval of the Business Combination. Under ACBA’s Amended and Restated Memorandum and Articles of Association, other than procedural matters incident to the conduct of the extraordinary general meeting, no other matters may be considered at the extraordinary general meeting if they are not included in the notice of the extraordinary general meeting.

Redemption Rights

Pursuant to Ace’s Amended and Restated Memorandum and Articles of Association, a holder of ACBA Shares may demand that Ace redeem such ordinary shares upon consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding ordinary shares that were sold in Ace’s initial public offering (“IPO”) which was completed on April 8, 2021. Demand may be made by:

•        Voting for or against the business combination and electing redemption by checking the appropriate box on the proxy card; and

•        Tendering the ACBA Shares for which you are electing redemption by the business day prior to the extraordinary general meeting by either:

—     Delivering certificates representing ACBA Shares to Ace’s transfer agent, or

—     Delivering the ACBA Shares electronically through the DWAC system; and

•        Not selling or otherwise transferring the ACBA Shares until the closing of the Business Combination (tendering your ordinary shares for redemption is not considered selling or transferring your shares).

Ace shareholders will be entitled to redeem their ACBA Shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $10.20 per share) net of taxes payable.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Ace’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the extraordinary general meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and Ace’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is Ace’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Ace does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their ordinary shares before exercising their redemption rights and thus will be unable to redeem their ordinary shares.

In the event that a shareholder tenders its ordinary shares and decides prior to the consummation of the Business Combination that it does not want to redeem its ordinary shares, the shareholder may withdraw the tender. In the event that a shareholder tenders ordinary shares and the business combination is not consummated, these ordinary shares will not be redeemed for cash and the physical certificates representing these ordinary shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Ace anticipates that a shareholder who tenders ordinary shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such ordinary shares soon after the completion of the Business Combination.

If properly demanded by Ace’s public shareholders, Ace will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $10.20 per share. If you exercise your redemption rights, you will be exchanging your ACBA Shares for cash and will no longer own the ordinary shares. If Ace is unable to consummate a business combination by April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination, it will liquidate and dissolve and public shareholders would be entitled to receive approximately $10.00 per share upon such liquidation.

Tendering Ordinary Share Certificates in connection with Redemption Rights

Ace is requiring the Ace public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to ACBA’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option prior to the business day immediately preceding the extraordinary general meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether Ace requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the extraordinary general meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the extraordinary general meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not consummated for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Ace will promptly return the share certificates to the public shareholder.

Appraisal Rights

Appraisal rights are not available to holders of ACBA Shares in connection with the proposed Business Combination.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Ace and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. Advantage Proxy, Inc., a proxy solicitation firm that Ace has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $6,000 and out-of-pocket expenses.

Ace will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Ace will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the extraordinary general meeting.

Ace Initial Shareholders

In November 2020, Ace issued an aggregate of 1,000 founder shares to the initial shareholders for an aggregate purchase price of $1. In December 2020, Ace issued an aggregate of 1,149,000 additional founder shares to the initial shareholders for an aggregate purchase price of $24,999. Such founder shares are referred to as the as the “insider shares.”. Simultaneous with the consummation of the IPO on April 8, 2021, we consummated the private placement of 280,000 “Private Placement Units” at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,800,000. The Private Placement Units were purchased by Ace’s Sponsor. The underwriters exercised the over-allotment option in full and on April 9, 2021, the underwriters purchased 600,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $6,000,000. On April 9, 2021, simultaneously with the sale of the over-allotment option units, the Company consummated the private sale of an additional 24,000 Private Units, generating gross proceeds of $240,000.

Pursuant to a registration rights agreement dated April 5, 2021, holders of the insider shares, holders of the Private Placement Units (and underlying securities) and any securities issued to Ace’s initial shareholders, officers, directors or their affiliates in payment of working capital loans made to Ace or loans to extend the time available for Ace to consummate its initial business combination, are entitled to certain registration rights with respect to such Ace securities held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that Ace register such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. Ace will bear the expenses incurred in connection with the filing of any such registration statements.

THE BUSINESS COMBINATION PROPOSAL

Ace is asking its shareholders to approve by ordinary resolution and adopt the Share Exchange Agreement. Ace shareholders should read this proxy statement/prospectus carefully in its entirety for more detailed information concerning the Share Exchange Agreement, a copy of which is attached as Annex A-1 to this proxy statement/prospectus. Please see the subsection entitled “The Share Exchange Agreement” below for additional information and a summary of certain terms of the Agreement. You are urged to read carefully the Share Exchange Agreement in its entirety before voting on this proposal.

Because Ace is holding a shareholder vote on the business combination (the “Business Combination”), Ace may consummate the Business Combination only if it is approved by the affirmative vote of the holders of the shares of Ace in accordance with Ace’s organizational documents (the “Purchaser Shareholder Approval”) at a special meeting of the shareholders of Ace.

The Share Exchange Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Share Exchange Agreement but does not purport to describe all of the terms of the Share Exchange Agreement.    The following summary is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, a copy of which is attached as Annex A-1 to this proxy statement/prospectus. You are urged to read the Share Exchange Agreement in its entirety because it is the primary legal document that governs the Transactions contemplated by the Share Exchange Agreement.

The Share Exchange Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Share Exchange Agreement or other specific dates.    The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Share Exchange Agreement. The representations, warranties and covenants in the Share Exchange Agreement are also modified in part by the underlying disclosure schedules (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Share Exchange Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Share Exchange Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about Ace and DDC, or any other matter.

General Description of the Business Combination

On August 23, 2021, Ace entered into the Share Exchange Agreement with DDC and Ka Yin Norma Chu, the shareholders’ representative of the shareholders of DDC (the “Shareholders’ Representative”), pursuant to which, among other things, at the Closing (as defined below), Ace will purchase and acquire all of the outstanding equity interests of DDC. DDC, through its wholly owned subsidiary and VIEs (DDC, together with its subsidiaries and VIEs, the “Company Group”), is in the business of producing convenient ready-to-cook and ready-to-heat meals, as well as culinary and lifestyle content in China. (the “Business”).

Purchase Price

In accordance with the terms and subject to the conditions of the Share Exchange Agreement, the aggregate consideration to be paid by Ace to the DDC shareholders under the Share Exchange Agreement will be thirty million (30,000,000) Ace Ordinary Shares, valued at US$10.00 per share (the “Purchase Price”). Additionally, certain management members of DDC (the “Company Management”) will have the contingent right to receive additional earnout consideration from Ace representing, in the aggregate, up to three million six hundred thousand (3,600,000) Ace Ordinary Shares. The payment of this additional earnout consideration will be contingent on DDC attaining certain revenue thresholds in each of 2021, 2022 and 2023, and also on the per-share trading price of the Ace Ordinary shares between the Closing Date and December 31, 2025.

Ace Ordinary Shares Consideration

The Purchase Price payable to DDC shareholders will be in Ace Ordinary Shares. At the Closing, DDC shareholders will exchange their DDC Ordinary Shares for an aggregate consideration of thirty million (30,000,000) Ace Ordinary Shares (the “Closing Payment Shares”), less the three million (3,000,000) Escrow Shares (as defined in the following paragraph). Each DDC shareholder will receive a number of Ace Ordinary Shares that is set forth opposite such shareholder’s name on Exhibit A to the Share Exchange Agreement (less the number of such shareholder’s pro rata amount of Escrow Shares) in exchange for the number of DDC Ordinary Shares held by each such shareholder.

Escrow Shares

At the Closing, Ace will place ten percent (10%) of the Purchase Price, or three million (3,000,000) Ace Ordinary Shares, into escrow (the “Escrow Shares”), which shall be used to pay for any losses suffered by Ace, each of its affiliates, and each of its and their respective members, managers, partners, directors, officers, employees, shareholders, attorneys and agents and permitted assigns as a result of or in connection with, among other things, any breach, inaccuracy or nonfulfillment of any of the representations and warranties of DDC contained in the Share Exchange Agreement (the “Indemnity Obligations”). One (1) year after the Closing, the Escrow Shares that remain in escrow (i) after payment of any Indemnity Obligation or (ii) in connection with any still pending indemnity claim shall be distributed by the Shareholders’ Representative to DDC shareholders, pro rata based on each such shareholder’s percentage of ownership in DDC immediately prior to Closing. Any payment of Escrow Shares to Ace or any other Ace indemnitee will be treated as an adjustment to the purchase price.

Earnout Shares

Subject to the terms and conditions set forth in the Share Exchange Agreement, the individuals that comprise the management team of DDC immediately prior to the consummation of the Business Combination (“DDC Management”) have the contingent right to receive additional earnout consideration from Ace representing, in the aggregate, up to three million six hundred thousand (3,600,000) Ace Ordinary Shares (the “Earnout Shares”). In the event that DDC’s revenue exceeds (i) forty-one million dollars (US$41,000,000) for the fiscal year ending December 31, 2021, then DDC Management shall receive one million (1,000,000) Earnout Shares; (ii) sixty-six million dollars (US$66,000,000) for the fiscal year ending December 31, 2022, then DDC Management shall receive one million (1,000,000) Earnout Shares; and (iii) one hundred eighteen million dollars (US$118,000,000) for the fiscal year ending December 31, 2023, then Company Management shall receive one million (1,000,000) Earnout Shares. The attainment of the foregoing revenue targets will be determined by the audited financial statements of DDC for each applicable fiscal year. In addition, in the event that the volume weighted-average per-share trading price of Ace Ordinary Shares is at or above eighteen dollars (US$18.00) per share for twenty (20) consecutive trading days in any twenty (20)-day continuous trading period starting on the day of Closing and ending on December 31, 2025, then DDC Management shall receive six hundred thousand (600,000) Earnout Shares.

Closing

In accordance with the terms and subject to the conditions of the Agreement, the closing of the Transactions (the “Closing”) will take place at 10:00 a.m., Hong Kong time, on or before March 31, 2022, subject to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in the Share Exchange Agreement. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Representations and Warranties

The Share Exchange Agreement contains representations and warranties of Ace and DDC, certain of which are qualified by materiality and Material Adverse Effect (as defined below) and may be further modified and limited by the disclosure schedules or the knowledge of the parties. See “— Material Adverse Effect” below. The representations and warranties of Ace are also qualified by information included in Ace’s forms, reports and statements filed or furnished to the SEC on or prior to the date of the Share Exchange Agreement (subject to certain exceptions contemplated by the Share Exchange Agreement).

Representations and Warranties of DDC

DDC has made representations and warranties relating to, among other things, corporate existence and power, authorization, governmental authorization, non-contravention, capitalization, certificate of formation and bylaws, corporate records, assumed names, subsidiaries, consents, financial statements, absence of certain changes, properties, title to DDC’s assets, contracts, licenses and permits, compliance with laws, intellectual property, customers and suppliers, accounts receivable and payable, loans, pre-payments, employees, employment matters, withholding, employee benefits and compensation, real property, accounts, tax matters, environmental laws, finders’ fees, powers of attorney and suretyships, directors and officers, other information, certain business practices, money laundering laws and not being classified as an investment company.

Representations and Warranties of Ace

Ace has made representations and warranties relating to, among other things, corporate existence and power, corporate authorization, governmental authorization, non-contravention, finders’ fees, issuance of shares, capitalization, information supplied, the trust fund, listing on the Nasdaq, approval of the Ace board of directors, SEC documents and financial statements.

Survival of Representations and Warranties

Except for the Fundamental Representations (as defined below) of DDC, which shall survive until ninety (90) days after the expiration of the statute of limitations with respect thereto (including any extensions and waivers thereof), the representations and warranties of the respective parties to the Share Exchange Agreement shall survive until twelve (12) months following the Closing (the “Survival Period”). The Share Exchange Agreement, the “Fundamental Representations” of DDC include its representations and warranties relating to corporate existence and power, authorization, capitalization, certificate of formation and bylaws, employees, employment matters, withholding, employee benefits and compensation, tax matters, and finders’ fees.

Material Adverse Effect

Under the Share Exchange Agreement, certain representations and warranties of DDC are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Share Exchange Agreement, a material adverse effect with respect to DDC or the Business (“Material Adverse Effect”) means any event, occurrence, fact, condition, change or effect that results in, or could reasonably be expected to result in, a material adverse change or a material adverse effect upon the assets, liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of DDC and the Business, taken as a whole, whether or not arising from transactions in the ordinary course of business.

However, no event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable any of the following shall be deemed to constitute a “Material Adverse Effect”:

•        general economic or political conditions;

•        conditions generally affecting the industries in which DDC operates;

•        any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

•        act of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof;

•        any action required or permitted by the Share Exchange Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Ace;

•        any changes in applicable laws or accounting rules or the enforcement, implementation or interpretation thereof;

•        the announcement, pendency or completion of the transactions contemplated by the Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with DDC;

•        any natural or man-made disaster or acts of God, or

•        any failure by DDC to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of what constitutes a Material Adverse Effect) shall not be excluded).

Covenants

DDC has made covenants relating to, among other things, conduct of business, access to information, notice of certain events, financial statements, SEC filings, financial information, trust account proceeds, employees, reporting and compliance with laws, compliance with agreements, and confidentiality.

Ace has made covenants relating to, among other things, conduct of business, access to information, notice of certain events, compliance with agreements, and confidentiality,

Conduct of Business by DCC and Ace

Each of DDC and Ace has agreed that from the date of the Share Exchange Agreement through the Closing Date, each party will conduct business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the other party, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the foregoing, from the date of the Share Exchange Agreement until and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably withheld), neither party shall:

•        amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

•        amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any contract or any other right or asset belonging to it;

•        modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to real property, (B) extends for a term of one year or more or (C) obligates the payment of more than US$500,000 (individually or in the aggregate);

•        make any capital expenditures in excess of US$500,000 (individually or in the aggregate);

•        sell, lease, license or otherwise dispose of any of the assets of the Company Group’s or Ace’s assets or assets covered by any contract except (i) pursuant to existing contracts or commitments disclosed in the Share Exchange Agreement and (ii) sales of inventory in the ordinary course consistent with past practice;

•        accept returns of products sold from inventory except in the ordinary course, consistent with past practice;

•        pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any shareholder (other than, in the case of any shareholder that is an employee, payments of salary accrued in said period at the current salary rate);

•        authorize any salary increase of more than 10% for any employee making an annual salary in excess of US$100,000 in the aggregate on an annual basis, or change its bonus or profit sharing policies;

•        obtain or incur any loan or other indebtedness, including drawings under its existing lines of credit, as applicable, that exceeds, in the aggregate, US$40,000,000;

•        suffer or incur any lien on its assets;

•        suffer any damage, destruction or loss of property related to any of its assets, whether or not covered by insurance;

•        delay, accelerate or cancel any receivables or indebtedness owed to it or write off or make further reserves against the same;

•        merge or consolidate with or acquire any other person or entity or be acquired by any other person or entity;

•        suffer any insurance policy protecting any of its assets to lapse;

•        amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

•        make any change in its accounting principles or methods or write down the value of any inventory or assets;

•        change the place of business or jurisdiction of organization;

•        extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed US$1,000.00 individually or US$10,000.00 in the aggregate;

•        issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock;

•        effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

•        make or change any material tax election or change any annual tax accounting periods; or

•        agree to do any of the foregoing.

In addition, neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

Access to Information

From the date of the Share Exchange Agreement until and including the Closing Date, DDC and Ace shall, to the best of their ability, (a) continue to give the other party, its legal counsel and other representatives full access to its offices, properties and books and records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of DDC and Ace as such persons may request and (c) cause its employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation shall affect any representation or warranty given by DDC or Ace and any such investigation shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business.

Financial Statements

From the date of the Share Exchange Agreement through the Closing Date, within forty-five (45) calendar days following the end of each three (3)-month quarterly period, DDC shall deliver to Ace an unaudited consolidated summary of its earnings and an unaudited consolidated balance sheet for the period from the date of DDC’s balance sheet through the end of such quarterly period and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of DDC to the effect that all such financial statements fairly present the financial position and results of operations of DDC as of the date or for the periods indicated, in accordance with International Financial Reporting Standards except as otherwise indicated in such statements and subject to year-end audit adjustments. Such certificate shall also state that except as noted, from the date of DDC’s balance sheet through the end of the previous quarterly period, there has been no Material Adverse Effect.

SEC Filings

In connection with any filing that Ace makes with the SEC that requires information about the Transactions, DDC has agreed to, and will use its best efforts to cause its affiliates to, (i) cooperate with Ace, (ii) respond to questions about the Company Group required in any filing or requested by the SEC, and (iii) provide any information requested by Ace or its representatives in connection with any filing with the SEC. Additionally, if requested by Ace, any such information will be reviewed or audited by DDC’s auditor.

Trust Account

DDC acknowledges and agrees that Ace shall make appropriate arrangements to cause the funds in the Trust Account (as defined below) to be disbursed in accordance with the Investment Management Trust Agreement (the “Trust Agreement”) by and between Ace and Continental Stock Transfer & Trust Company (the “Trustee”) and for the payment of (i) all amounts payable to shareholders of Ace holding Ace Ordinary Shares or other equity securities of Ace, including a unit comprised of one Ace Ordinary Share and one warrant to purchase one Ace Ordinary Share (an “Ace Unit”) who shall have validly redeemed their Ace Ordinary Shares or Ace Units upon acceptance by Ace of such Ace Ordinary Shares or Ace Units, (ii) the expenses to the third parties to which they are owed, (iii) the portion of the underwriting discounts and commissions held in the Trust Account to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to Ace.

Employees

The key personnel of DDC (the “Key Personnel”) shall execute and deliver to DDC non-solicitation and confidentiality agreements in form and substance satisfactory to Ace. DDC shall use its best efforts to enter into employment or other types of agreements with each of its employees to the extent required by law prior to the Closing Date, and to satisfy all accrued obligations of the Company Group applicable to its employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by the Company Group to any trust or other fund or to any governmental authority, with respect to, social insurance benefits, housing fund benefits, unemployment or disability compensation benefits or otherwise.

Reporting and Compliance with Laws

From the date of the Share Exchange Agreement through the Closing Date, the Company Group agrees that it shall duly and timely file all tax returns required to be filed with the applicable taxing authorities, pay any and all taxes required by and taxing authority, and duly observe and conform in all material respects to all applicable laws and orders.

Mutual Covenants

Pursuant to the Share Exchange Agreement, each of DDC and Ace has agreed, among other things, to promptly notify the other party of:

•        any notice or other communication from any person alleging or raising the possibility that the consent of such person is or may be required in connection with the Transactions or that the Transactions might give rise to any action or other rights by or on behalf of such person or result in the loss of any rights or privileges of DDC (or Ace, post-Closing) to any such person or create any lien on any DDC Ordinary Shares or share capital of Ace or any of DDC’s or Ace’s assets;

•        any notice or other communication from any governmental authority in connection with the Transactions or the additional agreements contemplated by the Share Exchange Agreement to be entered into on or before Closing (the “Additional Agreements”);

•        any actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their shareholders or their equity, assets or business or that relate to the consummation of the Transactions or the Additional Agreements;

•        the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Effect; and

•        the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any respect or to omit or fail to state a material fact.

In addition, under the Share Exchange Agreement, DDC and Ace made certain mutual covenants with customary exceptions, including, among others, agreeing to:

•        use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws, and in the case of DDC, as reasonably requested by Ace, to consummate and implement expeditiously each of the Transactions, and by executing and delivering such other documents, certificates, agreements and other writings and take such other actions, including, but not limited to, taking any actions necessary to meet all relevant requirements of being a publicly listed company pursuant to applicable laws, as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by the Share Exchange Agreement;

•        hold and cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by the Share Exchange Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with the Share Exchange Agreement; and

•        comply with each of the agreements entered into in connection with the IPO, including that certain registration rights agreement, dated as of April 5, 2021, by and between Ace and the investors named therein.

Closing Conditions

The consummation of the Transactions is conditioned upon the satisfaction or waiver by the applicable parties to the Share Exchange Agreement of the conditions set forth below. Therefore, unless these conditions are waived by the applicable parties to the Share Exchange Agreement, the Transactions may not be consummated. There can be no assurance that the parties to the Share Exchange Agreement would waive any such provisions.

Minimum Cash Condition

The Share Exchange Agreement provides that the obligations of each of the parties to effect the Closing are conditioned on, among other things, that as of the Closing, the amount of cash available in the Trust Account, after giving effect to (A) the amount required to satisfy Ace’s obligations to its shareholders that exercise their rights to redeem their public shares, and (B) all available amounts in connection with any additional equity financing (the “New Equity Financing”), will be in an amount equal to or exceeding $15,000,000 (the “Minimum Cash Condition”).

Conditions to the Obligations of Each Party

The obligations of each party to the Share Exchange Agreement to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

•        no provisions of any applicable law and no decree, order, judgment, writ, award, injunction, rule or consent of or by a governmental authority (an “Order”) shall prohibit or impose any condition on the consummation of the Closing;

•        there shall not be any action brought by a third-party non-affiliate to enjoin or otherwise restrict the consummation of the Closing;

•        Ace’s shareholders shall have approved the transactions contemplated by the Share Exchange Agreement in accordance with its organizational documents;

•        DDC shall have obtained approval of the transactions contemplated by the Share Exchange Agreement from its shareholders holding an aggregate of at least 70% of all voting rights attached to all issued shares of DDC for the time being that are entitled to vote on the transactions contemplated by the Share Exchange Agreement;

•        each of the Additional Agreements shall have been entered into and the same shall be in full force and effect;

•        DDC shall procure equity financing of at least US$10,000,000 from (a) directors and officers of DDC, (b) existing shareholders of DDC, and/or (c) directors and officers of any person or entity that is a director or officer or shareholder of DDC or that is a subsidiary of DDC, at the same or approximately the same price as other investors of the New Equity Financing (the “Company Financing” and, together with the New Equity Financing, the “Equity Financing”), on the terms reasonably acceptable to Ace;

•        DDC shall convert all of its equity shares into DDC Ordinary Shares prior to the Closing;

•        DDC shall buy back 200,000 Ace Ordinary Shares from Ace Global Investment Limited at US$10.00 per Ace Ordinary Share on the consummation of the Closing using the excess funds in the Trust Account, which shall be subsequently cancelled or held in treasury;

•        DDC shall ensure that, immediately prior to Closing, Ka Yin Norma Chu, directly or indirectly through Voodoo Enterprise Limited, holds a number of DDC Ordinary Shares that, once exchanged at Closing for Ace Ordinary Shares pursuant to the transactions contemplated by the Share Exchange Agreement (including any Equity Financing), shall equal ten percent (10%) or more of the total outstanding Ace Ordinary Shares;

•        DDC shall increase its current employee equity incentive plan to ten percent (10%) of the total outstanding shares of DDC for its senior and mid-level management team immediately prior to the Closing of the transactions contemplated by the Share Exchange Agreement; and

•        the Minimum Cash Condition. See “— Minimum Cash Condition” above.

Conditions to the Obligations of Ace

The obligation of Ace to effect the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Ace:

•        DDC shall have duly performed all of its obligations under the Share Exchange Agreement required to be performed by it at or prior to the Closing Date;

•        all of the representations and warranties of DDC contained in the Share Exchange Agreement, the Additional Agreements and in any certificate delivered by DDC pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true, correct and complete at and as of the date of the Agreement (except as provided in the disclosure schedules or as otherwise provided for in the Share Exchange Agreement), or (ii) if otherwise specified, be true, correct and complete when made or when deemed to have been made, and (iii) be true, correct and complete as of the Closing Date, in the case of (i) and (ii) with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect;

•        there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk;

•        Ace shall have received customary certificates signed by the Chief Executive Officer and Chief Financial Officer of DDC to the accuracy and completeness of the preceding three points;

•        no court, arbitrator or other governmental authority shall have issued any Order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable law restraining or prohibiting the consummation of the Closing, the ownership by Ace of any of the DDC Ordinary Shares or the effective operation of the Business by DDC after the Closing Date;

•        Ace shall have received all documents it may reasonably request relating to the existence of DDC and the authority of DDC to enter into and perform under the Share Exchange Agreement, all in form and substance reasonably satisfactory to Ace and its legal counsel, including copies of organizational documents, resolutions of DDC authorizing the Share Exchange Agreement and transactions contemplated under the Business Combination and good standing certificates;

•        Ace shall have received copies of all required third party consents in connection with contracts that are binding upon DDC or by which any of the DDC Ordinary Shares or any of DDC’s assets are bound, in form and substance reasonably satisfactory to Ace, and no such consent shall have been revoked;

•        Ace shall have received copies of all governmental approvals, in form and substance reasonably satisfactory to Ace, and no such governmental approval shall have been revoked;

•        the members of DDC’s senior management team shall have entered into and delivered to Ace a copy of their employment agreement with Ace, each in form and substance satisfactory to Ace, and the same shall be in full force and effect;

•        certain key personnel of DDC shall have executed non-solicitation and confidentiality agreements and the same shall be in full force and effect, and DDC shall have entered into employment or other types of agreements with each of its employees to the extent required by law, and satisfied all accrued obligations of the DDC applicable to its employees;

•        each of the Additional Agreements shall have been entered into and the same shall be in full force and effect;

•        each of DDC shareholders shall have executed accredited investor representation letters; and

•        Ace shall have received all schedules to the Share Exchange Agreement updated as of the Closing Date.

Conditions to the Obligations of DDC

The obligations of DDC to consummate the Transactions is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by DDC:

•        Ace shall have duly performed all of its obligations under the Share Exchange Agreement required to be performed by it at or prior to the Closing Date;

•        all of the representations and warranties of the Ace contained in the Share Exchange Agreement, the Additional Agreements and in any certificate delivered by Ace pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, regardless of whether it involved a known risk, shall: (i) be true, correct and complete at and as of the date of the Share Exchange Agreement (except as provided in the disclosure schedules or as otherwise provided for in the Share Exchange Agreement), or, (ii) if otherwise specified, be true, correct and complete when made or when deemed to have been made, and (iii) be true, correct and complete as of the Closing Date, in the case of (i) and (ii) with only such exceptions as could not in the aggregate reasonably be expected to have a material adverse effect;

•        there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a material adverse effect on Ace, regardless of whether it involved a known risk;

•        Ace shall have received customary certificates signed by the Chief Executive Officer and Chief Financial Officer of DDC to the accuracy and completeness of certain of the covenants of DDC; and

•        Ace shall have executed and delivered to DDC each Additional Agreement to which it is a party.

Indemnification

DDC and its shareholders have agreed to jointly and severally indemnify and hold harmless Ace, each of Ace’s affiliates and each of its and their respective members, managers, partners, directors, officers, employees, shareholders, attorneys and agents and permitted assignees (the “Purchaser Indemnitees”) against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses (collectively, “Losses”) incurred or sustained by any Purchaser Indemnitee as a result of or in connection with:

•        any breach, inaccuracy or nonfulfillment or any alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of DDC contained in the Share Exchange Agreement or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto;

•        any actions by any third parties with respect to the Business (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date;

•        the violation of any laws in connection with or with respect to the operation of the Business on prior to the Closing Date,

•        any claims by any employee of DDC or any of its subsidiaries with respect to any period or event occurring on or prior to the Closing Date, or relating to the termination of employee’s employment status in connection with the transactions contemplated by the Share Exchange Agreement, or the termination, amendment or curtailment of any employee benefit plans;

•        the failure of DDC or any of its subsidiaries to pay any taxes to any taxing authority or to file any tax return with any Taxing Authority with respect to any period ending on or prior to the Closing Date; or

•        any sales, use, transfer or similar Tax imposed on Ace or its affiliates as a result of any transactions contemplated by the Share Exchange Agreement.

The total payments made by DDC shareholders to the Purchaser Indemnitees with respect to Losses shall not exceed US$30,000,000 (the “Indemnifiable Loss Limit”), except that the Indemnifiable Loss Limit shall not apply to any Losses relating to or arising under or in connection with breaches of, among other things, the Fundamental Representations, but any such Losses shall be limited to the Closing Payment Shares. In the case of fraud or willful misconduct on the part of a DDC shareholder that results in Losses, such Losses shall not be subject to or applied against the Indemnifiable Loss Limit and such shareholder shall be severally liable for any and all Losses arising from such fraud or willful misconduct that exceed the Indemnifiable Loss Limit.

In the event that a Purchaser Indemnitee is entitled to indemnification pursuant to the Share Exchange Agreement, then such Purchaser Indemnitee shall be paid from the Escrow Shares. The Escrow Shares are valued at US$10.00 per share.

Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow. The DDC shareholders shall be entitled to vote the Escrow Shares on any matters to come before the shareholders of Ace.

Release from Escrow

Within five (5) business days following the expiration of the Survival Period, the Escrow Shares will be released from escrow to the Shareholders’ Representative less the number or amount of Escrow Shares equal to the amount of any payments made and any potential Losses arising from any indemnification claim.

Termination

The Share Exchange Agreement may be terminated at any time prior to the Closing:

•        by either party, in the event that the Closing has not occurred by February 1, 2022 (the “Outside Closing Date”), and no material breach of the Share Exchange Agreement by the party seeking to terminate the Share Exchange Agreement shall have occurred or have been made;

•        by either party, in the event that the proxy statement has not been filed with the SEC by October 30, 2021, and no material breach of the Share Exchange Agreement by the party seeking to terminate the Share Exchange Agreement shall have occurred or have been made;

•        by Ace, by giving notice to DDC on or prior to the Closing Date, if (i) any event occurs that results in a Material Adverse Effect with respect to DDC or the Business, or (ii) DDC shall have materially breached any representation, warranty, agreement or covenant contained in the Share Exchange Agreement or in any Additional Agreement to be performed on or prior to the Closing Date and, with respect to clause (ii), such breach shall not have been cured by the earlier of the Outside Closing Date and fifteen (15) days following receipt of DDC of a notice describing such breach;

•        by DDC, by giving notice to Ace, if (i) any event occurs that results in a material adverse effect with respect to Ace, or (ii) Ace shall have materially breached any representation and warranties contained in the Share Exchange Agreement and, with respect to clause (ii), such breach shall not have been cured by the earlier of the Outside Closing Date and fifteen (15) days following receipt of DDC of a notice describing such breach;

•        by written agreement of Ace and DDC;

•        by DDC, by written notice to the other parties to the Share Exchange Agreement, if the Purchaser Shareholder Approval has not been duly obtained in accordance with the organizational documents of Ace; and

•        by Ace, by written notice to the other parties to the Share Exchange Agreement, if DDC fails to obtain Shareholder approval of the transactions contemplated by the Agreement in accordance with the organizational documents of DDC.

In the event of the termination of the Share Exchange Agreement, the Share Exchange Agreement will become void and have no effect, without any liability on the part of any party thereto, other than with respect to certain exceptions contemplated by the Share Exchange Agreement (including the terms of confidentiality contained in the Share Exchange Agreement) that will survive any termination of the Share Exchange Agreement.

Dispute Resolution

The parties to the Share Exchange Agreement have agreed to submit any dispute, claim, or controversy arising out of or relating to the Share Exchange Agreement or any Additional Agreement or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator. Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising between the parties as it relates to the Share Exchange Agreement or any Additional Agreement. The laws of the State of New York shall apply to any such arbitration. The parties have agreed that any such arbitration shall be held in New York, New York, in accordance with and under the then-current provisions of the rules of the American Arbitration Association, and the parties have expressly consented to the non-exclusive jurisdiction of the federal and state courts located in New York, New York to enforce any award of an arbitrator.

Governing Law; Waiver of Jury Trial

The Share Exchange Agreement is governed by and construed in accordance with the law of the State of New York. The parties to the Share Exchange Agreement agreed to waive a trial by jury in respect of any claim, demand or action directly or indirectly arising out of or relating to the Share Exchange Agreement or transactions contemplated thereby.

Amendments and Waivers

The Share Exchange Agreement may only be amended by an instrument in writing signed by each of the parties. Additionally, neither any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition under the Share Exchange Agreement nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition.

Expenses

If the Closing does not occur, each party to the Share Exchange Agreement will be responsible for and pay its own expenses incurred in connection with the Share Exchange Agreement and the Transactions contemplated thereby, including all fees of its legal counsel, financial advisers and accountants. If the Closing is consummated, at the Closing, all such costs and expenses shall be borne by the combined entity.

Trust Account Waiver

Each of DDC’s current shareholders, on behalf of itself and its affiliates, has agreed it will not have any right, title, interest or claim of any kind in or to any monies in Ace’s trust account (the “Trust Account”) held for its public shareholders, and agreed not to, and waived any right to, seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Ace.

Shareholders’ Representative

Ka Yin Norma Chu has been appointed as the “Shareholders’ Representative” for DDC shareholders. As Shareholders’ Representative, Ka Yin Norma Chu shall be the exclusive agent and attorney-in-fact for each DDC shareholder, (i) to give and receive notices and communications to Ace for any purpose under the Share Exchange Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including third-party claims) under the Share Exchange Agreement or other disputes arising under or related to the Share Exchange Agreement, (iii) to enter into and deliver the escrow agreement with respect to the Escrow Shares on behalf of each of the DDC shareholders (the “Escrow Agreement”), (iv) to authorize or object to delivery to Ace of the escrow fund that holds the Escrow Shares, or any portion thereof, in satisfaction of indemnification claims by Ace in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of DDC shareholders in accordance with the provisions of the Share Exchange Agreement, the securities described herein and any other document or instrument executed in connection with the Share Exchange Agreement and (vi) to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon no less than twenty (20) days’ prior written notice to Ace; provided, however, that the Shareholders’ Representative may not be removed unless holders of at least fifty-one percent (51%) of all of the DDC Ordinary Shares on an as-if converted basis outstanding immediately prior to the transaction contemplated by the Share Exchange Agreement agree to such removal. Any vacancy in the position of Shareholders’ Representative may be filled by approval of the holders of at least 51% of all of the DDC Ordinary Shares on an as-if converted basis outstanding immediately prior to the transaction contemplated by the Share Exchange Agreement. The Shareholders’ Representative shall not be liable for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable business judgment. A decision, act, consent or instruction of the Shareholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the shareholders of DDC and shall be final, binding and conclusive upon each of the DDC shareholders. The DDC shareholders shall severally indemnify the Shareholders’ Representative and hold him harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Shareholders’ Representative and arising out of or in connection with the acceptance or administration of his duties under the Share Exchange Agreement.

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Share Exchange Agreement, but does not purport to describe all of the terms thereof.    The following summary is qualified in its entirety by reference to the complete text of the applicable agreement.

Each of the Share Exchange Agreement and the Support Agreement is attached hereto as Annexes A-1 and A-2, respectively.    You are urged to read such agreements in their entirety prior to voting on the proposals presented at the meeting of the shareholders of Ace.

Shareholder Support Agreement

In addition to and concurrent with the execution of the Share Exchange Agreement, Ace and certain Shareholders of DDC (the “Holders”) entered into a Shareholder Support Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A-2 (the “Support Agreement”). Pursuant to the Support Agreement, the Holders irrevocably and unconditionally agreed to certain covenants and agreements related to the Transactions, particularly with respect to taking supportive actions to consummate, and voting in favor of, the Share Exchange Agreement and the Transactions. In addition, the Holders irrevocably waived, and agreed to not exercise, any of their rights of appraisal, dissenters’ rights and similar rights related to the Transactions.

Background to the Business Combination

Ace is a blank check company incorporated in the British Virgin Islands on November 2, 2020, and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar Business Combination with one or more businesses or entities, which we refer to as a “target business.” Ace’s efforts to identify a prospective target business were not limited to any particular industry or geographic region. The Business Combination was the result of an extensive search for a potential transaction that leveraged Mr. Wong’s industry experience, together with the extensive networks and operating capabilities of our sponsor and Board of Directors (the “Board”). The terms of the Business Combination were the result of extensive negotiations between our representatives, representatives of Ace and representatives of DDC.

Prior to the consummation of our initial public offering, neither Ace nor anyone on its behalf contacted any prospective target business or had any discussion, formal or otherwise, with respect to a transaction with Ace.

On April 8, 2021, Ace completed its initial public offering (“IPO”) of 4,000,000 units, with each unit consisting of one Ace Ordinary Share, $0.001 par value per share, and one Ace Warrant to purchase one Ace Ordinary Share upon consummation of an initial business combination (each such unit, a “Public Unit”). Simultaneous with the consummation of the IPO, Ace consummated the private placement of 280,000 units at a price of $10.00 per unit, with each unit being identical to a Public Unit, except that the Ace Warrants included therein (the “Private Warrants”) are non-redeemable and may be exercised on a cashless basis so long as the Private Warrants continue to be held by the initial purchasers of the units or their permitted transferees (each such unit, a “Private Unit”). Such Private Units generated total proceeds of $2,800,000, with all of such Private Units being purchased by Ace’s sponsor. Then, the underwriters in the IPO exercised the over-allotment option and, on April 9, 2021, the underwriters purchased 600,000 over-allotment option Public Units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $6,000,000. On April 9, 2021, simultaneously with the sale of the over-allotment option Public Units, the Company consummated the private sale of an additional 24,000 Private Units, generating gross proceeds of $240,000.

After deducting the underwriting discounts and commissions and the offering expenses, a total of $46,920,000 was deposited into a trust account established for the benefit of Ace’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of September 30, 2021, we have approximately $316,825 of unused net proceeds that were not deposited into the trust fund to pay future general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of September 30, 2021, there was $46,921,939 held in the trust fund.

In accordance with Ace’s Amended and Restated Memorandum and Articles of Association, the amounts held in the trust account may only be used by Ace upon the consummation of a business combination, except that there can be released to Ace, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and Ace’s liquidation. Ace executed a definitive agreement on August 23, 2021 and it must liquidate unless a business combination is consummated by April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination.

Shortly after the consummation of our IPO, Ace commenced the process of identifying potential business combination targets. Ace reviewed over thirty-two (32) candidates, signed non-disclosure agreements with fifteen (15) potential target companies, and initiated further potential business combination discussions with seven target candidates, including DDC. Ace did not enter into exclusivity, nor agree to terms, with any of the potential targets (other than DDC, as described below).

The following is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by Ace.

•        Target #1:    In April 2021, our sponsor met the Chief Financial Officer of Target #1, a Hong Kong-based healthcare technology company(“healthtech”), through links with the healthcare industry. Shortly afterwards, Ace had an initial meeting with Target #1’s senior management to be briefed on Target #1’s operations and financial performance. In June 2021, Ace conducted due diligence onsite at Target #1’s headquarters. While the science was promising, Ace had some doubts as to Target #1’s readiness for commercialization. Target #1 was also undergoing a merger and restructuring with another biotechnology firm, which caused complications in the process and severely impacted progress. Further discussions with Target #1 were terminated before a letter of intent was executed by either party.

•        Target #2:    In April 2021, Ace was introduced to Israeli audio content platform Target #2 via a business acquaintance of our Chief Executive Officer and sponsor. Given the rise in audio content consumption in recent years, Ace believed that this could be a significant latent opportunity in an emerging industry, and a non-disclosure agreement was executed shortly after the initial meeting between both parties. In May 2021, Ace initiated the preliminary due diligence process and commenced discussions with Target #2’s internal stakeholders and interested shareholders, who were keen on the idea of going public via a special purpose acquisition company. However, Target #2 was also in touch with other SPACs at the time and Ace was ultimately not selected as Target #2 was seeking a SPAC of a different size.

•        Target #3:    In May 2021, our Chief Executive Officer was introduced to the Chief Executive Officer of Target #3, a Hong Kong financial technology (“fintech”) company, by a mutual friend. Following the initial meeting, Ace and Target #3 executed a non-disclosure agreement in the same month and initiated discussions for drafting a letter of intent. While both parties were interested and cooperative, discussions took longer than expected due to the fact that Target #3 was in the process of closing a fundraising round. Due to the uncertain timeline, both parties decided to discontinue the discussion before the letter of intent was finalized.

•        Target #4:    In May 2021, Ace was introduced to Target #4, a Singapore-headquartered cryptocurrency and cloud service platform, through our sponsor’s financial advisor. In June 2021, Ace and Target #4 signed a non-disclosure agreement and Ace was given access to Target #4’s data room for the due diligence process. Ace finished conducting the preliminary due diligence and commenced discussions for a letter of intent in July 2021. Ace was one of the SPACs shortlisted by Target #4, but due to a mismatch of our valuation size with their desired specifications, Ace was eventually not selected.

•        Target #5:    In June 2021, a financial advisory firm with which our CEO had other portfolios introduced Target #5, a Silicon Valley-based Platform as a Service (“PaaS”) provider, to Ace. Given the promising first meeting, both parties executed a non-disclosure agreement shortly after and Ace was given access to Target #5’s data room to commence the due diligence process. In July 2021, Ace had another meeting with the key stakeholders of Target #5 and initiated discussions for a letter of intent. Ace learned that Target #5 was going through a crossover financing round and was ready to engage, but due to the conflict with DDC’s negotiations in August 2021, Ace decided not to continue pursuing Target #5.

•        Target #6:    In July 2021, an investment bank with whom our sponsor had prior business dealings introduced one of their clients, American health-tech company Target #6, to Ace. Shortly after Ace had a promising initial meeting with the senior management team of Target #6, both parties executed a non-disclosure agreement and commenced the preliminary due diligence process. Upon a positive initial review of their operations as well as their legal and financial status, Ace was keen to move forward with Target #6. In August 2021, Ace was in the midst of conducting further review of Target #6’s science and technology when the negotiations for DDC came through. Due to this timing, Ace decided to discontinue pursuit of Target #6.

On April 7, 2021, Mr. Eugene Wong, our Chief Executive Officer, was introduced to DDC through his own business networks, who mentioned that his client was interested in going public via a special purpose acquisition company (“SPAC”). Following the initial email introduction, Ace and DDC executed an NDA dated on the same day, and DDC sent their investor deck and other materials to provide a company overview to Ace.

On April 9, 2021, Ace engaged Loeb & Loeb LLP (“Loeb”) to provide corporate representation on behalf of Ace in connection with its filing obligations with the U.S. Securities and Exchange Commission (“SEC”).

Between April 10, 2021 and May 31, 2021, Ace conducted preliminary due diligence on DDC. Ace was one of several SPACs that DDC was in contact with at the time, and similarly, DDC was one of several target companies on which Ace had begun conducting preliminary due diligence. Both parties kept in touch, but also continued their discussions with other candidates during this time. An in-person meeting was arranged for June 1 between the senior management of Ace and DDC.

On June 1, 2021, our Chief Financial Officer Mr. Nicholas Tan had the first physical meeting with Ms. Norma Chu, founder and Chief Executive Officer of DDC, at their Shanghai office. Due to COVID-19 travel restrictions, our Chief Executive Officer Mr. Eugene Wong was unable to travel to China to participate in this meeting, but arrangements were made for Mr. Wong to have a follow-up virtual meeting with Ms. Chu at a later date.

On June 10, 2021, Mr. Wong conducted a follow-up conference call with Ms. Chu to discuss the potential business combination.

From July 12, 2021 to July 23, 2021, terms of the potential business combination were discussed between both parties via emails and conference calls, including the general transaction structure and post-merger shareholding arrangements.

On July 26, 2021, Ace sent DDC an initial draft of a Letter of Intent (“LOI”) based on their discussions in the prior few weeks, which set forth the non-binding general terms under which Ace proposed to acquire all the outstanding securities of DDC, which included: the parties’ respective representations would survive for twelve (12) months following the closing; ten percent (10%) of the shares issuable to the Company equity holders at the closing of the business combination would be deposited into the third-party escrow account; the DDC management team would have the contingent right to receive earnout shares representing a certain percentage of the aggregate shares of common stock post-merger and the post-capitalized company upon achieving certain milestones; DDC’s PIPE financial agreement; the lock-up period for insider shares would be for six (6) months from the date of closing; and other defined terms involving due diligence, customary termination rights, transaction expenses and shareholders’ approval for the closing of the business combination.

From July 26, 2021 to August 2, 2021, Ace and DDC drafted, revised and fully executed the LOI, which was dated August 2, 2021. The parties believed that it was important for DDC’s management team to remain with the combined company for operational continuity and stability, so there were several revisions made to the LOI to set out mechanisms to ensure this. The revisions involved, but were not limited to: the inclusion of a proposal that DDC increase its equity incentive plan for its senior and mid-level management teams before the closing of the business combination; setting out DDC’s management team earnout share structure whereby DDC’s management team would be entitled to receive and aggregate of additional shares of common stock representing up to twelve percent (12%) of aggregate shares of common stock post-merger and post-capitalized company upon achieving certain milestones specified; indicating DDC’s pre-money equity valuation of $300 million; indicating the range of DDC’s PIPE financial structure as being in the range of $30 million to $50 million, subject to adjustment if deemed appropriate by both parties; and clarifying the termination rights whereby either party would be entitled to terminate the business combination.

On August 3, 2021, Ace terminated their engagement with Loeb to avoid a conflict of interest as the latter would represent DDC in connection with the business combination with Ace. Later in the same day, Ace engaged DLA Piper LLP (“DLA”) to perform the role that Loeb had previously served.

On August 6, 2021, Loeb circulated to DLA an initial draft of the Share Exchange Agreement based on the terms of the LOI.

Between August 6, 2021 and August 12, 2021, Ace and DDC, together with Loeb and DLA, continued to review and revise the draft of the Share Exchange Agreement. In the course of the various parties’ ongoing discussions, the sponsor requested that it be permitted to sell 200,000 shares at $10.00 per share upon consummation of the business combination in order to recoup some of its investment in Ace However, to avoid potential pressure on the combined company’s share price, Ace and DDC decided it would be more beneficial to the combined company and its public shareholders if the combined company repurchases the 200,000 shares from the Sponsor, instead of allowing the Sponsor to sell those shares in open market. The directors of Ace believe that the share buy-back is advisable and in the best interest of Ace’s shareholders. This was added as part of the revisions in the Share Exchange Agreement. Other revisions included, but were not limited to: clarifying what the Additional Agreements would be comprised of (i.e., the Employment Agreements, Escrow Agreement, Lock-up Agreements, Non-disclosure and Non-solicitation Agreements, and Non-Compete Agreements); stating the amount of the Closing Payment Shares (i.e., 30 million Ace Ordinary Shares); setting out the term whereby once exchanged at the closing of the business combination, the DDC ordinary shares held by Ms. Chu directly or indirectly through Voodoo Enterprise Limited would be equal to ten percent (10%) or more of the total outstanding Ace ordinary shares; clarifying the Indemnifiable Loss Limit; clarifying that DDC would not obtain or incur loans or other indebtedness that exceed $40 million in aggregate; and clarifying currencies and currency conversions. Ace management believed that such revisions and clarifications of the Share Exchange Agreement would avoid potential future conflicts of interest and be beneficial to Ace shareholders.

On August 9, 2021, DDC granted Ace access to their data room to conduct full due diligence on their detailed financial and other operating information.

On August 11, 2021, Ace had a follow-up video conference meeting with DDC’s senior management, including Ms. Chu and DDC’s Legal and Finance heads.

On August 12, 2021, Ace engaged Moore Transaction Services Limited (“Moore”) to perform the valuation of DDC, and Grandall Law Firm (Shanghai) (“Grandall”) to physically represent them in China and to conduct onsite due diligence of DDC’s Shanghai office. Moore, a Hong Kong-based firm recommended to Ace by a contact from a prior deal, is licensed to provide services including audit, assurance, accounting, business outsourcing, tax and other advisory work. Grandall, which was known to Ace from a prior deal, is Shanghai-based full-service corporate and commercial law firm with PRC-licensed attorneys. Both Moore and Grandall had no prior relationship with DDC, and did not receive any compensation from DDC or Ace other than payment by Ace for the valuation and legal due diligence services rendered.

On August 13, 2021, Moore and Grandall performed onsite due diligence on DDC’s Shanghai office. In the afternoon of the same day, the CEOs of Ace and DDC also had a video conference call to recap on the situation as well as to discuss the next steps of the transaction.

In preparing its report, Moore, among other things:

•        Interviewed members of DDC’s senior management on-site in relation to historical and future development, operations and other relevant information of DDC;

•        Reviewed relevant information and other relevant data concerning DDC provided by Ace and DDC’s senior management;

•        Performed market research and derived relevant statistical figures from public sources concerning the valuation of DDC; and

•        Prepared a valuation model to derive the value of DDC.

In connection with its review and in arriving at its valuation of DDC, Moore assumed and relied on the accuracy and completeness of all the financial, accounting, tax, legal and other information discussed with or reviewed by it for the purposes of the report, and neither attempted to verify independently nor assumed responsibility for verifying any of such information.

On August 20, 2021, Moore and Grandall delivered their reports from their due diligence conducted on August 13. These reports were provided as supporting documents and were not a main deciding factor to determine the consideration amount. Moore arrived at a valuation of $306 million through use of an income approach via a discounted cash flow analysis based on a 5-year financial projection built by DDC management from their understanding of historical performance and expected operations of the company and a weighted average cost of capital of 19% as the baseline scenario, as well as a market approach via an analysis of comparable companies in the food and beverage industry that are based in North America and Asia. Moore’s report did not express comments on accounting treatment and operational or other risks; opinions on future financial and operational performance; or any recommendations. Grandall had conducted physical onsite due diligence of DDC’s Shanghai office, primarily based on information provided by DDC’s management team, to provide Ace a legal due diligence report. Grandall reviewed information about, but not limited to, DDC’s history; shareholding structure; executives and core employees; business licenses; transactions and contracts; taxes, financial and other legal matters. Grandall’s report highlighted issues recommended for Ace’s consideration and attention based on Grandall’s view on their importance, urgency, and actual or potential legal risks, but it was noted that this was not an objective measure. DDC did not provide any instructions or impose limitations related to the valuation and due diligence performed by Moore and Grandall.

On the same day, Ace held a virtual board meeting to review the due diligence reports by Moore and Grandall, as well as the overall transaction with DDC. Ace’s management briefed its Board on the progress and key terms of the DDC transaction and also shared with the board the final draft of the Share Exchange Agreement, DDC’s unaudited financial statements, DDC’s investor presentation, the valuation reports provided by Moore, and the legal due diligence report by Grandall. After a thorough review and discussion, the Share Exchange Agreement and related documents and agreements were unanimously approved by the Board, subject to final negotiation and modification. The board also determined to recommend the approval of the Share Exchange Agreement to shareholders, concluding that the fair market value of DDC was equal to at least 80% of the funds held in Ace’s Trust Account. In making such a determination, Ace’s Board considered the implied valuation of DDC based on the market valuation of comparable companies (as discussed below under “DDC’s Board’s Reasons for the Approval of the Business Combination”), the price paid by purchasers of DDC’s Series C-1 preferred stock, and the price to be paid by purchasers in the PIPE.

On August 23, 2021, the Shareholder Support Agreement and Share Exchange Agreement were signed by all parties thereto.

On August 25, 2021, the signing of the Share Exchange Agreement by Ace and DDC was announced to the public. Ace filed a Current Report on Form 8-K in the meanwhile including the press release and a copy of the Agreement.

Ace’s Board’s Reasons for the Approval of the Business Combination

Prior to reaching the decision to approve the Share Exchange Agreement, Ace’s Board reviewed the results of the business and financial due diligence conducted by its management, Moore, and Grandall, and discussed the risks of the transaction as well as the valuation considerations, including both information from DDC and other public sources. On August 20, 2021, the Ace Board unanimously approved the Share Exchange Agreement and the transactions contemplated thereby, determined that the Business Combination is in the best interests of Ace shareholders, directed that the agreements be submitted to Ace’s shareholders for approval and adoption, and recommended that Ace’s shareholders approve and adopt the agreements and transactions contemplated thereby. Prior to reaching the decision to approve the agreements and the transaction, our Board received information from its legal advisors, as well as other third-party resources.

In order to become more familiar with the industry DDC operates in, members of our Board and management team reviewed due diligence findings of our advisors as well as various publicly available industry-specific research published by third-parties and also analyzed data and material from DDC, including but not limited to, DDC’s existing business model, historic and projected financial statements, valuation analysis, material agreements and other due diligence material. Our management team supported by affiliates of our Sponsor also coordinated financial, accounting and legal due diligence with the assistance from third-party firms engaged for such activities.

Since Ace’s IPO in April of 2021, our management team and Board have been conducting a search for potential business combination partners. Ace’s management and Board considered a wide variety of factors in connection with its evaluation of the Business Combination but did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. In considering the Business Combination with DDC, our management team and Board determined that DDC met, in some fashion, all of the criteria we set for our target company screening:

•        Industry leadership and its middle-market growth.    According to Ace’s internal analysis and the report prepared by the valuation firm engaged by Ace, DDC is one of the leading content-driven lifestyle brands in the region, worth approximately US$300 million.

•        Significant operations in the e-commerce sector in Asia.    DDC currently has over 150 employees in East Asia across its subsidiary companies engaging in related businesses for its brand, including direct-to-consumer (DTC) and online-to-offline (O2O) commerce.

•        Current and potential capacity for revenue and earnings growth.    According to analysis by DDC, DDC has a higher compound annual growth rate (CAGR) than its regional competitors in the food and beverage consumer industries at over 75% from 2020-2023, as well as high growth potential as it is uniquely positioned to leverage earnings from digital content, e-commerce, and offline experience stores.

•        Strong fundamentals with the potential to improve their performance with support from Ace’s management.    Given DDC’s position as top DTC food brand in its current market, we believe that it has the potential to become a disruptive force in the ready-to-cook market and the potential to successfully penetrate new markets globally.

•        Resilient business model.    We believe that DDC has the right combination of an asset-light, omni-channel operating model to respond quickly to sudden changes in the market. In the last two years, DDC has demonstrated the agility and resilience to stay afloat and continue to grow even when unexpected challenges occur.

•        Experienced and motivated management team.    DDC has a seasoned management team that has a broad network and is here for the long-term. DDC’s team has also attracted support from a solid shareholder base, including major players such as K11, Alibaba, Talis Capital and a few notable family offices..

•        History of cash flow generation.    According to DDC’s audited and unaudited balance sheets, the company has consistently reported increasing sales and decreasing losses since the fiscal year of 2019 to June 2021, and is expected to become profitable in 2022.

•        Potential benefit from capital markets access.    Through this transaction, Ace hopes to take advantage of the high enterprise-value-to-sales (EV/S) multiples in the U.S. compared to DDC’s current markets and unlock greater value for DDC and investors.

The Ace Board also considered a variety of uncertainties, risks and potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Macroeconomic risks.    DDC’s business is sensitive to general economic and political conditions and other factors beyond its control, including the impact of the COVID-19 pandemic, and its results of operation are prone to significant and unpredictable fluctuations.

•        Benefits may not be achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

•        Operation risk.    A failure in DDC’s information technology, or IT, systems could cause interruptions in its services, undermine the responsiveness of its services, disrupt its business, damage its reputation and cause losses. DDC may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on it or its external service providers.

•        Intense Competition.    The fact that DDC operates in an emerging market and is subject to intense competition and that certain of its competitors have in the past offered, and may in the future offer, their products and services that DDC and/or its partners are unwilling or unable to match.

•        Sustainable profitable results.    As of June 2021, DDC has not yet reported a profit. Although its earnings history has consistently shown increasing earnings before interest, taxes, depreciation and amortization, there is no guarantee that it will yield profitable results in the future.

•        Other Risks.    Various other risks associated with the business of DDC, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

In addition to considering the various foregoing factors, the Ace Board also considered:

•        Interests of Certain Persons.    The Sponsor and certain officers and directors of Ace may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Ace’s shareholders (see section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Risk Factors — Ace’s officers and directors, and the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. Moreover, Ace’s officers and directors, and sponsor may realize a positive rate of return on such investments even if other public shareholders experience a negative rate of return following the Business Combination”). While Ace’s Sponsor and certain officers and directors of Ace may have obligations to other corporate affiliations, they owe a duty of care to assisting Ace in completing its business combination as contractually agreed, pursuant to a written agreement with Ace. As such, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. Ace’s independent directors on Ace’s Audit Committee reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Ace’s Audit Committee, the Merger Agreement and the transactions contemplated therein. Ace will not enter into any transaction with any of its officers and directors or their respective affiliates unless Ace’s Audit Committee and a majority of Ace’s disinterested “independent” directors determine that the terms of the transaction are no less favorable to Ace than those that would be available to Ace with respect to the transaction from unaffiliated third-parties. To further minimize any potential conflict of interest, the Sponsor and certain officers and directors of Ace have agreed not to consummate any initial business combination with an entity that is affiliated with any of Ace’s sponsor, directors, or initial shareholders, unless Ace have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of Ace’s disinterested independent directors. Furthermore, in no event will any of Ace’s sponsor, initial shareholders, officers, directors, special advisors or their respective affiliates be paid any finder’s fees, consulting fees or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of Ace’s initial business combination. In considering the Business Combination, Ace’s independent directors were satisfied and had confirmed that none of Ace’s directors and officers and their respective affiliates are associated with DDC, or DDC’s directors, officers and major shareholders.

Ace’s Board concluded that the potential benefits that it and its shareholders expected to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Transactions. The Board also noted that the Ace shareholders would have a substantial economic interest in the combined company (depending on the level of Redemption). Accordingly, the Board unanimously determined that the Share Exchange Agreement and the Transactions contemplated therein, were advisable, fair to, and in the best interests of Ace and its shareholders.

Recommendation of Ace’s Board of Directors

After careful consideration, Ace’s Board determined that the Business Combination with DDC is in the best interests of Ace and its shareholders. On the basis of the foregoing, Ace’s Board has approved and declared advisable the Business Combination with DDC and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other proposals.

The Board recommends a vote “FOR” each of the Business Combination Proposal and the other proposals — Ace’s Board have interests that may be different from, or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Acquisition” in this proxy statement for further information.

Summary of DDC Financial Analysis

The following is a summary of the material financial analyses presented by Ace’s management to the Board at its meeting held on August 20, 2021, in connection with DDC.

The summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by us, nor does the order of the financial analysis described represent the relative importance or weight given to those financial analyses by Ace’s board. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis summarized below should not be taken to be our view of the actual value of DDC.

Some of the summaries of financial analysis below include information presented in tabular format. In order to fully understand the financial analysis, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the analysis. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the processes underlying our financial analysis and the Ace Board’s recommendation.

In performing our analysis, we made numerous material assumptions with respect to market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of Ace, DDC or any other parties to the Business Combination. None of DDC, Ace, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analysis relating to the value of DDC do not purport to be appraisals or reflect the prices at which DDC shares may actually be valued. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analysis are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, as it existed on or before July 31, 2021 and is not necessarily indicative of current market conditions.

Comparable Company Analysis

In connection with the valuation of DDC, Ace reviewed financial information of selected publicly traded companies based on the professional judgment of its team. Ace considered certain publicly available financial and operating data for (i) selected publicly traded food and beverage companies (the “F&B Comparables”) and (ii) selected publicly traded plant-based and ethical food companies (the “PBE Comparables” and, together with the F&B Comparables, the “Comparables”).

None of the Comparables have characteristics identical to DDC, but they were selected because of certain similarities to DDC’s business or geographical market. An analysis of selected companies is not purely quantitative; rather it involves complex consideration and judgments, including factors that could affect the public trading values of the companies reviewed. Ace believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Comparables. Accordingly, Ace also made qualitative judgments, based on the experience and professional judgment of its directors and officers, concerning differences between the operational, business and/or financial characteristics of DDC and the selected companies to provide a context in which to consider the results of the quantitative analysis.

Ace has reviewed various financial data of each of the selected companies and has made a reference to the multiple of EV/Sales as a basis of valuation. The EV/S of the Comparables are collected from market data and summarized as follows:

Company Name	Enterprise-Values-to-Sales
Bestore Co.,Ltd.	1.37
Celsius Holdings, Inc.	33.30
Nissin Foods Holdings Co.,Ltd.	1.57
NR Instant Produce Public Company Limited	7.78
Suzhou Weizhixiang Food Co., Ltd.	9.72
The Simply Good Foods Company	4.16
Tingyi (Cayman Islands) Holding Corp.(1)	0.92
Toyo Suisan Kaisha, Ltd.	0.69
Uni-President Enterprises Corp.(1)	1.25
Whole Earth Brands, Inc.	2.30
Beyond Meat, Inc.	18.56
Laird Superfood, Inc.	6.81
Modern Plant Based Foods Inc.	36.56
Oatly Group AB(1)	22.52
Tattooed Chef, Inc.	8.53
The Very Good Food Company Inc.	48.52
Vital Farms, Inc.	2.64
Mean	12.19

Source: Capital IQ

Ace has determined the enterprise value of DDC by Using the average EV/S multiple of the Comparables (calculated as the annual sales with the average EV/S multiple applied). The annual sales figure used for DDC was based on the audited rolling 12 months revenue from July 2020 to June 2021 (RMB 167.3 million), given in DDC’s latest audited Income Statement. The estimated value of DDC is approximately US$301 million (including the adjustment of Control Premium and discount for lack of marketability (“DLOM”).

DDC Financial Data	Values in millions, USD
Enterprise Value	315.1
Add: Cash(1)	16.5
Less: Debt(1)	(17.1)
Implied Equity Value	314.5
Add: Control Premium(2)	36.2
Less: DLOM(3)	(49.7)
Implied Equity Value after Adjustment	301.0

____________

(1)      Cash and debt values derived from DDC’s audited balance sheet as of June 30, 2021.

(2)      Control Premium of 11.5% calculated based on research in “The Control Premium: A Preference for Payoff Autonomy” by David Owens, Zachary Grossman and Ryan Fackler on American Economic Journal: Microeconomics in 2014.

(3)      DLOM of 15.8% calculated based on research in the Stout Restricted Stock Study, published by Business Valuation Resources, LLC in 2020

Ace’s management noted that the implied equity value after adjustment that Ace calculated based on the financial data provided by DDC as of July 31, 2021 was in line with Moore’s opinion on the market value of DDC.

This analysis was prepared by Ace based on the professional judgement of its team. The analysis above should not be deemed determinative of fact and of future results. This analysis reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of DDC.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that the directors and officers of Ace have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

•        If a business combination is not consummated by April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination, we will be required to liquidate. In such event, the 1,150,000 ordinary shares held by Ace’s initial shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such ordinary shares had an aggregate market value of approximately $11,695,500 based on the closing price of Ace Shares of $10.17 on the Nasdaq Stock Market as of Oct 21, 2021.

•        In the absence of shareholder approval for a further extension, if a business combination is not consummated by April 8, 2022 or by the latest January 8, 2023, if the time to consummate a business combination is further extended, 304,000 Private Placement Units purchased by the Sponsor for a total purchase price of $3,040,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $3,164,640 closing price of Ace Units of $10.41 on Nasdaq as of Oct 21, 2021.

•        As of December 31, 2021, Ace has $185,867 in a principal amount outstanding under the Notes that, pursuant to the Agreement, are convertible into 18,586 Ace Units upon the closing of the Business Combination. In the absence of shareholder approval for a further extension, if a business combination is not consummated by April 8, 2022 or by the latest January 8, 2023, if the time to consummate a business combination is further extended, then such loans may not be repaid.

•        Unless Ace consummates the Business Combination, its officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of Ace’s officers, directors and initial shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting DDC as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

•        In addition, the exercise of Ace’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

•        If the Business Combination with DDC is consummated, DDC will designate all of the members of the Board of Ace.

THE AMENDMENT PROPOSAL

Purpose of the Amendment Proposal

In connection with the transactions contemplated by the Share Exchange Agreement, Ace and DDC have agreed that post-closing, Ace amend its Amended and Restated Memorandum and Articles to better reflect our ongoing operations subsequent to completion of the Business Combination. Each of the main amendments was negotiated as part of the Business Combination. The Ace Board’s reasons for proposing each amendment to its Amended and Restated Memorandum and Articles are set forth below: -

Amendment No.1:	Update the authorized number of shares of the Company;
Reason:

The Board believes this amendment will provide us with increased flexibility in meeting future corporate needs and requirements by providing an unlimited number of Ordinary Shares shares, which will be available for issuance from time to time as determined by the post-combination board of directors for any proper corporate purpose including additional equity financings without the expense and delay associated with a sharesholders’ meeting, except where required by applicable rules, regulations and laws.

The Board also believes that it is important for the post-combination Company to have available for issuance a number of authorized but unissued ordinary sufficient to facilitate the transactions contemplated by the Business Combination, to support our growth and to provide flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining shareholder approval for a particular issuance.

Amendment No. 2	Creation of a class of preferred shares
Reason

The Board believes that it is important for the post-combination Company to have available for issuance a number of authorized but unissued preference shares sufficient to facilitate the transactions contemplated by the Business Combination, to support our growth and to provide flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining shareholder approval for a particular issuance

Amendment No.3:	Delete provisions relating to business combination;
Reason:

The Board believes that certain provisions which governed Ace as a special purpose acquisition company will no longer be relevant following the completion of the Business Combination and should be eliminated.

Required Vote

Approval of the Amendment Proposal requires the affirmative vote of 50% of the issued and outstanding ordinary shares present and entitled to vote at the extraordinary general meeting.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Amendment Proposal.

THE NASDAQ PROPOSAL

Background and Overview

Under the terms of the Share Exchange Agreement, Ace is required to issue more than 20% of its issued and outstanding ordinary shares to DDC’s current shareholders. Because of the issuance of in excess of 20% of the outstanding ACBA Shares, we are required to obtain shareholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares); or (B) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the greater of book or market value of the stock if the number of ordinary shares to be issued is or may be equal to 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, Ace would issue shares representing more than 20% of its outstanding ordinary shares in connection with the Business Combination. The issuance of such shares would result in significant dilution to the Ace shareholders and would afford such shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Ace.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, Ace would be in violation of Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of DDC’s current shareholders and DDC to close the Business Combination that ACBA Shares remain listed on the Nasdaq Capital Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be consummated.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of ACBA Shares represented in person or by proxy at the extraordinary general meeting of Ace shareholders and entitled to vote thereon.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Nasdaq Proposal.

THE BUSINESS COMBINATION ADJOURNMENT PROPOSAL

Purpose of the Business Combination Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Share Exchange Agreement and the transactions contemplated thereby, the Ace’s Board of directors may adjourn the extraordinary general meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will Ace seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination.

Required Vote

Approval of the Business Combination Adjournment Proposal requires the affirmative vote of the holders of a majority of the ACBA Shares as of the record date represented in person or by proxy at the extraordinary general meeting of Ace shareholders and entitled to vote thereon. Adoption of the Business Combination Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Business Combination Adjournment Proposal.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF DDC

The following selected historical consolidated statements of comprehensive income data (other than US$ data) for 2019 and 2020, the selected consolidated balance sheets data (other than US$ data) as of December 31, 2019 and 2020 and the selected consolidated statements of cash flows data (other than US$ data) for the year ended 31 December 2019 and 2020 have been derived from the audited consolidated financial statements included elsewhere in this proxy statement.

The summary consolidated statements of comprehensive income data (other than US$ data) for the six months ended June 30, 2020 and 2021, the summary consolidated balance sheets data (other than US$ data) as of June 30, 2021 and the summary consolidated statements of cash flows data (other than US$ data) for the six months ended June 30, 2020 and 2021 have been derived from the unaudited condensed consolidated financial statements included elsewhere in this proxy statement.

DDC’s historical results are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with DDC’s consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DDC” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of DDC or ACBA.

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Comprehensive Loss Data:
Total revenues	155,641,432	169,140,193	26,196,480	89,983,026	88,143,068	13,651,623
Cost of revenues	(125,111,717)	(141,302,094)	(21,884,908)	(75,876,090)	(69,166,340)	(10,712,502)
Gross profit	30,529,715	27,838,099	4,311,572	14,106,936	18,976,728	2,939,121
Fulfillment expenses	(9,936,724)	(9,090,212)	(1,407,895)	(4,262,443)	(8,426,190)	(1,305,051)
Sales and marketing expenses	(98,513,467)	(65,672,485)	(10,171,373)	(33,308,656)	(32,264,140)	(4,997,079)
Product development expenses	(19,510,288)	(7,816,045)	(1,210,551)	(2,291,998)	—	—
General and administrative expenses	(43,644,941)	(42,004,285)	(6,505,633)	(16,263,663)	(19,532,084)	(3,025,135)
Loss from operations	(141,075,705)	(96,744,928)	(14,983,880)	(42,019,824)	(41,245,686)	(6,388,144)
Interest expenses	(4,066,345)	(6,996,708)	(1,083,652)	(2,997,263)	(12,564,454)	(1,945,986)
Interest income	287,037	10,360	1,605	14,614	3,791	587
Foreign currency exchange gains/(losses), net	(605,437)	1,069,943	165,713	177,682	(63,364)	(9,814)
Other income	4,355,709	5,395,221	835,613	1,085,425	894,344	138,516
Other expenses	(10,986,902)	(2,947,196)	(456,463)	—	(260,878,989)	(40,405,010)
Changes in fair value of financial instruments	(7,347,211)	(15,600,310)	(2,416,180)	(10,261,426)	(33,413,002)	(5,175,015)

Loss before income tax benefit	(159,438,854)	(115,813,618)	(17,937,244)	(54,000,792)	(347,267,360)	(53,784,866)
Income tax benefit	1,648,115	1,369,828	212,159	805,034	1,160,599	179,754
Net loss	(157,790,739)	(114,443,790)	(17,725,085)	(53,195,758)	(346,106,761)	(53,605,112)

	As of December 31,			As of June 30,
	2019	2020	2020	2021	2021
	RMB	RMB	USD	RMB	USD
Consolidated Balance Sheets Data:
Total current assets	100,849,302	97,725,199	15,135,705	156,342,267	24,214,334
Total non-current assets	37,708,790	33,095,428	5,125,828	34,371,963	5,323,538
Total assets	138,558,092	130,820,627	20,261,533	190,714,230	29,537,872
Total current liabilities	124,936,272	198,265,047	30,707,343	201,141,831	31,152,899
Total non-current liabilities	36,192,096	67,424,595	10,442,739	217,903,596	33,748,970
Total liabilities	161,128,368	265,689,642	41,150,082	419,045,427	64,901,869
Total mezzanine equity	502,897,585	517,049,423	80,080,758	663,700,557	102,794,127
Total shareholders’ deficit	(525,467,861)	(651,918,438)	(100,969,307)	(892,031,754)	(138,158,124)
Total liabilities, mezzanine equity and shareholders’ deficit	138,558,092	130,820,627	20,261,533	190,714,230	29,537,872
	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Consolidated Statements of Cash Flow Data:
Net cash used in operating activities	(177,552,741)	(48,753,843)	(7,551,008)	(23,724,902)	(44,716,628)	(6,925,723)
Net cash used in investing activities	(2,096,926)	(13,009,966)	(2,014,987)	(10,220,468)	(69,326,588)	(10,737,321)
Net cash provided by financing activities	206,231,758	76,854,480	11,903,245	42,176,952	90,968,322	14,089,199
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	1,907,340	(3,231,146)	(500,444)	(1,743,510)	1,843,982	285,596
Net increase in cash, cash equivalents and restricted cash	28,489,431	11,859,525	1,836,806	6,488,072	(21,230,912)	(3,288,249)
Cash, cash equivalents and restricted cash at beginning of the period	18,274,571	46,764,002	7,242,822	46,764,002	58,623,527	9,079,628
Cash, cash equivalents and restricted cash at end of the period	46,764,002	58,623,527	9,079,628	53,252,074	37,392,615	5,791,379

Non-GAAP Financial Measure

We use adjusted net loss, non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. Adjusted net loss represents net loss excluding changes in income tax benefit, interest expenses, interest income, foreign currency exchange loss/(gain), net, other income, other expenses, changes in fair value of financial instruments, depreciation expense and amortization expense.

We believe that the adjusted net loss help identify underly trends in our business that could otherwise be distorted by the effect of certain expenses that we are included in net loss. We believe that adjusted net loss provide useful information about our operating results, enhance the overall understanding of our past performance and future prospect and allow for greater visibility with respect to key metrics used by our management uses in its financial and operational decision making.

	For the year ended December 31			For the six months ended June 30
	2019	2020	2020	2020	2021	2021
	RMB	RMB	US$	RMB	RMB	US$
Net loss	(157,790,739)	(114,443,790)	(17,725,085)	(53,195,758)	(346,106,761)	(53,605,112)
Add:
Income tax benefit	(1,648,115)	(1,369,828)	(212,159)	(805,034)	(1,160,599)	(179,754)
Interest expenses	4,066,345	6,996,708	1,083,652	2,997,263	12,564,454	1,945,986
Interest income	(287,037)	(10,360)	(1,605)	(14,614)	(3,791)	(587)
Foreign currency exchange loss/(gain), net	605,437	(1,069,943)	(165,713)	(177,682)	63,364	9,814
Other income	(4,355,709)	(5,395,221)	(835,613)	(1,085,425)	(894,344)	(138,516)
Other expenses	10,986,902	2,947,196	456,463	—	260,878,989	40,405,010
Changes in fair value of financial instruments	7,347,211	15,600,310	2,416,180	10,261,426	33,413,002	5,175,015
Depreciation expense	7,525,233	4,506,548	697,975	2,484,976	1,059,849	164,150
Amortization expense	1,809,091	1,809,091	280,193	904,545	1,637,878	253,675
Adjusted net loss	(131,741,381)	(90,429,289)	(14,005,712)	(38,630,303)	(38,547,959)	(5,970,319)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/consent solicitation statement/prospectus.

ACE is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of ACE and DDC adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

The historical financial information of ACE was derived from the audited financial statements of ACE as of December 31, 2020 and for the period from November 2, 2020 (inception) through December 31, 2020, and the unaudited condensed financial statements of ACE as of and for the nine month period ended September 30, 2021, included elsewhere in this proxy statement. The historical financial information of DDC was derived from the audited consolidated financial statements of DDC as of and for the year ended December 31, 2020, included elsewhere in this proxy statement, and the unaudited condensed consolidated financial statements of DDC as of and for the nine months ended June 30, 2021, which is not included in the proxy statement. This information should be read together with ACE’s and DDC’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ace Global Business Acquisition Limited,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DDC” and other financial information included elsewhere in this proxy statement.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, ACE will be treated as the “accounting acquiree” and DDC as the “accounting acquirer” for financial reporting purposes. DDC was determined to be the accounting acquirer primarily because DDC shareholders will collectively own a majority of the outstanding shares of the combined company as of the closing of the Business Combination (76.2% in no redemption scenario and 86.3% in maximum redemption scenario, see the pro forma common shares outstanding under the two scenarios table below), DDC management have nominated five of the five board of directors as of the closing of the Business Combination, and DDC’s management will continue to manage the combined company. Additionally, DDC’s business will comprise the ongoing operations of the combined company immediately following the consummation of the Business Combination. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of DDC issuing shares for the net assets of ACE, followed by a recapitalization. Accordingly, the consolidated assets, liabilities, and results of operations of DDC will become the historical financial statements of the combined entity, and ACE’s assets, liabilities and results of operations will be consolidated with DDC beginning on the acquisition date.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the unaudited historical consolidated balance sheet of DDC as of June 30, 2021, included elsewhere in this proxy statement, with the unaudited historical balance sheet of ACE as of September 30, 2021, included elsewhere in this proxy statement, assumes that the Business Combination and related transactions occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months period ended September 30, 2021 combines the unaudited historical consolidated statement of operations and comprehensive loss of DDC for the nine months period ended June 30, 2021, which is not included in the proxy statement, with the unaudited historical statement of operations and comprehensive loss of ACE for the nine months period ended September 30, 2021, included elsewhere in this proxy statement, gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2020. DDC and ACE have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The combined entity will incur additional costs after the Business Combination in order to satisfy its obligations as a SEC-reporting public company.

The Business Combination and Related Transactions

The aggregate Business Combination consideration for the Business Combination will be $300.0 million, payable in the form of Ace’s ordinary shares valued at $10.00 per share. In addition, in a related transaction, ACE has granted management compensation of up to 3,600,000 additional ordinary shares in the aggregate in four tranches granted to the management of DDC upon the occurrence of each Earnout Triggering Event (the “Earnout Shares”):

•        Management earnout of 1,000,000 additional shares, if the surviving company’s revenue exceeds $41.0 million for the fiscal year ended December 31, 2021, as evidenced by and pursuant to the audited consolidated financial statement for the fiscal year ended 2021 (“Earnout 1”);

•        Management earnout of 1,000,000 additional shares, if the surviving company’s revenue exceeds $66.0 million for the fiscal year ended December 31, 2022, as evidenced by and pursuant to the audited consolidated financial statement for the fiscal year ended 2022 (“Earnout 2”);

•        Management earnout of 1,000,000 additional shares, if the surviving company’s revenue exceeds $118.0 million for the fiscal year ended December 31, 2023, as evidenced by and pursuant to the audited consolidated financial statement for the fiscal year ended 2023 (“Earnout 3”); and

•        Management earnout of 600,000 additional shares, if the volume weighted-average per-share trading price of the surviving company is at or above $18.0 for 20 consecutive trading dates in any 20-day continuous trading period up to December 31, 2025 (“Earnout 4”).

•        The grant of Earnout Shares underlying stock options to management is considered a compensatory award and accounted for under ASC 718, Share-Based Compensation. Under this guidance, the award is measured at fair value at the grant (or issue) date and expense is recognized over the time-based vesting period. The Earnout Shares for management underlying the stock option are equity-classified so periodic expense is based on the fair value of the award as vesting occurs with a charge and a credit to additional paid-in-capital.

Fair Value of Earn-Out Shares at Grant Date

As described above, the preliminary estimated fair value of the Earnout Shares issuable to management as share awards is $32.0 million. The amount recorded as stock-based compensation expense in the unaudited pro forma condensed statements of operations was $11.2 million for the year ended 31 December 2020, $5.6 million for the six month period ended 30 June 2021 and $8.4 million for the nine month period ended 30 September 2021 respectively recognized over the vesting period, assumed to be beginning on 1 January 2020. The portion of the estimated fair value of the Earnout Shares associated with unvested share awards will be recognized as an expense as the share awards are vested. The preliminary fair value of the Earnout Shares was determined based on market price reference and Monte Carlo simulation valuation model that utilized a distribution of potential outcomes on a monthly basis over the Earnout Period using the most reliable information available. The preliminary fair values of the Earnout Shares are subject to change as additional information becomes available and additional analyses are performed. Such changes could be material once the final valuation is determined at the closing of the Transactions. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

•        Current stock price — The current stock price was set at the deemed value of $10 per share for the DDC Common Stock.

•        Expected volatility — The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

•        Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the Earnout Period.

•        Expected term — The expected term is the Earnout Period.

•        Expected dividend yield — The expected dividend yield is zero, as we have never declared or paid cash dividends and have no current plans to do so during the expected term.

Upon the terms and subject to the conditions set forth in the Business Combination Agreement, at the Closing, DDC shall be an wholly owned subsidiary of ACE. The Business Combination shall be consummated in accordance with the Merger Agreement and the Companies Act. The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

•        the Business Combination of ACE and DDC, with DDC becoming a wholly owned subsidiary of ACE;

•        the consummation of the Business Combination and reclassification of cash held in ACE’s trust account to cash and cash equivalents, net of redemptions (see below);

•        the consummation of the Private Placement, where $35 million is expected to be raised from PIPE investors;

•        the conversion of certain DDC warrants to ordinary shares of DDC, the remaining warrant will be change to ACE’s warrant;

•        the consummation of the share swap with PFI Food Industry Limited (“PFI”), recognizing PFI shares received and DDC Redeemable Preference Shares allotted; in the second half of 2021, the share swap with PFI has been completed.

•        the conversion of the Redeemable Preference Shares (“DDC Preferred Stock”) to permanent equity, reclassification of Class A Ordinary Shares and Series Seed preferred shares to additional paid-in capital and cancellation of Class B Ordinary Shares;

•        Except certain convertible bonds redeemed, others convert into ordinary shares of DDC.

•        the accounting for transaction costs incurred by both ACE and DDC;

•        the buyback of 200,000 ACE’s ordinary shares from ACE Global Investment Limited at $10.0 per Ordinary Share using the funds of the trust account;

•        the settlement of ACE promissory notes with cash; and

•        the issuance of equity compensation to DDC employees where the share options meeting service conditions are exercisable upon a qualified IPO.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of ACE’s ordinary shares:

•        Assuming No Redemptions:    This scenario assumes that no public stockholders of ACE exercise redemption rights with respect to their public shares for a pro rata share of the funds in ACE’s trust account.

•        Assuming Maximum Redemptions:    This scenario assumes that 4,600,000 of the Public Shares are redeemed for an aggregate payment of approximately $46.92 million (based on the estimated per share redemption price of approximately $10.20 per share based on the ACE’s as-adjusted trust account as of September 30, 2021). Under the terms of the Business Combination Agreement, the consummation of the Business Combination is conditioned upon ACE delivering to DDC evidence that, immediately prior to the Closing (and following any redemptions of public shares), ACE will have net tangible assets of at least $5.0 million upon consummation of the Business Combination. Further, the Business Combination Agreement provides that DDC is not required to consummate the Transactions if immediately prior to the consummation of the Transactions, ACE does not have at least $15.0 million of cash available to be released from the trust account and/or received by ACE under the Subscription Agreements after giving effect to payment of amounts that ACE will be required to pay to converting stockholders upon consummation of the Transactions.

•        The existing DDC shareholders will hold 30,000,000 of the public shares immediately after the Business Combination, which approximates a 76.2% ownership level assuming no redemptions and a 86.3% ownership level assuming maximum redemptions as of September 30, 2021, and 76.8% ownership level assuming no redemptions and a 87.1% ownership level assuming maximum redemptions as of December 31, 2020 respectively. The following summarizes the pro forma common shares outstanding under the two scenarios (excluding the potential dilutive effect of warrants and Earnout Shares):

September 30, 2021

	No Redemption		Maximum Redemption
	Common Shares	%	Common Shares	%
Stockholders
Former DDC stakeholders	30,000,000	76.2%	30,000,000	86.3%
Private shares(1)	1,454,000	3.2%	1,454,000	3.6%
Less: Cancelation of ordinary shares buy-back from Ace Global Investment Limited	(200,000)		(200,000)
Public shares(2)	4,600,000	11.7%	—	0.0%
Private Placement	3,500,000	8.9%	3,500,000	10.1%
Total shares of ACE common stock outstanding at closing of the Transaction	39,354,000	100.0%	34,754,000	100.0%

December 31, 2020

	No Redemption		Maximum Redemption
	Common Shares	%	Common Shares	%
Stockholders
Former DDC stakeholders	30,000,000	76.8%	30,000,000	87.1%
Private shares(1)	1,150,000	2.4%	1,150,000	2.8%
Less: Cancelation of ordinary shares buy-back from Ace Global Investment Limited	(200,000)		(200,000)
Public shares(2)	4,600,000	11.8%	—	0.0%
Private Placement	3,500,000	9.0%	3,500,000	10.1%
Total shares of ACE common stock outstanding at closing of the Transaction	39,050,000	100.0%	34,450,000	100.0%

____________

(1)      Represents non-redeemable Private shares of ACE.

(2)      Represents redeemable Public shares of ACE. Under guidance of ASC 480-10-S99-3A, all common shares issued to the public are redeemable and shall be classified outside of permanent equity. Therefore, in the above table, all 4,600,000 public shares are treated as redeemable. The calculation of the number of shares subject to redemption in Form 10-Q of ACE treats shares subject to possible redemption in the premise that ACE has net asset remaining of $5 million subsequent to redemption, thereby showing a different redeemable no. of shares.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the unaudited historical consolidated balance sheet of DDC as of June 30, 2021, included elsewhere in this proxy statement, with the unaudited historical balance sheet of ACE as of September 30, 2021, included elsewhere in this proxy statement, and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months period ended September 30, 2021 combines the unaudited historical consolidated statement of operations and comprehensive loss of DDC for the nine months period ended June 30, 2021, which is not included in the proxy statement, with the unaudited historical statement of operations and comprehensive loss of ACE for the nine months period ended September 30, 2021, included elsewhere in this proxy statement. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands, except share data)

	As of June 30, 2021	As of September 30, 2021	As of September 30, 2021			As of September 30, 2021
	DDC Enterprise (Historical)	Ace Global (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Current assets:
Cash and cash equivalents	689	317	46,922	(A)	67,026	46,922	(A)	20,104
			35,000	(D)		35,000	(D)
			(11,918)	(H)		(11,918)	(H)
			(1,840)	(I)		(1,840)	(I)
			(2,000)	(M)		(2,000)	(M)
			(144)	(N)		(144)	(N)
						(46,922)	(B)
Restricted cash	5,103	—	—		5,103	—		5,103
Short-term investments	10,685	—	—		10,685	—		10,685
Accounts receivable, net	1,560	—	—		1,560	—		1,560
Inventories, net	3,564	—	—		3,564	—		3,564
Prepayments and other current assets	2,614	122	—		2,736	—		2,736
Total current assets	24,215	439	66,020		90,674	19,098		43,752

Long-term investment	381	—	13,895	(J)	14,276	13,895	(J)	14,276
Property, plant and equipment, net	761	—	—		761	—		761
Intangible assets, net	2,609	—	—		2,609	—		2,609
Goodwill	1,286	—	—		1,286	—		1,286
Cash and investments held in trust account	—	46,922	(46,922)	(A)	—	(46,922)	(A)	—
Other non-current assets	287	—	—		287	—		287
Total assets	29,539	47,361	32,993		109,893	(13,929)		62,971

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Short-term bank borrowings	5,298	—	—		5,298	—		5,298
Accounts payable	4,256	—	—		4,256	—		4,256
Contract liabilities	323	—	—		323	—		323
Shareholders’ loan	8,759	—	—		8,759	—		8,759
Amounts due to related parties	119	144	(144)	(N)	119	(144)	(N)	119
Accrued expenses and other current liabilities	10,122	12	—		10,134	—		10,134
Contingent payables	566	—	—		566	—		566
Convertible loans	1,710	—	(1,710)	(O)	—	(1,710)	(O)	—
Total current liabilities	31,153	156	(1,854)		29,455	(1,854)		29,455

Long-term bank borrowings	773	—	—		773	—		773
Options Liability	5,385	—	—		5,385	—		5,385
Warrants liabilities	27,403	1,200	(26,911)	(E)	1,692	(26,911)	(E)	1,692
Deferred underwriting compensation	—	1,840	(1,840)	(I)	—	(1,840)	(I)	—
Deferred income tax liabilities	187	—	—		187	—		187
Total liabilities	64,901	3,196	(30,605)		37,492	(30,605)		37,492

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

(in thousands, except share data)

	As of June 30, 2021	As of September 30, 2021	As of September 30, 2021			As of September 30, 2021
	DDC Enterprise (Historical)	Ace Global (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Mezzanine equity:
Series A preferred shares	9,491	—	(9,491)	(F)	—	(9,491)	(F)	—
Series A-1 preferred shares	7,897	—	(7,897)	(F)	—	(7,897)	(F)	—
Series B preferred shares	10,987	—	(10,987)	(F)	—	(10,987)	(F)	—
Series B-1 preferred shares	12,159	—	(12,159)	(F)	—	(12,159)	(F)	—
Series B-2 preferred shares	23,199	—	(23,199)	(F)	—	(23,199)	(F)	—
Series C preferred shares	19,361	—	(19,361)	(F)	—	(19,361)	(F)	—
Series C-1 preferred shares	19,700	—	(19,700)	(F)	—	(19,700)	(F)	—
Ordinary shares, subject to redemption 3,871,369 shares (at conversion value of $10.20 per share)	—	46,920	(46,920)	(C)	—	(46,920)	(B)	—
Total mezzanine equity	102,794	46,920	(149,714)		—	(149,714)		—

Shareholders’ deficit
Class A ordinary shares	84	—	(84)	(F)	—	(84)	(F)	—
Class B ordinary shares	15	—	(15)	(F)	—	(15)	(F)	—
Series Seed preferred shares	9,071	—	(9,071)	(F)	—	(9,071)	(F)	—
Ordinary shares	—	1	39	(C)	41	34	(C)	36
			1	(O)		1	(O)
Additional paid-in capital	15,929	—	13,895	(J)	226,429	13,895	(J)	179,512
			1,768	(O)		1,768	(O)
			26,911	(E)		26,911	(E)
			84,274	(F)		84,274	(F)
			10,560	(K)		10,560	(K)
			35,000	(D)		35,000	(D)
			7,500	(L)		7,500	(L)
			(11,533)	(H)		(11,533)	(H)
			(2,000)	(M)		(2,000)	(M)
			(39)	(C)		(34)	(C)
			(2,756)	(G)		(2,756)	(G)
			46,920	(C)		(2)	(B)
Accumulated deficit	(167,585)	(2,756)	2,756	(G)	(158,399)	2,756	(G)	(158,399)
			(385)	(H)		(385)	(H)
			(10,560)	(K)		(10,560)	(K)
			(7,500)	(L)		(7,500)	(L)
			(59)	(O)		(59)	(O)
			27,690	(F)		27,690	(F)
Accumulated other comprehensive (loss)/income	3,748	—	—		3,748	—		3,748
Non-controlling interest	582	—	—		582	—		582
Total shareholders’ deficit	(138,156)	(2,755)	213,312		72,401	166,390		25,479
Total liabilities, mezzanine equity and shareholders’ deficit	29,539	47,361	32,993		109,893	(13,929)		62,971

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in USD thousands, except share and per share data)

	Nine Months Ended June 30 2021	Nine Months Ended Sept 30 2021	Transaction Accounting Adjustments (Assuming No Redemptions)		Nine Months Ended June 30 2021 and Sept 30 2021	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Nine Months Ended June 30 2021 and Sept 30 2021
	DDC Enterprise (Historical)	Ace Global (Historical)			Pro Forma Combined (Assuming No Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
Total revenue	20,373	—	—		20,373	—		20,373
Operating expenses
Cost of revenues	(16,304)	—	—		(16,304)	—		(16,304)

Fulfillment expenses	(1,750)	—	—		(1,750)	—		(1,750)
Sales and marketing expenses	(7,408)	—	(1,409)	(1)	(17,246)	(1,409)	(1)	(17,246)
			(8,429)	(2)		(8,429)	(2)	—
Research and development expenses	(207)	—	—		(207)	—		(207)
General and administrative	(4,967)	(721)	—		(5,688)	—		(5,688)
								—
Loss from operations	(10,263)	(721)	(9,838)		(20,822)	(9,838)		(20,822)
Interest expenses	(2,395)	—	—		(2,395)	—		(2,395)
Interest income	1	—	—		1	—		1
Foreign currency exchange gains/(losses), net	63	—	—		63	—		63
Other income	457	—	—		457	—		457
Other expenses	(40,405)	2	—		(40,403)	—		(40,403)
Changes in fair value of financial instruments	(5,478)	59	4,725	(4)	(694)	4,725	(4)	(694)
Loss before income taxes	(58,020)	(660)	(5,113)		(63,793)	(5,113)		(63,793)
Income tax benefit	291	—	—		291	—		291
Net loss	(57,729)	(660)	(5,113)		(63,502)	(5,113)		(63,502)
Accretion of redeemable convertible preferred shares to redemption value and accretion of carrying value to redemption value	(25,610)	(2,080)	27,690	(5)	—	27,690	(5)	—
Net loss attributable to ordinary shareholders	(83,339)	(2,740)	22,577		(63,502)	22,577		(63,502)
Net loss attributable to non-controlling interest	(150)	—	—		(150)	—		(150)
Net loss attributable to DDC Enterprise Limited/ACE	(83,189)	(2,740)	22,577		(63,352)	22,577		(63,352)

Other comprehensive loss, net of sales:
Foreign currency translation adjustment, net of nil income taxes	2,699	—	—		2,699	—		2,699
Net unrealized gains on available-for-sales securities:	7	—	—		7	—		7
Total other comprehensive loss	2,706	—	—		2,706	—		2,706

Comprehensive loss:	(80,634)	(2,740)	22,577		(60,797)	22,577		(60,797)
Comprehensive loss attributable to non-controlling interests	(150)	—	—		(150)	—		(150)
Comprehensive loss attributable to DDC Enterprise Limited	(80,484)	(2,740)	22,577		(60,647)	22,577		(60,647)
Net loss per ordinary share
Basic and diluted	(1.572)	(2.039)	—		(1.541)	—		(1.745)

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share
Basic and diluted	51,190,503	1,343,758	—		39,354,000	—		34,754,000

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in USD thousands, except share and per share data)

	Year Ended December 31, 2020	Period From November 2, 2020 (Inception) Through December 31, 2020	Transaction Accounting Adjustments (Assuming No Redemptions)		Year Ended December 31, 2020	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Year Ended December 31, 2020
	DDC Enterprise (Historical)	Ace Global (Historical)			Pro Forma Combined (Assuming No Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
Total revenue	26,196	—	—		26,196	—		26,196
Operating expenses
Cost of revenues	(21,885)	—	—		(21,885)	—		(21,885)
Fulfillment expenses	(1,408)	—	—		(1,408)	—		(1,408)
Sales and marketing expenses	(10,171)	—	(9,151)	(1)	(30,560)	(9,151)	(1)	(30,560)
			(11,238)	(2)		(11,238)	(2)
Product development expenses	(1,210)	—	—		(1,210)	—		(1,210)
General and administrative	(6,506)	(16)	(385)	(5)	(6,907)	(385)	(5)	(6,907)
Loss from operations	(14,984)	(16)	(20,774)		(35,774)	(20,774)		(35,774)

Interest expenses	(1,084)	—	—		(1,084)	—		(1,084)
Interest income	2	—	—		2	—		2
Foreign currency exchange gains/(losses), net	166	—	—		166	—		166
Other income	835	—	—		835	—		835
Other expenses	(456)	—	(59)	(6)	(515)	(59)	(6)	(515)
Changes in fair value of financial instruments	(2,416)	—	2,397	(3)	(19)	2,397	(3)	(19)

Loss before income taxes	(17,937)	(16)	(18,436)		(36,389)	(18,436)		(36,389)
Income tax benefit	212	—	—		212	—		212
Net loss	(17,725)	(16)	(18,436)		(36,177)	(18,436)		(36,177)
Accretion of redeemable convertible preferred shares to redemption value	(7,640)	—	7,640	(4)	—	7,640	(4)	—
Net loss attributable to ordinary shareholders	(25,365)	(16)	(10,796)		(36,177)	(10,796)		(36,177)
Net loss attributable to non-controlling interest	(146)	—	—		(146)	—		(146)
Net loss attributable to DDC Enterprise Limited/ACE	(25,219)	(16)	(10,796)		(36,031)	(10,796)		(36,031)

Other comprehensive loss, net of sales:
Foreign currency translation adjustment, net of nil income taxes	5,780	—	—		5,780	—		5,780
Total other comprehensive loss	5,780	—	—		5,780	—		5,780

Comprehensive loss:	(19,585)	(16)	(10,796)		(30,397)	(10,796)		(30,397)
Comprehensive loss attributable to non-controlling interests	(146)	—	—		(146)	—		(146)
Comprehensive loss attributable to DDC Enterprise Limited/ACE	(19,439)	(16)	(10,796)		(30,251)	(10,796)		(30,251)
Net loss per ordinary share
Basic and diluted	(1.39)	(0.02)	—		(0.78)	—		(0.88)
Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share
Basic and diluted	14,000,000	1,000,000	—		39,050,000	—		34,450,000

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in USD thousands, except share and per share data)

NOTE 1 — BASIS OF PRESENTATION

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, ACE will be treated as the “accounting acquiree” and DDC as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of DDC issuing shares for the net assets of ACE, followed by a recapitalization. The net assets of ACE will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of DDC.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the unaudited historical consolidated balance sheet of DDC as of June 30, 2021, included elsewhere in this proxy statement, with the unaudited historical balance sheet of ACE as of September 30, 2021, included elsewhere in this proxy statement, assumes that the Business Combination and related transactions occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months period ended September 30, 2021 combines the unaudited historical consolidated statement of operations and comprehensive loss of DDC for the nine months period ended June 30, 2021, which is not included in the proxy statement, with the unaudited historical statement of operations and comprehensive loss of ACE for the nine months period ended September 30, 2021, included elsewhere in this proxy statement, gives pro forma effect to the Business Combination as if it had been completed on January 1, 2020 respectively. These periods are presented on the basis that DDC is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that ACE believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ACE believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that ACE’s warrants will maintain liability classified upon completion of the Business Combination. DDC management has not yet performed a comprehensive review of the accounting policies related to ACE’s warrants, and the warrants in the pro forma condensed combined balance sheet are currently disclosed at the fair value determined by ACE as of 30 September 2021, on the assumption that the Business Combination has not occurred.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of ACE and DDC.

NOTE 2 — ACCOUNTING POLICIES AND RECLASSIFICATIONS

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align ACE’s financial statement presentation with that of DDC.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). ACE has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. DDC and ACE have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. DDC and ACE have not reflected the income tax benefit in the pro forma statement of operations, as DDC and ACE do not believe that the income tax benefit is realizable and records a full valuation allowance against all deferred tax assets.

The pro forma basic and diluted earnings per share amounts as of December 31, 2020 and September 30, 2021 presented in the unaudited pro forma condensed combined statement of operations are based upon the number of DDC’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)    Reflects the reclassification of $46.9 million held in Ace’s trust account to cash and cash equivalents.

(B)    Reflects the reduction in cash and Ace’s additional-paid-in-capital in the amount of $46.9 million related to the maximum redemption scenario.

(C)    Reflects the reclassification of Ace’s ordinary shares subject to possible redemption into permanent equity and issue the new ordinary shares to DDC shareholders, PIPE investors, etc. at closing of the business combination.

(D)    Reflects cash proceeds from the concurrent Private Placement in the amount of $35.0 million and corresponding increase to additional-paid-in-capital.

(E)    Reflects the conversion of $26.91 million of DDC warrants into DDC ordinary shares. DDC warrants that are out of the money and not expect to convert and Ace warrants not converted will remain as warrants outstanding post Business Combination.

(F)    Reflects the conversion of the DDC Preferred Shares into permanent equity, reversal of accretion, reclassification of DDC Ordinary A Shares and Series Seed preferred shares into additional paid-in capital in accordance with the Business Combination Agreement, the cancellation of DDC Ordinary B Shares, and the reversal of accretion of ACE ordinary shares subject to redemption from carrying value to redemption value.

(G)    Reflects the elimination of Ace’s APIC and accumulated deficit upon consummation of the Business Combination.

(H)    Reflects an adjustment of $11.9 million to reduce cash for transaction costs expected to be incurred by Ace and DDC in relation to the Business Combination and Private Placement, including advisory, banking, printing, legal services. As part of the Business Combination, $0.4 million was subsequently occurred for advisory service and recorded in accumulated deficit, and the remaining $11.5 million was determined to be equity issuance costs and offset to additional-paid-in-capital.

(I)     Reflects the settlement of $1.84 million of accrued underwriting compensation incurred during the ACE IPO due upon completion of the business combination.

(J)     Reflects the consummation of the share swap with PFI Food Industry Limited (“PFI”), recognizing in the balance sheet an investment in PFI and an increase in DDC Redeemable Preference Shares allotted to PFI. These shares are converted into permanent equity.

(K)    Reflects the cumulative share-based compensation expenses of $10.6 million as of September 30, 2021 recognized using the graded-vesting method for awards granted by DDC to its employees that have satisfied the service conditions and are exercisable into Ace ordinary shares upon consummation of the Business Combination. The share options granted also included 3,067,526 share options granted to one employee in July 2021 for past services which will be fully vested upon Business Combination.

(L)    Reflects the preliminary estimated fair value of Earnout Shares at grant date, recorded as expense over the vesting period for the period from January 1, 2021 up to September 30, 2021 as it is expected that the performance condition for Earnout 1 is probable. For further information, please see “Fair Value of Earnout Shares”.

(M)   Reflects the buyback of 200,000 ACE common shares from ACE Global Investment Limited at $10.0 per share using the funds of the trust account.

(N)    Reflects the conversion of ACE promissory note to cash upon consummation of Business Combination, amounting to $185,867 at a price of $10.00 per unit.

(O)    Reflects the conversion of $1.71 million of DDC convertible loans into DDC ordinary shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(1)    Reflects the cumulative share-based compensation expenses of $9.1 million and $1.4 million for the year ended December 31, 2020 and for the nine months ended June 30, 2021 respectively, recognized using the graded-vesting method for awards granted by DDC to its employees that have satisfied the service conditions and are exercisable into Ace ordinary shares upon consummation of the Business Combination. The share options granted also included 3,067,526 share options granted to one employee in July 2021 for past services which is fully vested upon Business Combination.

(2)    Reflects the preliminary estimated fair value of Earnout Shares at grant date, recorded as expense over the vesting period from January 1, 2020 up to December 31, 2020, and for the nine months ended June 30, 2021, at $11.2 million and $8.4 million respectively as we expect the performance condition for Earnout 1-4 is probable. For further information, please see “Fair Value of Earnout Shares”.

(3)    Reflects the reversal of changes in fair value of financial instruments of the converted DDC warrants and convertible loans post Business Combination.

(4)    Reflects the reversal of accretion of redeemable convertible preferred shares to redemption value as all the preferred shares of DDC will be convert to ordinary shares post Business Combination, and the reversal of accretion of ACE ordinary shares subject to redemption from carrying value to redemption value.

(5)    Reflects an adjustment of $0.4 million expected to be incurred for advisory service to the Business Combination.

(6)    Reflects extinguishment loss upon the conversion of $0.06 million DDC convertible loans into DDC ordinary shares.

HISTORY AND CORPORATE STRUCTURE OF DDC

History of DDC Enterprise Limited

DDC Enterprise Limited is a Cayman Islands holding company and conducts its operations primarily in China through its wholly-owned or controlled subsidiaries. DDC was founded in Hong Kong in 2012 by Ms. Norma Chu as an online platform which distributed food recipe and culinary content. Subsequently, DDC further expanded its business to provide advertising services to brands that wish to place advertisement on DDC’s platform or video content. In 2015, DDC entered the Mainland China market through the establishment of Shanghai DayDayCook Information Technology Co., Ltd. (“SH DDC”) and Shanghai Weishi Information Technology Co., Ltd. (“Weishi”). DDC expanded its business in 2019 to include the production and sale of, among others, own-branded ready-to-heat (RTH), ready-to-cook (RTC) and plant-based food products.

Corporate Structure of DDC

DDC directly and wholly owns (a) DDC OpenStudio Limited (“DDC OpenStudio”), a Cayman Islands company incorporated in May 2017, (b) Perfect Foods Inc. (“Perfect Foods Inc.”), a Cayman Islands company incorporated in September 2019 and (c) Grand Leader Technology Limited (“Grand Leader”), a Hong Kong company incorporated in January 2011. DDC OpenStudio in turn holds all the share capital of DDC OpenStudio Media Limited (“DDC OpenStudio Media”), which was incorporated in July 2018 in Hong Kong. Perfect Foods Inc. in turns holds all the share capital of Good Foods HK Limited (“Good Foods HK”), which was incorporated in September 2019 in Hong Kong.

Through its wholly-owned subsidiary Grand Leader, which was incorporated for the purpose of handling advertising, business-to-consumer e-commerce and cooking classes in Hong Kong, DDC owns a direct equity interest in SH DDC and Shanghai Lashu Import and Export Trading Co., Ltd. (“SH Lashu”). SH DDC was established in January 2015 in China for the purpose of engaging in technology development of computer hardware and software, food circulation and advertising production in China, whilst SH Lashu was established in August 2017 in China as an import and export vehicle in China.

As of December, 2017, Shanghai Youlong Industrial Co., Ltd. (“SH Youlong”), a wholly owned subsidiary of SH DDC, was established for the purpose of engaging in cooking class services, food and beverage and retail business in China. SH Youlong owns a direct equity interest in Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd., which was established in March 2018 with its main business of engaging in cooking class services, food and beverage and retail business in China.

As of June 2019, Shanghai Juxiang Culture Media Co., Ltd. (“SH Juxiang”), a wholly owned subsidiary of SH DDC, was established for the purpose of engaging in e-commerce business in China.

As of January 2019, SH DDC acquired 60% equity interest in Fujian Jinjiang Yunmao Electronic Commerce Co., Ltd. (“Yunmao”), a limited liability company incorporated under the Laws of the PRC, to engage in food and beverage retail and e-commerce Yunmao owns a direct equity interest in Hangzhou Damao Technology Co., Ltd., which was established in June 2020 with a main business of e-commerce.

In July 2021, SH DDC and Chongqing Mengwei Technology Co., Ltd. set up a joint venture named Chongqing DayDayCook E-commerce Co., Ltd. (“CQ DDC”), in which, SH DDC holds 51% equity interest. CQ DDC was established for the purpose of engaging in online food retail business in China.

The following diagram illustrates DDC’s corporate structure as of the date of this proxy statement. Unless otherwise indicated, equity interests depicted in this diagram are held 100%.

Contractual Arrangements between SH DDC and the VIEs

SH DDC has entered into a series of contractual arrangement with Weishi and Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”), which allows SH DDC to exercise effective control over Weishi and City Modern and receive substantially all the economic benefits of Weishi and City Modern via variable interest entity structures. City Modern has entered into contractual arrangements with three farmer’s specialized co-operatives, namely, Shanghai City Vegetable Production and Distribution Co-op (“City Vegetable”), Shanghai Jiapin Vegetable Planting Co-op (“Jiapin Vegetable”), Shanghai Jiapin Ecological Agriculture Co-op (“Jiapin Ecological”, collectively with City Vegetable and Jiapin Vegetable, the “FSCs”), which allows City Modern to exercise effective control over FSCs and receive substantially all the economic benefits of FSCs via variable interest entity structures.

Weishi is a PRC limited liability company established in February 2015 for the purpose of obtaining an Internet Content Provider license. Weishi is engaged in media content distribution, APP operation and e-commerce. Since the establishment of Weishi, SH DDC has continuously controlled Weishi through a series of contractual arrangements, and the currently effective contractual arrangements were entered into by Weishi, SH DDC and Wang Xiaoxiao on February 21, 2017.

City Modern is a PRC limited liability company established in February 2007. City Modern is principally engaged in cultivation and merchandise of vegetable and fruits.

City Vegetable, Jiapin Vegetable and Jiapin Ecological are PRC farmer specialized cooperatives established in November 2004, November 2011 and November 2011, respectively.

Neither we nor our subsidiaries own any equity interest in Weishi, City Modern or FSCs. As such, Weishi, City Modern and FSCs are controlled through contractual arrangements in lieu of direct equity ownership by DDC or any of its subsidiaries. As a result of these contractual arrangements, DDC exerts control over DDC’s consolidated affiliated entities in the PRC and consolidates their operating results in its financial statements under U.S. GAAP.

The following is a summary of the contractual arrangements between SH DDC and Weishi (the “Weishi Contractual Arrangements”), SH DDC and City Modern (the “City Modern Contractual Arrangements”) and City Modern and FSCs (the “FSCs Contractual Arrangements”) that provide DDC with effective control of DDC’s VIEs and that enables it to receive substantially all of the economic benefits from their operations.

DDC is in the process of terminating both its VIE arrangements with Weishi and City Modern.

Weishi Contractual Arrangements

Exclusive Consultancy and Service Agreement

Pursuant to the Exclusive Consultancy Service Agreement dated February 21, 2017 entered into by and between SH DDC and Weishi (the “Weishi Exclusive Consultancy Service Agreement”), SH DDC is appointed as the exclusive service provider for the provision of management consulting, technical support, intellectual property licensing and other relevant services including all services within Weishi’s business scope and decided by SH DDC from time to time as necessary to Weishi.

Unless with the prior written consent of SH DDC, Weishi shall not directly or indirectly obtain any consultation or services identical or similar to those set out in the Weishi Exclusive Consultancy Service Agreement from any third party, Weishi shall also not cooperate with third parties in any other services or matters included in the Weishi Exclusive Consultancy Service Agreement in a similar way, and Weishi shall not enter into any transaction that may cause conflict with the Weishi Exclusive Consultancy Service Agreement or negatively affect the interests of SH DDC under the Weishi Exclusive Consultancy Service Agreement. SH DDC may appoint other parties to provide Weishi with the above agreed services and support.

It is agreed that the SH DDC shall be entitled to substantially all of the economic benefits of and bear all the risks of Weishi. If Weishi encounters loss or any material difficulties in its operations, SH DDC will provide Weishi with financial support. In case of loss or any material difficulties of Weishi’s operations, SH DDC has the right to request Weishi to cease operations and Weishi must unconditionally accept SH DDC’s request.

Weishi shall pay SH DDC on a quarterly basis a service fee, which shall be equal to all the quarter profit of Weishi before tax and before the service fee after covering the deficit for prior year, if any. SH DDC has the discretion to adjust the basis of calculation of the service fee amount according to service provided to Weishi. Weishi’s shareholders shall pledge their shares to SH DDC as guarantee for the payment of service fee. SH DDC enjoys exclusive rights and interests in any rights, ownership, interests and all intellectual property rights arising from or created by the performance of the Weishi Exclusive Consultancy Service Agreement.

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement dated February 21, 2017 entered into by and among SH DDC, Weishi and Wang Xiaoxiao, SH DDC has exclusive and unconditional option to purchase the equity interests in Weishi from its nominee shareholder Wang Xiaoxiao and Weishi’s assets from Weishi.

SH DDC has the absolute right to determine the specific time, method, frequency of exercising the above option, and has the right to request Wang Xiaoxiao, at any time, to transfer the entire equity interest of Weishi to SH DDC (or its designated representative), and has the right to request, at any time, Weishi to transfer to SH DDC (or its designated representative) Weishi’s assets.

Proxy Agreement

Pursuant to the Proxy Agreement dated February 21, 2017 entered into by and among SH DDC, Weishi and Wang Xiaoxiao, who holds 100% of Weishi’s equity interest. SH DDC’s designated representative from time to time, as SH DDC’s agent, has sole and exclusive power of attorney to act on behalf of Wang Xiaoxiao with respect to all rights and matters concerning all equity interest held by Wang Xiaoxiao in Weishi.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement dated February 21, 2017 entered into by and among SH DDC, Weishi and Wang Xiaoxiao (the “Weishi Equity Pledge Agreement”), Weishi’s nominee shareholder Wang Xiaoxiao agrees to pledge all her equity interests in Weishi to SH DDC as security for performance of the contract obligations under the Weishi Exclusive Consultancy Service Agreement, the Exclusive Option Agreement, the Proxy Agreement, the Loan Agreement and the Power of Attorney signed by Ka Yin Norma Chu.

Although the Weishi Equity Pledge Agreement mentions a power of attorney dated February 21, 2017, no such power of attorney has been signed by the Group Companies.

Loan Agreement

Pursuant to the Loan Agreement dated February 21, 2017 entered into by and between SH DDC and Wang Xiaoxiao, SH DDC would make an interest-free loan in an amount of RMB10.0 million in total to Wang Xiaoxiao for the purpose of the capitalization of or loans to Weishi.

The loan can only be repaid with the proceeds derived from the sale of all of Wang Xiaoxiao’s equity interests in Weishi to SH DDC or its designated representatives pursuant to the Exclusive Option Agreement. Wang Xiaoxiao shall transfer her equity interest in Weishi to SH DDC (or its designated representative), and any income obtained by Wang Xiaoxiao through the transfer of her shares to SH DDC will be paid to SH DDC in full.

City Modern Contractual Arrangements

Exclusive Consultancy and Service Agreement

Pursuant to the Exclusive Consultancy Service Agreement dated 2019 entered into by and between SH DDC and City Modern (the “City Modern Exclusive Consultancy Service Agreement”), SH DDC provides management consulting, technical support, intellectual property licensing and other relevant services including all services within City Modern’s business scope and decided by SH DDC from time to time as necessary to City Modern during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration unless otherwise noticed by SH DDC to City Modern 90 days prior to the expiration.

Unless with the prior written consent of SH DDC, City Modern shall not directly or indirectly obtain any consultation or services identical or similar to those set out in the City Modern Exclusive Consultancy Service Agreement from any third party, City Modern shall also not cooperate with third parties in any other services or matters included in the City Modern Exclusive Consultancy Service Agreement in a similar way, and City Modern shall not enter into any transaction that may cause conflict with the City Modern Exclusive Consultancy Service Agreement or negatively affect the interests of SH DDC under the City Modern Exclusive Consultancy Service Agreement. SH DDC may appoint other parties to provide City Modern with the above agreed services and support. SH DDC is able to receive substantially all of the economic benefits of and bear all the risks of City Modern. If City Modern encounters loss or any material difficulties in its operations, SH DDC will provide City Modern with financial support. When City Modern has operating loss or significant operating difficulties, SH DDC has the right to request City Modern to cease operations and City Modern must unconditionally accept SH DDC’s request.

City Modern shall pay SH DDC on a quarterly basis a service fee, which shall be equal to all the quarterly profit of City Modern before tax excluding the service fees and after covering the deficits from prior years, if any. SH DDC has the discretion to adjust the basis of calculation of the service fee according to the actual services provided to City Modern. City Modern’s shareholders shall pledge their shares to SH DDC as guarantee for the payment of service fee. SH DDC enjoys exclusive rights and interests in any rights, ownership, interests and all intellectual property rights arising from or created by the performance of the City Modern Exclusive Consultancy Service Agreement.

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement dated 2019 entered into by and among SH DDC, City Modern, Cui Yixiong and Wang Yike (the “City Modern Exclusive Option Agreement”), SH DDC has irrevocable and exclusive option to purchase the equity interests in City Modern held by its nominee shareholders Cui Yixiong and Wang Yike and City Modern’s assets.

SH DDC has the absolute right to determine the specific time, method, frequency of exercising the above option, and has the right to request Cui Yixiong and/or Wang Yike, at any time, to transfer the entire equity interest of City Modern to SH DDC (or its designated representative), and has the right to request, at any time, City Modern to transfer to SH DDC (or its designated representative) City Modern’s assets. Except for SH DDC and its designated representative, no other person shall be entitled to purchase such equity interests and assets or other rights related to the equity interests or assets in City Modern.

The purchase price of equity interests shall be the lower of the capital contribution by the nominee shareholders in City Modern and the minimum price permitted by the applicable PRC laws. Pursuant to the City Modern Exclusive Option Agreement, City Modern, Cui Yixiong and/or Wang Yike shall not terminate the City Modern Exclusive Option Agreement unilaterally in any event unless otherwise required by applicable compulsory laws.

Proxy Agreement

Pursuant to the Proxy Agreement dated 2019 entered into by and among SH DDC, City Modern, Cui Yixiong and Wang Yike (the “City Modern Proxy Agreement”), Cui Yixiong and Wang Yike, who holds 100% of City Modern’s equity interest. SH DDC’s designated representative, from time to time, as SH DDC’s agent, has sole and exclusive power of attorney to act on behalf of Cui Yixiong and Wang Yike with respect to all rights and matters concerning all equity interest held by them in City Modern, including but not limited to exercising all of the nominee shareholders’ rights and voting rights; signing any share transfer agreement or other related documents and handle any governmental approval, registration, filing or other formalities to give effect to the share transfer under the Exclusive Purchase Agreement; deciding the sale, transfer, pledge or disposition of the shares of City Modern; representing the nominee shareholders to execute any resolutions and minutes as nominee shareholders of City Modern, and submitting documents to execute or protect the purpose of the City Modern Proxy Agreement to the industrial and commercial registration authority or other competent authority.

Cui Yixiong and Wang Yike waive all rights with respect to the equity interests in City Modern held by him/her and shall not exercise such rights by himself/herself.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement dated 2019 entered into by and among SH DDC, City Modern, Cui Yixiong and Wang Yike (the “City Modern Equity Pledge Agreement”), Cui Yixiong and Wang Yike agree to pledge all their equity interests in City Modern to SH DDC as security for performance of the contract obligations under the City Modern Exclusive Consultancy Service Agreement, the City Modern Exclusive Option Agreement and the City Modern Proxy Agreement. City Modern, Cui Yixiong and Wang Yike shall apply for the equity pledge registration within 15 working days after the execution of the City Modern Equity Pledge Agreement, and submit all necessary documents and complete all necessary formalities relating to the equity pledges required by applicable laws, regulations and requirements of the local State Administration for Market Regulation.

During the term of the City Modern Equity Pledge Agreement, City Modern, Cui Yixiong and Wang Yike shall deliver the share certificate and register of shareholders to SH DDC’s escrow within three working days after the execution of the City Modern Equity Pledge Agreement and such materials shall be kept by SH DDC during the term of the City Modern Equity Pledge Agreement.

Spousal Consent Letter

Pursuant to the Spousal Consent Letters executed by Cui Yixiong and Wang Yike respectively dated January 10, 2019, Cui Yixiong and Wang Yike confirmed that he/she does not enjoy any right or interest in connection with the equity interests of City Modern held by his/her spouse. Cui Yixiong and Wang Yike also irrevocably agreed that he/she would not claim in the future any right or interest in connection with the equity interests in City Modern held by his/her spouse.

FSCs Contractual Arrangements

Exclusive Consultancy and Service Agreement

Pursuant to the three Exclusive Consultancy Service Agreements dated 2019 entered into by and among City Modern and the FSCs, respectively (the “FSCs Exclusive Consultancy Service Agreements”), City Modern shall provide management consulting, technical support, intellectual property licensing and other relevant services including all services within the FSCs’ business scope and decided by City Modern from time to time as necessary to the FSCs during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration unless otherwise noticed by City Modern to the FSCs in written 90 days prior to the expiration.

Unless with the prior written consent of City Modern, the FSCs and their nominee equity holders shall not directly or indirectly obtain any consultation or services identical or similar to those set out in the FSCs Exclusive Consultancy Service Agreements from any third party, the FSCs and their nominee equity holders shall also not cooperate with third parties in any other services or matters included in the FSCs Exclusive Consultancy Service Agreements in a similar way, and the FSCs and their nominee equity holders shall not enter into any transaction that may cause conflict with the FSCs Exclusive Consultancy Service Agreement or negatively affect the interests of City Modern under the FSCs Exclusive Consultancy Service Agreements. City Modern may appoint other parties to provide the FSCs and their nominee equity holders with the above agreed services and support.

The FSCs shall pay to City Modern 100% of their net profit as service fees for the consultancy services provided by City Modern on a monthly basis. City Modern enjoys exclusive rights and interests in any rights, ownership, interests and all intellectual property rights arising from or created by the performance of the FSCs Exclusive Consultancy Service Agreements.

Exclusive Option Agreement

Pursuant to the three Exclusive Option Agreements dated 2019 entered into by and among City Modern, the nominee equity holders of the FSCs and the FSCs, respectively (the “FSCs Exclusive Option Agreements”), the nominee equity holders of the FSCs and the FSCs irrevocably granted to City Modern an exclusive and unconditional option to purchase the FSCs’ equity and assets.

City Modern has the absolute right to determine the specific time, method, frequency of exercising the above option, and has the right to request the nominee equity holders of the FSCs, at any time, to transfer the entire equity of the FSCs to City Modern (or its designated representative), and has the right to request, at any time, the FSCs to transfer to City Modern (or its designated representative) the FSCs’ assets. Except for City Modern and its designated representative, no other person shall be entitled to purchase such equity and assets or other rights related to the equity or assets in the FSCs.

The purchase price of equity shall be the lower of the contribution by the nominee equity holders of the FSCs and the minimum price permitted by the applicable PRC laws. Pursuant to the FSCs Exclusive Option Agreements, the nominee equity holders of the FSCs and/or the FSCs shall not terminate the FSCs Exclusive Option Agreements unilaterally in any event unless otherwise required by applicable compulsory laws.

Pursuant to the FSCs Contractual Arrangements, City Modern is able to exercise effective control over, bears the risks of, enjoys substantially all of the economic benefits of the FSCs.

DDC’S BUSINESS

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the current business and operations of DDC, its subsidiaries and its variable interest entities (namely, Shanghai Weishi Information Technology Co., Ltd., Shanghai City Modern Agriculture Development Co., Ltd., Shanghai City Vegetable Production and Distribution Co-op, Shanghai Jiapin Vegetable Planting Co-op, Shanghai Jiapin Ecological Agriculture Co-op) and their consolidated entities before and after giving effect to the business combination.

Founded in 2012, DDC is a leading China-based Business-to-Business (“B2B”) and Business-to Consumer (“B2C”) content streaming and product marketplace offering easy, convenient ready-to-heat (“RTH”) and ready-to-cook (“RTC”) meals while promoting healthier lifestyle choices to its predominately Millennial and Generation Z (“GenZ”) customer-base.

Our omni-channel (online and offline) sales, end-to-end (“E2E”) product development and distribution strategy, and data analytics capabilities enables us to successfully identify, assess, and pivot to cater to changing consumer preferences and trends across multiple customer segments and price-points. As of the first half (“H1”) of 2021, our main product categories include (i) own-branded RTH products– typically pre-or-semi-cooked meals with some but minimal preparation required ahead of serving, (ii) own-branded RTC products– ready to be consumed within 15 to 20 minutes with some additional cooking preparation, and (iii) plant-based meal products localized for the palate of a Chinese consumer, and (iv) third party branded food products, and (v) fresh products.

From a product distribution standpoint, we have created a network of direct-to-customer (“D2C”), retailer, and wholesaler sale options.

•        We leverage (i) large China-based e-commerce platforms e.g., Tmall, JD.com, Pinduoduo, (ii) leading livestreaming, video-sharing, content-marketing platforms e.g., ByteDance (TikTok and sister-app Douyin), Bilibili, Weibo, Little Red Book (小红书), Kuaishou etc., and (iii) online-merged-offline (OmO) group-buy platforms e.g., Meituan-Dianping to drive online sales.

•        We have access to a network of offline Point-of-Sales (“POS”) through partnerships with (i) convenience stores e.g., 7/11, Lawson etc., (ii) multi-national retail corporations e.g., Carrefour, Hema etc., (iii) boutique supermarket chains e.g., Ole’, G-Super etc., and (iv) various corporate partnerships e.g., Towngas to distribute and sell our products.

E-commerce
Community
Offline POS channels
Monetization
Live Streaming
日日煮
DAYDAYCOOK
Viewers/Followers
In-house produced Content
Content
Community
KOC/KOL
Offline Experience Stores

As of the second quarter (“Q2”) of 2021, we had 60 million active viewers, 3.4 million paid customers. Of the 60 million active viewers, around 85% are GenZ, 75% of customers are from non-tier 1 cities in China, and 62% are female. The average age of a viewer engaging with our products or marketplace is younger than 30 years old. We also have a content library with more than 473,000 minutes of in-house created content.

For the period ended 30 June 2021 (“H1 2021”), DDC achieved RMB 88.1 million (or USD 13.7 million) in total revenue, which was a slight decrease of 2.04% when compared with the period ended 30 June 2020 (“H1 2020”). The Company’s focus has been on improving the overall cost structure of the business. As a result for H1 2021, its gross profit margin was 21.6% versus 15.7% for H1 2020.

OUR COMPETITIVE STRENGTHS

Established Brand, Loyal Customer Base, and Clear Alignment with Consumer Trends

We believe that our RTH, RTC, and plant-based meal products portfolio aligns with broader Fast-Moving Consumer Goods (“FMCG”) trends and shifts in consumer behavior. Our products, brand, and mission resonate strongly with our GenZ customer base who seek high quality, nutritional food products that are sustainably and ethically sourced. In 2020, we served 1.99 million D2C customers, a 61% Year-over-Year (“YoY”) increase. To-date more than 12.9 million consumers purchased our products via one or more e-commerce platforms.

Track Record of Innovation

We continue to allocate significant resources to RTC and RTH research & development (R&D). We have installed Mr. Mathew Mouw, the President Africa, Asia, and Australia of Barilla Group as an Independent Non-Executive Director. He brings relevant experience in the large-scale launch of one or more FMCG brands and categories in China and regionally. To position us as a leader in the plant-based RTC and RTH categories, in the third quarter (“Q3”) of 2020 we partnered with PFI Foods, a leading plant-based meat manufacturer in Mainland China to develop a line of plant-based food products. We also recently invited Mr. Malik Sadiq PhD, the Chief Operating Officer of LIVEKINDLEY Co., a collective plant-based heritage and start-up brands to join as an advisor.

Year to-date, we have released 22 new SKUs. Of the 22 new SKUs, 7 were plant based, 10 RTC, and 15 RTH. In addition, we have built a library of over 9 new product concepts and recipes, ready for further development and testing. We believe that we excel at identifying spice, ingredient combinations, and flavor profiles that appeal to the palate of Chinese consumers. For example, we currently offer 5 “City Flavor” RTC options.

Omni-Channel and Multi-Faceted Sales & Distribution Strategy

Our omni-channel strategy spans (i) popular e-commerce channels e.g., Taobao and JD.com, (ii) social and content platforms e.g., TikTok, Kuaishou, Bilibili, and WeChat, and (iii) community group buying platforms e.g., Meituan-Dianping. From 2019 to-date, our online sales network including (but not limited to) Tmall, JD.com, China Youzhan, Pinduoduo have attracted 20.4 million visitors and generated RMB 84.5 million (or USD 13.0 million) in sales. During the first 7 months of 2021, we increased our offline retail distribution network from 300 POS to access to approximately 5,000 POS.

Offline Storefront with Access
As of 5th Sept 2021

*See comment area for details

Less than 10,000 PAX
10,000 - 30,000 PAX
30,000 – 100,000 PAX
100,000 – 200,000 PAX
Over 200,000 PAX

Beijing
989
Tianjin
202
Rest Cities
134
Xi'an
88
Wuhan
622
Changsha
82
Hangzhou
560
Shanghai
341
Ningbo
425
Wenzhou
257
Nanjing
Jiaxing
Taizhou
Suzhou
415
Guangdong
142

We will accelerate our offline retail-partner expansion strategy going forward. We plan to gain access to an additional 5,000 POS in the short-to-medium term. Our multi-channel approach means we can adopt a highly differentiated pricing model and strategy by platform, distribution channel, product category, and across non-tier 1 cities in China. We target to build a network of POS location over 10,000 by end of 2022.

Customer Engagement Analytics, Customer Service, and Real-Time (“RT”) Feedback Capabilities

We analyze transaction data, collect customer feedbacks through one or more channels, and engage in customer engagement analytics. This helps to (i) streamline the product development lifecycle and reduce the risk of a customer-product mismatch, (ii) uncover new (sub) product categories and/or potential bundling and/or up and cross-sell opportunities within the existing product portfolio, (iii) helps to strengthen our brand image, and (iv) improves customer “stickiness” by providing customers with a forum.

Data-informed feedback loop
PPTV, TikTok, YOUKU, Miaopai (秒拍), Pear Video (梨视频), Kuaishou (快手), UC Browser, Tencent Video (腾讯视频), Bilibili (哔哩哔哩), and (Little Red Book (小红书）
Tmall.com, Taobao (淘宝)
Hui Cè (慧策)[1]
Online Video Platform
Back-end Data
Operational/ Warehousing Data
Content Tagging
Content Viewer Profile
eCommerce Customer Profile
Target Customer Mapping
Competitor Analysis
Commercialization
Operational Efficiency
Product R&D
Data-informed feedback loop

Capabilities

- *Data analysis*
- *Data tagging*
- *Automatic index / indicator tool*
- *Data asset management platform*
- *Business intelligence*
- *Marketing content management*
- *LTV Improvement*
- *CRM*

E2E Supply Chain Visibility, Agile Product R&D & Go-to-Market (“GTM”) Capabilities

On average, we can deliver a new product to-market within 8 weeks. Our E2E supply chain visibility and strong product execution i.e., product concept, prototyping, product validation and recalibration, commercial manufacturing, product marketing and placement capabilities means we can react almost real-time to changes in customer needs and preferences. As part of our more proactive new product development strategy, we leverage predictive analytics, our deep industry, and cross-disciplinary expertise to uncover potential market/product opportunities. We have an in-house content development team focused on building interest and demand pre product launch. We also collaborate with key opinion leaders (“KOLs” or “KOL”) to promote our new products. We are well placed to continue to grow our market share and become the dominant player in the RTC and RTH food categories and industry in China.

Category Planning

On-going monitoring and strategizing

- Deep industry insights on ever-changing market trends and opportunity gaps
- Roadmap tested with predictive analytics on the backs of interactive customer engagement from own platform

Product Development

8 weeks time to market

- Fast and user-driven prototyping with customer surveys via DDC mini-app and social media
- Flavor profile, packaging, and pricing refined through repeat testing and recalibrating with DDC users

Marketing & Distribution

6-12 months product life cycle

- In-house content creation to build user interest and demand
- Powerful collaborations with key KOLs that resonate with our brand and product
- Distribution through DDC platform and all major online /offline sales channels to drive massive reach

天猫 淘 LAWSON city'super Walmart 沃尔玛 京东 有赞 METRO 麦德龙 Carrefour 家乐福

Experienced Management Team, Board of Directors, and Advisory Network

We have an experienced management team. Members of our management team have significant experience across the FMCG, e-commerce, and IT services/technology, media, and telecommunications industries/sectors.

Name	Previous Roles	Years Of Experience	Description
Norma Chu Founder/CEO	HSBC Société Générale	19	• Founded DayDayCook in 2012 and have since won numerous awards as visionary entrepreneur in the cooking and lifestyle community • Former HSBC Head of Equities Research (Private Bank)
Katherine Lui CFO	KPMG	25+	• More than 30 years of experience in financial management particularly for PRC and cross-border start-ups • HK CPA and Canadian CPA
Zhixuan Liu SVP, Corporate Finance & Development	Perella Weinberg Partners Huatai United Securities	12	• Joined DDC in 2021. Extensive experience in capital markets and M&A • Responsible for overseeing the company’s corporate finance and development efforts
Rui Wen COO	Meitu Inc., Youku Tudou Inc	13	• Oversees the company’s strategies and daily operation • Rich experience in management and business development
Lichun Ding Director of Supply Chain	Metro Alliance Ltd	12	• Joined DDC in 2016 • Previously worked as a sales & marketing manager at Metro Alliance Group covering Weetabix & Alpen brand in Hong Kong market

We further augmented the management team with a Board of Directors and an advisory network with significant operator expertise and experience spanning PepsiCo, General Mills, Danone and Meitu.

Name	Previous Roles	Description
Conor Yang Independent Director	Tuniu Corp., AirMedia, Dangdang Inc., and Goldman Sachs Group, Inc.

•   Mr. Yang has +30 years of experience in capital market across the US & China, held C-level positions at several US-listed Chinese TMT companies

•   Former CFO of Tuniu, 51Talk, DangDang and AirMedia. Previously, Mr. Yang was a banker at Goldman Sachs, Morgan Stanley & Lehman Brothers

•   Mr. Yang currently serves as an independent director of I-Mab (Nasdaq: IMAB) and Ehang (Nasdaq:EH )

Matthew Gene Mouw Independent Director	Danone S.A., Barilla Group, MARS Inc

•   Mr. Mouw has +30 years of extensive experience in the food industry, both convenience driven products such as confectionary, water & biscuits as well as planned purchase driven products such as juices, pasta & ready meals

•   Former Regional President Asia, Africa, and Australia for Barilla SpA. and General Manager for Danone S.A., in China

•   Mr. Mouw has experience with both emerging markets ranging from China to Turkey to Russia as well as developed markets ranging from Australia to Japan and Korea

Sam Shih Independent Director	PepsiCo, Inc., Red Bull GmbH, Accor S.A, and OYO Rooms

•   Mr. Shih has +30 years experience in food & hospitality industry in China.

•   Mr. Shih is currently a Partner and Chief Operating Officer of OYO Hotel Company, a unicorn start-up backed by Softbank in China.

•   Previously Mr. Shih has served as CEO of PepsiCo Investment (China) Ltd., Asia Pacific Managing Director for Red Bull Gmbh as well as Chairman and CEO of Accor Great China

Malik Sadiq, PhD Advisory Board Member	The LIVEKINDLY Company, Inc., Tyson Foods, Inc., Arthur Andersen LLP, and Hitachi Vantara

•   Mr. Sadiq has more than 25 years of experience in the food and strategy consulting industry in China, India, and the US

•   Mr. Sadiq is currently the COO of LIVEKINDLY Co, a collective of plant-based heritage and start-up brands including The Fry Family Food Co., LikeMeat, and LIVEKINDLY Media

•   Previous roles include several senior management positions at Tyson Foods, most notably, CEO India, COO China, and Head of Global Sourcing and Business Optimization as well the Vice President, Consumer Practice at Hitachi Consulting

OUR GROWTH STRATEGIES

Expand our customer sphere of influence and the breadth and depth of our distribution network

We will continue to monitor the performance of our e-commerce partners and platforms, adapt our product pricing strategy and offerings, and expand our fulfillment capabilities to support our revenue targets. We will take steps to deepen and broaden our existing partnerships and engage up-and-coming social e-commerce platforms to (i) improve our ability to aggressively penetrate non-tier 1 cities and (ii) accelerate the growth of our paid customer base. In H1 2021, we had 3.4 million paid customers. By the end of 2021, we expect to have 4.5 million paid customers. We also plan to increase our access to offline retail locations to 10,000+ (from access to 5,000 as of H1 2021) in the short-to-medium term — 8,400+ convenience stores, 530+ supermarkets, 920+ social commerce POS locations, and 330+ high-end specialty grocery stores.

Continue to innovate and expand product offerings

We expect consumer demand for RTH, RTC, and plant-based meal products to not only persist, but to grow at an accelerated rate. We plan to leverage our deep industry expertise, data-informed consumer insights, and predictive analytics to identify meaningful consumer trends and then partner with and solicit product feedback from our customers to optimize and expand on our existing product portfolio. We are committed to strengthening our R&D and product development capabilities to improve our ability to innovate more effectively within our core product categories.

Enhance our sales and marketing capabilities

We will continue to improve our sales and marketing capabilities and leverage the internet and various social media platforms to build brand awareness in non-Tier 1 cities in China. We will also engage content and social media marketing providers and platforms to drive an increase in AOV, repeat purchases, and to attract net-new users to our platform.

Mergers and Acquisitions (“M&A”) Rollup

M&A is a key growth strategy going forward. We have already identified several targets but will continue to evaluate and opportunistically execute on strategic joint ventures (JV), potential investments and acquisition opportunities across the supply-chain with a focus on supplementing and/or complementing our existing products, sales channels, customer-base and/or allow us to optimize our existing supply chain management capabilities.

OUR PRODUCT & SERVICES

Our business can be broadly divided into three main segments: (1) sales of RTH, RTC and plant-based meat products; (2) provision of advertising services on our platform and video content; and (3) the operation of offline experience stores and cooking classes. We have a well-diversified and strategically constructed product portfolio of 31 SKUs, covering RTH, RTC, and plant-based meat products. By the end of 2021, it is estimated that we will have 40 SKUs.

Category	READY TO HEAT	READY TO COOK	PLANT BASED MEAT
Product Positioning	Flexibility / Stay at Home Economy	Ready for Dinner table	Health conscious
Scenario	Office / Travel/ Home	Family occasion Cooking for fun Single economy	Office / Travel/ Home
Market Angle	Convenient / Flexible	Enjoy the pleasure of cooking in convenient way	Fusion between traditional Chinese cuisine and plant - based meat to cater to palate of newer generations

Ready-to-Heat (“RTH”)

We offer a variety of affordable, healthy, and convenient RTH products to our consumers, including self-heating hot pot and mixed rice. Our RTH products are meant to be convenient, simple, and designed to be consumed anywhere, anytime. We first launched our RTH product line in Q4 2019. In Fiscal 2019, Fiscal 2020, H1 2020 and H1 2021, the revenue from RTH products represents 33%, 39%, 40% and 42% of our overall sales, respectively. We have developed 26 SKUs since 2019, currently sell 15 SKUs through one or more sales channels, and have a 2021 new-product development pipeline of 3 SKUs.

Ready-to-Cook (“RTC”)

RTC is a food category that eliminates the need for a consumer to purchase, wash, or prepare different ingredients for a given meal. Our RTC product line allows people without little to no cooking experience to enjoy high-quality food developed by famous chefs in as little as 15 minutes. We first launched our RTC product line in 2019. We have developed 20 SKUs since 2019, currently sell 10 SKUs through one or more sales channels, and have a 2021 new-product development pipeline of 2 SKUs. In Fiscal 2019, Fiscal of 2020, H1 2020 and H1 2021, the revenue from RTC products represents nil, 0.4%, 0.5% and 0.4% of our overall sales, respectively.

DAYDAYCOOK
日日煮名厨功夫菜系列
日日煮
名厨功夫菜

DAYDAYCOOK
广式腊肠
煲仔饭
烟熏腊肉
煲仔饭
DAYDAYCOOK
日日煮
家常菜肴

Plant-based Meal Products

We first launched our plant-based meal products in October 2020 in partnership with leading China-based alternative meat manufacturer PFI Foods to cater to growing demand for viable, Chinese cooking style and cuisine inspired alternatives to traditional meat products. Our products are high in protein and fiber, low in saturated and unsaturated fat, and cholesterol free. The purpose of our plant-based products is to provide our customers with an alternative to traditional meat products and a pathway to learn and try a more plant-based diet and lifestyle.

We have developed 6 SKUs since 2021, currently sell 6 SKUs through one or more sales channels, and have a 2021 new-product development pipeline of 4 SKUs.

Private-Label

We provide a marketplace, advertising, and content distribution and placement services to select third-party brands and products. In Fiscal 2019, Fiscal 2020, H1 2020 and H1 2021, private label accounted for 20%, 35%, 45% and 35% of our overall sales. As we are shifting away from aggressively expanding the private-label business to building a strong branded product portfolio with higher differentiation and healthier margin, we expect private label sales will constitute a smaller proportion of sales in the future.

Fresh Products

The fresh products sales were conducted through a VIE entity, Shanghai City Modern Agriculture Development Co., Ltd (“City Modern”), which controls three separate entities in the PRC (collectively “Farm Entities”). Farm Entities provide third-party suppliers of fresh fruit and vegetables with a marketplace to showcase and for the customers to purchase local/regional produce. For Fiscal 2019, Fiscal 2020, H1 2020 and H1 2021, fresh products contribute 25%, 17%, 13% and 8% of total revenue. Our fresh products sale are conducted through Modern Farm, a VIE entity that is under our control.

Advertising Services

Many businesses have chosen to promote their products by purchasing advertising services from us due to the popularity of our platform and video content. Below are the main types of advertising services we offer our clients:

•        Customized Promotional Videos — These videos are professionally produced by our in-house content creation team. Typical production time is 3 weeks. These videos are essentially medium-term commercials and feature, discuss, and promote our client’s products. We retain the intellectual property and exclusive public distribution rights for regular content (i.e., content that does not include one or more celebrities) and continue to publish these videos across all our platforms while our clients can only use the videos for internal purposes.

•        Offline Promotion and Store Exhibition — These offline promotional activities can take many forms, including, but not limited to product display and placement at our pop-up stores and experience stores, the use of products during live cooking class instruction and/or other promotional campaigns held at our branded experience stores that center on client products.

Many of our advertising service clients are global brands from lifestyle-related industries, and they contract with us either directly or through agents. Typically, we would enter into a framework contract with advertising service clients, which sets out (i) the types of advertisements included in the service package, (ii) frequency of such advertisements and (iii) monthly rate for all the advertisements we put out for them during the month on all the touchpoints where we operate. For Fiscal 2019, Fiscal 2020, H1 2020 and H1 2021, advertising services contribute 14%, 7%, 10% and 5% of total revenue.

Experience Stores

As of December 31, 2020, we had 3 experience stores. The purposes of these experience stores are to (i) build brand awareness, (ii) offer organized cooking classes to our users, and (iii) build our online-to-offline retail capabilities.

Most of the revenue from our experience stores is derived from cooking classes. Experience store visitors who are interested in cooking, regardless of their cooking skill level/proficiency, area of cooking interest, group size and budget or time constraints, can easily find a class package that suits their needs. We normally hold classes twice a month in groups of four and update our class content each quarter. A sizeable portion of our former/existing class enrollees continue to enroll in new classes at our branded experience stores, demonstrating the strengths and attractiveness of our cooking class packages. In 2019, 11% of our customers enrolled in more than one class. We expect re-enrolment rates to be similar post-COVID and/or with the “new-normal”.

Revenues from experience stores also include sponsorship revenue from third-party brands that choose to advertise in our experience stores, and revenue from product sales at the experience stores. For Fiscal 2019, Fiscal 2020, H1 2020 and H1 2021, revenues from experience stores contribute 8%, 2%, 2% and 1% of total revenue.

Marketing Strategy

Content Marketing

Our content marketing efforts start before and continue beyond product launch. Pre-launch, we create original multi-media content to educate users on the product(s) and to create user interest. At and after product launch, we shift to live streaming to promote our products, engaging KOL partners to live-stream product launches or special sales events on their personal online channels or inviting them to our branded experience stores to live-stream the product launches or special sales events on-site. For special occasions or festivals, we may invite top KOL partners to our headquarters or other corporate locations, such as factories of supply chain partners, to live-stream special sales events, which usually lead to record sales numbers during the livestream.

Social Media Marketing and Use of Micro-Influencers

To expand our user and customer base, we regularly run promotional activities through official accounts on social media platforms such as WeChat, Weibo, TikTok, Kuaishou, including lightning deals, product giveaway lottery of user comments, free online cooking class videos, and store points for merchandise from our DayDayCook online shop, among others.

Use of Top-Tier KOLs

To expand our marketing sphere of influence we partner with top-tier KOLs on one or more live-streaming and video-sharing platforms to promote our products. Most recently, we partnered with leading KOLs to promote an abalone and rice (鲍汁捞饭) product. Total sales from this event alone was RMB 1.3 million (USD 200K). As live-streaming e-commerce continues to grow, accelerated by the outbreak of the COVID-19 pandemic, we plan to continue using this medium’s popularity as a way to digitally replicate the offline store shopping experience.

COMPETITION

The food and e-commerce industries in China are highly competitive. We compete with different competitors in each of our business lines. Our current and potential competitors can be divided into different categories: (i) traditional RTH and emerging RTC food companies in China, (ii) major plant-based food companies in China, (iii) major content providers in China focused on food and (iv) other major internet companies in China that may enter the food-related content distribution or e-commerce business area.

When it comes to traditional versus emerging RTC companies, the main differences are emerging RTC companies (i) operate more of an asset-light model, (ii) tend to focus on R&D, (iii) engage in more sophisticated customer segmentation and predictive analytics, and (iv) primarily engage their target customer through one or more livestreaming, video-sharing, and/or content-marketing platforms.

Emerging Brands		Traditional Brands	
	日日煮 DAYDAYCOOK			
Establishment	2012	2016	1992	2001
Features	A leading emerging consumer brand that offers a wide spectrum of RTC food products in China.	A leading emerging consumer brand that mainly offers ready-to-cook noodle products.	One of the first movers that introduced frozen wheat flour & rice products into the market.	One of the most influential and well-known frozen food enterprises.
Main Products	Mainly engaged in three types of products, including ready-to-eat products, ready-to-cook products, and plant-based meat products.	Mainly providing a spectrum of innovative convenience Chinese noodles.	Traditional Chinese Breakfast, mainly engaged in the frozen dumplings, chilled ready-to-cook products and shelf-stable ready-to-cook products.	Mainly engaged in frozen hot pot products, including frozen fish products, frozen meat products, and frozen wheat flour & rice products.
Product Storage Condition	Shelf-stable	Shelf-stable	Refrigeration Shelf-stable	Refrigeration
SKUs	40+	~20	400+	300+
Price	RMB 19.9~89.9	RMB 9.9~138.0	RMB 4.9~49.9	RMB 6.5~39.9
Geographic Coverage	Main cities in China	Main cities in China	Main cities in China	Main cities in China

Source: Frost & Sullivan

When it comes to plant-based products, while foreign entrants have historically benefited from mature production technology for plant-based meat, many have struggled to (i) establish an E2E integrated supply chain and distribution network in China, (ii) localize product formulas including identifying the appropriate flavor, spice, and ingredient combinations that mesh with the fast-evolving tastes and preferences of the Chinese consumer, and (iii) offer one or more products at an affordable price-point. When compared with foreign entrants, local players, us included have a better pulse on customer preferences, the correct product pricing strategy, and GTM approach, which significantly de-risks/reduces the likelihood of a customer-product mismatch.

Domestic Brands				Foreign Brands
	Emerging Brands		Traditional Brands		
	日日煮 DAYDAYCOOK				
Establishment	2012	2017	1993	2010	2009
Features	A leading emerging plant-based meat products brand in China.	The company is a plant-based meat company that engages in the R&D, production, and sales of plant-based meat products.	One of the leading vegetarian and plant-based meat food products company.	A leading traditional food company that engages in the R&D, production, and sales of plant-based food products.	A leading plant-based meat products company in United States.
Cuisine	Chinese Cuisine Western Cuisine Asian Cuisine	Chinese Cuisine Western Cuisine Asian Cuisine	Chinese Cuisine Western Cuisine	Chinese Cuisine Western Cuisine Indian Cuisine	Western Cuisine
Product Storage Condition	Shelf-stable	Refrigeration Shelf-stable	Refrigeration Shelf-stable	Refrigeration Shelf-stable	Refrigeration Shelf-stable
SKUs	40+	~20	China:300+ International: 500+	200+	~20
Geographic Coverage	China	China	China, Canada, Singapore and other 30 regions	China and other international areas	U.S., Europe, China and other countries and regions

Source: Frost & Sullivan

There are several key barriers-to-entry that have limited the number and success of foreign entrants, emerging, and traditional-cum-emerging brands that can and do compete directly with us. These include (i) brand awareness — we have a significant offline sales network (i.e. supermarkets, key local/national key accounts, convenience stores etc.,) in non-tier 1 cities in China and key partnerships with multiple online social commerce/live and video-streaming/content marketing platforms, (ii) strategic & preferred service agreements with product & distribution partners; (iii) E2E supply-chain visibility and predictive analytics capabilities that allow for real-time optimization of one or multiple aspects of the supply-chain, (iv) an agile, data-driven product R&D (8 weeks from concept-to-shelf) process — faster GTM when compared with both traditional & emerging players, and (v) a Board of Directors and Advisory Council with deep domain, relevant market and operator expertise, and network for partnership/M&A origination purposes.

Supply Chain Management Strategy

Supply Chain Management

We have a centralized Enterprise Resource Planning (“ERP”) system to help manage our entire supply chain and fulfillment process. To improve coordination with supply chain partners and to streamline the process, supply chain partners have access to our ERP system. We implement varied supply chain management practices and processes for (i) B2C and (ii) B2B business models.

Supply Chain Process for Products Sold to Individual Customers

For products sold to individual customers, we typically employ an order-driven drop shipping model, where our supply-chain partners are responsible for producing, storing, and delivering private label products. We manage other aspects of the supply chain process, including customer service, refunds, and exchanges. This model (i) eliminates the need for us to store any inventory, which reduces fulfillment costs and inventory obsolescence risk, (ii) reduces turnaround and shipment response time, and (iii) guarantees the freshness of products shipped to our customers, which are often perishable.

As of September 2021 we had six (6) supply chain partners and ten-plus (10+) reserve suppliers responsible for producing and distributing our products to customers. Based on usual framework agreements with supply chain partners, normally they are obligated to observe national health and quality standards for comparable products when producing our private label products. Our supply chain partners are also contractually obligated to complete a given order within ten (10) business days of receipt of our prepayment for the order and must adhere to contractual shipment timeliness requirements.

Supply Chain Process for Products Sold to Businesses

For products sold to businesses, which are often our distribution partners e.g., offline retail chains and supermarkets, we typically adopt a bulk shipment model, under which supply chain partners are engaged to produce our products in bulk. We manage parts of inventory storage and delivery of these products to the distribution partners. We currently have 1 warehouse in Jiading, Shanghai dedicated to storing frozen products to be sold to businesses. From this location, we ship bulk orders of our products to distribution partners. These products are then sold to end customers. Customer service and quality assurance responsibilities for these products typically fall on the businesses selling the products to end customers, with refunds and returns handled by the businesses directly.

We also contract with logistics partners for shipment of product to businesses and our experience stores. As of September 2021 we had partnered with two (2) distribution partners to sell our products in their stores and use five (5) logistics partners in Yiwu, Tongling, Guangqi, Shanghai, and Anhui to deliver our products to businesses and our experience stores.

Supply Chain Disruption

To mitigate the potential impact of COVID-19 (and future pandemics) and other business disruptions (e.g. geopolitical or trade conflicts, natural disasters, or cybercrime etc)., we have taken and will continue to take proactive steps to diversify our supply chain, moving away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials needed to produce one or more of our products. This approach allows us to secure more favorable commercial terms with our existing suppliers and also reduces the risk of business disruption at one or more stages of the E2E supply chain.

Food Safety and Quality Control

Selling food for human consumption poses inherent legal and regulatory challenges and there is growing government oversight and public awareness regarding food safety regulations and practices in China. Our internal processes, training, quality control, food safety measures and processes may not be effective in preventing the contamination of our food products, which could lead to instances of food-borne illness (e.g., E. coli, listeria, or salmonella). Unexpected side-effects, illness, injury, or death related to allergens, food-borne illnesses, voluntary or forced recall of one or more products and/or lapses in food safety could result in a loss of consumer confidence in the safety and quality of our products, which could materially impact our financial position, lead to the discontinuation of our business, or cause irreparable reputational damage. If we or any one of our suppliers or distribution partners are found to be or are considered non-compliant with food safety regulations, the State Administration for Market Regulation (SAMR) could institute enforcement and/or require a remediation framework and timeline, which could result in additional cost and/or an extended disruption to the manufacturing of our products. The shipment of adulterated or mislabelled products, even if inadvertent could result in criminal or civil liability. Food companies are also periodically targeted by large-scale tampering as well as opportunistic individual product tampering. This type of tampering may include product substitution and/or the introduction of foreign materials, objects, chemical contaminants, or pathogens into one or more consumer products.

Food safety, quality assurance, and maintaining high quality control standards are our top priorities. We utilize a comprehensive food safety and quality management program and have implemented strict manufacturing procedures. We employ individuals with expert technical knowledge in food safety science, conduct employee training on a quarterly basis, engage in continuous process review and improvement, prescribe the use of the highest quality ingredients, and conduct internal audits regularly. Our food safety and quality assurance process and system cover the entire production process from production to sales, providing guarantees for every step from procurement, production, storage, distribution to sales.

Technology and Infrastructure

In May 2020 we partnered with Digitforce, a company that offers bespoke digital operation and management system applications and tools to (i) develop a more sophisticated, data-driven approach to customer segmentation, management, and (re) targeting, which will improve DDC’s customer re-activation and up and cross-sell capabilities, (ii) build an intelligent SKU selection and bundling tool, and (iii) develop a supply-demand forecasting and data visualization tool/platform. Partnering with Digitforce will help us become an even more technology enabled company, improve our ability to identify fast-changing customer trends, and inform pivots in one or multiple aspects of our supply-chain management process, as well as our sales, and marketing efforts.

Employees

As of June 30, 2021 we had 125 employees. All employees are based in China. The following table sets forth the number of employees by function as of September, 2021:

Function	Number of Employees	Percentage
Sales and Marketing	41	32.8%
Supply Chain Management	30	24.0%
Legal, Compliance, and Finance	27	21.6%
Technology & Product Design & Development	11	8.8%
Operations	9	7.2%
Content Development	7	5.6%
Total	125	100%

Our success depends on our ability to attract, retain, and motivate employees. We offer employees competitive salaries, performance-based cash bonuses, equity-based incentives, comprehensive training and development programs, and other fringe benefits and incentives. We have maintained a good working relationship with its employees, and the Company has not experienced any material labor disputes or work stoppages.

As per PRC law, we participate in various government statutory employee benefit plans, including social insurance funds, namely, medical insurance, maternity insurance, workplace injury insurance, unemployment insurance, and pension benefits, as well as a housing provident fund. We are required under PRC law and from time-to-time by the local government to contribute to employee benefit plans.

We enter standard labor contracts with our employees. All employees sign a standard confidentiality agreement and certain key employees have signed non-compete agreements.

Intellectual Property

We own domestic copyrights, trademarks, trademark applications, registrations, domain names, know-how, trade secrets, and other proprietary rights that are critical to our business and success. Our trademarks and their corresponding registrations are valid if they are used in the regular course of trade and/or their registrations are properly maintained. Our primary trademarks include DayDayCook (“日日煮”), Guomei (“锅妹”), Lashu (“辣叔”). We are licensed to use Mengwei (“猛味”) and Chanxue (“馋雪”) trademarks.

We aggressively protect our proprietary rights by relying on trademark, copyright, trade dress and trade secret laws as well as confidentiality and non-compete agreements with our employees. We consider our marketing, promotions and products to be trade secrets. In addition, we consider any formulas, processes, know-how, and methods used in the production and manufacturing of one or more of our products to be proprietary. As such, we keep this information confidential.

As of December 31, 2020, we owned 250 trademarks, four registered domain name (www.daydaycook.com; www.daydaycook.com; www.51daydaycook.com.cn; www.shcityfarm.com) and three computer software copyrights in China relating to various aspects of its operations.

Insurance

We maintain various insurance policies to safeguard against risks and unexpected events. We also provide social security insurance to our employees as required by PRC law. We do not maintain business interruption insurance, nor do we have or maintain product liability insurance or key-man life insurance.

Legal Proceedings and Compliance

DDC is not currently party to, and the Company is not aware of any pending or threatened legal, arbitral or administrative proceedings or claims, which, in the opinion of its management, is likely to have a material and/or adverse effect on its business, financial condition or results of operations. We may from time to time become a party to various legal, arbitral or administrative proceedings or claims arising in the normal course of business.

INDUSTRY OVERVIEW

China’s rapid economic growth and urbanization has resulted in (i) an increase in per capita annual disposable income and (ii) a shift in consumption patterns and behavior across multiple spend categories. According to an independent report published by Frost & Sullivan in 2021, China’s per capita annual disposable income of urban residents increased by 6.9% YoY from RMB 33,600 (USD 5,197)1 in 2016 to RMB 43,800 (USD 6,775) in 2020. Per capita annual disposable income is projected to grow by 7.1% YoY to RMB 61,700 (USD 9,543) in 2025. Consumer confidence in China also continues to improve. According to the same report, per capita annual expenditures increased by 4.0% YoY from RMB 23,100 (USD 3,573) in 2016 to RMB 27,000 (USD 4,176) in 2020. China’s per capita annual expenditures are expected to continue to grow, at 6.1% YoY to RMB 36,300 (USD 5,615) by 2025. In terms of spend categories, food, tobacco, and alcohol is expected to remain the largest category, constituting over 25% of total annualized spending during the forecast period (2021-2025).

China’s infrastructure investments will also serve to further democratize access to products and services. This is best illustrated by improving internet and mobile subscriber penetration rates. According to the same Frost & Sullivan report, the total number of internet users in China increased from 731.3 million in 2016 (or 52.9% penetration rate) to 989 million in 2020 (or 70.2% penetration rate). Internet penetration is expected to grow by 7.1% YoY and reach 97.9% (or 1.4 billion) by 2025. During the same time period, mobile subscriber penetration increased from 695.3 million (or 50.3% penetration) in 2016 to 958.8 million (or 70.2% penetration rate) in 2020 and is expected to grow by 6.2 % YoY and reach 93.7% (or +1.3 billion) by 2025.

Increased disposable income, a willingness, and an interest to spend, favorable domestic social and economic reforms promoting a healthier lifestyle, life-choices, a shift in consumer preferences to convenience without compromising on quality and/or nutritional value coupled with improvements in China’s physical and technological infrastructure will continue to create tailwinds for the food industry. We are well placed to benefit from these favorable market conditions now and going forward.

Ready-to-Cook (RTC)

Source: Frost & Sullivan

According to an independent report published by Frost & Sullivan in 2021, the China RTC market grew from RMB RMB72.5billion (USD 11.3 billion) in 2016 to approximately RMB 203.3 billion (USD 31.6 billion) in 2020, a Compound Annual Growth Rate (“CAGR”) (2016-2020) of 29.4%. As the China RTC market is expected to benefit from a shift in customer taste and preferences to convenient cooking and meal options, the RTC market is expected to grow to RMB 521 billion (USD 80.8 billion) by 2025, a CAGR (2020-2025) of 20.7%. The RTC market is projected to grow to RMB 1,026 billion (USD 159.6 billion) by 2030.

____________

1        RMB-to-USD FX spot-rate conversion of 0.15 (as of September 23, 2021)

Source: Frost & Sullivan

The frozen ready-to-cook (“FRTC”) sub-category has historically contributed approximately 55% of total RTC revenue. It is expected to contribute an outsized portion of the future revenue during the forecast period. Of the three sub-categories, Chilled Ready-to-Cook (“CRTC”) has grown the fastest with a CAGR (2016-2020) of 32.6%. The CRTC category is expected to continue to experience double-digit growth, CAGR (2020-2025) of 21.3% during the forecast period. Total revenue for CRTC is expected to increase from RMB 15.5 billion (USD 2.4 billion) in 2021E to RMB 32.3 billion (USD 5.0 billion) by 2025E.

The significant growth in the FRTC and CRTC sub-categories is attributable to a shift in consumer preferences and behavior from cooking a meal from scratch to meals at the intersection of short preparation time, convenience and perceived to be relatively more healthy (fewer preservatives etc.) when compared to the shelf-stable options.

Source: Frost & Sullivan

The other sub-category, Shelf Stable Ready-to-Cook (“SSRTC”) is also expected to experience double-digit growth, CAGR (2020-2025) of 20.5% during the forecast period. Total revenue for SSRTC is expected to increase from RMB 93 billion (USD 14.5 billion) in 2021E to RMB 191.5 billion (USD 29.8 billion) by 2025E.

Both traditional and emerging consumer brands operate within SSRTC two sub-categories. Both types of companies are expected to experience double-digit growth, 13.9% and 31.8% respectively during the forecast period. This is primarily due to broader RTC industry tailwinds and the shift in customer preference to meal options that are convenient. As a leader in the emerging brand category with agile product R&D capabilities and proven product and go-to-market execution capabilities, we are well placed to benefit from the expected growth in demand.

With (i) the proliferation of food delivery service options, (ii) a shift in customer preference and behavior away from home-cooked to convenience, and (iii) an increase in GDP per capita/overall disposable income (both in our target demographic and in-general) the demand for RTC/RTH products has increased significantly. Customers have also become more discerning and expect RTC/RTH products to be of a high quality, have a higher nutritional value, and taste better when compared with other processed or semi-processed food product categories. Typically, RTC meals are made using high-quality and seasonal ingredients with full traceability at every stage of the food chain and a focus on nutritional value and maintaining a balanced diet is factored into the recipe and product R&D process.

COVID-19 has accelerated the shift to e-commerce and the need to develop and professionalize China’s cold chain transport infrastructure. The logistics industry is benefiting from the proliferation of professional third-party logistics service providers as well as improvements in preservation/storage, information logistics, analysis, and distribution technology. As a result of improvements in logistical infrastructure and the scale of the distribution network, the RTC industry has been able to expand its geographical reach, improve product delivery efficiency, and guarantee food safety and maintain quality over larger distances.

Plant-based products

Plant-based products are a nascent FMCG category in China. Some Chinese brands have recently emerged as strong competitors to the more international incumbents. Younger individuals are the target demographic of companies offering plant-based substitutes/alternatives. Many new brands have been able to penetrate the younger customer segment by adopting an omnichannel strategy and by offering good quality, varied product offerings at a reasonable price-point.

According to Frost & Sullivan, plant-based products have experienced relatively fast growth in China, increasing from RMB 2.8 billion (USD 420 million) in 2018 to RMB 4.5 billion (USD 670 million) in 2020; a CAGR (2018-2020) of 26.4%. Demand for food products that are more environmentally friendly and viable alternatives to/substitutes for traditional protein sources is expected to increase. As a result, the market for plant-based products is expected to experience a CAGR (2020-2025) of 12.0%. Total revenue to projected to increase from RMB 5.1 billion (USD 765 million) to RMB 7.9 billion (USD 1.2 billion) during the forecast period.

Plant-based Meat Market, China
RMB Billion; 2018-2025E

CAGR	Total	Hotels, Bars & Restaurants (HBR)	Retail
2018-2020	26.4%	22.9%	54.7%
2020-2025E	12.0%	9.3%	24.1%

Retail
HBR
Forecast
2.8
0.3
2.5
3.9
0.5
3.4
4.5
0.7
3.8
5.1
0.9
4.3
5.8
1.1
4.7
6.5
1.4
5.1
7.2
1.7
5.6
7.9
2.0
6.0
2018
2019
2020
2021E
2022E
2023E
2024E
2025E

Source: Frost & Sullivan

The technology and production supply-chain for plant-based products has improved markedly in the last few years to the point where plant-based and animal-based meat products are comparable from a taste, texture, and flavor standpoint. Leading plant-based meat companies e.g., Beyond Meat, Impossible Burgers etc., continue to spend heavily on R&D to accelerate product development and technological innovation within the space.

REGULATION

Regulations on Foreign Investment

Investment activities in the People’s Republic of China, or the PRC, by foreign investors are principally governed by the Catalogue of Industries for Encouraging Foreign Investment (2020 Edition), which was promulgated by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC, on December 27, 2020 and took effect on January 27, 2021, and the Special Administrative Measures for Access of Foreign Investment (2020 Edition), which was promulgated by the MOFCOM and the NDRC on June 23, 2020 and took effect on July 23, 2020, and together with the Foreign Investment Law, or the FIL and their respective implementation rules and ancillary regulations. The Negative List sets out several restrictive measures in a unified manner, such as the requirements on shareholding percentages and management, for the access of foreign investments in the industries listed in the Negative List and the industries that are prohibited for foreign investment. Any industries not falling in the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment. The industry of medical devices production and operation is not listed in the Negative List, which means the foreign investment in the business operated by us in PRC shall not be restricted or prohibited.

In addition, on March 15, 2019, the National People’s Congress promulgated the FIL, which has come into effect on January 1, 2020 and replaced the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, or the Old FIE Laws. The FIL and its related implementation rules including the Implementation Rules to the Foreign Investment Law promulgated by the State Council on December 26, 2019 and became effective on January 1, 2020 further clarified that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level opening.

On December 30, 2019, the MOFCOM and State Administration for Market Regulation, or SAMR, jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in China directly or indirectly, the market regulatory authorities shall forward the investment information submitted by foreign investor or the foreign-invested enterprise to the competent commence administrative authorities.

Regulations on Food Operation

Food Safety Law

In accordance with the Food Safety Law of the PRC, or the Food Safety Law, as effective on June 1, 2009 and most recently amended on April 29, 2021, the State Council implemented a licensing system for food production and trading activities. A person or entity who engages in food production, food selling or catering services shall obtain the license in accordance with the Food Safety Law.

According to the Food Safety Law, the State Council shall establish a food safety committee whose duties shall be defined by the State Council. The food safety supervision and administration department under the State Council shall exercise supervision and administration over food production and trading activities according to the duties defined by the Food Safety Law and the State Council. The health administrative department under the State Council shall organize the implementation of risk monitoring and risk assessment of food safety according to the duties defined by the Food Safety Law, and shall formulate and issue national food safety standards together with the food safety supervision and administration department under the State Council. Other relevant departments under the State Council shall carry out relevant food safety work according to the duties defined by the Food Safety Law.

The Food Safety Law sets out, as penalties for violation, various legal liabilities in the form of warnings, orders to rectify, confiscations of illegal gains, confiscations of tools, equipment, raw materials and other articles used for illegal production and operation, fines, recalls and destructions of food made in violation of laws and regulations, orders to suspend production and/or operation, revocations of production and/or operation license, and criminal punishment.

The Implementation Rules of the Food Safety Law, as effective on July 20, 2009 and last amended on October 11, 2019, further specifies the detailed measures to be taken for food producers and business operators and the penalties that shall be imposed should these required measures not be implemented.

Food Operation Licensing

Pursuant to the Administrative Measures on Food Operation Licensing issued by the former China Food and Drug Administration on August 31, 2015 and amended on November 17, 2017, the principle of “one permit for one venue” shall apply to the licensing for food business, which means a food business operator shall obtain a food business permit to engage in food business activities in one business venue. Where any of the licensing items indicated on a food business permit change, the food business operator shall, within ten working days after such change takes place, apply to the food and drug administrative authority that originally issued the permit for alteration of the business permit. If the food business operator fails to apply for the alteration, the food and drug administrative authority shall order such food business operator to make corrections and issue a warning. If such food business operator refuses to make corrections, a fine ranging from RMB2,000 to RMB10,000 will be imposed.

Online Retail Business

According to the Administrative Measures for Online Trading, or the Online Trading Measures, which was promulgated by the State Administration for Industry and Commerce (now merged into the SAMR) on January 26, 2014 and implemented on March 15, 2014, dealers engaging in the online trading of commodities and provision of relevant services must undergo industrial and commercial registration formalities in accordance. In order to further regulate online transaction activities, on March 15, 2021, SAMR issued the Online Trading Supervision and Management Measures, or the Online Trading Supervision Measures, which became effective on May 1, 2021 and replace the Online Trading Measures. The Online Trading Supervision Measures shall apply to the business activities of selling commodities or providing services in social networking, internet live streaming or other information network activities and it further regulates the operations of online trading.

In August 2018, the Standing Committee of the National People’s Congress promulgated the E-commerce Law of the PRC, which took effect on January 1, 2019. E-commerce operators, including e-commerce operators who sell commodities or offer services through a self-built website or any other network services shall abide by the principles of voluntariness, equality, fairness and integrity, abide by laws and business ethics, participate in market competition fairly, and discharge obligations in terms of protection of consumer rights and interests, environmental protection, intellectual property protection, and network security and personal information protection. In addition, according to the Food Safety Law, the food business operators using the online platform shall register their real names and have their license reviewed. Where the lawful rights and interests of a consumer purchasing food via a third-party online food transaction platform are harmed, the consumer may demand compensation from the food business operator using the platform or the food producer.

Regulations on Product Quality

According to the Civil Code of the PRC, which was promulgated in May 2020 and became effective in January 2021, a defective product which causes property damage or physical injury to any person may subject the manufacturer or vendor of such product to civil liability for such damage or injury.

On February 22, 1993, the Product Quality Law of the PRC, or the Product Quality Law, was promulgated aiming to protect the legitimate rights and interests of the end-users and consumers and to strengthen the supervision and control of the quality of products. The Product Quality Law was last amended in December 2018. According to the amended Product Quality Law, manufacturers who produce defective products may be subject to civil or criminal liability and have their business licenses revoked.

Regulations on Consumer Protection

The PRC Consumer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the consumers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of consumers. The amended PRC Consumer Protection Law further strengthens the protection of consumers and imposes more stringent requirements and obligations on business operators, especially on the business operators through the Internet. For example, the consumers are entitled to return the goods (except for certain specific goods) within seven days upon receipt without any reasons when they purchase the goods from business operators via the Internet. The consumers whose interests have been damaged due to their purchase of goods or acceptance of services on online marketplace platforms may claim damages from sellers or service providers.

Regulations on Torts

According to the Civil Code of the PRC, if damages to other persons are caused by defective products due to the fault of a third party, such as the parties providing transportation or warehousing, the producers and the sellers of the products have the right to recover their respective losses from such third parties. If defective products are identified after they have been put into circulation, the producers and the sellers shall take remedial measures such as stopping of sales, issuance of a warning, recall of products, etc. in a timely manner. The producers or the sellers shall be liable under tort if they fail to take remedial measures in a timely manner or have not made efforts to take remedial measures, thus causing damages. If the products are produced or sold with known defects, causing deaths or severe adverse health issues, the infringed party has the right to claim punitive damages in addition to compensatory damages.

Regulations on Value-Added Telecommunication Business

On September 25, 2000, the State Council promulgated the Telecommunications Regulations of the PRC, or the Telecommunications Regulations, which was amended on July 29, 2014 and February 6, 2016. The Telecommunications Regulations and its related implementation rules, including the Catalogue of Classification of Telecommunications Business issued by the Ministry of Industry and Information Technology, or the MIIT, categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services. Internet information services, or the ICP services, are classified as value-added telecommunications businesses. Under the Telecommunications Regulations, commercial operators of value-added telecommunications services must first obtain an ICP License from the MIIT or its provincial level counterparts.

The Regulations for Administration of Foreign-invested Telecommunications Enterprises promulgated by the PRC State Council on December 11, 2001 and subsequently amended on September 10, 2008 and on February 6, 2016 set forth detailed requirements with respect to level of capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecommunications enterprise. These regulations prohibit a foreign entity from owning more than 50% of the total equity interest in any value-added telecommunications service business in China, and they require any major foreign investor in any value-added telecommunications service business in China to have a good and profitable record and operating experience in this industry. On July 13, 2006, the Ministry of Information Industry, the predecessor of the MIIT, issued the Circular on Strengthening the Administration of Foreign Investment in the Operation of Value-added Telecommunications Business, pursuant to which a domestic PRC company that holds an operating license for value-added telecommunications business, which we refer to as an ICP License, is prohibited from leasing, transferring or selling the ICP License to foreign investors in any form and from providing any assistance, including resources, sites or facilities, to foreign investors that conduct a value-added telecommunications business illegally in China. In addition, the company’s operational premises and equipment must comply with the approved coverage region on its ICP License, and the company must establish and improve its internal internet and information security policies and standards, as well as its emergency management procedures. If the holder of an ICP License fails to comply with applicable requirements and fails to remedy such non-compliance within a specified period of time, the MIIT or its local counterparts can take discretionary administrative measures against the license holder, including revoking its ICP License.

Regulations on Production of Radio and Television Programs

On July 19, 2004, the former State Administration of Radio, Film and Television, or the SARFT, issued the Regulations on the Administration of Production and Operation of Radio and Television Programs, or the Radio and TV Programs Regulations, which took effect on August 20, 2004 and was last amended by the National Radio and Television Administration, or the NRTA, on December 1, 2020. The Radio and TV Programs Regulations are applicable for establishing institutions that produce and distribute radio and television programs or for the production of radio and television programs like programs with a special topic, column programs, variety shows, animated cartoons, radio plays and television dramas and for activities like transactions and agency transactions of program copyrights. Pursuant to the Radio and TV Programs Regulations, any entity that intends to produce or operate radio or television programs must first obtain the Permit for Production and Operation of Radio and TV Programs from the National Radio and Television Administration or its local branches.

Pursuant to the Radio and TV Programs Regulations, the state encourages domestic social organizations, enterprises and institutions (excluding solely foreign-owned enterprises, sino-foreign joint ventures and sino-foreign cooperative enterprises established in the PRC) to engage in production and distribution of radio and television programs. In addition, under the Negative List, foreign investment in radio and television program production and operation (including introducing radio and television content) companies is prohibited.

Regulations Related to Online Transmission of Audio-Visual Programs

On December 20, 2007, the MIIT and the SARFT jointly issued the Administrative Provisions for the Internet Audio-visual Program Service, or the Audio-video Program Provisions, which came into effect on January 31, 2008 and was amended on August 28, 2015. The Audio-video Program Provisions defines “Internet audio-visual program services” as producing, editing and integrating of audio-video programs, supplying audio-video programs to the public via the Internet, and providing audio-video programs uploading and transmission services to a third party. Entities providing Internet audio-visual programs services must obtain an Internet audio-visual program transmission license. Applicants for such licenses shall be state-owned or state-controlled entities unless an Internet audio-visual program transmission license has been obtained prior to the effectiveness of the Audio-video Program Provisions in accordance with the then-in-effect laws and regulations. In addition, foreign-invested enterprises are not allowed to engage in the above-mentioned services.

According to the Audio-video Program Provisions and other relevant laws and regulations, audio-video programs provided by the entities supplying Internet audio-visual program services shall not contain any illegal content or other content prohibited by the laws and regulations, such as any content against the basic principles in the PRC Constitution, damages the sovereignty of the country or national security or disturbs social order or undermine social stability. Entities providing services related to Internet audio-visual programs shall immediately delete the audio-video programs violating laws and regulations, keep relevant records, report relevant authorities and implement other regulatory requirements.

On October 31, 2018, the NRTA issued the Notice on Further Strengthening the Management of Radio and Television and Network Audiovisual Programs, or the Notice 60. According to the Notice 60, all radio and television broadcasting institutes, network audio visual program service institutes and program production institutes shall stick to the right political direction and strengthen value guidance; pursue people-centered creative orientation to curb bad tendencies such as pursuing celebrities, pan-entertainment and so on; persist in providing high-quality content, constantly innovate programs, and strictly control the remuneration of guests.

Regulations on Online Cultural Activities

Pursuant to the Provisional Measures on Administration of Internet Culture promulgated by the former Ministry of Culture on February 17, 2011 and most recently amended on December 15, 2017, internet culture activities refer to activities carried out for providing internet culture products and services, including among others, production, reproduction, import, release or broadcast of Internet culture products. The application for establishing an entity engaged in internet culture business shall be made to the culture administration authorities at the provincial level for approval. Any person or entity engaged in operating internet culture activities without approval may be subject to investigation or penalties, including order to cease business, fines and confiscation of proceeds from such activities, imposed by the cultural administration authorities or cultural market enforcement authorities

Regulations on Advertising Business

The PRC advertising laws and regulations, mainly including the PRC Advertisement Law promulgated on October 27, 1994 and most recently amended on October 26, 2018, set forth certain content requirements for advertisements in the PRC, including, among other things, prohibitions on false or misleading content, superlative wording, socially destabilizing content and content involving obscenities, superstition, violence, discrimination or infringement of the public interest. Advertisers, advertising agencies, and advertising distributors are required by PRC advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute is true and in full compliance with applicable laws and regulations. In providing advertising services, advertising operators and advertising distributors must review the supporting documents provided by advertisers and verify that the content of advertisements complies with applicable PRC laws and regulations. Prior to distributing advertisements that are subject to government censorship and approval, advertising distributors are obligated to verify that such censorship has been performed and approval has been obtained. The release or delivery of advertisements through the Internet shall not impair the normal use of the network by users. The advertisements released in pop-up form on webpages and other forms shall indicate the close flag in prominent manner and ensure one-key close.

On July 4, 2016, the SAMR issued the Interim Measures for the Administration of Internet Advertising, or the Internet Advertising Measures, which became effective on September 1, 2016. According to the Internet Advertising Measures, Internet Advertising refers to commercial advertising for direct or indirect marketing goods or services in the form of text, image, audio, video, or other means through websites, web pages, Internet apps, or other Internet media. The Internet Advertising Measures set out requirements for Internet advertising activities, including among others, (i) advertisements must be identifiable and marked with the word “advertisement” enabling consumers to distinguish them from non-advertisement information; (b) sponsored search results must be clearly distinguished from organic search results; (c) it is forbidden to send advertisements or advertisement links by email without the recipient’s permission or induce Internet users to click on an advertisement in a deceptive manner; and (d) Internet information service providers that do not participate in the operation of Internet advertisements should stop publishing illegal advertisements if they know or should know that the advertisements are illegal.

Violation of these regulations may result in various penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In the event of serious violations, SAMR or its local branches may revoke offenders’ licenses or permits for their advertising business operations.

Regulations on Information Security

The Standing Committee of the National People’s Congress promulgated the Cyber Security Law of the PRC or the Cyber Security Law, which became effective on June 1, 2017, to protect cyberspace security and order. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities, and they must not endanger cyber security, or engage in activities that, by making use of the network, endanger the national security, honor and interests, or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The Cyber Security Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers.” Such security protection obligations include, among others, complying with a series of requirements of tiered cyber protection systems, verifying users’ real identity, localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC, and providing assistance and support to government authorities where it is necessary for the protection of national security and investigation of crimes.

The Data Security Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, provides that China shall establish a data classification and grading protection system, formulate the important data catalogs to enhance the protection of important data. The conduct of data handling activities shall be in compliance with the provisions of laws and administrative regulations, establishing and completing a data security management system for the entire workflow, organizing and conducting data security education and training, adopting corresponding technical measures and other necessary measures to ensure data security, strengthening risk monitoring, taking immediately disposition measures and promptly reporting to relevant authorities when data security incidents occur. Processors of important data shall specify the person responsible for data security and management agencies, implement data security protection responsibilities, periodically conduct risk assessments of such data handling activities as provided and submit risk assessment reports to the relevant authorities. Relevant authorities will establish the measures for the cross-border transfer of import data.

If any company violates the Data Security Law of the PRC to provide important data outside China, such company may be punished by administration sanctions, including penalties, fines, and/or may suspension of relevant business or revocation of the business license.

Personal Information Protection Law of the PRC, which was issued by the Standing Committee of the National People’s Congress on August 20, 2021 and effective on November 1, 2021, provides detailed rules on handling personal information and legal responsibilities, including but not limited to the scope of personal information and the ways of processing personal information, the establishment of rules for processing personal information, the individuals’ rights and the processors’ obligations in the handling of personal information, the requirements on data localization and cross-border data transfer, the requirements for consent and the requirements on processing of sensitive personal information. Critical information infrastructure operators and personal information processors processing personal information reaching quantities provided by the State cybersecurity and informatization department shall store personal information collected and produced within the borders of the PRC domestically; where they need to provide it abroad, they shall pass a security assessment organized by the State cybersecurity and informatization department. Processor of personal information shall, based on purpose and methods of processing of personal information, categories of personal information, the impacts on individuals’ rights and interests, and potential security risks, take the following measures to ensure that personal information processing activities comply with the provisions of laws and administrative regulations, and prevent unauthorized access as well as the leakage, tampering or loss of personal information:

•        Developing internal management rules and operating procedures.

•        Conducting classified management of personal information.

•        Taking corresponding security technical measures such as encryption and de-identification.

•        Determining in a reasonable manner the operation privileges relating to personal information processing, and providing security education and trainings for employees on a regular basis.

•        Developing and organizing the implementation of emergency plans for personal information security incidents.

•        Other measures as provided by laws and administrative regulations.

Company violates the Personal Information Protection Law in handling personal information may face penalties, fines, suspension of relevant business or revocation of the business license.

Regulations on Internet Privacy

The Administrative Measures on Internet Information Services, issued by the State Council on January 8, 2011, prohibits ICP service operators from insulting or slandering a third party or infringing upon the lawful rights and interests of a third party. Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT on December 19, 2011, an ICP service operator may not collect any user personal information or provide any such information to third parties without the consent of such user. An ICP service operator must expressly inform its service users of the method, content and purpose of collecting and processing such user’s personal information, and an ICP service provider may only collect such information to the extent necessary for the provision of its services. An ICP service operator is also required to properly keep the users’ personal information. In case of any leak or likely leak of the user personal information, the ICP service operator must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunication’s regulatory authority. In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People’s Congress on December 28, 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT on July 16, 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. ICP service operators must also keep such information strictly confidential, and they are further prohibited from divulging, tampering or destroying any such information, as well as selling or providing such information to other parties. Any violation of the above decision or order may subject the ICP service operator to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities.

Furthermore, on June 28, 2016, the State Internet Information Office issued the Administrative Provisions on Mobile Internet Applications Information Services, which became effective on August 1, 2016, and on March 12, 2021, the Secretary Bureau of Cyberspace Administration of China, the General Office of the MIIT, the General Office of the Ministry of Public Security and the General Office of the SAMR jointly promulgated the Notice of Issuing the Provisions on the Scope of Necessary Personal Information Required for Common Types of Mobile Internet Applications, which became effective on May 1, 2021, to further strengthen the regulation of the mobile applications information services. Pursuant to these provisions, owners or operators of mobile applications that provide information services are required to be responsible for information security management, establish and improve the protective mechanism for user information, observe the principles of legality, rightfulness and necessity, and expressly state the purpose, method and scope of, and obtain user consent to, the collection and use of user personal information. In addition, the Cyber Security Law also requires network operators to keep user personal information they collect strictly confidential, and to establish and improve user information protective mechanism.

The Draft Regulations for Algorithmic Recommendation Management of Internet Information Services (the “Draft Regulations”), which was promulgated by the Cyberspace Administration of China on August 27, 2021, stipulates obligations of the internet information service providers using algorithmic recommendation technology (the “Algorithmic Recommendation Service Provider”). According to the Draft Regulations, the Algorithmic Recommendation Service Provider shall optimize the algorithm recommendation service mechanism, strengthen information content management, regularly review, evaluate and verify the mechanism, model, data and application results of algorithms. Algorithmic Recommendation Service Provider who violates the Draft Regulations may face administration sanctions, public security administration punishment and/or criminal penalty.

Regulations on Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including trademarks, domain names, copyrights and patents.

Trademarks

According to the Trademark Law of the PRC promulgated by the Standing Committee of the National People’s Congress on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019 respectively, the period of validity for a registered trademark is ten years, commencing from the date of registration. The registrant shall go through the formalities for renewal within twelve months prior to the expiry date of the trademark if continued use is intended. Where the registrant fails to do so, a grace period of six months may be granted. The validity period for each renewal of registration is ten years, commencing from the day immediately after the expiry of the preceding period of validity for the trademark. In the absence of a renewal upon expiry, the registered trademark shall be cancelled. Industrial and commercial administrative authorities have the authority to investigate any behavior in infringement of the exclusive right under a registered trademark in accordance with the law. In case of a suspected criminal offense, the case shall be timely referred to a judicial authority and decided according to the law.

Patent

According to the PRC Patent Law amended by the Standing Committee of the National People’s Congress on December 27, 2008 and became effective on October 1, 2009, as well as the Detailed Rules for the Implementation of the PRC Patent Law promulgated by the State Council on January 9, 2010 and came into effect on February 1, 2010, the National Intellectual Property Administration is responsible for administering patents in the PRC. The PRC Patent Law and its implementation rules provide for three types of patents, “invention”, “utility model” and “design”. The PRC Patent Law was further amended by the Standing Committee of the National People’s Congress on October 17, 2020 and came into effect on June 1, 2021, pursuant to which, the duration of design patents is changed from ten years to fifteen years, commencing from the date of application.

Copyrights

Pursuant to the PRC Copyright Law amended by the Standing Committee of the National People’s Congress on February 26, 2010, became effective on April 1, 2010, and latest amended on November 11, 2020 and took effect on June 1, 2021 and the Implementing Regulations of the PRC Copyright Law promulgated by the State Council on August 2, 2002, last amended on January 30, 2013 and became effective on March 1, 2013, the PRC citizens, legal persons, and other organizations shall, enjoy copyright in their works, whether published or not, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. The copyright owner enjoys various kinds of rights, including right of publication, right of authorship and right of reproduction.

Domain Names

Domain names are mainly protected under the Administrative Measures on the Internet Domain Names promulgated by the MIIT in August 2017. The MIIT is the main regulatory body responsible for the administration of PRC internet domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and the applicants become domain name holders upon successful registration.

Regulations on Labor and Social Insurance

The Labor Law of the PRC, effective on January 1, 1995 and subsequently amended on August 27, 2009 and December 29, 2018, the PRC Employment Contract Law, effective on January 1, 2008 and subsequently amended on December 28, 2012 and the Implementing Regulations of the Employment Contract Law, effective on September 18, 2008, provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations, which significantly affects the cost of reducing workforce for employers. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations on Tax

PRC Enterprise Income Tax

The PRC Enterprise Income Tax Law, or the EIT Law, which took effect on January 1, 2008 and further amended on February 24, 2017 and December 29, 2018, respectively, imposes a uniform enterprise income tax rate of 25% on all PRC resident enterprises, including foreign-invested enterprises, unless they qualify for certain exceptions. The enterprise income tax is based on the PRC resident enterprise’s global income determined under PRC tax laws and accounting standards. If a non-resident enterprise sets up an organization or establishment in the PRC, it will be subject to enterprise income tax for income derived from such organization or establishment in the PRC and for the income derived from outside the PRC but with an actual connection with such organization or establishment in the PRC.

PRC Value Added Tax

On March 23, 2016, the Ministry of Finance and the State Administration of Taxation, or the SAT, jointly issued the Circular on the Pilot Program for Overall Implementation of the Collection of Value Added Tax Instead of Business Tax, or the Circular 36, which took effect on May 1, 2016. Pursuant to the Circular 36, all companies operating in construction, real estate, finance, modern service or other sectors obligated to pay business tax are required to pay VAT, in lieu of business tax. The VAT rate is 6%, except that a rate of 11% applies to real estate sale, land use right transferring and providing service of transportation, postal sector, basic telecommunications, construction, real estate lease, and a rate of 17% applies to providing lease service of tangible property; and a rate of zero for specific cross-bond activities.

On April 4, 2018, the Ministry of Finance and the SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or the Circular 32, according to which, (i) for VAT taxable sales or importation of goods originally subject to VAT rates of 17% and 11% respectively, applicable tax rates shall be adjusted to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to deduction rate of 11%, applicable rate is be adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods originally subject to a tax rate of 16%, applicable rate is adjusted to 12%; (iv) for exported goods originally subject to a tax rate of 17% and an export tax refund rate of 17%, the export tax refund rate is adjusted to 16%; and (v) for exported goods and cross-border taxable acts originally subject to a tax rate of 11% and an export tax refund rate of 11%, the export tax refund rate is adjusted to 10%. Circular 32 became effective on May 1, 2018 and supersedes any previously existing provisions in case of inconsistency.

On March 20, 2019, the Ministry of Finance, the SAT and the General Administration of Customs jointly issued the Announcement on Policies for Deepening the VAT Reform, or the Announcement 39, to further lower VAT rates. According to the Announcement 39, (i) for general VAT payers’ sales activities or imports that are subject to an existing VAT rate of 16% or 10%, the VAT rate is adjusted to 13% or 9%, respectively; (ii) for the agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the rate is adjusted to 9%; (iii) for the agricultural products purchased by taxpayers for production or commissioned processing, which are subject to an existing VAT rate of 13%, the input VAT will be calculated at a 10% deduction rate; (iv) for the exportation of goods or labor services that are subject to an existing VAT rate of 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (v) for the exportation of goods or cross-border taxable activities subject to an existing VAT rate of 10%, with the same export refund rate, the export refund rate is adjusted to 9%. The Announcement 39 came into effect on April 1, 2019 and shall prevail in case of any conflict with existing provisions.

PRC Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Under the China-HK Taxation Arrangement, income tax on dividends payable to a company resident in Hong Kong that holds more than a 25% equity interest in a PRC resident enterprise may be reduced to a rate of 5%. In February 2018, the SAT issued the Announcement on Issues concerning Beneficial Owners in Tax Treaties, or the Circular 9, effective on April 1, 2018, to replace the Circular of the State Administration of Taxation on the Interpretation and the Determination of the Beneficial Owners in the Tax Treaties, effective from October 2009. Circular 9 provides a more flexible guidance to determine whether the applicant engages in substantive business activities. Furthermore, under the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, non-resident taxpayers qualified to enjoy tax treaty benefits may, at the time of tax declaration or withholding declaration through a withholding agent, enjoy the tax treaty benefits, and be subject to follow-up administration by the tax authorities. Where the non-resident taxpayer does not apply to the withholding agent to claim the tax treaty benefits, or materials and information provided to the withholding agent do not meet the criteria for enjoying tax treaty benefits, the withholding agent shall withhold tax pursuant to the provisions of PRC tax laws. In addition, according to a tax circular issued by SAT in February 2009, if the main purpose of an offshore arrangement is to obtain preferential tax treatments, the PRC tax authorities will have the discretion to adjust the preferential tax rate enjoyed by the relevant offshore entity.

Regulations on Foreign Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Exchange Administration Regulations, most recently amended on August 5, 2008. Under the Foreign Exchange Administration Regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without a prior approval from the State Administration of Foreign Exchange, or the SAFE, saving the compliance cost in satisfying certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans.

On August 29, 2008, the SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or the SAFE Circular 142, which regulates the conversion of foreign currency-registered capital into RMB by foreign-invested enterprises by restricting how the converted Renminbi may be used. The SAFE Circular 142 provides the registered capital of a foreign-invested enterprise, converted into Renminbi from foreign currencies, may only be used for purposes within the business scope approved by the applicable government authority, and such Renminbi capital may not be used for equity investments within China. The SAFE also strengthened its oversight of the flow and use of the Renminbi capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such Renminbi capital may not be changed without SAFE’s approval, and such Renminbi capital may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. On March 30, 2015, the SAFE issued the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, which took effective and replaced the SAFE Circular 142 on June 1, 2015. Although the SAFE Circular 19 allows for the use of Renminbi converted from the foreign currency-denominated capital for equity investments in China, restrictions continue to apply as to foreign-invested enterprises’ use of the converted Renminbi for purposes beyond the business scope, for entrusted loans or for intercompany Renminbi loans. The SAFE later promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, which became effective on June 9, 2016 and reiterates some of the rules set forth in Circular 19. Circular 16 alleviates the restrictions on using Renminbi capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue Renminbi entrusted loans, replacing it with a prohibition against using such capital to issue loans to non-associated enterprises. Violations of the SAFE Circular 19 or Circular 16 could result in administrative penalties. On October 23, 2019, the SAFE issued the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment, pursuant to which all foreign-invested enterprises can make domestic equity investments with their capital funds in accordance with the law. On April 10, 2020, the SAFE promulgated Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, according to which, under the prerequisite of ensuring true and compliant use of funds and compliance with the prevailing administrative provisions on use of income under the capital account, enterprises which satisfy the criteria are allowed to use income under the capital account, such as capital funds, foreign debt and overseas listing, etc. for domestic payment, without prior provision of proof materials for veracity to the bank for each transaction.

On November 19, 2012, the SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts (e.g., pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts), the reinvestment of lawful incomes derived by foreign investors in China (e.g. profit, proceeds of equity transfer, capital reduction, liquidation and early repatriation of investment), and purchase and remittance of foreign exchange as a result of capital reduction, liquidation, early repatriation or share transfer in a foreign-invested enterprise no longer require the SAFE approval, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible before. In addition, the SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by the SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in China based on the registration information provided by the SAFE and its branches.

On February 13, 2015, the SAFE promulgated the Circular on Further Simplifying and Improving the Policies Concerning Foreign Exchange Control on Direct Investment, or the SAFE Circular 13, which took effect on June 1, 2015 and was further amended on December 30, 2019. The SAFE Circular 13 delegates to certain banks the authority to enforce the foreign exchange registration requirements in connection with the inbound and outbound direct investment under relevant SAFE rules, therefore further simplifying the foreign exchange registration procedures for inbound and outbound direct investment.

Regulations on Foreign Exchange Registration of Offshore Investment by PRC Residents

SAFE issued the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or the SAFE Circular 37, which became effective on July 4, 2014. The SAFE Circular 37 requires PRC residents (including PRC institutions and individuals) to register with local branches of the SAFE in connection with their direct or indirect offshore investments in overseas SPVs. Under the SAFE Circular 37, a SPV refers to an offshore entity, directly established or indirectly controlled by PRC residents, for the purpose of offshore investment and financing, using their legitimate domestic or offshore assets or interests. Such PRC residents also required to amend their registrations with the SAFE when the basic information of registered SPVs changes (including change of the PRC residents, name and operating period of the SPV), or when such change is a significant (including PRC residents’ increase or decrease of capital contribution in the SPV, transfer or exchange of shares, and merger or division of the SPV). Failure to comply with the registration procedures set forth in the SAFE Circular 37 may result in restrictions on the relevant onshore company’s ability to conduct foreign exchange activities. Such restrictions include limiting payment of dividends and other distributions to an onshore company’s offshore parent or affiliate, restricting capital inflow from the offshore entities and settlement of foreign exchange capital, and may subject relevant onshore company or PRC residents to penalties under PRC foreign exchange administration regulations.

Regulation on Employee Share Options

On December 25, 2006, the People’s Bank of China promulgated the Administrative Measures for Individual Foreign Exchange. On February 15, 2012, the SAFE issued the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, or the Stock Option Rules, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-Listed Companies issued by the SAFE on March 28, 2007. Pursuant to the Stock Option Rules, if PRC residents are granted shares or stock options by companies listed on overseas stock exchanges according to certain stock incentive plans, such residents are required to register with the SAFE or its local branches. PRC residents participating in the stock incentive plans of overseas listed companies shall retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly-listed company or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plans on behalf of these participants. Such participants must also retain an overseas entrusted institution to handle matters relating to exercise of stock options, purchase and sale of corresponding stocks or interests, and fund transfer. The PRC agent must amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agents or the overseas entrusted institution, or other material changes. The PRC agents shall, on behalf of the PRC residents who have the right to exercise the employee share options, apply to the SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents. In addition, the PRC agents shall file each quarter the form for record-filing of information of the Domestic Individuals Participating in the Stock Incentive Plans of Overseas Listed Companies with the SAFE or its local branches.

In addition, SAT has issued certain circulars concerning employee share awards. Under these circulars, for employees working in China, exercising share options or holding vested restricted shares will subject them to PRC individual income tax. The PRC subsidiaries of overseas publicly-listed companies have the obligations to file documents related to employee share awards with relevant tax authorities and withhold individual income taxes of those employees who exercise their share options or hold the vested restricted shares. If the employees fail to pay their income taxes, or if such PRC subsidiaries fail to withhold such taxes, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC government authorities according to relevant laws and regulations.

Regulations on Dividend Distributions

As the Foreign Investment Law came into effect on January 1, 2020 and replaced the Old FIE Laws, the principal regulations governing distribution of dividends paid by wholly foreign-owned enterprises include the Company Law, the EIT Law and its implementation rules.

Under the current regulatory regime in the PRC, foreign-invested enterprises in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital unless laws regarding foreign investment provide otherwise. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, namely, the MOFCOM, the State Assets Supervision and Administration Commission, the SAT, the former State Administration of Industry and Commerce, the China Securities Regulatory Commission, or the CSRC and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

MANAGEMENT’s DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF DDC

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with its combined financial statements and consolidated financial statements and the related notes included in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement.

Overview

DayDayCook, through its wholly owned subsidiaries and VIEs (DDC, together with its subsidiaries and VIEs,“We”, “Our” or the “Group”) is a leading content driven consumer brand in China. We offer easy, convenient ready-to-heat (“RTC”), ready-to-cook (“RTC”) and plant-based meal products while promoting healthier lifestyle choices to our predominately Millennial and Generation Z (“GenZ”) customer-base.

We have an omni-channel (online and offline) sales, end-to-end (“E2E”) product development and distribution strategy. We have partnered with (i) large China-based e-commerce platforms, (ii) leading livestreaming, video-sharing, content-marketing platforms, and (iii) online-merged-offline (“OmO”) group-buy platforms to drive online sales. We have access to a network of direct-to-consumer (“D2C”) retail, wholesale Point-of-Sales (“POS”), and other corporate partnerships for the offline sale and distribution of our products. We continue to engage and grow our customer-base through curated and relevant video-content, product placement, and a customer-feedback informed product development and distribution strategy.

For the year ended December 31, 2019 and 2020, our revenues were RMB155.64 million and RMB169.14 million (USD 26.20 million) respectively. This 9% increase in total revenue was due to the increase in online consumer product sales of RMB33.88 million, net off with the impact of a decrease of RMB 18.83 million in our advertisement services and revenue from operating experience stores and retail.

For the years ended December 31, 2019 and December 31, 2020, we incurred a net loss of RMB157.79 million and RMB114.44 million (USD 17.73 million) respectively. The narrowing net-loss was the result of a decrease in operating expenses. The decrease in operating expense was the result of a renewed focus on improving return-on-marketing investment by (i) optimizing marketing expenditure across one or more customer acquisition and/or sales distribution channels, it led to a decrease of RMB32.84 million from RMB98.51 million for the year ended December 31, 2019 to RMB65.67 million (USD 10.17million) for the year ended December 31, 2020, and (ii) a decrease of general and administrative expenses by RMB1.64 million from RMB43.64 million for the year ended December 31, 2019 to RMB42.00 million (USD 6.51 million) for the year ended December 31, 2020, it was attributable to certain workforce planning and rationalization efforts.

For the six months ended June 30, 2020 and June 30, 2021, our total revenue was RMB89.98 million and RMB88.14 million (USD 13.65 million) respectively, and our net loss was RMB53.20 million and RMB346.11 million (USD 53.61 million), respectively. The decrease in revenue was primarily attributable to net impact of the increase in online consumer products sales by RMB7.39 million and a decrease in offline consumer products sales by RMB3.97 million due to the impact of COVID-19 and the prolonged closure of offline retail locations, which impacted sales volume for fresh products and our advertising services.

DDC Enterprise Limited (the “Company”) was incorporated under the laws of the Cayman Islands on April 30, 2012. We have 1,000,000,000 authorized shares at a par value of $0.001 by June 30, 2021. We operate our business in the People’s Republic of China (the “PRC”) through our wholly owned subsidiary, Shanghai DayDayCook Information Technology Co., Ltd (“SH DDC”), and under a contractual arrangement with Shanghai Weishi Information Technology Co., Ltd (“Weishi”), which holds the necessary PRC operating licenses for the online businesses.

No revenue was contributed by Weishi in the year ended December 31, 2019 and 2020, and in the six months ended June 30, 2020 and 2021. SH DDC is also under a contractual arrangement with Shanghai City Modern Agriculture Development Co., Ltd (“City Modern”), which controls three separate entities in the PRC (collectively “Farm Entities”), producing, marketing and selling premium quality vegetable products in PRC. Farm Entities contributed 25% of our total revenue in the year ended December 31, 2019 and 17% in the year ended December 31, 2020. And it contributed 13% of our total revenue in the six months ended June 30, 2020 and 8% in the six months ended June 30, 2021.

Key Factors Affecting Our Results of Operations

There are several macro and microeconomic factors that contributed to the growth of our business and the RTC/RTH product and service segments in China. These include (but are not limited to):

•        China’s rapid economic growth and urbanisation, which has resulted in an increase in per capita annual disposable income;

•        China’s investments in its technological infrastructure and COVID-19 accelerated improvements in internet and mobile subscriber penetration rates;

•        Favourable domestic social, governmental, and economic reforms centred on promoting a healthier lifestyle and life-choices; and

•        Broader shift in consumer preferences, trends, and purchasing behaviour to convenience without compromising on quality and/or nutritional value.

Unfavourable changes in any of the above factors could adversely affect demand for our products and/or services and impact our results of operations.

There are specific internal and external factors that could impact our results of operations. These include (but are not limited to):

Sales Strategy — Historically, we relied heavily on private label product sales. From 2019, we shifted to focus on growing our own “DayDayCook” branded products sales. This shift in strategy was prompted by the need to (i) improve our competitiveness in the RTC/RTH market sectors, and (ii) improve the overall margin profile of the business. Sales from DayDayCook branded product segment has increased from 33% of revenue in Fiscal 2019 to 40% of revenue in Fiscal 2020. For the six months ending June 30, 2021, the DayDayCook branded product segment contributed 42% of total revenues. DDC expects growth for the DayDayCook branded product segment to outpace private label sales. This shift will require us to plan, develop, and successfully execute on and multi-channel sales, marketing, and distribution strategy.

Long-Term Consumer Trends, and Demand — Based on a 2021 independent report prepared by Frost & Sullivan, the China RTC market grew from RMB72.45 billion (USD 11.21 billion) in 2016 to RMB203.30 billion (USD 31.4 billion) in 2020, a Compound Annual Growth Rate (“CAGR”) (2016-2020) of 29%. The RTC market is expected to grow to RMB520.99 billion (USD 80.58 billion) by 2025, a CAGR (2020-2025) of 21%. The market is projected to reach RMB1,026.79 billion (USD 158.81 billion) by 2030. While plant-based products are a nascent Fast-Moving Consumer Goods (“FMCG”) category in China, there is significant demand from younger customer segments for plant-based substitutes/alternatives. According to the same 2021 report, the China market for plant-based products increased from RMB2.81 billion (USD 0.43 billion) in 2018 to RMB4.50 billion (USD 0.70 billion) in 2020, a CAGR (2018-2020) of 26%. The market is expected to grow to RMB7.92 billion (USD 1.22 billion) during the forecast period, a CAGR (2021-2025) of 12%. As a leader in the RTC/RTH space, given the recent partnership with PFI Foods, a leading China-based alternative meat manufacturer, and a Board of Directors and advisory network with significant operator and domain expertise, we should be able to identify and pivot to cater to evolving customer trends and consumption behaviour.

Competition — The food and e-commerce industries in China are highly competitive. We compete with different competitors in each of our business lines. Our current and potential competitors can be divided into different categories: (i) traditional RTH and emerging RTC food companies (domestic and international) in China, (ii) major plant-based food companies in China, (iii) major content providers in China focused on food, and (iv) other major internet companies in China that may enter the food-related content distribution or e-commerce business area. There are certain barriers-to-entry that have limited the number and success of foreign entrants, emerging, and traditional-cum-emerging brands including our (i) brand awareness, (ii) E2E supply-chain visibility, (iii) strategic and preferred service agreements with product and distribution partners, (iv) product R&D and go-to-market capabilities, and (v) board of directors and advisory network.

Regulatory Environment — As we are an (i) omni-channel B2B and B2C and (ii) food production and distribution business, we are subject to various customer data, food safety and quality control, and employer-employee related regulations and policy frameworks. We work with the Cyberspace Administration of China (CAC), the State Administration for Market Regulation (SAMR), and All-China Federation of Trade Unions (ACFTU) to ensure we are compliant with evolving laws, regulations, and standards.

Operating Costs — Our operating costs include packaged product costs, direct labour, other wages and related benefits, selling, distribution, and other general and administrative expenses. We proactively manage and look for opportunities to reduce our operating expenses as a percentage (%) of revenues by negotiating preferred or renegotiating existing purchasing agreements with one or more vendors/service providers. We do however expect operating expenses to increase due to the fees, costs, and compensation expense related to share options of RMB35.55 million are expected to be recognized upon being a publicly-traded entity.

Sales and Marketing Costs — We expect costs associated with sales and marketing to stabilize by 2022 and start to decline due to (i) stronger brand awareness, (ii) our plan to leverage more content and social media marketing providers and platforms to drive repeat purchases, an increase in Average Order Value (“AOV”), and attract net-new users to our platform, and (iii) improvements in referral rates.

Debt Obligations — our debt obligations primarily consist of shareholder loans and convertible loans used to finance our on-going working capital requirements. As of June 30, 2021 the outstanding balance on the shareholder loan was RMB56.55 million as compared to outstanding balances as of December 31, 2019 and December 31, 2020 of RMB19.64 million and RMB24.08 million, respectively. The outstanding balances of convertible loans as of December 31, 2019 and December 31, 2020 and June 30, 2021 were RMB29.19million, RMB71.59 million and RMB11.04 million, respectively.

Mergers and Acquisitions (“M&A”) — M&A is a key growth strategy going forward. We have identified several targets but will continue to evaluate and opportunistically execute on strategic joint ventures (JV), potential investments and acquisition opportunities with a focus on supplementing and/or complementing our existing products, sales channels, customer-base and/or allow us to optimise our existing supply-chain management capabilities. The M&A strategy will continue to evolve with our changing needs and requirements.

COVID-19 — The World Health Organization (“WHO”) declared that COVID-19 was a “Public Health Emergency of International Concern” on January 30, 2020 and a “pandemic” on March 11, 2020. COVID-19 has the potential to adversely affect our business. We are in constant communication with the relevant local, national, and international health agencies and governing bodies to ensure we are and remain compliant with evolving requirements and policy frameworks. To mitigate the COVID-19 risk to our business, we instituted certain measures from a workplace, distribution strategy, and supply-chain integrity standpoint and are executing on several initiatives to enable us to benefit through and post-COVID. From a workplace measures standpoint, we are taking the necessary preventative actions and implementing additional measures to protect our employees including (but not limited to) physical distances and hygienic practices including (but not limited to) mandatory face coverings, increased hand-washing, and more frequent sanitization of hard surfaces in-compliance with suggested Personal Protective Equipment guidelines published by the United States Centres for Disease Control and World Health Organization and WHO. We continue to explore and execute on one or more strategic partnerships to reduce and/or limit our counterparty risk and exposure. From a supply-chain standpoint, we have taken proactive steps to move away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials. As of September 2021, we had six supply chain partners and ten-plus reserve suppliers responsible for producing and distributing our products to customers. To continue to future-proof the business, we also recently partnered with Digitforce, a company that offers bespoke digital operation and management system applications and tools to build out our digital service, technology, and product capabilities. While the short, medium-to-longer term impact of COVID-19 remains unclear, we expect that our business operations and results of operations including revenue, earnings, and cash-flows will not be unduly impacted the remainder of 2021. To date, there has been no material impact to our liquidity position and we have not had to raise additional capital, reduce our capital expenditures, or modify any terms or contractual arrangements in response to COVID-19.

Key Components of Results of Operations

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Online consumer product sales	70,787,647	104,662,984	16,210,232	59,510,484	66,900,872	10,361,626
Offline consumer product sales	51,699,563	50,156,133	7,768,196	20,253,106	16,278,342	2,521,194
Advertising	21,057,247	11,076,550	1,715,539	8,906,380	4,105,317	635,833
Experience stores	12,096,975	3,244,526	502,513	1,313,056	858,537	132,970
Total Revenues	155,641,432	169,140,193	26,196,480	89,983,026	88,143,068	13,651,623
Cost of revenues	(125,111,717)	(141,302,094)	(21,884,908)	(75,876,090)	(69,166,340)	(10,712,502)

Gross profit	30,529,715	27,838,099	4,311,572	14,106,936	18,976,728	2,939,121
Fulfillment expenses	(9,936,724)	(9,090,212)	(1,407,895)	(4,262,443)	(8,426,190)	(1,305,051)
Sales and marketing expenses	(98,513,467)	(65,672,485)	(10,171,373)	(33,308,656)	(32,264,140)	(4,997,079)
Product development expenses	(19,510,288)	(7,816,045)	(1,210,551)	(2,291,998)	—	—
General and administrative expenses	(43,644,941)	(42,004,285)	(6,505,633)	(16,263,663)	(19,532,084)	(3,025,135)

Loss from operations	(141,075,705)	(96,744,928)	(14,983,880)	(42,019,824)	(41,245,686)	(6,388,144)

Interest expenses	(4,066,345)	(6,996,708)	(1,083,652)	(2,997,263)	(12,564,454)	(1,945,986)
Interest income	287,037	10,360	1,605	14,614	3,791	587
Foreign currency exchange gains/(losses), net	(605,437)	1,069,943	165,713	177,682	(63,364)	(9,814)
Other income	4,355,709	5,395,221	835,613	1,085,425	894,344	138,516
Other expenses	(10,986,902)	(2,947,196)	(456,463)	—	(260,878,989)	(40,405,010)
Changes in fair value of financial instruments	(7,347,211)	(15,600,310)	(2,416,180)	(10,261,426)	(33,413,002)	(5,175,015)

Loss before income tax benefit	(159,438,854)	(115,813,618)	(17,937,244)	(54,000,792)	(347,267,360)	(53,784,866)
Income tax benefit	1,648,115	1,369,828	212,159	805,034	1,160,599	179,754
Net loss	(157,790,739)	(114,443,790)	(17,725,085)	(53,195,758)	(346,106,761)	(53,605,112)

Revenues

We are primarily focused on selling and distributing RTC and RTH products to individual customers through (i) popular large e-commerce channel e.g. Tmall, JD.com, Pinduoduo, (ii) leading livestreaming, video-sharing, content-marketing platforms e.g., TikTok(Douyin), Bilibili, Weibo, Little Red Book (小红书), Kuaishou etc., (iii) community group buying platforms e.g. Meituan-Dianping, and (iv) a network (through partnership) of offline mixed retail locations. We generate most of our revenue from online and offline to-business and to-customer product sales. The offline consumer products and online consumer products business represented 79% and 92% of total revenue for the years ended December 31, 2019 and 2020 respectively. For the six months ended June 30, 2021, product sales (online and offline) accounted for 94% of total revenue versus 89% for the same period in 2020. As we plan to expand our offline retail network and more deeply penetrate non-tier 1 cities, we expect that total revenue via the offline channel to continue to grow.

We also provide advertising, principally customized promotional videos and offline promotion and store exhibition related services to our customers, which are published through channels such as our website, APP, WeChat mini-program, Facebook, and YouTube etc., Advertising revenue accounted for 14% and 7% of group level total revenue for the years ended December 31, 2019 and 2020 respectively. For the six months ended June 30, 2021, revenue from advertising services contributed 5% versus 10% when compared with the same period in 2020.

As of 31 December 2020, we operated 3 experience stores in China. The purpose of these experience stores is to (i) build brand awareness, (ii) offer organized cooking classes to our users, and (iii) build our online-to-offline retail capabilities. Revenue from experience stores accounted for 8% and 2% of our total revenue for the years ended December 31, 2019 and 2020 respectively. For the six months ended June 30, 2021, total revenue linked to experience stores contributed 1% versus 1% when compared with the same period in 2020. The reduction in revenue contribution is due to the on-going impact of COVID-19 on offline retail locations.

The following table sets forth types of DDC’s revenue for the periods indicated:

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Online consumer product sales	70,787,647	104,662,984	16,210,232	59,510,484	66,900,872	10,361,626
Offline consumer product sales	51,699,563	50,156,133	7,768,196	20,253,106	16,278,342	2,521,194
Advertising	21,057,247	11,076,550	1,715,539	8,906,380	4,105,317	635,833
Experience stores	12,096,975	3,244,526	502,513	1,313,056	858,537	132,970
Total Revenues	155,641,432	169,140,193	26,196,480	89,983,026	88,143,068	13,651,623

Our revenue increased to RMB169.14 million (USD 26.20 million) for the year ended December 31, 2020 from RMB155.64 million for the year ended December 31, 2019. The increase was attributable to the increase in online consumer product sales of RMB33.88 million, net off with the impact of a decrease of RMB 18.83 million in our advertisement services and revenue from operating experience stores and retail.

Our revenue for the six months ended June 30, 2021, RMB88.14 million (USD 13.65 million) was slightly less than the same period in 2020, RMB89.98 million. The decrease was primarily attributable to net impact of the increase in online consumer products sales by RMB7.39 million and a decrease in offline consumer products sales by RMB3.97 million due to the impact of COVID-19 and the prolonged closure of offline retail locations, which impacted sales volume for fresh products and our advertisement services, and decrease in advertising and experience store revenue by RMB4.80 million and RMB0.45 million, respectively.

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2020
	RMB	RMB	USD	RMB	RMB	USD
DayDayCook ready-to-heat (“RTH”)	52,121,255	66,719,249	10,333,497	35,833,790	36,620,189	5,671,746
DayDayCook ready-to-cook (“RTC”)	—	624,059	96,654	318,507	412,507	63,889
Private label products	31,723,531	58,868,220	9,117,526	31,678,907	39,516,970	6,120,399
Fresh products	38,642,424	28,607,589	4,430,751	11,932,386	6,629,548	1,026,786
Advertisement services	21,057,247	11,076,550	1,715,539	8,906,380	4,105,317	635,833
Experience stores	12,096,975	3,244,526	502,513	1,313,056	858,537	132,970
Revenues	155,641,432	169,140,193	26,196,480	89,983,026	88,143,068	13,651,623

Our products and services offering includes RTH, RTC, private-label, fresh products, advertisement services, and experience stores. Total revenues from RTH increased by 28% from RMB52.12 million in Fiscal 2019 to RMB66.72 million (USD10.33 million) in Fiscal 2020. Over the same time period, total revenues from private label products increased by 86% from RMB31.72 million in Fiscal 2019 to RMB58.87 million (USD9.12 million) in Fiscal 2020. While we started offering our RTC products in the fourth quarter (“Q4”) of 2019, we did not start recognizing revenue linked to this product category until 2020. We have developed 20 SKUs since 2019, currently sell 10 SKUs through one or more sales channels, and have a 2021 new-product development pipeline of 2 SKUs. While the focus is to grow our own-branded RTC and RTH product as a percentage (%) of total revenues, we plan to continue to drive sales across the RTH, RTC, private label, and fresh product segments.

For the six months ended June 30, 2021, sales for RTH remained relatively flat, but RTH gross profit margin improved by 7.2% from 19.4% to 26.6% when compared with the same period in 2020. This was due to (i) negotiating lower product costs with suppliers, and (ii) increasing selling price for DDC’s own branded products. The increase of RMB7.84 million in total revenues from our private-label products help to net-off the total decrease of RMB10.56 million in fresh products, advertisement services, and experience stores and retail related sales.

	For the Years Ended December 31,				For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2020
	RMB	RMB	USD	RMB	RMB	USD
Revenues:
Merchandise	116,999,008	140,532,604	21,765,729	78,050,640	81,513,520	12,624,837
Fresh products	38,642,424	28,607,589	4,430,751	11,932,386	6,629,548	1,026,786
Total segment revenues	155,641,432	169,140,193	26,196,480	89,983,026	88,143,068	13,651,623

The Group has two operating segments: merchandise and fresh products.

•        Merchandise:    Merchandise segment includes sales of RTC, RTH, private label products, advertising services and experience stores to third parties and individual customers.

•        Fresh products:    Fresh products segment includes fresh products sold to supermarkets and other third parties.

The revenue from merchandise segment increased by 20% from RMB117.00 million in Fiscal 2019 to RMB140.53 million (USD21.77 million) in Fiscal 2020, the increase in this segment is mainly contributed by the increase in RTH and private label products. The revenue from fresh products segment decreased by 26% from RMB38.64 million in Fiscal 2019 to RMB28.61 million (USD4.43 million) in Fiscal 2020 due to the effects of COVID-19.

For the six months ended June 30, 2021, the revenue from merchandise segment increased by 4% from RMB78.05 million to RMB81.51 million (USD12.62 million) as compared to the same period in 2020. This was due to the increase in revenue from private label products net-off with the decrease in revenue from advertisement services and experience stores. While the revenue from fresh products segment decreased by 44% from RMB11.93 million in the six months ended June 30, 2020 to RMB6.63 million (USD1.03 million) in the same period in 2021 due to management’s shift ins focus to developing DDC branded RTH and RTC products.

Cost of Revenues

Our cost of revenues primarily consists of (i) product costs, (ii) personnel costs, (iii) lease expenses, (iv) costs of advertising service; (v) costs of experience stores and (vi) other costs. The table below shows the cost of revenues in absolute amounts for the periods indicated.

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Product costs	87,431,809	124,659,239	19,307,258	65,910,063	62,606,913	9,696,575
Personnel costs	11,734,968	6,111,845	946,604	3,410,198	1,941,103	300,639
Lease expenses	4,919,490	4,768,361	738,525	2,616,128	2,308,606	357,558
Costs of advertising service	13,218,524	3,165,053	490,204	2,359,987	2,032,600	314,810
Costs of experience stores	6,271,238	1,689,896	261,732	1,061,552	153,417	23,761
Others	1,535,688	907,700	140,585	518,162	123,701	19,159
Total costs	125,111,717	141,302,094	21,884,908	75,876,090	69,166,340	10,712,502

Product Costs:

“Product Costs” represent costs of consumer products sold online and offline. Product costs were 71% and 80% of online & offline consumer product sales revenues for the years ended December 31, 2019 and 2020 respectively. There was an increase in product costs by 42% from RMB87.43 million for the year ended December 31, 2019 to RMB 124.53 million (USD19.31 million) for the year ended December 31, 2020. The resulting lower gross profit margin in 2020 is due to the increase in market competition during the COVID-19 affected period from early 2020, there were increased competition in online sales, and the Group offered discounts to customers to maintain and grow its market share

For the six months ended June 30, 2021, product costs decreased by 6% to RMB62.01 million (USD 9.60 million) when compared with the same time period in 2020. For the six months ended June 30, 2020 and 2021 product costs as a percentage (%) of total revenues was 83% and 75% respectively, The reduction in product costs was due to improvement on products cost control and it led to the gross profits margin increased from 16% for the six months ended June 30, 2020 to 22% for the six months ended June 30, 2021.

Personnel Costs:

“Personnel Costs” represents the fees directly related to the revenue such as operation employee of experience store and retail shops and farmer’s salary and benefits. For the year ended December 31, 2020, due to COVID-19, we had to close our three experience stores for a prolonged period of time. This resulted in a reduction in personnel costs by 48% from RMB11.73 million in 2019 to RMB6.11 million (USD0.95 million) in 2020. The closure of these three retail locations also corresponds to a decrease in “Experience stores and retail” 2020 revenue.

For the year ended December 31, 2019 and 2020, RMB7.66 million (USD1.19 million) and RMB19.04 million (USD2.95 million) of total unrecognized compensation expense related to share options are expected to be recognized upon qualified IPO. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

For the six months ended Jun 30, 2020 and 2021, RMB15.39 million (USD2.38 million) and RMB35.55 million (USD5.51 million) of total unrecognized compensation expense related to share options are expected to be recognized upon qualified IPO. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

Lease expenses:

“Lease expenses” represents the (i) lease expenses associated with the farm land located near Shanghai and (ii) experience store lease expenses. Our total lease expenses in Fiscal 2020 was RMB4.77 million (USD0.74 million), a slight decrease when compared with Fiscal 2019. We maintained the same level of farmer land in both Fiscal 2019 and 2020.

For the six months ended June 30, 2021, lease expenses decreased by 12% from RMB2.62 million in 2020 to RMB2.31 million (USD0.36 million). This corresponds to the continued closure of the three experience store locations.

Costs of publishing advertisement:

“Costs of publishing advertisement” represents the costs we incur by offering advertisement services to our customers. Our total costs of publishing advertisement decreased by 76% from RMB13.22 million in 2019 to RMB3.17 million (USD 0.49 million) in 2020. This was due to scale-back of advertising spending by many of our customers response to COVID-19.

For the six months ended June 30, 2021, costs of publishing advertisement decreased by 14% from RMB2.36 million for the six months ended June 30, 2020 to RMB2.03 million (USD 0.31 million) for the six months ended June 30, 2021. This was due to a decrease in advertisement services for the same period. There was also a decline in gross profit margin of advertisement services from the six months ended June 30, 2020 to the six month ended June 30, 2021 attributable to higher production costs.

Costs of cooking classes:

“Costs of cooking classes” represents the costs we incur for hosting one or more cooking classes at our experience stores. Our total costs of cooking classes decreased by 73% from RMB6.27 million in Fiscal 2019 to RMB 1.69 million (USD0.26 million) in Fiscal 2020 due to the continued closure of our experience stores.

For the six months ended June 30, 2021, costs of cooking classes decreased by 86% from RMB1.06 million in 2020 to RMB0.15 million (USD 0.02 million) in 2021.

Others:

Other costs mainly include depreciation and amortization expense for equipment directly related to revenue. For the years ended December 31, 2019, 2020 and for the six months ended June 30, 2020 and 2021, other cost represented 1% of total revenue.

Operating Expenses

Our operating expenses consists of (i) fulfillment expenses, (ii) sales and marketing expenses, (iii) general and administrative expenses.

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2020
	RMB	RMB	USD	RMB	RMB	USD
Fulfillment expenses	(9,936,724)	(9,090,212)	(1,407,895)	(4,262,443)	(8,426,190)	(1,305,051)
Sales and marketing expenses	(98,513,467)	(65,672,485)	(10,171,373)	(33,308,656)	(32,264,140)	(4,997,079)
Product development expenses	(19,510,288)	(7,816,045)	(1,210,551)	(2,291,998)	—	—
General and administrative expenses	(43,644,941)	(42,004,285)	(6,505,633)	(16,263,663)	(19,532,084)	(3,025,135)

Fulfillment expenses:    The fulfillment expenses mainly consist of (i) logistic and shipping costs for delivering the goods to the customers, and (ii) the packaging costs for the products sales. The fulfillment expenses decreased from RMB9.94 million the year ended December 31, 2019 to RMB9.09 million (USD 1.41 million) for the year ended December 31, 2020, because the Group’s enhance control over supply chain and active management in packaging of and logistic process to improve efficiency and avoid unnecessary packing expenses.

The fulfillment expenses increased from RMB 4.26 million for the six months ended June 30, 2020 to RMB8.43 million (USD1.31 million) for the six months ended June 30, 2021, due to the Group started operating additional e-commerce platform shops from 2021, bringing in revenue of RMB 4.16 million for the six months ended June 30, 2021.

Sales and marketing expenses:    our sales and marketing expenses mainly consist of (i) salaries and benefits for sales and marketing employees, and (ii) branding and advertisement expenses paid to the online platform providers and third-party marketing partners. The decrease in sales and marketing expenses was due to a renewed focus on improving return-on-marketing investment by optimizing marketing spend across one or more customer acquisition and/or sales distribution channels.

The sales and marketing expenses were RMB33.31 million for the six months ended June 30, 2020 and RMB32.36 million (USD5.00 million) for the six months ended June 30, 2021. This slight decrease was primarily attributable to the streamlining of the e-commerce and merchandising teams to improve efficiency and decrease labour costs.

Product development expenses:    our product development expenses consist primarily of payroll costs and related expenses for research and development employees involved in the development of “DAYDAYCOOK” APP, category expansions and systems support as well as depreciation of servers and other equipment, bandwidth and other expenses necessary to support the Company’s business activities.

General and administrative expenses:    our general and administrative expenses primarily consist of (i) salaries and benefits for its general and administrative staff, (ii) consulting fees, (iii) other expenses primarily including general office expenses, and (iv) office rental expenses.

The decreased in general and administrative expenses are attributed from the decrease in administrative personnel in Fiscal 2020. We expect that general and administrative expenses will increase when we become a public company and incurs additional costs of share based compensation of RMB35.55 million (USD5.51 million) to comply with its reporting obligations under the U.S. securities laws.

The general and administrative expenses slightly increased by 20%, from RMB16.26 million for the six months ended June 30, 2020, to RMB19.53 million (USD 3.03 million) for the six months ended June 30, 2021. The increase is attributable to the increase in personnel to manage additional e-commerce platform shops.

Results of Operations

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Revenue:    Our total revenues increased by RMB13.50 million (USD 2.09 million), or 9%, from RMB155.64 million for the year ended December 31, 2019 to RMB169.14 million (USD 26.20 million) for the year ended December 31, 2020. Such increases was attributable to the increase in online consumer product sales of RMB33.88 million, net off with the impact of a decrease of RMB 9.98 million in our advertisement services and revenue from operating experience stores and retail.

Based on the performance of each segment, the revenue from merchandise segment increased by 20% from RMB117.00 million in Fiscal 2019 to RMB140.53 million (USD21.77 million) in Fiscal 2020, the increase in this segment is mainly contributed by the increase in RTH and private label products. The revenue from fresh products segment decreased by 26% from RMB38.64 million in Fiscal 2019 to RMB28.61 million (USD4.43 million) in Fiscal 2020 due to the effects of COVID-19.

Cost of revenues:    our cost of revenues increased by 13%, from RMB125.11 million for the year ended December 31, 2019 to RMB141.30 million (USD 21.88 million) for the year ended December 31, 2020. The increase was primarily attributable to the higher sales volume. Total revenues increased by 8.7% from 2019 to 2020, while the cost of revenues increased by 13%.

Gross profits:    our gross profit decreased by 9% from RMB30.53 million for the year ended December 31, 2019 to RMB27.84 million (USD 4.31 million) for the year ended December 31, 2020. The gross profit margin decreased from 20% for the year ended December 31, 2019 to 16% for the year ended December31, 2020.

Operating expenses:    our total operating expenses decreased by 27%, from RMB171.61 million in 2019 to RMB124.58 (USD 19.30 million) in 2020.

•        Fulfillment expenses: The fulfillment expenses decreased from RMB9.94 million the year ended December 31, 2019 to RMB9.09 million (USD 1.41 million) for the year ended December 31, 2020, because the enhance control over supply chain and active management in packaging of and logistic process to improve efficiency and avoid unnecessary packing expenses.

•        Sales and marketing expenses: our sales and marketing expenses decreased by 33%, from RMB98.51 million for the year ended December 31, 2019 to RMB65.67 million (USD 10.17 million) for the year ended December 31, 2020. This decrease was primarily attributable to a renewed focus on improving return-on-marketing investment by optimizing marketing spend across one or more customer acquisition and/or sales distribution channels.

•        Product development expenses: our product development expenses decreased by 60%, from RMB19.51 million for the year ended December 31, 2019 to RMB7.82 million (USD 1.21 million) for the year ended December 31, 2020. This decrease was primarily attributable to the completion of development of “DAYDAYCOOK” APP in during the year ended December 31, 2020.

•        General and administrative expenses: our general and administrative expenses decreased by 4%, from RMB43.64 million for the year ended December 31, 2019 to RMB42.00 million (USD6.51 million) for the year ended December 31, 2020. The decrease of general and administrative expenses was primarily attributable to workforce planning and rationalization efforts.

Net loss:    our net loss decreased by 27% from RMB157.79 million for the year ended December 31, 2019 to RMB114.44 million (USD 17.73 million) for the year ended December 31, 2020.

Adjusted net loss:    our adjusted net loss of merchandise segment decreased from RMB122.56 million for the year ended December 31, 2019 to RMB81.37 million (USD 12.60 million) for the year ended December 31, 2020, this is mainly due to lower sales and marketing expenses in Fiscal 2020 in merchandise segment. The adjusted net loss of fresh products segment remained flat in RMB9.18 million for the year ended December 31, 2019 to RMB9.05 million (USD 1.40 million) for the year ended December 31, 2020.

Six months Ended June 30, 2021 Compared to Six months Ended June 30, 2020

Revenue:    Our total revenues slightly decreased by RMB1.84 million, or 2%, from RMB89.98 million for the six months ended June 30, 2020 to RMB88.14 million (USD 13.65 million) for the six months ended June 30, 2021. The decrease was primarily attributable to net impact of the increase in online consumer products sales by RMB7.39 million and a decrease in offline consumer products sales by RMB3.97 million due to the impact of COVID-19 and the prolonged closure of offline retail locations, which impacted sales volume for fresh products and our advertisement services.

Based on the performance of each segment, for the six months ended June 30, 2021, the revenue from merchandise segment increased by 4% from RMB78.05 million to RMB81.51 million (USD12.62 million) as compared to the same period in 2020. This was due to the increase in revenue from private label products net-off with the decrease in revenue from advertisement services and experience stores. While the revenue from fresh products segment decreased by 44% from RMB11.93 million in the six months ended June 30, 2020 to RMB6.63 million (USD1.03 million) in the same period in 2021 due to management’s shift its focus to developing DDC branded RTH and RTC products.

Cost of revenues:    Our cost of revenues decreased by 9%, from RMB75.88 million for the six months ended June 30, 2020 to RMB69.17 million (USD 10.71 million) for the six months ended June 30, 2021. The decrease was primarily attributable to the improvement of the profits margin and shift in focus to the higher margin own-branded product segment.

Gross profits:    our gross profit increased by 35% from RMB14.11 million for the six months ended June 30, 2020 to RMB18.98 million (USD 2.94 million) for the six months ended June 30, 2021 as a result of the shift to own-branded products. The gross profit margin increased from 16% for the six months ended June 30, 2020 to 22% for the six months ended June 30, 2021.

Operating expenses:    our total operating expenses increased by 7%, from RMB56.13 million in the six months ended June 30, 2020 to RMB60.22 million (USD 9.33 million) in the six months ended June 30, 2021. The increase of total operating expenses was due to expansion of our product offerings and presence on additional e-commerce platforms. We have increased investment in fulfillment, sales and marketing to drive sales of these initiatives.

•        Fulfillment expenses: The fulfillment expenses increased from RMB 4.26 million in six months ended June 30, 2020 to RMB 8.43 million (USD 1.31 million) in six months ended June 30, 2021, because the Company Group has started operating additional e-commerce platform shops from 2021.

•        Sales and marketing expenses: our sales and marketing expenses were RMB33.31 million for the six months ended June 30, 2020 and RMB32.26 million (USD 5.00 million) for the six months ended June 30, 2021. This slight decrease was primarily attributable to a renewed focus on improving return-on-marketing investment by optimizing marketing spend across one or more customer acquisition and/or sales distribution channels.

•        Product development expenses: our product development expenses were RMB2.29 million for the six months ended June 30, 2020 and no product development expenses were incurred for the months ended June 30, 2021, due to completion of DDC App in 2020 and no new product development in 2021.

•        General and administrative expenses: our general and administrative expenses slightly increased by 20%, from RMB16.26 million for the six months ended June 30, 2020, to RMB19.53 million (USD 3.03 million) for the six months ended June 30, 2020. The increase was primarily attributable to the increase of salary and welfare resulted from the decrease of head count.

Other expenses:    Other expenses for the six months end June 30, 2020 and 2021 were nil and RMB260.88 million, respectively. Other expenses for the six months end June 30, 2021 consisted of the extinguishment losses of RMB224.38 million (USD34.7 million) attributed from the extinguishment of July 2019 convertible loans and 2020 convertible loans during the issuance of Series C-1 redeemable convertible preference shares, and a loss of RMB36.50 million (USD5.65 million) was recognized from the excess of fair value of instruments granted over proceeds received during the issuance of Series C-1 redeemable convertible preference shares.

Net loss:    As the result of the foregoing, our net loss increased by 551% from RMB53.20 million for the six months ended June 30 2020 to RMB346.11 million (USD 53.61 million) for the six month ended June 30, 2021.

Adjusted net loss:    our adjusted net loss in both segments remained flat, adjusted net loss of merchandise segment increase from RMB33.92 million for the six months ended June 30, 2020 to RMB34.12 million (USD5.28 million) for the six months ended June 30, 2021. The adjusted net loss of fresh products decreased from RMB4.71 million six months ended June 30, 2020 to RMB4.43 million (USD 0.69 million) for the six months ended June 30, 2021.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, its own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in its estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our combined and consolidated financial statements and accompanying notes and other disclosures included in this proxy statement.

Fair value of ordinary shares

DDC issued a ordinary shares to its investors during the recent financing activity in February 2021, which are recorded at their fair value at the issuance date. DDC also issues convertible instruments issued for which the Company was required to determine if a beneficial conversion features existed for by comparing the respective effective conversion prices with the fair value of ordinary shares at the respective commitment dates. DDC estimated the fair value of the ordinary shares at the respective dates with the assistance of an independent third-party valuation firm, utilizing the discounted cash flow method to determine the underlying equity value and adopted equity allocation model.

The assumptions used in the valuation model are based on future expectations combined with management judgment, with inputs of numerous objective and subjective factors, to determine the fair value of the ordinary shares, including:

•        operating and financial performance

•        current business conditions and projections

•        the likelihood of achieving a liquidity event

•        WACC, lack of marketability discount (“LoMD“)

Warrant liabilities

DDC had several series financing transactions involving various financial instruments including warrants. DDC Warrants are legally detachable and separately exercisable for underlying redeemable convertible preferred shares that are contingently redeemable. We account for these warrants as freestanding financial liabilities under ASC 480. These warrants are initially measured and recognized at their fair values and also subsequently measured at fair value with changes in fair value recognized in “Changes in fair value of financial instruments” in the consolidated statements of comprehensive loss. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. DDC Warrants were valued using a Binomial model based on the assumption of expected IPO data, Risk-free rate, Volatility.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases. ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheets. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. ASU 2016-02 was further amended in June 2020 by ASU 2020-05, Revenue from Contracts with Customers (ASC 606) and Leases (ASC 842), ASU 2020-05 deferred the effective date of new leases standard. As a result, ASC 842, Leases, is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2018. For all other entities, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. As we are an “emerging growth company” and elected to apply for the new and revised accounting standards at the effective date for a private company, we will adopt the new standard on January 1 2022.

ASU 2016-02 will primarily affect the Group’s accounting as a lessee of leased warehouses, lands and office space which are currently classified as operating leases. The application of the new accounting model is expected to lead to an increase in both assets and liabilities and to impact on the timing of the expense recognition in the consolidated statement of comprehensive loss over the period of the lease.

Prior to the adoption of ASU 2016-02, operating leases were not recognized on the balance sheet of the Company, but rent expenses with fixed escalating payments and/or rent holidays were recognized on a straight-line basis over the lease term.

Upon adoption of ASU 2016-02, right-of-use (“ROU”) assets and lease liabilities are recognized upon lease commencement for operating leases based on the present value of lease payments over the lease term. As the rate implicit in the lease cannot be readily determined, an incremental borrowing rate at the lease commencement date should be used in determining the imputed interest and present value of lease payments. The incremental borrowing rate will be determined using a portfolio approach based on the rate of interest that we would have to borrow at and equal to the lease payments on a collateralized basis over a similar term. The incremental borrowing rate is primarily influenced by the risk-free interest rate of the Group, the Group’s credit rating and lease term, and is updated periodically for measurement of new lease liabilities.

For operating leases, we recognize a single lease cost on a straight-line basis over the remaining lease term. For finance leases, we recognize a straight-line amortization of the ROU asset and interest on the lease liability. This is consistent with the historical recognition of finance leases, which was unchanged upon adoption of ASC 842. We will not recognize ROU assets or lease liabilities for leases with an initial term of 12 months or less; and will recognize lease expense for these leases on a straight-line basis over the lease term. In addition, the Company will elect not to separate non-lease components (e.g., common area maintenance fees) from the lease components.

As of the date of the authorization of these consolidated financial statements, the Group is still assessing the appropriate discount rate, therefore the Group is unable to reliably estimate the amount of impact of the application of ASU 2016-02 on the Group’s consolidated financial statements regarding leases where the Group is the lessee.

In June 2016, the FASB amended ASU 2016-13, Financial Instruments — Credit Losses (ASC 326), Measurement of Credit Losses on Financial Instruments. ASU 2016-13 was further amended in November 2019 by ASU 2019-10, Financial Instruments — Credit Losses (ASC 326), Derivatives and Hedging (ASC 815), and Leases (ASC 842). As a result, ASC 326, Financial Instruments — Credit Losses is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2019. For all other entities, it is effective for Fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. As the Group is an ‘‘emerging growth company’’ and elects to apply for the new and revised accounting standards at the effective date for a private company, the Group will adopt ASU 2016-13 for the fiscal year ending December 31, 2023. The Group is currently evaluating the impact of this new guidance on its consolidated financial statements.

Non-GAAP Financial Measure

In this proxy statement/prospectus, we have included adjusted net loss, as a non-GAAP financial measure, which is a key measure used by our management and board of directors in evaluating our operating performance and making strategic decisions regarding capital allocation. Adjusted net loss is a measure that result from the removal of certain items to reflect what management and our board of directors believe presents a clearer picture of DDC. Accordingly, we believe that adjusting income tax benefit, interest expenses, interest income, foreign currency exchange loss/(gain), net, other income, other expenses, changes in fair value of financial instruments, depreciation expense and amortization expense from the net loss to provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted net loss has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under U.S. GAAP.

	For the year ended December 31,			For the six months ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	US$	RMB	RMB	US$
Net loss	(157,790,739)	(114,443,790)	(17,725,085)	(53,195,758)	(346,106,761)	(53,605,112)
Add:
Income tax benefit	(1,648,115)	(1,369,828)	(212,159)	(805,034)	(1,160,599)	(179,754)
Interest expenses	4,066,345	6,996,708	1,083,652	2,997,263	12,564,454	1,945,986
Interest income	(287,037)	(10,360)	(1,605)	(14,614)	(3,791)	(587)
Foreign currency exchange loss/(gain), net	605,437	(1,069,943)	(165,713)	(177,682)	63,364	9,814
Other income	(4,355,709)	(5,395,221)	(835,613)	(1,085,425)	(894,344)	(138,516)
Other expenses	10,986,902	2,947,196	456,463	—	260,878,989	40,405,010
Changes in fair value of financial instruments	7,347,211	15,600,310	2,416,180	10,261,426	33,413,002	5,175,015
Depreciation expense	7,525,233	4,506,548	697,975	2,484,976	1,059,849	164,150
Amortization expense	1,809,091	1,809,091	280,193	904,545	1,637,878	253,675
Adjusted net loss	(131,741,381)	(90,429,289)	(14,005,712)	(38,630,303)	(38,547,959)	(5,970,319)

Liquidity and Capital Resources

Cash Flows and Working Capital

Our sources of liquidity are primarily from the cash earned from operating activities and cash by financing activities. Financial instruments that potentially subject us to significant concentrations of credit risk are cash and cash equivalents. Our cash and cash equivalents consist of cash on-hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal and use and have original maturities less than three months.

As of December 31, 2020 and June 30, 2021, RMB24.47 million and RMB4.45 million (USD 0.69 million), respectively was deposited with financial institutions located in the PRC and Hong Kong. As of December 31, 2020 and June 30, 2021, cash and cash equivalents of the VIEs, in aggregate, RMB0.23 million and RMB0.27 million (USD 0.04 million), respectively, were deposited with financial institutions in the PRC. We have short term investments amount to RMB68.99 million (USD10.68 million) as at June 30, 2021 and nil as at December 31, 2020.

A majority of our expense transactions are denominated in RMB and a significant portion of our (and our subsidiaries) assets and liabilities (including the VIEs) are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by us in China must be processed through the PBOC or other PRC foreign exchange regulatory bodies which require certain supporting documentation in order to effect the remittance.

The financial institutions that we use include Bank of China, Industrial and Commercial Bank of China and Agriculture Bank of China, which are Listed Banks in PRC capital markets. In China, banks are endorsed by the government. While we believe that these financial institutions are of high credit quality, we continue to monitor their credit worthiness.

We actively manage our cash conversion cycle to improve working capital, and our cash conversion cycle has improved from 8.32 days for the year ended December 31, 2020 to 4.54 days for the six months ended June 30, 2021. This was mainly a result of the improve in the days sales outstanding from 31.18 days for the year ended December 31, 2020 to 42.61 days for the six months ended June 30, 2021. Also, there is a setback in the net inventory turnover days and net days payables outstanding of 57.53 days and 72.74 days from the year ended December 31, 2020 to the six months ended June 30, 2021.

We intend to finance our future working capital requirements and capital expenditures from cash generated from operating activities and funds raised from financing activities. We believe that our current cash and cash equivalents, together with our cash generated from operating activities and new financing activities, will be sufficient to meet our present and anticipated working capital requirements and capital expenditures. However, we may decide to enhance our liquidity position or increase our cash reserve for future investments or operations through additional capital and finance funding. Issuance of additional equity securities, including convertible debt securities, would dilute our earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders.

As a holding company with no material operations of its own, we conduct our operations primarily through our PRC subsidiaries and our variable interest entity (VIE) and the VIE’s subsidiaries. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries in China through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans.

The following table presents the summary of DDC’s cash flow data.

	For the Years Ended December 31,			For the Six months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Net cash used in operating activities	(177,552,741)	(48,753,843)	(7,551,008)	(23,724,902)	(44,716,628)	(6,925,723)
Net cash used in investing activities	(2,096,926)	(13,009,966)	(2,014,987)	(10,220,468)	(69,326,588)	(10,737,321)
Net cash provided by financing activities	206,231,758	76,854,480	11,903,245	42,176,952	90,968,322	14,089,199
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	1,907,340	(3,231,146)	(500,444)	(1,743,510)	1,843,982	285,596
Net increase in cash, cash equivalents and restricted cash	28,489,431	11,859,525	1,836,806	6,488,072	(21,230,912)	(3,288,249)
Cash, cash equivalents and restricted cash at beginning of the period	18,274,571	46,764,002	7,242,822	46,764,002	58,623,527	9,079,628
Cash, cash equivalents and restricted cash at end of the period	46,764,002	58,623,527	9,079,628	53,252,074	37,392,615	5,791,379

Operating Activities

Net cash used in operating activities consisted primarily of our net loss adjusted by non-cash adjustments, such as depreciation and amortization, and adjusted by changes in operating assets and liabilities, such as accounts receivable and account payable.

Net cash used in operating activities was RMB48.75 million (USD 7.55 million) for the year ended December 31, 2020. The difference between the net cash used in operating activities and net loss of RMB114.44 million (USD 17.73 million) was primarily attributable to non-cash adjustment related to depreciation and amortization of RMB6.32 million (USD 0.98 million), a decrease in accounts receivable of RMB7.88 million (USD 1.22 million) due to the better collection period, an decrease in prepaid expenses and other current assets of RMB11.37 million (USD 1.76 million), an increase in accrued expenses and other current liabilities of RMB19.27 million (USD 2.98 million) in Fiscal 2020.

Net cash used in operating activities was RMB177.55 million for the year ended December 31, 2019. The difference between the net cash used in operating activities and net loss of RMB157.79 million was primarily attributable to non-cash adjustment related to depreciation and amortization of RMB9.33 million, an increase in accounts receivable of RMB10.93 million due to the expansion of business, an increase in prepaid expenses and other current assets of

RMB5.34 million mainly due to additional prepayment for purchases of goods made in Fiscal 2019, an decrease in accrued expenses and other current liabilities of RMB10.24 million due to an decrease in accrued salary and employee benefits in 2019 and decrease in accounts payable of RMB5.62 million due to more payments to suppliers in Fiscal 2019.

Net cash used in operating activities was RMB44.72 million (USD 6.93 million) for the six months ended June 30, 2021. The difference between the net cash used in operating activities and net loss of RMB346.11 million (USD 53.61 million) was primarily attributable to non-cash adjustment related to depreciation and amortization of RMB2.70 million (USD 0.42 million), extinguishment losses of RMB224.38 million (USD 34.75 million), loss from the excess of fair value of instruments issued to investors over proceeds received of RMB36.50 million (USD 5.65 million), changes in fair value of financial instruments of RMB33.41 million (USD 5.18 million) and net change in operating assets and liabilities of RMB5.42 million (USD 0.84 million) for the six months ended June 30, 2021.

Net cash used in operating activities was RMB23.72 million for the six months ended June 30, 2020. The difference between the net cash used in operating activities and net loss of RMB53.20 million was primarily attributable to non-cash adjustment related to depreciation and amortization of RMB3.39 million, changes in fair value of financial instruments of RMB10.26 million and net change in operating assets and liabilities of RMB16.04 million in six months ended June 30, 2020.

Investing Activities

Net cash used in investing activities was primarily due to (a) purchases of property and equipment such as electronic equipment; (b) long-term investment and (c) loan to a supplier.

Net cash used in investing activities amounted to RMB13.01 million (USD 2.01 million) for the year ended December 31, 2020, primarily due to a RMB0.55 million (USD 0.09 million) paid for equipment, equity investment in Shanghai Hongjing Sports Development Co., Ltd of RMB2.46 million (USD 0.38 million) and RMB10.00 million (USD 1.55 million) of loan to a supplier. Net cash used in investing activities was RMB2.10 million for the year ended December 31, 2019, primarily due to cash paid for equipment of RMB4.06 million and net cash acquired in business combination of RMB1.96 million.

Net cash used in investing activities was RMB10.22 million and RMB69.33 million (USD 10.74 million) for the six months ended June 30, 2020 and 2021, respectively, primarily due to payment of consideration payable of RMB10.20 million (USD1.58 million), acquisition of short-term investments, respectively of RMB68.99 million (USD10.68 million) and net off with the collection of an interest free loan from a supplier of RMB10.00 million (USD1.55 million) for the six months ended June 30, 2021. And the net cash used in for the six months ended June 30, 2020 is due to the interest free loan to a supplier of RMB10.00 million.

Financing Activities

Net cash provided in financing activities was RMB76.85 million (USD 11.90 million) for the year ended December 31, 2020, primarily due to the advance from shareholders of RMB25.66 million (USD 3.97 million), issuance of convertible notes of RMB30.15 million (USD 4.67 million) and net proceeds from bank borrowings RMB7.35 million (USD 1.14 million).

Net cash provided in financing activities was RMB206.23 million for the year ended December 31, 2019, primarily due to the proceeds from issuance of Series B-2&C redeemable convertible preferred shares of RMB95.30 million, and proceeds from shareholders’ loans of RMB29.14 million, issuance of convertible notes of RMB34.43 million and net proceeds from bank borrowings of RMB39.02 million.

Net cash provided in financing activities was RMB90.97 million (USD 14.09 million) for the six months ended June 30, 2021, primarily due to the proceeds issuance of Series C-1 redeemable convertible preferred shares of RMB81.71 million (USD 12.66 million), net repayment of related parties’ loans of RMB1.81 million (USD 0.28 million) and net repayment of bank borrowings RMB13.23 million (USD 2.05 million).

Net cash provided in financing activities was RMB42.18 million for the six months ended June 30, 2020, primarily due to the proceeds from shareholders’ loans of RMB1.80 million, issuance of convertible notes of RMB24.92 million and net proceeds from bank borrowings RMB10.43 million.

Capital Expenditures.

For the years ended December 31, 2019, 2020 and for the six months ending 2020 and 2021, the capital expenditure amounted to RMB 4.06 million, RMB0.55 million (USD 0.09 million), RMB0.22 million and RMB0.14 million (USD 0.02 million), respectively.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our combined and consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Contractual Obligations

The following table sets forth DDC’s contractual obligations as of December 31, 2020:

Contractual Obligations	Payment Due by Period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
	(in RMB Thousands)
Operating Lease Obligations	26,131	10,518	15,613	—	—
Total	26,131	10,518	15,613	—	—

Quantitative and Qualitative Disclosure about Market

Risk Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest bearing bank deposits. We have not used derivative financial instruments to manage our interest risk exposure. Interest earning instruments carry a degree of interest rate risk. We have not been exposed to nor do we anticipate that we will be exposed to, material risks due to changes in market interest rates.

Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses, other current assets, and amounts due from related parties. As of December 31, 2019, 2020 and June 30, 2021, RMB11.88 million, RMB24.47 million (USD 3.79 million) and RMB4.45 million (USD 0.69 million), respectively, were deposited with major financial institutions located in the PRC and Hong Kong. Management believes that these financial institutions are of high credit quality and continually monitor the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests.

For the credit risk related to accounts receivable, we perform ongoing credit evaluations of customers. we establish an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

Foreign Exchange Risk

Substantially all of our businesses are transacted in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into USD or other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

New Acquisitions

In the second half of 2021, Shanghai DayDayCook entered into a purchase agreement with Mr. Zheng Dongfang and Ms. Han Min, to acquire 60% interest in the product sales business of Fujian Province Yujiaweng Food Products Limited (“Yujiaweng Business”) for a combination of equity consideration equivalent to a value of approximately RMB12 million, and a cash consideration of RMB1.5 million; and a purchase agreement with Mr. Xu Fuyi, to acquire 60% interest in the product sales business of Keke Fujian Food Products Limited (“Keke Business”) for an equity consideration equivalent to a value of approximately RMB11 million. The acquisitions do not include the manufacturing business of either company. The Yujiaweng Business is principally engaged in the sales of Ready-To-Eat and Ready-To-Cook products and the Keke Business is principally engaged in the sales of Ready-To-Eat products.

We have also offered to the management of Yujiaweng Business and Keke Business, incentives equivalent to a value of approximately RMB24 million and RMB22 million respectively, in the form of share options of DDC Enterprise Limited to be granted in 2022 and 2023, based on management meeting certain post acquisition performance targets. Such incentives are subject to adjustments.

Acquisition of Yejiaweng Business and Keke Businesses strengthens the Company’s existing brand portfolio, reduces the overall risk profile, and broadens the source of revenue for the Company.

We expect the acquisitions will impact our cashflows, profitability, and liquidity for the year ended 31 December 2021.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ACE GLOBAL BUSINESS ACQUISITION

The following table sets forth selected historical financial information derived from Ace Global Business Acquisition Limited’s audited financial statements for the period ended September 30, 2021, which is included elsewhere in this proxy statement. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this proxy statement. The data for the nine months ended September 30, 2021 has been derived from Ace Business Acquisition Limited’s unaudited condensed financial statements, which is included elsewhere in this proxy statement.

The historical results of Ace Global Business Acquisition Limited included below and elsewhere in this proxy statement are not necessarily indicative of the future performance of Ace Global Business Acquisition Limited. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ace Global Business Acquisition Limited” and the financial statements and the related notes appearing elsewhere in this proxy statement.

	September 30, 2021	December 31, 2020
Balance Sheet Data:
Total assets	$47,361,073	$45,000
Total liabilities	$3,196,370	$35,806
Ordinary shares, subject to possible redemption	$46,920,000	—
Shareholders’ equity:
Total shareholders’ (deficit)	$(2,755,297)	$9,194
	Three months ended September 30, 2021	Nine months ended September 30, 2021
Operation Statement Data:
Operating costs	$(375,009)	$(721,466)
Other income	$50,616	$60,535
Net loss attributable to Ace Global Business Acquisition Limited	$(324,393)	$(660,931)
Basic and diluted weighted average shares outstanding, ordinary shares attributable to Ace Global Business Acquisition Limited	1,454,000	1,343,758
Basic and diluted net loss per share	$(0.05)	$(1.33)

MANAGEMENT’s DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF ACE GLOBAL BUSINESS ACQUISITION LIMITED

The following discussion should be read in conjunction with our Financial Statements and footnotes thereto contained in this report.

Overview

Ace was incorporated as a blank check company on November 2, 2020, under the laws of the British Virgin Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

We presently have no revenue, have had losses since inception from incurring formation costs and have no other operations other than the active solicitation of a target business with which to consummate a business combination. We have relied upon the sale of our securities and loans from our officers and directors to fund our operations.

Offering Proceeds Held in Trust

Ace completed its IPO on April 8, 2021 of 4,000,000 units, with each unit consisting of one Ace Share, $0.001 par value per share, and one Ace Warrant. Simultaneous with the consummation of the IPO, we consummated the private placement of 280,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,800,000. The Private Placement Units were purchased by Ace’s sponsor. The underwriters in the IPO exercised the over-allotment option and on April 9, 2021, the underwriters purchased 600,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $6,000,000. On April 9, 2021, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 24,000 Private Units, generating gross proceeds of $240,000.

After deducting the underwriting discounts and commissions and the offering expenses, a total of $46,920,000 was deposited into a trust account established for the benefit of Ace’s public shareholders.

As of September 30, 2021, we have approximately $316,825 of unused net proceeds that were not deposited into the trust fund to pay future general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of September 30, 2021, there was $46,921,939 held in the trust fund.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Proposed Business Combination

On August 23, 2021, Ace, DDC and Ka Yin Norma Chu, as representative of DDC’s shareholders entered into the Share Exchange Agreement, pursuant to which Ace will purchase from DDC’s current shareholders all of the issued and outstanding shares and other equity interests in and of DDC. DDC is a holding company incorporated under the laws of the British Virgin Islands on April 30, 2012 with its subsidiaries engaging in sales and marketing of consumer products and digital publishing business across China.

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Ace will acquire 100% of the issued and outstanding securities of DDC, in exchange for approximately 30,000,000 Ace Shares, among which 3,000,000 Ace Shares are to be issued and held in escrow to satisfy any indemnification obligations of the DDC shareholders.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to September 30, 2021 were organizational activities and those necessary to prepare for the initial public offering, described below, and, after our initial public offering, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the period from January 1, 2021 through September 30, 2021 we had a net loss of $660,931, which consisted of operating expenses offset by interest income from our trust account.

Liquidity and Capital Resources

On April 8, 2021, we consummated the IPO of 4,000,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $40,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 280,000 Private Placement Units to our Sponsor, generating gross proceeds of $2,800,000. Subsequently, the underwriters exercised their over-allotment in full, and the closing of the issuance and sale of the additional public units occurred on April 9, 2021. The total aggregate issuance by Ace of 600,000 units at a price of $10.00 per unit resulted in gross proceeds of $6,000,000. On April 9, 2021, simultaneously with the sale of the over-allotment units, Ace consummated the private sale of an additional 24,000 private units, generating gross proceeds of $240,000.

Following the IPO and the exercise of the over-allotment option, a total of $46,920,000 was placed in the Trust Account. We incurred approximately $1,125,000 in IPO related costs, including $920,000 of underwriting fees and approximately $205,000 of IPO related costs.

For the nine months ended September 30, 2021, cash used in operating activities was $834,835. Net loss of $660,931 was offset by change in fair value of warrant liabilities of $58,560 and interest earned on marketable securities held in the Trust Account of $1,939. Changes in operating assets and liabilities used $113,405 of cash for operating activities.

At June 30, 2021, we had marketable securities held in the Trust Account of $46,921,939 (including approximately $1,939 of interest income). We intend to use substantially all of the funds held in the trust account to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

At September 30, 2021, we had cash of $316,825 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, our Sponsor or an affiliate of our Sponsor, or our officers and directors may, but are not obligated to loan us funds. If we consummate our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. Up to $600,000 of notes may be convertible into Private Placement Units, at a price of $10.00 per Unit.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to consummate our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we are unable to consummate our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of September 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services to the Company. We began incurring these fees on April 8, 2021 and will continue to incur these fees monthly until the earlier of the completion of the business combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Ordinary shares subject to redemption

We account for our ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our condensed balance sheets.

Net loss per ordinary share

We apply the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

ACE GLOBAL BUSINESS ACQUISITION LIMITED’S BUSINESS

Business Combination Activities

On August 23, 2021, Ace Limited entered into the Share Exchange Agreement, pursuant to which Ace will acquire all of the issued and outstanding shares and other equity interests of DDC and DDC Enterprise Limited will become a wholly-owned subsidiary of Ace. In the event that Ace does not consummate a business combination by April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination, then, pursuant to Ace’s constituent documents, Ace’s corporate existence will cease and Ace will distribute the proceeds held in the trust account to its public shareholders. See “The Share Exchange Agreement” for more information.

Redemption Rights

Pursuant to Ace’s Amended and Restated Memorandum and Articles of Association, Ace shareholders (except the initial shareholders and the officers and directors of Ace) will be entitled to redeem their Ace Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.20 per ordinary share for shareholders) net of taxes payable.

Ace will consummate its initial business combination only if public shareholders holding 4,600,000 ordinary shares elect to redeem their ordinary shares for cash based on the financial numbers as of September 30, 2021.

Ace’s initial shareholders do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such ordinary shares if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If we do not consummate a business combination by April 8, 2022 or January 8, 2023, if we extend the period of time to consummate a business combination, it will trigger our automatic winding up, liquidation and subsequent dissolution pursuant to the terms of Ace’s Amended and Restated Memorandum and Articles of Association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, if we anticipate that we may not be able to consummate our initial business combination by April 8, 2022, we may, but are not obligated, to extend the period of time to consummate a business combination by an additional three months (for a total of up to 9 months to consummate a business combination). Pursuant to the terms of Ace’s Amended and Restated Memorandum and Articles of Association and the trust agreement entered into between us and Continental Stock Transfer & Trust Company, LLC, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $455,400 as the underwriters’ over-allotment option was exercised in part ($0.099 per share) on or prior to the date of the applicable deadline. The insiders or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional units at a price of $10.00 per unit, which are the same as the Private Placement Units. Our shareholders have approved the issuance of the units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to consummate our initial business combination (except that DDC agrees to fund the trust account to extend the time to January 8, 2023). To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

The amount in the trust account under the Companies Law will be treated as funds distributable under the Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders and our Sponsor has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and Private Placement Units and to vote their insider shares and private shares in favour of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to consummate an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.20.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Ace Global Investment Limited, our Sponsor, has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the IPO not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that he will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than $10.20 due to claims of creditors. Additionally, if we are deemed insolvent for the purposes of the Insolvency Act, or we are required to immediately enter insolvent liquidation, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.20 per share.

Facilities

We maintain our principal executive offices at 6/F Unit B, Central 88, 88-98 Des Voeux Road Central, Hong Kong. The cost for this space is provided to us by Ace Global Investment Limited, as part of the $10,000 per month payment we make to it for office space and related services. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

Ace’s current directors and executive officers are as follows:

Name	Age	Position
Eugene Wong	33	Director, Chief Executive Officer, and Chairman
Nicholas Xue-Wei Tan	32	Chief Financial Officer
Robert Morris	33	Independent Director
Yan Xu	39	Independent Director
Leslie Chow	37	Independent Director

Below is a summary of the business experience of each our executive officers and directors:

Eugene Wong has been our Chief Executive Officer and Chairman of our Board since our inception. Mr. Wong has a wide range of experience both in the financial and gaming industry for over a decade. Mr. Wong joined Whiz Partners Inc. in May 2013 and during his time at Whiz Partners, he became chief investment officer and partner of the China Hero PJ Fund (“China Hero Fund”), an incubation program to support Chinese developers to create the next blockbuster console game on the PlayStation platform. China Hero Fund is an exclusive collaboration with Sony Interactive Entertainment, one of the largest console gaming companies in the world. During his time at Whiz Partners Asia, he also personally oversaw the injection of multiple Japanese technology companies in audio middleware, debugging and testing and graphics renderings into the China market to improve the quality of games. Prior to his role at Whiz Partners, he spent two years as a merger and acquisitions analyst at CDC Software Inc. (NASDAQ: CDCS) from August 2009 to May 2011, where he worked closely with the senior management team to conduct financial analysis, due diligence and deal structuring. He then spent one year as an investment analyst at World Bank Group from August 2012 to May 2013, where he gained experience in market analysis and creating valuations to identify favourable investment opportunities. Mr. Wong obtained his Master of Business Administration degree from the MIT Sloan-Tsinghua Program at Tsinghua University in May 2013, and his Bachelor of Arts in Economics degree at University of Chicago in July 2009.

Nicholas Xue-Wei Tan has been our Chief Financial Officer since our inception. Mr. Tan has had a wide range of experience in management and operating roles in e-commerce, consulting, consumer retail and energy production companies. He has been a partner at East Ocean Capital, an investment holding company focused on consumer, education and healthcare sectors since June 2015. From January 2016 to January 2018, he was the vice president of China Mall Group, South Africa’s largest group of Chinese malls. He oversaw the launch of the 150,000 msg Home Africa mall in Johannesburg, South Africa. Prior to this role, in February 2015, he was one of the founding team members of Shopee, one of the most popular e-commerce platforms in Southeast Asia. As the regional operations director of Shopee, he managed the business operations and product development across Thailand, Philippines, Singapore, Taiwan, Malaysia, Vietnam and Indonesia. Shopee was later acquired by Sea Group. Mr. Tan also worked as an associate consultant at Bain & Company, specializing in consumer retail and private equity from January 2013 to April 2015. In 2012, he also served as a policy analyst at the Ministry of Health, PRC, where he advised on nationwide health policies and helped author multiple research papers published in leading medical journals. Mr. Tan obtained his bachelor’s degree in biology at Harvard University in December, 2012.

Robert Morris has served as a Director since our inception. Mr. Morris has had over a decade of experience working in the banking and investment industries with experience in trading convertible bonds. He is currently a portfolio manager at Oasis Management since August 2020, he joined as an analyst since December 2016, a private investment fund management company with $3 billion of assets under management. From June 2010 to October 2016, he worked at UBS Investment Bank in both London and Hong Kong. He spent the first 2 years in London where he was a convertible bond trader focused in technology, telecoms, and real estate market. In June 2012, he moved to UBS’s Hong Kong office where he specialized in high yield credit, distressed convertible bonds, and trading special situation convertibles. He also helped advise bankers and capital market groups on looking for optimal solutions to refinance under difficult financial situations. In 2013, he was promoted to be the associate director where he managed risk management, marketing making and proprietary trading in pan-Asian convertible bonds. Mr. Morris graduated from London School of Economics with a Bachelor’s in Economics with 1st class honors in 2009. After which, he obtained his CFA license.

Yan Xu has served as a Director since our inception. Ms. Xu has had over 6 years of experience working in the Chinese gaming market and in a variety of industries in the Japanese market. She has also worked closely with top executives in PRC companies. Since February 2014, Ms. Xu has served as the head of the Japanese division for Whiz Partners Asia Ltd where she worked closely with Japanese companies to help identify potential Chinese partners to expand their business operations. She has also been the vice president of the China Hero Fund project, one of the first funds created to support game developers in China since 2016. This project was a collaboration with Sony Interactive Entertainment, one of the largest gaming companies in the world. Throughout the process, she worked closely with Sony to conduct due diligence and screen potential candidates. She was also responsible for post-investment tracking of the funds’ invested projects where she worked closely with co-GP Haikun Capital (a subsidiary of Haiyan Group) to track the financial progress, monitor development, launch milestones etc. Prior to her role, she worked as the assistant to the chief executive officer for Blue Ridge China, where she was responsible for post-investment tracking. Between 2008 to 2011, she worked at SinoCom Software Group Ltd. as secretary to the Third Division and Team Leader of the Translation Department. Ms. Xu also spent 3 years working at Neusoft Group Co. Ltd as secretary of business software division and team leader of translation department. She graduated from Dalian University of Foreign Studies with a Bachelors in Japanese in July 2003, and from Jilin University with a minor in law in July 2005.

Leslie Chow has served as our Director since our inception. Mr. Chow specializes in helping companies based in China and the Asia Pacific region to publicly list in US, Hong Kong and Australia equity markets as well as providing financial consulting services. Mr. Chow is the Chief Executive Officer and secretary of Neo Technology Acquisition Corporation since May 2021. He has been the co-founder ZHEN in July 2020, a blockchain app for art authentication, and chief financial officer of Phase Scientific International Limited since August 2019, a biotech start-up that specializes in improving performance of point-of-care and lab-based diagnostics. He has also been an independent non-executive director for Golden Power Group Holdings (HKex:3919) since July 2015. Prior to these roles, he worked at Takung Art Co., Ltd, first as a consultant and then as chief financial office r where he managed and controlled all financial related activities for the company from August 2015 to August 2019. From April 2009 to August 2015, he was a partner at Albeck Financial Services where he managed the Asia-Pacific office focusing on companies that want to be publicly listed and also offering financial consultation in merger and acquisitions transactions, valuation of financial instruments, financial statements, cross-border equity and GAAP. From 2005-2009, he was a senior auditor at Deloitte & Touche LLP where he facilitated multinational audit engagements in internal control procedures and reporting. He graduated from University of California Santa Barbara with a Bachelor’s in Business Economics with an emphasis in Accounting in 2005. He has also obtained his CPA license and passed the CFA level 2 examination.

Compensation of Officers and Directors of Ace

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but they are subject to review of our Board and audit committee.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews Ace’s accounting and financial reporting processes and the integrity of its financial statements; the audits of Ace’s financial statements and the appointment, compensation, qualifications, independence and performance of Ace’s independent auditors; ACBA’s compliance with legal and regulatory requirements; and the performance of Ace’s internal audit function and internal control over financial reporting. The Audit Committee held one meeting during 2021. The members of the Audit Committee are Robert Morris, Yan Xu and Leslie Chow each of whom is an independent director under NASDAQ’s listing standards. Leslie Chow is the Chairperson of the audit committee.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Leslie Chow qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Nominating Committee

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. Specifically, the Nominating Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Nominating Committee recommends for approval by the Board certain desired qualifications and characteristics for board membership. Additionally, the Nominating Committee establishes and administers a periodic assessment procedure relating to the performance of the Board as a whole and its individual members. The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons. The Compensation Committee held one meeting during 2021.

The members of the Nominating Committee are Robert Morris, Yan Xu and Leslie Chow, each of whom is an independent director under NASDAQ’s listing standards. Robert Morris is the Chairperson of the Nominating Committee.

Compensation Committee

The Compensation Committee reviews annually Ace’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers Ace’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of Ace may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. Ace’s executive officers do not play a role in suggesting their own salaries. Neither Ace nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee held one meeting during 2021.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Robert Morris, Yan Xu and Leslie Chow, each of whom is an independent director under NASDAQ’s listing standards. Yan Xu is the Chairperson of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Directors and Executive Officers after the Business Combination

Ace’s directors and executive officers after the business combination will be as follows:

Name	Age	Position
Ka Yin Norma Chu	39	Chief Executive Officer & Chairwoman
Shuk Kwan Katherine Lui	56	Chief Financial Officer and Director
Chia Hung Yang	58	Independent Director
Matthew Gene Mouw	60	Independent Director
Samuel Chun Kong Shih	55	Independent Director

Ka Yin Norma Chu will serve as the Chief Executive Officer and Chairwoman after the closing of the Business Combination. Ms. Chu is and has been the founder and has served as Chairwoman of the board and CEO of DDC since its inception in 2012. Before founding DDC, Ms. Chu served as Head of Research of HSBC Private Bank in Hong Kong from July 2010 to May 2012. Ms. Chu is the Co-Founder of FoundersHK in 2020, the President of Greater Bay Young Entrepreneurship Association and the Founder of Good Food Movement in 2018, a charity organization providing genuine inspiration about healthy food source. She is also a Board Member of YPO North Asia Regional and a Board Member of Hong Kong Shanghai Youth Association, as well as a Standing Director of Shanghai Hong Kong Association. Ms. Chu has also been elected as a member of the Technology and Innovation Subsector of the Election Committee of Hong Kong SAR for 2021. Ms. Chu received her Bachelor of Arts degree in the University of Washington in 2004.

Shuk Kwan Katherine Lui will serve as our Chief Financial Officer after the closing of the Business Combination. Ms. Lui served as the Chief Financial Officer of DDC since January 2020. Ms. Lui is the founder of CanAsia in 2010, a consulting firm, and Can Can in 2015, which offers SaaS products with aims to automate management accounting data collection and analysis. In November 2005, Ms. Lui co-founded Centerstone Partners, a cross-border private equity firm with offices in the U.S. and China focusing on the investments in healthcare sector. Prior to that, Ms. Lui spent worked at KPMG’s Toronto, Shanghai and Hong Kong office from September 1993 to December 2004 Ms. Lui is a member of the Hong Kong Institute Certified Public Accountants. Ms. Lui graduated with a bachelor’s degree of commerce from University of Toronto in 1987 and a MBA from Schulich School of Business at York University, Canada in 1992.

Chia Hung Yang will serve as our independent director after the closing of the Business Combination. Mr. Yang is a co-founder of Black Fish Financial Group Limited, or Black Fish, and has served as its president since November 2017. Prior to joining Black Fish, Mr. Yang was the chief financial officer of Tuniu Corporation, a Nasdaq-listed company, from January 2013 to November 2017, the chief financial officer of E-Commerce China Dangdang Inc., a previously NYSE-listed company, from March 2010 to July 2012, and the chief financial officer of AirMedia Group Inc., a Nasdaq-listed company, from March 2007 to March 2010. Mr. Yang was the chief executive officer of RockMobile Corporation from 2004 to 2007. From 1999 to 2004, Mr. Yang served as the chief financial officer of the Asia Pacific region for CellStar Asia Corporation. Mr. Yang was an executive director of Goldman Sachs (Asia) L.L.C. from 1997 to 1999. Prior to that, Mr. Yang was a vice president of Lehman Brothers Asia Limited from 1994 to 1996 and an associate at Morgan Stanley Asia Limited from 1992 to 1994. Mr. Yang currently serves as an independent director of China Online Education Group (NYSE: COE) and AirMedia Group Inc. (Nasdaq: AMCN). Mr. Yang received his master’s degree in business administration from the University of California, Los Angeles in 1992 and his bachelor’s degree from Fu Jen University in Taiwan in 1985.

Matthew Gene Mouw will serve as our independent director after the closing of the Business Combination. Mr. Mouw served as Regional President Asia, Africa and Australia for Barilla SpA from Jan 2011 to Dec 2015. From Oct 2000 to Jun 2010 Mr. Mouw held various senior positions at Groupe Danone, including General Manager for Danone SA in China, General Representative of Robust China Co., Ltd., General Manager of Danone (Health Mineral Water) and General Manager of Danone (Home and Delivery). From Oct 2006 to May 2008 Mr. Mouw was assigned by Danone to serve as Vice President at China Huiyuan Juice (SEHK: 1886), where he was responsible for the strategic planning of the group. He served as Vice President (China) and General Manager (China) of sales and Marketing of Great Lakes fresh Food Juice Co., Ltd from Jun 1996 to Nov 1999. Mr. Mouw graduated from Hamline University in St. Paul, Minnesota with a Bachelor of Arts degree, majoring in East Asian Studies.

Samuel Chun Kong Shih will serve as our independent director after the closing of the Business Combination. Mr. Samuel Chun Kong Shih has been a Partner and Chief Operating Officer of OYO Hotel Company, a unicorn start-up backed by Softbank in China, from November 2018 to March, 2020. From April 1990 to March 2008. Mr. Shih worked for PepsiCo Inc. and held various senior positions as Vice President — Operations, Asia Pacific, Vice President — China Bottling Operations and Chief Executive Officer of PepsiCo Investment (China) Limited. Prior to PepsiCo, Mr. Samuel Chun Kong Shih served as Asia Pacific Managing Director for Red Bull Gmbh from April 2018 to April 2011. Mr. Samuel Chun Kong Shih received a bachelor’s degree from University of British Columbia in 1988 and a MBA from Asia International Open University in 1993.

Advisory Board after the Business Combination

Our current Advisory Board members after the closing of the Business Combination are as follows:

Malik Sadiq will serve as a member of the Advisory Board to the Company after the Business Combination. Mr. Sadiq has more than 25 years of experience in the food and strategy consulting industry in China, India, and the US. Mr. Sadiq is currently the COO of LIVEKINDLY Co, a collective of plant-based heritage and start-up brands including The Fry Family Food Co., LikeMeat, and LIVEKINDLY Media since June, 2021. Previously Mr. Sadiq worked in several senior management positions at Tyson Foods from April, 2006 to March, 2021, most notably, CEO India, COO China, and Head of Global Sourcing and Business Optimization.

Senior Managers after the Business Combination

Our current senior managers after the closing of the Business Combination are as follows:

Rui Wen will serve as our Chief Operation Officer after the closing of the Business Combination. Mr. Wen has served as DDC’s Chief Operating Officer since January 2021. Prior to joining DDC, Mr. Wen was Head of Corporate Strategy and General Manager of National Strategy Center with Meitu Inc. (SEHK: 1357) from April, 2018 to August, 2020. From January 2017 to February 2018, he helped set up Videology’s China entity and served as Commercial Lead in Greater China and subsequently Southeast Asia. From July 2014 to December 2016, he served as Director of International Business and Senior Manager of National Business Development in Youku Tudou Inc. (NYSE: YOKU). Prior to that, he held various positions in several advertising agencies in China, Singapore and France. Rui received bachelor’s degree in Finance from South China Agricultural University in 2007 and a Master’s degree in International Development of Enterprises from ESC Rouen in France in 2010.

Zhixuan Liu will serve as our Senior Vice President after the closing of the Business Combination. Mr. Liu has served as the Senior Vice President, Head of Corporate Development and Capital Markets of DDC since April 2021. Previously, Zhixuan was a Director at Huatai United Securities Co., Ltd’s investment banking department from January, 2021 to April, 2021. From January, 2019 to June, 2020 he worked in Echelon Wealth Partners Inc.’s investment banking department in Canada. From January 2015 to June 2018, he was a Vice President of investment banking at Huatai United Securities Co., Ltd. From December 2013 to November 2014, Mr. Liu worked as an Associate at Yuan Capital, a Beijing and Hong Kong based private equity firm. Mr. Liu also worked as an investment banking analyst at Perella Weinberg Partners from May 2011 to November 2013 and an investment manager at NewMargin Ventures from July 2009 to May 2011. Mr. Liu received a Bachelor of Science in Economics from Warwick University in 2007 and a Master of Philosophy in Real Estate Finance from Cambridge University in 2009.

Lichun Ding will serve as our director of supply chain after the closing of the Business Combination. Mr. Ding has been serving as DDC’s director of supply chain management since June 2019. Previous he held various managerial positions within the company since joining DDC in September 2016. Prior to join DDC, Mr. Ding worked as a sales & marketing manager at Metro Alliance Ltd. from June 2012 to June 2015, covering Weetabix & Alpen brands in the Hong Kong market. Mr. Ding graduated from the Shanghai Institute of Science and Technology in 2006.

Compensation of Directors and Executive Officers

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of December 31, 2021 the number of ordinary shares beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. As of December 31, 2021, we had 6,054,000 ordinary shares issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of the warrants.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary Shares	Approximate Percentage of Outstanding Shares of Ordinary Shares
5% Or Greater Holder
Ace Global Investment Limited	1,369,000	22.6%
Polar Multi-Strategy Master Fund	380,000	6.3%
Hudson Bay Capital Management LP	310,000	5.1%
Executive Officers and Directors
Eugene Wong	20,000	*
Nicholas Xue-Wei Tan	20,000	*
Robert Morris	15,000	*
Yan Xu	15,000	*
Leslie Chow	15,000	*
All directors and executive officers as a group (5 individuals)	85,000	1.4%

____________

*        Less than 1%

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Ace Global Business Acquisition Limited, 6/F Unit B, Central 88, 88-89 Des Voeux Road Central, Central, Hong Kong.

SECURITY OWNERSHIP OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of ACBA Shares immediately after the consummation of the Business Combination by:

•        each person known to Ace who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

•        each of its officers and directors; and

•        all of its officers and directors as a group.

Unless otherwise indicated, Ace believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all Ace securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Ace believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All Ace shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 39,550,000 ACBA Shares to be outstanding upon consummation of the Business Combination. The table below assumes that no ACBA Shares have been redeemed.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary Shares	Approximate Percentage of Outstanding Shares of Ordinary Shares
5% Or Greater Holders
Voodoo Enterprise Limited	3,955,400	10.0%
K11 Investment Company Limited and its group(2)	4,067,257	10.3%
Executive Officers and Directors
Ka Yin Norma Chu(3)	3,955,400	10.0%
Shuk Kwan Katherine Lui	—	—
Chia Hung Yang	—	—
Matthew Gene Mouw	—	—
Samuel Chun Kong Shih	—	—
All directors and officers as a group (5 individuals)	3,955,000	10.0%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Ace Global Business Acquisition Limited, 6/F Unit B, Central 88, 88-89 Des Voeux Road Central, Central, Hong Kong.

(2)      Represents an aggregate of 4,067,257 ACBA Shares to be issued upon consummation of the Business Combination, consisting of (i) 2,613,795 shares to be issued to Spirit Ice Project Company Limited; (ii) 619,614 shares to be issued to Golden Way Project Company Limited; (iii) 293,398 shares to be issued to Clinford Investment Limited; (iv) 109,045 shares to be issued to Grand Stance Investments Limited; (v) 383,484 shares to be issued to K11 Investment Company Limited and (vi) 47,921 shares to be issued to Woodbury Capital Management Limited. Each of Spirit Ice Project Company Limited, Golden Way Project Company Limited, Clinford Investment Limited, Grand Stance Investments Limited and Woodbury Capital Management Limited is a wholly-owned / consolidated subsidiary controlled by K11 Investment Company Limited. The address for the group is 1111, 11/F, New World Tower 1, 18 Queen’s Road Central, Central and Western District, Hong Kong SAR.

(3)      Represents 3,955,400 ACBA Shares to be issued to Voodoo Enterprise Limited, a British Virgin Islands company controlled and owned by Ka Yin Norma Chu and Samuel Derk Shuen LIM. The registered address of Voodoo Enterprise Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

CERTAIN TRANSACTIONS

Certain Transactions of Ace

Insider Shares

In November 2020, Ace issued an aggregate of 1,000 founder shares to its initial shareholders for an aggregate purchase price of $1.

In December 2020, Ace issued an aggregate of 1,149,000 additional founder shares to the initial shareholders for an aggregate purchase price of $24,999.

Private Placement

Simultaneously with the closing of Ace’s Initial Public Offering, Ace consummated a private placement of 280,000 Private Units at $10.00 per unit, purchased by Ace’s sponsor, Ace Global Investment Limited. On April 9, 2021, the Company consummated an additional 24,000 units at $10.00 per unit to cover over-allotments.

The Private Units are identical to the units sold in the Initial Public Offering except that the warrants included in the Private Units (the “Private Warrants”) are non-redeemable and may be exercised on a cashless basis so long as the Private Warrants continue to be held by the initial purchasers of the Placement Units or their permitted transferees.

Related Party Advances

As of December 31, 2021, the Company had a temporary advance of $185,867 from the Sponsor for its operating expenses. The balance is unsecured, interest-free and has no fixed terms of repayment.

Related Party Extensions Loan

Ace will have until 12 months from the consummation of the Initial Public Offering to consummate the initial Business Combination. However, if Ace anticipates that it may not be able to consummate the initial Business Combination within 12 months, it may, but is not obligated to, extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of Ace’s amended and restated memorandum and articles of association and the trust agreement entered into between Ace and Continental Stock Transfer & Trust Company, in order to extend the time available for Ace to consummate its initial Business Combination, Ace’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $455,400 ($0.10 per public share), on or prior to the date of the applicable deadline. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that Ace is unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of the initial Business Combination, or, at the lender’s discretion, converted upon consummation of the Business Combination into additional private units at a price of $10.00 per unit.

Related Party Policy

Ace’s Code of Ethics require Ace to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Ace or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Ace also requires each of its directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Ace’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between Ace and any of its officers and directors or their respective affiliates will be on terms believed by ACBA to be no less favorable to Ace than are available from unaffiliated third parties. Such transactions will require prior approval by Ace’s audit committee and a majority of our uninterested “independent” directors, or the members of Ace’s board who do not have an interest in the transaction, in either case who had access, at Ace’s expense, to Ace’s attorneys or independent legal counsel. Ace will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to Ace than those that would be available to Ace with respect to such a transaction from unaffiliated third parties. Additionally, Ace requires each its our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, Ace has agreed not to consummate a business combination with an entity which is affiliated with any of its initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of its existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of DDC

During the years ended December 31, 2019, 2020 and 2021, the related parties of DDC are as follows:

Name of party	Relationship
Ms. Norma Ka Yin Chu	Founder, Chairman of the board
Ms. Katherine Shuk Kwan Lui	Chief Financial Officer
Mr. Samuel Derk Shuen Lim	Spouse of Founder, shareholder of Voodoo
Voodoo Enterprise Limited	Ordinary and Preferred Shareholder
K11 Investment Company Limited and its group(2)	Ordinary and Preferred Shareholder

During the years ended December 31, 2019, 2020 and 2021, DDC entered into the following material related party transactions with related parties.

	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB
Financing activities:
Loan from Ms. Katherine Shuk Kwan Lui	—	841,640	1,250,000
Repayment to Ms. Katherine Shuk Kwan Lui	—	—	2,175,055
Loan from Ms. Norma Ka Yin Chu	—	—	1,447,717
Repayment to Ms. Norma Ka Yin Chu	—	—	890,340
Loan from Mr. Samuel Derk Shuen Lim	1,344,728	3,276,044	10,234,299
Repayment to Mr. Samuel Derk Shuen Lim	1,344,728	1,736,787	9,983,815
Loan from Voodoo Enterprise Limited	—	—	4,112,297
Loan from K11 Investment Company Limited and its group	—	—	14,998,028
Share subscriptions received from Mr. Samuel Derk Shuen Lim on behalf of Ms. Norma Ka Yin Chu	—	7	—
Share subscriptions received from Mr. Samuel Derk Shuen Lim	—	90,509	—
Loan interests payable to Ms. Norma Ka Yin Chu	—	—	7,258
Loan interests to Ms. Katherine Shuk Kwan Lui	—	42,082	41,333
Loan interests to Mr. Samuel Derk Shuen Lim	—	67,534	323,505
Loan interests payable to Voodoo Enterprise Limited	—	—	328,984
Loan interests payable to K11 Investment Company Limited and its group	—	—	1,199,842

In 2019, the Company borrowed two interest-free loans of HK$620,000 and HK$ 881,181 from Mr. Samuel Derk Shuen Lim in May and June separately for daily operation. Both loans are repaid in next month separately.

In September 2020, Mr. Samuel Lim Derk Shuen guaranteed a three-year secured loan of HK$4,000,000 for free for the Company.

In September 2020, the Company borrowed HK$1,000,000 with HKD50,000 drawdown interests from Mr. Samuel Derk Shuen Lim, and the loan was fully repaid in September 2020.

In October 2020, the Company borrowed HK$1,000,000 with an interest rate of 5% per annum, HK$1,000,000 with an interest rate of 2% per annum and an interest-free loans of HK$1,000,000 from Mr. Samuel Derk Shuen Lim. The company repaid HK$1,000,000 in October 2020, HK$1,000,000 (paid by USD) in February 2021 and HK$1,000,000 (paid by USD) in October 2021.

In October 2020, the Company borrowed HK$1,000,000 with HK$50,000 drawdown interests from Ms. Katherine Shuk Kwan Lui, and the loan was fully repaid in February 2021.

During the year ended December 31, 2021, the Company entered into the following material related party transactions with related parties.

In January 2021, the Company borrowed shareholder loans from 2 shareholders holding 5% or greater ownership, with principal amounts of USD645,538 and USD2,354,353 with 8% per annum drawdown interests from Voodoo Enterprise Limited and K11 Investment Company Limited and its group respectively.

In May 2021, Mr. Samuel Derk Shuen Lim guaranteed an eight-year secured loan of HK$2,000,000 for free for the Company.

In July, October and December 2021, the Company borrowed HK$2,000,000 with an interest rate of 5% per quarter, HK$900,000 with an interest rate of 5% per quarter, HK$3,900,000 with an interest rate of 5% per quarter and HK$3,000,000 with an interest rate of 2% per annum from Mr. Samuel Derk Shuen Lim for daily operation. The company repaid HK$3,000,000 in December 2021 and HK$6,800,000 (paid by USD) in October 2021.

In November 2021, the Company borrowed RMB2,135,543 with an interest rate of 3% per month from Mr. Samuel Derk Shuen Lim for daily operation.

In November 2021, the Company borrowed RMB1,250,000 with 3% per month drawdown interests from Ms. Katherine Shuk Kwan Lui for daily operation, and the loan was fully repaid in December 2021.

Related party balances

The outstanding balances mainly arising from the above transactions as of December 31, 2019, 2020 and 2021 are as follows:

	As of December 31,
	2019	2020	2021
	RMB	RMB	RMB
Amounts due from Ms. Norma Ka Yin Chu	7	—	—
Amounts due from Mr. Samuel Derk Shuen Lim	90,509	—	—
Amounts due to Ms. Katherine Shuk Kwan Lui	—	883,722	—
Amounts due to Ms. Norma Ka Yin Chu	—	—	564,635
Amounts due to Mr. Samuel Derk Shuen Lim	—	1,606,791	2,324,803
Amounts due to Voodoo Enterprise Limited	—	—	4,441,280
Amounts due to K11 Investment Company Limited and its group	—	—	16,197,870

DESCRIPTION OF ACE’S SECURITIES

General

Ace is a company incorporated in the British Virgin Islands as a BVI business company (company number 1994475) and its affairs are governed by its memorandum and articles of association, the BVI Business Companies Act, 2004 and the common law of the British Virgin Islands. Ace currently is authorized to issue 100,000,000 ordinary shares, par value $0.001. As of the date of this proxy statement, 1,454,000 ordinary shares are issued and outstanding, held by our initial shareholders. No preferred shares are issued or outstanding. As of the date of this proxy statement, 6,054,000 ordinary shares are outstanding, held by [•] shareholders of record. Each of the units, Shares and Warrants are registered pursuant to Section 12 of the Exchange Act.

Units

Each unit consists of one ordinary share and one redeemable warrant. Each redeemable warrant entitles the holder thereof to purchase one ordinary share.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed business combination.

We will proceed with the business combination only if we have net tangible assets of at least $5,000,000 upon consummation of such business combination and a majority of the ordinary shares voted are voted in favor of the business combination. At least five days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

The members of our board of directors serve until the next annual general meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination by 12 months (or up to 21 months if we have extended the period of time as described in this prospectus) from the consummation of the IPO, it will trigger our automatic winding up, liquidation and subsequent dissolution. Our initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their insider shares upon our winding up, liquidation and subsequent dissolution.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their public shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. Public shareholders who convert their public shares into their portion of the trust account still have the right to exercise the redeemable warrants that they received as part of the units.

Warrants

Each redeemable warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and one (1) year from the effective date of this registration statement. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the effective date of the registration statement of which this prospectus forms a part at 5:00 p.m., Eastern Standard Time.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, as adjusted for share splits, share capitalizations, rights, issuances, subdivisions, reorganizations, recapitalizations, and the like, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the ordinary shares for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the ordinary shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying ordinary shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in ordinary shares, or by a split up of the ordinary shares or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Contractual Arrangements with respect to the Private Warrants

We have agreed that so long as the private warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Additionally, the representative of the underwriters has agreed that it will not be permitted to exercise any warrants underlying the purchase option to be issued to it and/or its designees upon consummation of the IPO until five years after the completion of a Business Combination. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Amended and Restated Memorandum and Articles of Association

Ace’s Amended and Restated Memorandum and Articles of Association filed under the laws of the British Virgin Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination. The following are the material rights and protections contained in Ace’s Amended and Restated Memorandum and Articles of Association:

•        the right of public shareholders to exercise conversion rights and have their public shares redeemed in lieu of participating in a proposed business combination;

•        a prohibition against completing a business combination unless we have net tangible assets of at least $5,000,001 upon consummation of such business combination;

•        a requirement that if we seek shareholder approval of any business combination, 50% of the issued and outstanding ordinary shares voted must be voted in favor of such business combination;

•        the establishment of procedures regarding the standing and election of directors;

•        a requirement that directors may call general meetings on their own accord and are required to call an extraordinary general meeting if holders of not less than 30% in par value of the issued shares request such a meeting;

•        a prohibition, prior to a business combination, against our issuing (i) any ordinary shares which would entitle the holders to funds from the trust account or to vote on any initial business combination;

•        a requirement that our management take all actions necessary to liquidate our trust account in the event we do not consummate a business combination by 12 months from the consummation of the IPO (or 21 months in certain circumstances described elsewhere herein); and

•        a requirement not to effectuate the initial business combination with another blank check company or similar company with nominal value.

The Companies Law permits a company incorporated in the British Virgin Islands to amend its memorandum and articles of association with the approval of the holders of at least one half of such company’s outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required or that the memorandum and articles of association may be amended by resolution of directors but, provided the approval of the required majority is obtained, any British Virgin Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Ace’s memorandum of association provides that no amendment may be made by resolution of directors (i) to restrict the rights or powers of the voting members to amend the memorandum or articles; (ii) to change the percentage of voting members required to pass a resolution to amend the memorandum or articles; or (iii) in circumstances where the memorandum or articles may only be amended by the voting members. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in Ace’s Amended and Restated Memorandum and Articles of Association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote.

Ace’s Transfer Agent

The transfer agent for Ace’s securities is Continental Stock Transfer & Trust Company.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Ace knows of no other matters which may be brought before the Ace extraordinary general meeting. If any matter other than the proposed Business Combination or related matters should properly come before the extraordinary general meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ace is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the Securities and Exchange Commission. Any reports, statements or other information that Ace files with the Securities and Exchange Commission, including this proxy statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither Ace nor DDC has authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of this proxy statement, and neither the mailing of this proxy statement to Ace shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

CONTENTS	PAGE(S)
Unaudited Condensed Balance Sheets as of December 31, 2020 and September 30, 2021	F-2
Unaudited Condensed Statement of Operations for the nine months ended September 30, 2021 and three months ended September 30, 2021	F-3
Unaudited Condensed Statement of Changes in Shareholders’ Equity for the nine months ended September 30, 2021 and three months ended September 30, 2021	F-4
Unaudited Condensed Statement of Cash Flows for the nine months ended September 30, 2021	F-5
Notes to Unaudited Condensed Financial Statements for the nine months ended September 30, 2021	F-6

ACE GLOBAL BUSINESS ACQUISITION LIMITED
INDEX TO FINANCIAL STATEMENTS

DDC ENTERPRISE LIMITED
INDEX TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS	PAGE(S)
Unaudited Condensed Consolidated Balance Sheets as of December 31, 2020 and June 30, 2021	F-32
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2020 and 2021	F-35
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the six months ended June 30, 2020 and 2021	F-37
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2020 and 2021	F-39
Notes to Unaudited Condensed Consolidated Financial Statements for the six months ended June 30, 2020 and 2021	F-41

DDC ENTERPRISE LIMITED
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

HISTORICAL FINANCIAL INFORMATION OF ACE GLOBAL BUSINESS ACQUISITION LIMITED

The following table sets forth selected historical financial information derived from Ace Global Business Acquisition Limited’s audited financial statements for the period ended September 30, 2021.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$316,825	$—
Prepayment	122,309	—
Deferred offering costs	—	45,000
Total current assets	439,134	45,000

Cash and investments held in trust account	46,921,939	—
TOTAL ASSETS	$47,361,073	$45,000

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accrued liabilities and other payable	$11,871	$2,967
Advances from a related party	144,499	32,839
Total current liabilities	156,370	35,806

Warrant liabilities	1,200,000	—
Deferred underwriting compensation	1,840,000	—
TOTAL LIABILITIES	3,196,370	35,806

Commitments and contingencies
Ordinary shares, subject to possible redemption 4,600,000 and 0 shares (at conversion value of $10.20 and $0 per share)	46,920,000	—

Shareholders’ equity (deficit):
Ordinary shares, $0.001 par value; 100,000,000 shares authorized; 1,454,000 and 1,150,000 shares issued and outstanding (excluding 4,600,000 and 0 shares subject to possible redemption)	1,454	1,150
Additional paid-in capital	—	23,850
Accumulated deficit	(2,756,751)	(15,806)
Total shareholders’ (deficit) equity	(2,755,297)	9,194
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ (DEFICIT) EQUITY	$47,361,073	$45,000

See accompanying notes to unaudited condensed financial statements.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
UNAUDITED CONDENSED STATEMENT OF OPERATIONS

	Three months ended September 30, 2021	Nine months ended September 30, 2021
Formation, general and administrative expenses	$(375,009)	$(721,466)
Total operating expenses	(375,009)	(721,466)

Other income
Change fair value of warrant liabilities	50,000	58,560
Dividend income	604	1,939
Interest income	12	36
Total other income, net	50,616	60,535

Loss before income taxes	(324,393)	(660,931)
Income taxes	—	—

NET LOSS	(324,393)	(660,931)
Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	4,600,000	2,931,868
Basic and diluted net income (loss) per share, ordinary shares subject to possible redemption	$(0.05)	$0.38
Basic and diluted weighted average shares outstanding, ordinary shares attributable to Ace Global Business Acquisition Limited	1,454,000	1,343,758
Basic and diluted net loss per share, ordinary shares attributable to Ace Global Business Acquisition Limited	$(0.05)	$(1.33)

See accompanying notes to unaudited condensed financial statements.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Nine months ended September 30, 2021
	Ordinary shares		Additional paid-in capital	Accumulated deficit	Total shareholders’ Equity (deficit)
	No. of shares	Amount
Balance as of January 1, 2021	1,150,000	$1,150	$23,850	$(15,806)	$9,194
Sale of units in initial public offering	4,600,000	4,600	43,030,400	—	43,035,000
Sale of units to the founder in private placement	304,000	304	1,781,136	—	1,781,440
Initial classification of ordinary shares subject to possible redemption	(4,600,000)	(4,600)	(44,787,763)	—	(44,792,363)
Allocation of offering costs to ordinary shares subject to redemption	—	—	2,887,160	—	2,887,160
Accretion of carrying value to redemption value	—	—	(2,934,783)	(2,080,014)	(5,014,797)
Net loss	—	—	—	(660,931)	(660,931)
Balance as of September 30, 2021	1,454,000	$1,454	$—	$(2,756,751)	$(2,755,297)
	Three months ended September 30, 2021
	Ordinary shares		Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	No. of shares	Amount
Balance as of July 1, 2021 (revised)	1,454,000	$1,454	$—	$(2,432,358)	$(2,430,904)
Net loss	—	—	—	(324,393)	(324,393)
Balance as of September 30, 2021	1,454,000	$1,454	$—	$(2,756,751)	$(2,755,297)

See accompanying notes to unaudited condensed financial statements.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

Nine months ended September 30, 2021
Cash flows from operating activities
Net loss	$(660,931)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liabilities	(58,560)
Interest income and dividend income earned in cash and investments income held in trust account	(1,939)

Change in operating assets and liabilities:
Increase in prepayment	(122,309)
Increase in accrued liabilities	8,904
Net cash used in operating activities	(834,835)

Cash flows from investing activities
Proceeds deposited in Trust Account	(46,920,000)
Net cash used in investing activities	(46,920,000)

Cash flows from financing activities
Proceeds from public offering	44,920,000
Proceeds from private placements	3,040,000
Advances from a related party	111,660
Net cash provided by financing activities	48,071,660
Net change in cash	316,825
Cash, beginning of period	—
Cash, end of period	$316,825

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Initial classification of ordinary shares subject to possible redemption	$44,792,363
Allocation of offering costs to ordinary shares subject to redemption	$2,887,160
Accretion of carrying value to redemption value	(5,014,797)
Accrued underwriting compensation	$1,840,000
Initial recognition of warrant liabilities	$1,258,560

See accompanying notes to unaudited condensed financial statements.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Ace Global Business Acquisition Limited (the “Company”) is a newly organized blank check company incorporated on November 2, 2020, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on opportunities in the artificial intelligence and any other related technology innovations market in North America.

As of September 30, 2021, the Company had not commenced any operations. All activity through September 30, 2021 relates to the Company’s formation and the initial public offering as described below. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering became effective on April 5, 2021. On April 8, 2021, the Company consummated the Initial Public Offering of 4,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $40,000,000 which is described in Note 3.

Subsequently, the underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional Public Units occurred on April 9, 2021. The total aggregate issuance by the Company of 600,000 units at a price of $10.00 per unit resulted in gross proceeds of $6,000,000.

Simultaneously with the closing of the Initial Public Offering on April 8, 2021, the Company consummated the sale of 280,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement, generating gross proceeds of $2,800,000, which is described in Note 6. On April 9, 2021, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 24,000 Private Units, generating gross proceeds of $240,000.

Transaction costs amounted to $1,125,000, consisting of $920,000 of underwriter’s fees and $205,000 of other offering costs.

Trust Account

Following the closing of the Initial Public Offering on April 8, 2021 and exercise of the over-allotment option on April 9, 2021, an aggregate amount of $46,920,000 from the net proceeds of the sale of the Public Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”). The aggregate amount of $46,920,000 ($10.20 per Public Unit) will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with an Initial Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per Public Share, subject to increase of up to an additional $0.10 per Public Share in the event that the Ace Global Investment Limited, the sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 10). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “shareholders”) and the underwriters will agree (a) to vote their Founder Shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until April 8, 2022 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the sponsor or its affiliate or designees must deposit into the Trust Account $455,400 (approximately $0.099 per Public Share), on or prior to the date of the applicable deadline, for each three months extension. Any funds which may be provided to extend the time frame

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

will be in the form of a loan to us from our sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if the Company compete a business combination.

Liquidation

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00.

The sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, which terms are similar to those contained in the warrant agreement governing the Company’s warrants.

The Company’s management evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s ordinary shares. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s ordinary shares if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. The Company’s Private Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

option on equity shares. In addition, the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25. As a result, the only Private Warrants shall be classified as liabilities and the Public Warrants shall be classified as equity and the Company re-evaluated the accounting treatment of the 4,600,000 warrants that were issued to the Company’s sponsor in an initial public offering (“Public Warrants”). The Company previously accounted for the Public Warrants as components of liabilities.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain transfer provisions precludes the Private Warrants from being accounted for as components of equity. As the Private Warrants meet the definition of a derivative as contemplated in ASC 815, the Private Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statements of Operations in the period of change.

The following tables summarize the effect of the revision on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustments #1	Adjustments #2	As Revised
Balance sheet as of April 9, 2021
Warrant Liabilities	14,506,560	(13,248,000)	—	1,258,560
Total Liabilities	16,690,334	(13,248,000)	—	3,442,334
Ordinary Shares Subject to Possible Redemption	26,405,954	13,248,005	7,266,041	46,920,000
Ordinary Shares	3,465	(1,299)	(712)	1,454
Additional Paid-in Capital	5,184,021	1,294	(5,185,315)	—
Accumulated deficit	(187,479)	—	(2,080,014)	(2,267,493)
Total shareholders’ equity (deficit)	5,000,002	—	(7,266,041)	(2,266,039)

Balance sheet as of June 30, 2021 (Unaudited)
Ordinary Shares Subject to Possible Redemption	39,489,087	—	7,430,913	46,920,000
Ordinary Shares	2,183	—	(729)	1,454
Additional Paid-in Capital	5,350,170	—	(5,350,170)	—
Accumulated deficit	(352,344)	—	(2,080,014)	(2,432,358)
Total shareholders’ equity (deficit)	5,000,009	—	(7,430,913)	(2,430,904)

____________

Adjustment #1 refer to reclassification of public warrants from warrant liabilities to equity component.

Adjustment #2 refer to reclassification of all public shares to temporary equity.

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for the interim period ended June 30, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021. The information included in this Form 10-Q should be read in conjunction with Management’s Discussion and Analysis, and the financial statements and notes thereto included in the Company’s Form S-1 for the fiscal year ended December 31, 2020, filed with the SEC on January 22, 2021.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

In preparing these financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

•        Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.

•        Cash and investment held in trust account

At September 30, 2021, the assets held in the Trust Account are held in cash and US Treasury securities. Investment securities in the Company’s Trust Account consisted of $46,921,926 in United States Treasury Bills and $13 in cash.

The Company classifies marketable securities as available-for-sale at the time of purchase and re-evaluates such classification as of each balance sheet date. All marketable securities are recorded at their estimated fair value. Unrealized gains and losses for available-for-sale securities are recorded in other comprehensive income. The Company evaluates its investments to assess whether those with unrealized loss positions are other than temporarily impaired. Impairments are considered other than temporary if they are related to deterioration in credit risk or if it is likely the Company will sell the securities before the recovery of the cost basis. Realized gains and losses and declines in value determined to be other than temporary are determined based on the specific identification method and are reported in other income (expense), net in the statements of operations.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering.

•        Warrant liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Private Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Private Warrants as liabilities at their fair value and adjusts the Private Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants are valued using a Black Scholes model.

•        Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are subject to the occurrence of uncertain future events and considered to be outside of the Company’s control. Accordingly, at September 30, 2021, 46,000,000 ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s unaudited condensed balance sheet.

•        Offering costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ equity upon the completion of the Public Offering.

•        Fair value of financial instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of September 30, 2021 due to the short maturities of such instruments. See Note 9 for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

•        Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

•        Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 or December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero for the period ended September 30, 2021.

The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, Earnings per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to the redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public stockholders. As of September 30, 2021, the Company has not considered the effect of the warrants sold in the Initial Public Offering to purchase an aggregate of 4,904,000 shares in the calculation of diluted net loss per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

The net income (loss) per share presented in the unaudited condensed statement of operations is based on the following:

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021

Net loss	$(324,393)	$(660,931)
Accretion of carrying value to redemption value	—	(5,014,797)
Net loss including accretion of carrying value to redemption value	$(324,393)	$(5,675,728)
	For the Three Months Ended September 30, 2021		For the Nine Months Ended September 30, 2021
	Redeemable ordinary shares	Non-Redeemable ordinary shares	Redeemable ordinary shares	Non-Redeemable ordinary shares
Basic and diluted net loss per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(246,483)	$(77,190)	$(3,891,941)	$(1,783,787)
Accretion of carrying value to redemption value	—	—	5,014,797	—
Allocation of net income (loss)	$(246,483)	$(77,190)	$1,122,856	$(1,783,787)
Denominators:
Weighted-average shares outstanding	4,600,000	1,454,000	2,931,868	1,343,758
Basic and diluted net income (loss) per share	$(0.05)	$(0.05)	$0.38	$(1.33)

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 — CASH AND INVESTMENT HELD IN TRUST ACCOUNT

As of September 30, 2021, investment securities in the Company’s Trust Account consisted of $46,921,926 in United States Treasury Bills and $13 in cash. The Company classifies its United States Treasury securities as available-for-sale. Available-for-sale marketable securities are recorded at their estimated fair value on the accompanying September 30, 2021 balance sheet. The carrying value, including gross unrealized holding gain as other comprehensive income and fair value of held to marketable securities on September 30, 2021 is as follows:

	Carrying Value as of September 30, 2021 (Unaudited)	Gross Unrealized Holding Gain	Fair Value as of September 30, 2021 (Unaudited)
Available-for-sale marketable securities:
U.S. Treasury Securities	$46,921,926	$—	$46,921,926

NOTE 5 — PUBLIC OFFERING

On April 8, 2021, the Company sold 4,000,000 Public Units at a price of $10.00 per Public Unit. On April 9, 2021, the Company sold an additional 600,000 units to cover over-allotments. Each Public Unit consists of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per whole share (note 7).

The Company paid an upfront underwriting discount of $920,000, equal to 2% of the gross offering proceeds to the underwriter at the closing of the Initial Public Offering, with an additional fee of $1,840,000 (the “Deferred Underwriting Discount”) or 4% of the gross offering proceeds payable upon the Company’s completion of the Business Combination. The Deferred Underwriting Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close the Business Combination, the underwriter has waived its right to receive the Deferred Underwriting Discount. The underwriter is not entitled to any interest accrued on the Deferred Underwriting Discount.

NOTE 6 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated a private placement of 280,000 Private Units at $10.00 per unit, purchased by the sponsor. On April 9, 2021, the Company consummated an additional 24,000 units at $10.00 per unit to cover over-allotments.

The Private Units are identical to the units sold in the Initial Public Offering except that the warrants included in the Private Units (the “Private Warrants”) are non-redeemable and may be exercised on a cashless basis so long as the Private Warrants continue to be held by the initial purchasers of the Placement Units or their permitted transferees.

NOTE 7 — RELATED PARTY TRANSACTIONS

Founder Shares

In November 2020, the Company issued an aggregate of 1,000 founder shares to the initial shareholders for an aggregate purchase price of $1.

In December 2020, the Company issued an aggregate of 1,149,000 additional founder shares to the initial shareholders for an aggregate purchase price of $24,999.

Advance from Related Parties

As of September 30, 2021, the Company had a temporary advance from a shareholder and related party for its deferred cost of the Initial Public Offering. The balance is unsecured, interest-free and has no fixed terms of repayment.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Agreement

The Company is obligated, commencing from January 1, 2021, to pay Ace Global Investment Limited a monthly fee of $10,000 for general and administrative services. This agreement will terminate upon completion of the Company’s business combination or the liquidation of the trust account to public shareholders.

Related Party Extensions Loan

The Company will have until 12 months from the consummation of the Initial Public Offering to consummate the initial Business Combination. However, if the Company anticipates that the Company may not be able to consummate the initial Business Combination within 12 months, the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, in order to extend the time available for us to consummate our initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $455,400 ($0.10 per public share), on or prior to the date of the applicable deadline. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company are unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of our initial Business Combination, or, at the lender’s discretion, converted upon consummation of our Business Combination into additional private units at a price of $10.00 per unit.

NOTE 8 — SHAREHOLDER’S EQUITY

Ordinary shares

The Company is authorized to issue 100,000,000 ordinary shares at par value of $0.001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share.

In April 2021, the Company sold 4,600,000 units at a price of $10.00 per Public Unit in the Public Offering.

In April, 2021, the Company issued 304,000 ordinary shares under the private placement of 304,000 private units at $10 per unit, to the Sponsor.

As of September 30, 2021 and December 31, 2021, 1,454,000 and 1,150,000 Ordinary Shares were issued and outstanding excluding 4,600,000 and 0 shares are subject to possible conversion.

Public Warrants

Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder.

No public warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is the Company’s current intention to have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination.

Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDER’S EQUITY (cont.)

shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will become exercisable on the later of the completion of an initial business combination and March 31, 2022. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

The Company may redeem the outstanding warrants (including any outstanding warrants issued upon exercise of the unit purchase option issued to Ladenburg Thalmann & Co., Inc.,), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and the Company would issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our ability to complete the redemption.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:    Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:    Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:    Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	September 30, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$46,921,926	$46,921,926	$—	$—
Liabilities:
Warrant liabilities – Private Warrants	$1,200,000	$—	$—	$1,200,000

____________

*        included in cash and investments held in trust account on the Company’s balance sheet.

The private warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the consolidated balance sheets.

The Company established the initial fair value for the private warrants at $1,258,560 on April 9, 2021, the date of the Company’s Initial Public Offering, using a Black-Scholes model. The Company allocated the proceeds received from the sale of Private Units, first to the private warrants based on their fair values as determined at initial measurement, with the remaining proceeds recorded as ordinary shares subject to possible redemption, and ordinary shares based on their relative fair values recorded at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the binomial model and Black-Scholes model were as follows at their measurement dates:

	September 30, 2021	April 9, 2021 (Initial measurement)
Input
Share price	$10.05	$10.00
Risk-free interest rate	0.98%	0.87%
Volatility	49%	52%
Exercise price	$11.50	$11.50
Warrant life	5 years	5 years

ACE GLOBAL BUSINESS ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

As of September 30, 2021, the aggregate value of the Private Warrants was $1.20 million. The change in fair value from April 9, 2021 to September 30, 2021 was approximately $(58,000).

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3. Level 3 financial liabilities consist of the Private Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s future financial position, results of its operations and/or search for a target company, there has been a significant impact as of the date of these financial statements. The financial statements do not include any adjustments that might result from the future outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares, the Private Warrants (and their underlying securities) and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of a majority of these securities will be entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Warrants and warrants issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter Agreement

The underwriters are entitled to a deferred fee of 4.0% of the gross proceeds of the Initial Public Offering, or $1,840,000 until the closing of the Business Combination. The deferred fee can be paid in cash, stock or a combination of both (at the underwriter’s discretion). Any stock issued as a part of the deferred fee will be issued to the underwriters at the value per share in the Company’s Trust Account, subject to any additional increases in the amount in trust per the Company’s trust extensions. Stock to be issued to the underwriters will have unlimited piggyback registration rights and the same rights afforded other holders of the Company’s ordinary shares.

NOTE 11 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before this unaudited financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date was the Company issued the unaudited condensed financial statements. During the period, the Company did not have any material subsequent events other than disclosed above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Ace Global Business Acquisition Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Ace Global Business Acquisition Limited (the “Company”) as of December 31, 2020 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from November 2, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from November 2, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP
Friedman LLP

We have served as the Company’s auditor since 2020.

New York, NY
February 8, 2021

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
BALANCE SHEET

December 31, 2020
ASSETS
Deferred offering costs	$45,000
TOTAL ASSETS	$45,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$2,967
Advances from a related party	32,839
Total current liabilities	35,806
TOTAL LIABILITIES	35,806

Commitments and contingencies
Shareholders’ equity:
Ordinary shares, $0.001 par value; 100,000,000 shares authorized; 1,150,000 shares issued and outstanding(1)	1,150
Additional paid-in capital	23,850
Accumulated deficit	(15,806)
Total shareholders’ equity	9,194
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,000

____________

(1)      Includes up to an aggregate of 150,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

See accompanying notes to financial statements.

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
STATEMENT OF OPERATIONS

Period from November 2, 2020 (inception) through December 31, 2020
Formation and operating costs	$(15,806)
NET LOSS	$(15,806)

Basic and diluted weighted average shares outstanding(1)	1,000,000
Basic and diluted net loss per share	$(0.02)

____________

(1)      Excludes up to an aggregate of 150,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

See accompanying notes to financial statements.

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

	Ordinary shares		Additional paid-in capital	Accumulated deficit	Total shareholders’ equity
	No. of shares	Amount
Balance as of November 2, 2020 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to founder(1)	1,150,000	1,150	23,850	—	25,000
Net loss for the period	—	—	—	(15,806)	(15,806)
Balance as of December 31, 2020	1,150,000	$1,150	$23,850	$(15,806)	$9,194

____________

(1)      Includes up to an aggregate of 150,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

See accompanying notes to financial statements.

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
STATEMENT OF CASH FLOWS

Period from November 2, 2020 (inception) through December 31, 2020
Cash flows from operating activities:
Net loss	$(15,806)

Change in operating assets and liabilities:
Accrued expenses	2,967
Net cash used in operating activities	(12,839)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares	25,000
Proceeds from a related party	12,839
Payment of offering costs	(25,000)
Net cash provided by financing activities	12,839

NET CHANGE IN CASH	—
CASH, BEGINNING OF PERIOD	—
CASH, END OF PERIOD	$—

Non-cash investing and financing activities
Deferred offering costs paid by a related party	$20,000

See accompanying notes to financial statements.

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Ace Global Business Acquisition Limited (the “Company” or “we”, “us” and “our”) is a newly organized blank check company incorporated on November 2, 2020, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on opportunities in the artificial intelligence and any other related technology innovations market in North America.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and the proposed public offering as described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 4,000,000 units (“Units”) (or 4,600,000 Units if the underwriters’ over-allotment option is exercised in full), at $10.00 per Unit, which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 280,000 Units at a price of $10.00 per Unit in a private placement to Ace Global Investment Limited (the “Sponsor”) (or 304,000 Units if the overallotment is exercised in full) to the Sponsors (the “Private Units”). The Company intends to list the Units on the Nasdaq Capital Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and interest released to pay taxes payable) at the time of the signing a definitive agreement in connection with a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that at least $10.20 per Unit, or $40,800,000 in the aggregate (or $46,920,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) of the proceeds of the Proposed Public Offering and the Private Units will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s initial shareholders (the “initial shareholders”) have agreed (a) to vote their insider shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (defined below) unless the Company provides dissenting public shareholders with the opportunity to convert their Public Shares into the right to receive cash from the Trust Account in connection with any such vote; (c) not to convert any insider shares and Private Units (including underlying securities) (as well as any Public Shares purchased during or after the Proposed Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the insider shares and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Public Offering if the Company fails to complete its Business Combination.

The Company will have 12 months from the closing of the Proposed Public Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of up to 21 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the initial shareholders or their affiliates or designees must deposit into the Trust Account $396,000 or, $455,400 if the underwriters’ over-allotment option is exercised in full ($0.099 per share in either case), on or prior to the applicable deadline.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten (10) business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.20.

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

The sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.20 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going concern consideration

At December 31, 2020, the Company had working capital deficit of $35,806. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The management’s plan in addressing this uncertainty is through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a business combination will be successful within the Combination Period. The Sponsor has agreed to loan the Company up to an aggregate amount of $600,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

In preparing these financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

•        Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

•        Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero for the period from November 2, 2020 (inception) through December 31, 2020.

The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

•        Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 150,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

by the underwriters (note 6). As of December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

•        Fair value of financial instrument

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

•        Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

The Proposed Public Offering calls for the Company to offer for sale up to 4,000,000 ordinary Units at a proposed offering price of $10.00 per Unit (plus up to an additional 600,000 units to cover over-allotments, if any). Each Unit will consist of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase one ordinary share at an exercise price of $11.50 per whole share.

NOTE 4 — PRIVATE PLACEMENT

The Sponsors have committed to purchase an aggregate of 280,000 private units (or 304,000 Private Units if the underwriters’ over-allotment is exercised in full) at $10.00 per Private Unit (for a total purchase price of $2,800,000 or $3,040,000 in the aggregate if the underwriters’ over-allotment is exercised in full), in each case, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering). Each Private Unit consists of one Private Share and one redeemable warrant (each, a “Private Warrant”). Each Private Warrant is exercisable to purchase one ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Insider Shares

In November 2020, the Company issued an aggregate of 1,000 Insider shares to the initial shareholders for an aggregate purchase price of $1.

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

In December 2020, the Company issued an aggregate of 1,149,000 additional insider shares to the initial shareholders for an aggregate purchase price of $24,999.

Advances from a Related Party

As of December 31, 2020, the Company had a temporary advance of $32,839 from a related party for the payment of costs related to the Proposed Public Offering. The balance is unsecured, interest-free and has no fixed terms of repayment.

Administrative Services Agreement

The Company is obligated, commencing from January 1, 2021, to pay Ace Global Investment Limited a monthly fee of $10,000 for general and administrative services. This agreement will terminate upon completion of the Company’s business combination or the liquidation of the trust account to public shareholders.

NOTE 6 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company is authorized to issue 100,000,000 ordinary shares at par $0.001. Holders of the Company’s ordinary shares are entitled to one vote for each share.

As of December 31, 2020, 1,150,000 Ordinary Shares were issued and outstanding, of which 150,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the initial shareholders will own 20% of the issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Proposed Public Offering).

Warrants

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of this Proposed Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years after the completion of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18 per share, for any 20 trading days within a 30 trading days period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 6 — SHAREHOLDERS’ EQUITY (cont.)

•        if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the insider shares issued and outstanding on the date of this prospectus, as well as the holders of the Private Units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this Proposed Public Offering. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) or loans to extend our life can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter Agreement

The Company will grant the underwriters a 45-day option to purchase up to 600,000 Units (over and above 4,000,000 units referred to above) solely to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

ACE GLOBAL BUSINESS ACQUISITION I LIMITED
NOTES TO FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

The underwriters will be entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $800,000 (or up to $920,000 if the underwriters’ over-allotment is exercised in full). In addition, the underwriters will be entitled to a deferred fee of 4.0% of the gross proceeds of the Proposed Public Offering, or $1,600,000 (or up to $1,840,000 if the underwriters’ over-allotment is exercised in full) until the closing of the Business Combination. The deferred fee can be paid in cash, stock or a combination of both (at the underwriters’ discretion). Any stock issued as a part of the deferred fee will be issued to the underwriters at the value per share in the Company’s Trust Account, subject to any additional increases in the amount in trust per the Company’s trust extensions. Shares to be issued to the underwriters will have unlimited piggyback registration rights and the same rights afforded other holders of the Company’s ordinary shares.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 3, 2021 the date that the financial statements were available to be issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

		As of December 31, 2020	As of June 30, 2021
	Note
		RMB	RMB	US$
ASSETS
Current assets
Cash and cash equivalents	1(e)	24,467,650	4,445,619	688,539
Restricted cash	1(e)	34,155,877	32,946,996	5,102,840
Short-term investment	3	—	68,987,256	10,684,765
Accounts receivable		10,510,153	10,071,600	1,559,892
Inventories	4	4,965,140	23,010,986	3,563,948
Prepayments and other current assets	5	23,626,379	16,879,810	2,614,350
Total current assets		97,725,199	156,342,267	24,214,334

Non-current assets
Long-term investment	6	2,460,000	2,460,000	381,005
Property, plant and equipment, net	7	5,833,629	4,912,364	760,828
Intangible assets, net	8	16,281,818	16,843,940	2,608,794
Goodwill	9	6,666,022	8,301,453	1,285,731
Other non-current assets		1,853,959	1,854,206	287,180
Total non-current assets		33,095,428	34,371,963	5,323,538
Total assets		130,820,627	190,714,230	29,537,872

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term bank borrowings	10	49,063,227	34,208,307	5,298,192
Accounts payable (including accounts payable of VIEs without recourse to the Company of RMB5,962,843 and RMB5,481,245 as of December 31, 2020 and June 30, 2021, respectively)		14,913,692	27,479,756	4,256,072
Contract liabilities (including contract liabilities of VIEs without recourse to the Company of RMB831,847 and RMB454,216 as of December 31, 2020 and June 30, 2021, respectively)	21	2,425,916	2,087,517	323,315
Shareholders’ loans, at amortized cost	15	24,078,934	56,550,363	8,758,536
Amounts due to related parties	23	2,490,513	765,150	118,507
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of RMB17,569,481 and RMB21,958,807 as of December 31, 2020 and June 30, 2021, respectively)	11	61,006,328	65,354,117	10,122,060
Convertible loans, at fair value	15	44,286,437	11,042,593	1,710,280
Contingent consideration payables	17	—	3,654,028	565,937
Total current liabilities		198,265,047	201,141,831	31,152,899

Non-current liabilities
Long-term bank borrowings	10	3,362,716	4,992,600	773,255
Advances from shareholders		25,664,021	—	—
Warrant liabilities	17	9,278,026	176,932,460	27,403,349
Option liability	17	—	34,770,354	5,385,242
Convertible loans, at amortized cost	15	27,298,913	—	—
Deferred tax liabilities		1,820,919	1,208,182	187,124
Total non-current liabilities		67,424,595	217,903,596	33,748,970
Total liabilities		265,689,642	419,045,427	64,901,869

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)

	Note	As of December 31, 2020	As of June 30, 2021
		RMB	RMB	US$
Commitments and contingencies (note 22)
Mezzanine equity
Series A redeemable convertible preferred shares (US$0.001 par value; 11,599,000 shares authorized, issued and outstanding as of December 31, 2020 and June 30, 2021, Redemption value of RMB58,511,842 and RMB61,279,596 as of December 31, 2020 and June 30, 2021; Liquidation value of RMB58,511,842 and RMB61,279,596 as of December 31, 2020 and June 30, 2021, respectively)	14	58,511,842	61,279,596	9,491,001
Series A-1 redeemable convertible preferred shares (US$0.001 par value; 4,431,000 shares authorized, issued and outstanding as of December 31, 2020 and June 30, 2021, Redemption value of RMB48,687,737 and RMB50,990,788 as of December 31, 2020 and June 30, 2021; Liquidation value of RMB48,687,737 and RMB50,990,788 as of December 31, 2020 and June 30, 2021, respectively)	14	48,687,737	50,990,788	7,897,467
Series B redeemable convertible preferred shares (US$0.001 par value; 3,644,000 shares authorized, issued and outstanding as of December 31, 2020 and June 30, 2021, Redemption value of RMB67,732,191 and RMB70,936,090 as of December 31, 2020 and June 30, 2021; Liquidation value of RMB67,732,191 and RMB70,936,090 as of December 31, 2020 and June 30, 2021, respectively)	14	67,732,191	70,936,090	10,986,601
Series B-1 redeemable convertible preferred shares (US$0.001 par value; 3,661,000 shares authorized, issued and outstanding as of December 31, 2020 and June 30, 2021, Redemption value of RMB74,959,524 and RMB78,505,294 as of December 31, 2020 and June 30, 2021; Liquidation value of RMB74,959,524 and RMB78,505,294 as of December 31, 2020 and June 30, 2021, respectively)	14	74,959,524	78,505,294	12,158,922
Series B-2 redeemable convertible preferred shares (US$0.001 par value; 7,275,817 shares authorized, 6,200,412 shares issued and outstanding as of December 31, 2020 and June 30, 2021, respectively, Redemption value of RMB145,622,729 and RMB149,785,256 as of December 31, 2020 and June 30, 2021; Liquidation value of RMB145,622,729 and RMB149,785,256 as of December 31, 2020 and June 30, 2021, respectively)	14	145,622,729	149,785,256	23,198,782
Series C redeemable convertible preferred shares (US$0.001 par value; 10,464,200 shares authorized, 4,646,530 shares issued and outstanding as of December 31, 2020 and June 30, 2021, respectively, Redemption value of RMB121,535,400 and RMB125,009,407 as of December 31, 2020 and June 30, 2021; Liquidation value of RMB121,535,400 and RMB125,009,407 as of December 31, 2020 and June 30, 2021, respectively)	14	121,535,400	125,009,407	19,361,492

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)

	Note	As of December 31, 2020	As of June 30, 2021
		RMB	RMB	US$
Series C-1 redeemable convertible preferred shares (US$0.001 par value; 25,882,441 shares authorized, 8,034,359 shares issued and outstanding as of June 30, 2021, Redemption value of RMB127,194,126 as of June 30, 2021; Liquidation value of RMB127,194,126 as of June 30, 2021)	14	—	127,194,126	19,699,862
Total mezzanine equity		517,049,423	663,700,557	102,794,127

Shareholders’ deficit
Class A ordinary shares (US$0.001 par value per share, 927,700,983 shares authorized, 14,000,000 shares issued and outstanding as of December 31, 2020, and 901,818,542 shares authorized, 83,764,254 shares issued and outstanding as of June 30, 2021, respectively)	14	90,509	541,954	83,938
Class B ordinary shares (US$0.001 par value per share, 14,000,000 shares authorized, issued and outstanding as of December 31, 2020 and June 30, 2021, respectively)		96,589	96,589	14,960
Series seed convertible preferred shares (US$0.001 par value, 17,224,000 shares authorized, issued and outstanding as of December 31, 2020 and June 30, 2021, liquidation value of RMB34,951,697 and RMB 34,604,585 as of December 31, 2020 and June 30, 2021, respectively)		58,565,485	58,565,485	9,070,639
Additional paid-in capital		—	102,845,232	15,928,698
Accumulated deficit		(736,738,408)	(1,082,031,704)	(167,585,370)
Accumulated other comprehensive income		21,497,507	24,194,275	3,747,216
Total shareholders’ deficit attributable to DDC Enterprise Limited		(656,488,318)	(895,788,169)	(138,739,919)
Non-controlling interest		4,569,880	3,756,415	581,795
Total shareholders’ deficit		(651,918,438)	(892,031,754)	(138,158,124)
Total liabilities, mezzanine equity and shareholders’ deficit		130,820,627	190,714,230	29,537,872

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

		Six Months Ended June 30,
	Note	2020	2021
		RMB	RMB	US$
Revenues:	21
Product revenues		79,763,590	83,179,214	12,882,820
Service revenues		10,219,436	4,963,854	768,803
Total revenue		89,983,026	88,143,068	13,651,623
Cost of products		(68,417,380)	(65,115,798)	(10,085,153)
Cost of services		(7,458,710)	(4,050,542)	(627,349)
Total cost of revenues		(75,876,090)	(69,166,340)	(10,712,502)
Gross profit		14,106,936	18,976,728	2,939,121

Operating expenses:
Fulfilment expenses		(4,262,443)	(8,426,190)	(1,305,051)
Sales and marketing expenses		(33,308,656)	(32,264,140)	(4,997,079)
Research and development expenses		(2,291,998)	—	—
General and administrative expenses		(16,263,663)	(19,532,084)	(3,025,135)
Total operating expenses		(56,126,760)	(60,222,414)	(9,327,265)

Loss from operations		(42,019,824)	(41,245,686)	(6,388,144)

Interest expenses		(2,997,263)	(12,564,454)	(1,945,986)
Interest income		14,614	3,791	587
Foreign currency exchange gain/(loss), net		177,682	(63,364)	(9,814)
Other income		1,085,425	894,344	138,516
Other expenses	18	—	(260,878,989)	(40,405,010)
Changes in fair value of financial instruments	17	(10,261,426)	(33,413,002)	(5,175,015)

Loss before income tax benefit		(54,000,792)	(347,267,360)	(53,784,866)

Income tax benefit	19	805,034	1,160,599	179,754
Net loss		(53,195,758)	(346,106,761)	(53,605,112)

Accretion of redeemable convertible preferred shares to redemption value	14	(24,434,408)	(153,312,348)	(23,745,059)
Net loss attributable to ordinary shareholders		(77,630,166)	(499,419,109)	(77,350,171)

Net loss attributable to non-controlling interest		(607,377)	(813,465)	(125,990)
Net loss attributable to DDC Enterprise Limited		(77,022,789)	(498,605,644)	(77,224,181)

Other comprehensive loss, net of nil income taxes:
Foreign currency translation adjustment, net of nil income taxes		(10,907,602)	2,652,991	410,896
Net unrealized gains on available-for-sale debt securities		—	43,777	6,780

Total other comprehensive loss		(10,907,602)	2,696,768	417,676

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021 — (Continued)

		Six Months Ended June 30,
	Note	2020	2021
		RMB	RMB	US$
Comprehensive loss:		(88,537,768)	(496,722,341)	(76,932,495)
Comprehensive loss attributable to non-controlling interests		(607,377)	(813,465)	(125,990)

Comprehensive loss attributable to DDC Enterprise Limited		(87,930,391)	(495,908,876)	(76,806,505)

Net loss per ordinary share
– Basic and diluted – Class A	20	(5.50)	(7.10)	(1.09)
– Basic and diluted – Class B		—	—	—

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share
– Basic and diluted – Class A	20	14,000,000	70,198,982	70,198,982
– Basic and diluted – Class B		14,000,000	14,000,000	14,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Class A ordinary shares		Class B ordinary shares		Series seed preferred shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive Income	Total DDC shareholders’ deficit	Non-redeemable non-controlling interest	Total shareholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2020	14,000,000	90,509	14,000,000	96,589	17,224,000	58,565,485	—	(573,912,203)	(15,822,268)	(530,981,888)	5,514,027	(525,467,861)
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	—	(24,434,408)	—	(24,434,408)	—	(24,434,408)
Net loss	—	—	—	—	—	—	—	(52,588,381)	—	(52,588,381)	(607,377)	(53,195,758)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	—	(10,907,602)	(10,907,602)	—	(10,907,602)
Balance as of June 30, 2020	14,000,000	90,509	14,000,000	96,589	17,224,000	58,565,485	—	(650,934,992)	(26,729,870)	(618,912,279)	4,906,650	(614,005,629)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Class A ordinary shares		Class B ordinary shares		Series seed preferred shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive Income	Total DDC shareholders’ deficit	Non-redeemable non-controlling interest	Total shareholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2021	14,000,000	90,509	14,000,000	96,589	17,224,000	58,565,485	—	(736,738,408)	21,497,507	(656,488,318)	4,569,880	(651,918,438)
Issuance of class A ordinary shares	69,764,253	451,445	—	—	—	—	239,215,141	—	—	239,666,586	—	239,666,586
Beneficial conversion feature of redeemable convertible preferred shares	—	—	—	—	—	—	16,942,439	—	—	16,942,439	—	16,942,439
Fair value change of available for sale security	—	—	—	—	—	—	—	—	43,777	43,777	—	43,777
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	(153,312,348)	—	—	(153,312,348)	—	(153,312,348)
Net loss	—	—	—	—	—	—	—	(345,293,296)	—	(345,293,296)	(813,465)	(346,106,761)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	—	2,652,991	2,652,991	—	2,652,991
Balance as of June 30, 2021	83,764,253	541,954	14,000,000	96,589	17,224,000	58,565,485	102,845,232	(1,082,031,704)	24,194,275	(895,788,169)	3,756,415	(892,031,754)
Balance as of June 30, 2021 (US$)	83,764,253	83,938	14,000,000	14,960	17,224,000	9,070,639	15,928,698	(167,585,370)	3,747,216	(138,739,919)	581,795	(138,158,124)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB	US$
Operating activities:
Net loss	(53,195,758)	(346,106,761)	(53,605,112)
Adjustments to reconcile net loss to net cash provided by operating activities
Extinguishment losses	—	224,375,172	34,751,289
Expense for excess of fair value of instruments issued to an investor over proceeds received	—	36,503,817	5,653,721
Accretion of interest expenses on loans at amortized cost	764,956	10,854,341	1,681,123
Depreciation and amortization	3,389,521	2,697,727	417,825
Write down of inventories to net realizable value	—	61,873	9,583
Unrealized foreign currency exchange (gain)/loss, net	(177,682)	63,364	9,814
Changes in fair value of financial instruments	10,261,426	33,413,002	5,175,015
Deferred income taxes, net	(807,664)	(1,162,737)	(180,085)

Changes in assets and liabilities net of effects from business combination:
Accounts receivable	3,761,690	438,553	67,924
Inventories	(4,490,268)	(18,107,719)	(2,804,529)
Prepayments and other current assets	(86,652)	(4,773,632)	(739,341)
Other non-current assets	(394,332)	(247)	(38)
Accounts payable	12,236,914	12,566,064	1,946,235
Contract liabilities	3,957,252	(338,399)	(52,411)
Accrued expenses and other current liabilities	1,055,695	4,798,954	743,264
Net cash used in operating activities	(23,724,902)	(44,716,628)	(6,925,723)

Investing activities:
Purchase of property and equipment	(220,468)	(139,332)	(21,580)
Acquisition of short-term investment	—	(68,987,256)	(10,684,765)
Payment of consideration payable resulted from acquisition of Yunmao	—	(10,200,000)	(1,579,779)
Interest free loan to a supplier	(10,000,000)	—	—
Collection of an interest free loan from a supplier	—	10,000,000	1,548,803
Net cash used in investing activities	(10,220,468)	(69,326,588)	(10,737,321)

DDC ENTERPRISE LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021 — (Continued)

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB	US$
Financing activities:
Proceeds from issuance of Series C-1 redeemable convertible preferred shares	—	81,708,273	12,655,000
Proceeds from short-term bank borrowings	16,703,862	—	—
Repayment of short-term bank borrowings	(3,003,031)	(14,854,920)	(2,300,734)
Proceeds from long-term bank borrowings	—	1,629,884	252,437
Repayment of long-term bank borrowings	(3,273,896)	—	—
Proceeds from related parties’ loans	—	4,170,240	645,888
Repayment of related parties’ loans	—	(5,979,008)	(926,030)
Proceeds from shareholders’ loans	—	19,496,919	3,019,688
Issuance of convertible loans, net of issuance costs	24,921,204	2,496,712	386,691
Proceeds from loans from employees and individuals	7,868,813	3,862,478	598,222
Repayment of loans from employees and individuals	(1,040,000)	(1,791,796)	(277,514)
Payment of management fee for the short-term investment	—	(1,290,660)	(199,898)
Capital received from a non-controlling shareholder	—	1,520,200	235,449

Net cash provided by financing activities	42,176,952	90,968,322	14,089,199

Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(1,743,510)	1,843,982	285,596

Net increase/(decrease) in cash, cash equivalents and restricted cash	6,488,072	(21,230,912)	(3,288,249)

Cash, cash equivalents and restricted cash at the beginning of the period	46,764,002	58,623,527	9,079,628

Cash, cash equivalents and restricted cash at the end of the period	53,252,074	37,392,615	5,791,379

Supplemental information
Interest expenses paid	(3,236,535)	(1,597,466)	(247,416)
Income taxes paid	(2,630)	(2,138)	(331)

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of DDC Enterprise Limited (“DDC” or the “Parent”), its subsidiaries and Variable Interest Entities (“VIEs”) (collectively referred to as the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated balance sheet as of December 31, 2020 was derived from the audited consolidated financial statements of the Company. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company as of and for the year ended December 31, 2020, and the related consolidated statements of comprehensive loss, changes in shareholders’ deficit and cash flows for the year ended.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of June 30, 2021, the results of operations and cash flows for the six months ended June 30, 2020 and 2021, have been made.

The preparation of the unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet dates, and the reported revenues and expenses during the reported periods. Significant accounting estimates include, but are not limited to, valuation allowance for deferred tax assets, assessment for impairment of long-lived assets, allowance for doubtful accounts, lower of cost and net realizable value of inventories, useful lives of property, plant and equipment, commitments and contingencies, the valuation and recognition of share-based compensation arrangements and the fair value of financial instruments including redeemable convertible preferred shares, convertible loans, warrant liabilities, contingent consideration payables, option liability, shareholders’ loans, the purchase price allocation with respect to business combinations, and the fair value of ordinary shares to determine the existence of beneficial conversion feature of the redeemable convertible preferred shares and convertible loans. Actual results could differ from those estimates, and as such, differences may be material to the unaudited condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the six months ended June 30, 2021, the Company incurred a loss from operations of RMB41.2 million, and net cash used in operating activities of RMB44.7 million. As of June 30, 2021, the Company had net current liabilities (current assets less current liabilities) of RMB44.8 million and an accumulated deficit of RMB1,082.0 million. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate cash flows from operations, and the Company’s ability to arrange adequate financing arrangements. These factors raise substantial doubt about its ability to continue as a going concern.

The Company has acquired E-commerce stores for developing new brands and enlarging more customer traffic. The Company has also been negotiating with investors to raise significant amounts of capital through the issuance of additional debt and equity securities. In addition, the Company has agreed with the investors to extend the redemption dates of those redeemable convertible preferred shares.

However, the performance of acquired E-commerce stores, development of new products, and the availability and amount of such funding are not certain. If cash resources are insufficient to satisfy the Company’s on-going cash requirements, the Company will need to scale back or discontinue some or all of its operations.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The unaudited condensed financial statements included herein do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis were not appropriate for these unaudited condensed financial statements, adjustments would be necessary for the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

(b) Summary financial information of the Company’s VIEs in the unaudited condensed consolidated financial statements

The following unaudited condensed consolidated assets and liabilities information of the Company’s VIEs as of December 31, 2020 and June 30, 2021, and unaudited condensed consolidated revenues, net loss and cash flow information for the six months ended June 30, 2020 and 2021, have been included in the accompanying unaudited condensed consolidated financial statements. All intercompany transactions and balances between the VIEs have been eliminated upon consolidation.

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Cash and cash equivalents	232,893	267,449
Accounts receivable	2,012,919	1,454,440
Inventories	1,539,722	1,586,609
Amounts due from related parties*	83,783,983	82,528,483
Prepayments and other current assets	5,081,759	6,820,068
Total current assets	92,651,276	92,657,049

Long-term investment	2,460,000	2,460,000
Property, plant and equipment, net	4,860,805	4,256,571
Other non-current assets	60,000	60,000
Total non-current assets	7,380,805	6,776,571
Total assets	100,032,081	99,433,620

Accounts payable	5,962,843	5,481,245
Contract liabilities	831,847	454,216
Amount due to related parties*	136,563,934	140,127,342
Accrued expenses and other current liabilities	17,569,481	21,958,807
Total current liabilities	160,928,105	168,021,610
Total liabilities	160,928,105	168,021,610

____________

*        As of December 31, 2020 and June 30, 2021, amounts due to and due from related parties represent the receivables and payables that VIEs had with the Company’s consolidated subsidiaries, which were eliminated upon consolidation.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
Revenues	12,116,016	6,629,548
Net loss	(16,803,528)	(7,691,966)
Net cash provided by operating activities	486,852	395,056
Net cash used in investing activities	(922,664)	(360,500)
Net (decrease)/increase in cash and cash equivalents	(435,812)	34,556
Cash and cash equivalents at the beginning of the period	668,705	232,893
Cash and cash equivalents at the end of the period	232,893	267,449

(c) Impact of COVID-19

Since the outbreak of COVID-19 throughout China and other countries and regions, a series of precautionary and control measures have been implemented worldwide to contain the virus. The outbreak of COVID-19 has had certain negative impact on the overall economy of the regions where the Company deliver its products or services. Any economic slowdown and/or negative business sentiment could potentially have an impact on the industries in which the Company’s major customers operate, including the settlement of the outstanding accounts receivable from these customers.

As part of Chinese government’s effort to ease the burden of business affected by COVID-19, the Ministry of Human Resources and Social Security, the Ministry of Finance and the State Taxation Administration have temporarily reduced or exempted contributions to the government-mandated employee welfare benefit plans since February 2020.

While the adverse impact from COVID-19 is currently expected to be temporary, there is uncertainty around the duration of these disruptions and the possibility of other adverse effects on the Company’s business. The Company continues to assess the impact from the COVID-19 outbreak, and the Company is unable to accurately predict the full impact of COVID-19 on the business, results of operations, financial position and cash flows due to numerous uncertainties, including the severity of the disease, the duration of the outbreak, additional actions that may be taken by governmental authorities, the further impact on the Company’s business partners. The Company will continue to monitor potential credit risk as the impact of the COVID-19 pandemic evolves.

(d) Convenience translation

Translations of the consolidated financial statements from RMB into US$ for the six months ended June 30, 2021 are solely for the convenience of the readers and were calculated at the rate of US$1.00 = RMB6.4566, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2021. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2021, or at any other rate.

(e) Concentration and Risk

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, accounts receivable, other receivables, deposits and amount due from a supplier included in prepayments and other current assets, amounts due from related parties, long-term investment, and other non-current assets.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s investment policy requires cash, cash equivalents and restricted cash to be placed with high-quality financial institutions to limit the amount of credit risk from any institution. The Company regularly evaluates the credit standing of the counterparties or financial institutions.

Cash and cash equivalents are deposited into financial institutions at locations below:

	As of December 31, 2020	As of June 30, 20121
	RMB	RMB
Cash on hand	18,185	65,794
Cash balances include deposits in:
Financial institutions in the mainland of the PRC
– Denominated in the US$	24,548	24,947
– Denominated in the RMB	1,296,239	2,172,214
Total cash balances held at the mainland of the PRC financial institutions	1,320,787	2,197,161
Financial institutions in Cayman Islands
– Denominated in the US$	17,956,671	538,798
– Denominated in HK$	3,150	92
Total cash balances held at Cayman financial institutions	17,959,821	538,890
Financial institutions in Hong Kong
– Denominated in the US$	5,035,534	41,775
– Denominated in HK$	133,322	1,601,994
– Denominated in the RMB	1	5
Total cash balances held at Hong Kong financial institutions	5,168,857	1,643,774
Total cash held at financial institutions	24,449,465	4,379,825
Total cash and cash equivalents balances	24,467,650	4,445,619

Cash that is restricted for withdrawal or use is reported separately on the face of the consolidated balance sheets. As of 31 December 2020, bank accounts with balance of RMB888,762 were frozen by the bank due to litigation claims, such restriction was subsequently removed when the claim was discharged in the first half of 2021. The balance of the restricted cash represents fixed deposits of US$5,098,485 pledged for short-term bank borrowings.

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Restricted cash balances in:
Financial institutions in the mainland of the PRC
– Denominated in the RMB	888,762	—
Financial institutions in Hong Kong
– Denominated in the US$	33,267,115	32,946,996
Total restricted cash balances	34,155,877	32,946,996

Accounts receivable, derived from product sales and provision of services on the Company’s E-commerce platforms and retail stores, as well as other receivables, deposits and amount due from a supplier included in prepayments and other current assets (note 5) are exposed to credit risk. The assessment of the counterparties’ creditworthiness is

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

primarily based on history of making payments when due and current ability to pay, taking into account information specific to the counterparties as well as pertaining to the economic environment in which the counterparties operate. Based on this analysis, the Company determines what credit terms, if any, to offer to each counter party individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services or sell the products to or through the counterparties or require the counterparties to pay cash in time to secure payment.

Concentration of customers and suppliers

No customer individually represents greater than 10.0% of total revenues of the Company for the six months ended June 30, 2020 and 2021.

Three customers and two customers represents greater than 10.0% of total accounts receivable balance of the Company as of December 31, 2020 and June 30, 2021, respectively. Accounts receivable balances from these customers are as follows:

	As of December 31, 2020	As of June 30, 2021
	proportion of total accounts receivable balance	proportion of total accounts receivable balance
Customer A	16.7%	16.5%
Customer B	*	10.2%
Customer C	15.2%	*
Customer D	11.4%	*

____________

*        Less than 10.0% of the Company’s accounts receivable in the respective years.

Nil and one supplier represent greater than 10.0% of total purchases for the six months ended June 30, 2020 and 2021, respectively. Purchase amounts from the supplier for the six months ended June 30, 2020 and 2021 are as follows:

	For the Six Months Ended June 30,
	2020	2021
	proportion of total purchases	proportion of total purchases
Supplier A	*	18.2%

____________

*        Less than 10.0% of the Company’s purchase amounts in the respective years.

Although there are limited number of providers of merchandise, management believes that other merchandise providers could provide similar products on comparable terms. A change in suppliers, however, could cause negative impact on the business operation and a possible loss of sales, which would affect operating results adversely.

Interest rate risk

The Company’s borrowings bear interests at fixed rates. If the Company were to renew these borrowings, the Company might be subject to interest rate risk.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency exchange rate risk

In July 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the US$. Since June 2010, the RMB has fluctuated against the US$, at times significantly and unpredictably. It is difficult to predict how market forces or the government policy may impact the exchange rate between the RMB and the US$ in the future.

(f) Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Chief Operating Decisionmaker (“CODM”). The CODM, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Chief Executive Officer (“CEO”). The Company’s CODM assesses performance and allocates resources based on two operating segments: Merchandise sales and fresh agriculture produce.

•        Merchandise:    Merchandise segment includes sales of Convenient ready-to-cook (“RTC”) and ready-to-heat (“RTH”), Private label products, Advertising services and Experience stores to third parties and individual customers.

•        Fresh products:    Fresh products segment includes fresh products sold to supermarkets and other third parties.

The Company does not include intercompany transactions between segments for management reporting purposes. In general, revenues, cost of revenues and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, to different segments mainly based on usage, depending on the nature of the relevant costs and expenses. The Company currently does not allocate the assets to its segments, as its CODM does not use such information to allocate resources or evaluate the performance of the operating segments. The Company currently does not allocate other long-lived assets to the geographic operations as most of the Company’s long-lived assets are located in the PRC. In addition, most of the Company’s revenue is derived from within the PRC. Therefore, no geographical information is presented.

The Company’s segment operating performance measure is segment adjusted net loss, which represents net income or loss before (a) depreciation of property, plant and equipment and amortization of intangible assets, and (b) interest income, interest expenses, other income, other expenses, and income tax benefit. The following table presents information about adjusted net loss and a reconciliation from the segment adjusted net loss to total consolidated loss from operations for the six months ended June 30, 2020 and 2021:

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
Revenues:
Merchandise	58,304,119	81,513,520
Fresh products	31,678,907	6,629,548
Total segment revenues	89,983,026	88,143,068

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
Adjusted net loss:
Merchandise	(33,923,065)	(34,117,356)
Fresh products	(4,707,238)	(4,430,603)
Total adjusted net loss	(38,630,303)	(38,547,959)
Depreciation and amortization expenses – Merchandise	(2,781,955)	(2,220,371)
Depreciation expenses – Fresh products	(607,566)	(477,356)
Unallocated interest expenses	(2,997,263)	(12,564,454)
Unallocated interest income	14,614	3,791
Unallocated foreign currency exchange (loss)/gain, net	177,682	(63,364)
Unallocated other income	1,085,425	894,344
Unallocated other expenses	—	(260,878,989)
Unallocated changes in fair value of financial instruments	(10,261,426)	(33,413,002)
Total consolidated loss before income tax benefit	(54,000,792)	(347,267,360)

On January 12, 2021, the Company acquired 8 Mengwei Stores (note 13), which were included in the Merchandise segment.

2. CASH, CASH EQUIVALENTS AND RESTRICTED CASH

A reconciliation of cash, cash equivalents and restricted cash in the consolidated balance sheets to the amounts in the consolidated statement of cash flows is as follows:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Cash and cash equivalents	24,467,650	4,445,619
Restricted cash	34,155,877	32,946,996
Total Cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	58,623,527	37,392,615

3. SHORT-TERM INVESTMENT

Short-term investment consisted of the following:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Cost	—	68,943,479
Unrealized gain	—	43,777
Aggregate fair value	—	68,987,256

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

3. SHORT-TERM INVESTMENT (cont.)

The Company’s short-term investment represents subscription of participating shares in a segregated portfolio Company (“the Fund”) with a total subscription amount of US$10,000,000, redeemable upon demand at the net asset value of the Fund. The Fund primarily invests in bonds, debts, cash management product and/or other financial products or derivatives.

The Company classifies its redeemable investment in the Fund as current available-for-sale debt security, which shall be measured subsequently at fair value in the statement of financial position. Unrealized gain and loss for available-for-sale security shall be excluded from earnings and reported in other comprehensive income until realized. There was no unrealized loss as of June 30, 2021.

4. INVENTORIES

Inventories consisted of the following:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Raw materials	317,391	177,415
Unharvested crops	1,222,331	1,409,194
Merchandise available for sale	3,425,418	21,424,377
Total	4,965,140	23,010,986

Write-downs of nil and RMB61,873 were made to the inventories and recorded in cost of revenues for the six months ended June 30, 2020 and 2021, respectively.

5. PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets as of December 31, 2020 and June 30, 2021 consisted of the following:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Amount due from a supplier	10,000,000	—
Amount due from a non-controlling shareholder	1,520,200	—
Value-added tax recoverable	6,491,067	6,525,714
Deposits	1,709,273	1,773,720
Advances to suppliers	2,502,341	7,066,624
Other receivables	1,403,498	1,513,752
Total	23,626,379	16,879,810

6. LONG-TERM INVESTMENT

In August 2020, the Company invested RMB2,460,000 in cash in Shanghai Hongjing Sports Development Co., Ltd. (“Hongjing Sports”), a company focusing on sports industry development and operation, for 10% equity interests. The Company does not have significant influence on Hongjing Sports. The Company elected to measure other equity investment without a readily determinable fair value at cost adjusted for the change resulting from impairment, if any, and observable price changes in orderly transactions for the identical or similar securities of the same issuer. The Company did not identify any observable price changes requiring an adjustment to the investments in Hongjing Sports for the six months ended June 30, 2021.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, as of December 31, 2020 and June 30, 2021 consisted of the following:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Building	4,729,780	4,729,780
Operating equipment	9,845,522	9,845,522
Transportation equipment	6,441,352	6,441,352
Electronic equipment	4,382,443	4,399,558
Office equipment and other	5,215,749	5,280,591
Leasehold improvement	3,887,995	3,887,995
Property, plant and equipment	34,502,841	34,584,798
Less: Accumulated depreciation	(28,669,212)	(29,672,434)
Total	5,833,629	4,912,364

Depreciation expenses on property, plant and equipment were allocated to the following expense items:

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
Cost of revenues	239,285	224,417
Selling and marketing expenses	1,992,366	587,691
General and administrative expenses	253,325	247,741
Total depreciation expenses	2,484,976	1,059,849

8. INTANGIBLE ASSETS, NET

Intangible assets represent franchise agreements acquired through business combinations, initially recognized and measured at fair value upon acquisitions and amortized on a straight-line basis over their respective estimated useful lives.

Franchise agreement — Yunmao was generated from the acquisition of Yunmao in 2019, representing the right granted to the acquired business to distribute certain branded products of the franchiser.

Franchise agreement — Mengwei was generated from the acquisition of Mengwei Stores in 2021 (note 13), representing the right granted to the Company to distribute certain branded products through Mengwei Stores acquired (note 13).

The following table summarizes the Company’s intangible assets, as of December 31, 2020 and June 30, 2021.

	As of December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life
	RMB	RMB	RMB	Year
Franchise agreement – Yunmao	19,900,000	(3,618,182)	16,281,818	11

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

8. INTANGIBLE ASSETS, NET (cont.)

	As of June 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life
	RMB	RMB	RMB	Year
Franchise agreement – Yunmao	19,900,000	(4,522,727)	15,377,273	11
Franchise agreement – Mengwei	2,200,000	(733,333)	1,466,667	1.5
Total	22,100,000	(5,256,060)	16,843,940

Amortization expenses for intangible assets recognized as general and administrative expenses were RMB904,545 and RMB1,637,878 for the six months ended June 30, 2020 and 2021, respectively.

As of June 30, 2021, the estimated amortization expense for the next five years is as follows:

RMB
For the Six Months Ending December 31, 2021	1,637,878
2022	2,542,425
2023	1,809,091
2024	1,809,091
2025	1,809,091
Thereafter	7,236,3645

9. GOODWILL

As of December 31, 2020 and June 30, 2021, the changes in the carrying value of goodwill by reporting units are as follows:

	Merchandise sales	Fresh agriculture produces	Total
	RMB	RMB	RMB
Balance as of December 31, 2020	5,549,118	1,116,904	6,666,022
Additions	1,635,431	—	1,635,431
Balance as of June 30, 2021	7,184,549	1,116,904	8,301,453

The Company assessed qualitative factors of goodwill arising from each of the acquisitions and determined that it is more likely than not that the fair values of the reporting units were greater than their carrying amounts as of December 31, 2020 and June 30, 2021, respectively.

10. BANK BORROWINGS

Short-term bank borrowings:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Secured short-term bank borrowings	49,063,227	34,208,307

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

10. BANK BORROWINGS (cont.)

Long-term bank borrowings:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Secured long-term bank borrowings	3,362,716	4,992,600

Short-term bank borrowings

In October 2019, the Company entered into a twelve-month credit facility agreement from SSVB, which allows the Company to draw borrowings up to RMB31.0 million for general working capital purposes. The borrowings drawn from this facility bore annual interest rate of Loan Prime Rate (“LPR”) plus 100 basis points and were pledged by a fixed deposit of US$5.1 million of a subsidiary of the Company. The company repaid the borrowings of RMB30,971,692 at maturity in 2020 and borrowed the same amount subsequently. The balance of bank borrowing under this credit facility agreement amounted to RMB30,971,692 and the unused credit limit under this facility was RMB28,308 as of both December 31, 2020 and June 30, 2021.

In March 2020, the Company entered into a one-year credit facility agreement from Xiamen Bank, which allows the Company to draw borrowings up to RMB10.0 million for general working capital purposes. The borrowings drawn from this facility as of December 31, 2020, amounted to RMB10.0 million and bore an interest rate of 4.55% per annum. The borrowing was fully paid in March 2021.

In October 2020, the Company entered into a one-year credit facility agreement from SSVB, which allows the Company to draw borrowings up to RMB10.0 million for general working capital purposes. The borrowings drawn from this facility as at December 31, 2020, amounted to RMB8,091,535 and bore an interest rate of 8% per annum. The Company repaid RMB4,854,921 in the first half of 2021 when the instalments became due. As of June 30, 2021, the outstanding loan amounted to RMB3,236,615. The unused credit limits under this facility were RMB1,908,465 and RMB6,763,385 as of December 31, 2020 and June 30, 2021, respectively.

Short-term bank borrowings were RMB denominated borrowings by the Company’s subsidiaries from financial institutions in the PRC. The borrowing of RMB30,971,692 were pledged by fixed deposit of US$5,098,485. The weighted average interest rates for short-term borrowings as of December 31, 2020 and June 30, 2021 were approximately 4.9% and 5%, respectively.

Long-term bank borrowings

The Company also entered into several bank borrowing agreements with certain banks pursuant to which the outstanding bank borrowings balance were HK$4,000,000 (equivalent to RMB3,362,716) and HK$6,000,000 (equivalent to RMB4,992,600) as of December 31, 2020 and June 30, 2021, respectively. Mr. Samuel Derk Shuen Lim provided guarantee for free for a three-year term loan of HK$4,000,000 (equivalent to RMB3,362,716) on September 10, 2020, and an eight-year secured term loan of HK$2,000,000 (equivalent to RMB1,629,884) in 30 June, 2021 borrowed by the Company. These borrowings bear interest at a range of 8%-8.5% per annum.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

10. BANK BORROWINGS (cont.)

The aggregate maturities of the above long-term bank borrowings for each year subsequent to June 30, 2021 are as follows:

RMB
For the Six Months Ending December 31, 2021	—
2022	—
2023	3,328,400
2024	—
Thereafter	1,664,200

11. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Salary and welfare payables	11,806,957	11,302,149
Payable for acquisition of Yunmao and Farm*	10,200,001	1
Payable for acquisition of Mengwei (note 13)	—	3,000,000
Loans from employees**	9,006,265	10,392,831
Loans from individuals**	5,389,889	6,074,005
Deposits from suppliers	903,382	321,955
Payable for lease of land	2,566,059	3,383,996
Tax payables	15,162,533	23,241,974
Accrued utilities and other expenses	5,971,242	7,637,206
Total	61,006,328	65,354,117

____________

*        Cash consideration payable of RMB10,200,000 for business combination of Yunmao was fully paid in March 2021.

**      Loans borrowed from third party individuals and employees are for general working capital purposes and are interest free and repayable on demand.

12. LEASES

Operating leases

The Company leases its offices, retail stores and lands under non-cancellable lease agreements that are classified as operating leases. The Company’s operating leases would expire from 2021 to 2024. Lease expense gross of sub-lease income were RMB7.5 million and RMB5.4 million for the six months ended June 30, 2020 and 2021, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

12. LEASES (cont.)

Future minimum operating lease payments as of June 30, 2021 are summarized as follows:

RMB
For the Six Months Ending December 31, 2021	5,142,539
2022	9,605,204
2023	5,215,072
2024	792,865

There are no future operating subleases receivable as of June 30, 2021.

13. BUSINESS COMBINATION

On January 12, 2021, the Company entered into a purchase agreement (the “SPA”) with Mr. Liao Xuefeng and three companies controlled by Mr. Liao Xuefeng, which are Chongqing Meng Wei Technology Co., Ltd., Chongqing Yizhichan Leisure Food E-commerce Service Department and Chongqing Wei Bang Internet Technology Co., Ltd. (“the Sellers”), to acquire 8 online stores (“collectively referred to as Mengwei Stores”). Mengwei Stores are principally engaged in online sales of self-heated hotpots. The Company further entered into a store operation agreement (“Store Operation Agreement”) with the Sellers on the same date that the Sellers shall operate and manage Mengwei Stores under the instructions of the Company since January 12, 2021, yet the legal name of these stores are still registered with the E-commerce platforms under the Sellers.

Acquisition of Mengwei Stores shall diversify the Company’s existing business portfolio, reduce the overall risk profile, and broaden the source of income of the Company.

The transaction was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations.

The total consideration payable by the Company comprises fixed cash consideration of RMB3.0 million and contingent cash consideration on achievement of Mengwei Stores’ GMV (as defined in the SPA) and net profit for each performance period from January 2021 to March 2022 (as defined in the SPA). The potential undiscounted amount of all future payments that could be required to be paid under the contingent consideration arrangement is between RMB0 and RMB4.53 million. The fair value of the contingent consideration payable of RMB3.33 million was estimated by applying income approach which considers the present value of the expected future payment, discounted using a risk-adjusted discount rate of 12.35%, that are not observable in the market (level 3 inputs).

In addition, the Company will grant share options to Mr. Liao Xuefeng and Mr. Zheng Haohua, holder of 10.0% equity interests in Chongqing Meng Wei Technology Co., Ltd. (“the Selling Shareholders”) at the end of each performance period, depending on achievement of Mengwei Stores’ GMV (as defined in the SPA) and net profit for each performance period from January 2021 to March 2022 (as defined in the SPA). Such share options will be fully vested upon each of the grant, and enable Selling Shareholders to acquire the Company’s ordinary shares at the stated nominal exercise price upon the completion of Company’s IPO. Each share option has a contractual life of 10 years. As the Selling Shareholders are continuously providing services to the Company under the Company’s instructions to operate the online stores and such contingent payments are linked to the achievement of performance target at the end of each service period, these share options will be accounted for as share-based compensation in the scope of ASC 718.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

13. BUSINESS COMBINATION (cont.)

The Company made estimates and judgments in determining the fair value of consideration transferred, acquired assets and liabilities assumed, based on management’s experiences with similar assets and liabilities with the assistance of an independent valuation firm. The allocation of the purchase price is as follows:

Assets acquired as of January 12, 2021	RMB
Cash and cash equivalents acquired in the business combination	349,323
Accounts receivable	2,648,789
Prepayments and other current assets	90,755
Intangible asset – franchise agreement	2,200,000
Accrued expenses and other current liabilities	(43,279)
Deferred tax liabilities	(550,000)
Total identifiable assets acquired and liabilities assumed	4,695,588
Consideration – Cash payable	3,000,000
Consideration – Contingent cash payable*	3,331,019
Total consideration	6,331,019
Goodwill	1,635,431

Goodwill recognized on the acquisition is attributable mainly to the skills and technical talent of the target Company’s work force. None of the goodwill is expected to be deductible for income tax purpose.

____________

*        The fair value of the contingent consideration payable upon the acquisition was estimated to be RMB3.3 million at the acquisition date and is remeasured to fair value at each reporting date until the contingency is resolved. The change in fair value of RMB0.3 million for the six months ended June 30, 2021 was recognized in general and administrative expenses. In August 2021, the Company and the sellers confirmed in writing that the performance target for the first performance period from January 2021 to June 2021 was achieved and cash payment of RMB1.2 million was made,

Pro forma results of operations for Mengwei Stores acquisition have not been presented as it was not material to the consolidated financial statements.

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES, WARRANTS, LOANS AND ORDINARY SHARES

In February 2021, the Company completed a C-1 round financing. The Company issued 4,198,329 Series C-1 redeemable convertible preferred shares to a new investor (“HL”), at US$2.38 per share for a total cash consideration of US$10.0 million, and concurrently issued 9,325,099 number of warrants (“the 2021 Warrant”) at a total consideration of US$1.0 to HL. In addition, HL was granted an option (“the HL Option”) to subscribe for additional C-1 redeemable convertible preferred shares at the lower of (i) a price being 30% discount of the pre-money valuation of the ordinary shares of the Company at the subsequent round of financing of the Company on a fully-diluted basis or (ii) the quotient of (x) US$10.0 million, and (y) the total number of subscription shares (4,198,329) and warrants (9,325,099), i.e., US$0.7395. The aggregate option price shall not exceed US$5,000,000. The HL option has an exercise period of 2 years from the closing date of the C-1 financing transaction.

Concurrently, the Company issued 2,125,677 Series C-1 redeemable convertible preferred shares to certain existing investors (“C-1 investors”) at US$2.38 per share for a total cash consideration of US$5.1 million and issued shareholder loans of US$4.9 million to these C-1 investors, which bear a fixed interest rate of 8.0% per annum and are repayable within one year. The Company also issued 4,249,956 number of the 2021 Warrant to the C-1 investors.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES, WARRANTS, LOANS AND ORDINARY SHARES (cont.)

In the meantime, the Company agreed modifications with certain holders of July 2019 convertible loan of the aggregate principal of US$4.2 million and 2020 convertible loan of the aggregate principal plus accrued but unpaid interest of US$4.0 million. 50% of these convertible loans were converted into 1,710,353 Series C-1 redeemable convertible preferred shares at the conversion price of US$2.38 per share, and the remaining 50% of these convertible loans were exchanged for shareholder loans with a fixed interest rate of 8.0% per annum and repayable within one year from the modification date (“the February 2021 Shareholders’ Loan”). In connection with the modification of these convertible loans, the Company issued 4,273,026 number of 2021 Warrants to the holders of the February 2021 Shareholders’ Loan.

In addition, the Company issued additional number of 69,764,253 Class A ordinary shares to the C-1 Investors and holders of the February 2021 Shareholders’ Loan (collectively referred to as “Internal Round Investors”) at nil consideration. The number of ordinary shares issued to each of the internal round investors was proportionately based on their investment amount (cash paid to subscribe C-1 redeemable convertible preferred shares and the principal amount plus any accrued but unpaid interest for the original July 2019 convertible loan and 2020 convertible loan.

Upon the closing of the C-1 round financing, total number of 17,848,081 2021 Warrants were issued by the Company to HL and Internal Round Investors as described above. From the date of the C-1 round financing to 30 June 2021, each holder of the 2021 Warrant shall each have the right to exercise the 2021 Warrant at the nominal consideration of US$1.0 to acquire 17,848,081 shares of the Company, upon the occurrence of: (a) a qualified IPO, for ordinary shares; (b) a qualified financing for Series C-1 redeemable convertible preferred shares and (c) a liquidation event for Series C-1 redeemable convertible preferred shares. From 1 July 2021, holders shall have the right to exercise the warrants at any time, free from any condition or restriction. In July 2021, all 2021 Warrants were exercised into the Series C-1 redeemable convertible preferred shares.

The key terms of the Series C-1 redeemable convertible preferred shares are summarized below:

Redemption Rights

Series C-1 redeemable convertible preferred shares shall be redeemable at the option of holders, at any time after the earlier of (i) January 1, 2022; (ii) there is a material breach of the Series C-1 purchase agreements or any other related agreements (as defined in the Series C-1 purchase agreements) by any company or shareholder other than the redeemable convertible preferred shareholders; (iii) holder of any equity securities of the Company has requested a redemption of their shares, with the prior written consent of the holders holding at least a majority of the then Series C-1 outstanding redeemable convertible preferred shares.

In October 2021, all investors of Company’s redeemable convertible preferred shares investors signed confirmation letter with the Company that they will not exercise their redemption rights at any time on or before January 1, 2023.

The redemption price equals to 100% of the Series C-1 redeemable convertible preferred shares subscription price with an 8.0% compound interest rate per annum, plus any declared but unpaid dividends.

Conversion Rights

Each Series C-1 redeemable convertible preferred shares shall be convertible, at the option of the holder, at any time after the date of issuance of such shares according to an initial conversion ratio of 1:1, subject to adjustments for dilution, including but not limited to share splits, share combination, share dividends and distribution and adjustment in conversion price for dilutive issuances.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES, WARRANTS, LOANS AND ORDINARY SHARES (cont.)

Each Series C-1 redeemable convertible preferred shares shall automatically be converted into ordinary shares upon the earlier of (i) the consummation of a qualified IPO or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the requisite majority (voting as separate series, and on an as-converted basis).

Voting Rights

Each Series C-1 redeemable convertible preferred shares shall be entitled to one (1) vote for each ordinary share into which such Series C-1 redeemable convertible preferred shares could then be converted, and with respect to such vote, such preferred shareholder shall have full voting rights and powers equal to the voting rights and powers of the ordinary shareholders.

Dividend Rights

Each holder of the Series C-1 redeemable convertible preferred shares shall be entitled to receive dividends at 5% per annum of the subscription price. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be cumulative.

Liquidation Preferences

Upon the occurrence any liquidation event, all assets and funds of the Company legally available for distribution to the shareholders shall be distributed in the following manner and order:

(1)    holders of Series C-1 redeemable convertible preferred shares shall be entitled to receive, prior and in preference to the holders of any previous series of redeemable convertible preferred shares, series seed convertible preferred shares and ordinary shares, with the amount equal to the sum of 100% of its original subscription price, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends;

(2)    holders of Series C redeemable convertible preferred shares;

(3)    holders of Series B-2 redeemable convertible preferred shares;

(4)    holders of Series B-1 redeemable convertible preferred shares;

(5)    holders of Series B redeemable convertible preferred shares;

(6)    holders of Series A-1 redeemable convertible preferred shares;

(7)    holders of Series A redeemable convertible preferred shares;

(8)    holders of Series seed convertible preferred shares;

(9)    all the Class B ordinary shares shall be cancelled;

After unconditional and irrevocable distribution or payment in full of amount to the above, all remaining assets and funds of the Company available for distribution to the shareholders shall be distributed ratably among all the shareholders based on the number of shares held by such shareholders on a fully diluted basis. If the value of the remaining assets of the Company is less than the aggregate liquidation preference amount payable to the holders of a particular series of redeemable convertible preferred shares, then the remaining assets of the Company shall be distributed pro rata amongst the holders of all outstanding redeemable convertible preferred shares of that series.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES, WARRANTS, LOANS AND ORDINARY SHARES (cont.)

Initial measurement and subsequent accounting for Series C-1 redeemable convertible preferred shares, the 2021 Warrant, the HL Option and the February 2021 Shareholders’ Loan

The Series C-1 redeemable convertible preferred shares are initially classified as mezzanine equity in the consolidated balance sheets as these redeemable convertible preferred shares may be redeemed at the options of the holders on or after an agreed upon date outside the sole control of the Company. The holders of the redeemable convertible preferred shares have the ability to convert the instrument into the Company’s ordinary shares. The issuance costs for Series C-1 redeemable convertible preferred shares were nil.

The 2021 Warrant and the HL Option are legally detachable and separately exercisable for underlying redeemable convertible preferred shares that are contingently redeemable and therefore are considered freestanding financial liabilities under ASC 480. The 2021 Warrant and the HL Option are initially measured and recognized at their fair value and subsequently measured at fair value with changes in fair value recognized in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

The proceeds of US$10.0 million received from the investor HL were first allocated to the 2021 Warrant and the HL Option which are financial liabilities at fair value. The total fair value of the 2021 Warrant of US$11.6 million (equivalent to RMB75.2 million) and the HL Option of US$4.0 million (equivalent to RMB25.9 million) exceeded proceeds received by US$5.6 million (equivalent to RMB36.5 million), representing future business collaboration expected, which was recognized as “other expenses” in the consolidated statements of comprehensive loss. As a result, nil consideration was allocated to Series C-1 redeemable convertible preferred shares. As Series C-1 redeemable convertible preferred shares are redeemable at holders’ discretion at any time, the Company adjusts the Series C-1 redeemable convertible preferred shares from the nil consideration allocated, to their maximum redemption amount at each reporting date. The adjustments were recorded, in the absence of retained earnings, first as a reduction of additional paid-in capital and then as an increase to the net loss attributable to ordinary shareholders.

The proceeds of US$5.1 million received from the C-1 investors for issuance of Series C-1 redeemable convertible preferred shares, the 2021 Warrant and ordinary shares were first allocated to the 2021 Warrant which are financial liabilities at their fair value of US$2.7 million (equivalent to RMB17.4 million), with the remaining proceed allocated to Series C-1 redeemable convertible preferred shares and ordinary shares based on their relative fair values of US$0.1 million (equivalent to RMB0.8 million) and US$2.0 million (equivalent to RMB12.9 million) respectively.

The proceeds of US$4.9 million received from the C-1 investors for issuance of the February 2021 Shareholders’ Loan the 2021 Warrant and ordinary shares were first allocated to the 2021 Warrant which are financial liabilities at their fair value of US$2.6 million (equivalent to RMB16.9 million), with the remaining proceeds allocated to the February 2021 Shareholders’ Loan and ordinary shares based on their relative fair values of US$0.1 million (equivalent to RMB0.8 million) and US$1.9 million (equivalent to RMB12.6 million) respectively.

The Company applied the debt extinguishment to account for the exchange of the July 2019 convertible loan and 2020 convertible loan into 1,710,352 Series C-1 redeemable convertible preferred shares and US$4.1 million February 2021 Shareholders’ Loan. As a result, the Company recognized the respect fair values of series C-1 redeemable convertible preferred shares of US$2.1 million (equivalent to RMB13.8 million), the February 2021 Shareholders’ Loan of US$2.1 million, the 2021 Warrant of US$5.3 million (equivalent to RMB34.4 million) and ordinary shares of US$32.6 million (equivalent to RMB214.1 million), and derecognized the carrying value of the July 2019 convertible loan and 2020 convertible loan which resulted in an extinguishment loss of RMB224.4 million (US$34.7 million) that was recognized as “other expenses” in the consolidated statement of comprehensive loss for the six month period ended June 30, 2021.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES, WARRANTS, LOANS AND ORDINARY SHARES (cont.)

The Company evaluated the embedded conversion option in the series C-1 redeemable convertible preferred shares to determine if there were any embedded derivatives requiring bifurcation. The conversion option of the Series C-1 redeemable convertible preferred shares is not bifurcated because the conversion option is clearly and closely related to the host equity instrument. The contingent redemption options of the series C-1 redeemable convertible preferred shares are not bifurcated because the underlying ordinary shares are not net settable since the series C-1 redeemable convertible preferred shares were neither publicly traded nor readily convertible into cash.

Beneficial conversion features (“BCF”) exist when the conversion price of the convertible instruments is lower than the fair value of the ordinary shares at the commitment date, which is the issuance date of the convertible instruments. The Company determined the fair value of the Company’s ordinary shares with the assistance of an independent third-party valuation firm. The Company determined that for series C-1 redeemable convertible preferred shares issued to HL and C-1 investors, the effective conversion price was lower than the fair value of ordinary shares. The intrinsic value of the BCF represents the differences between the effective conversion price and the fair value of ordinary shares at the commitment date, multiplied by the number of the ordinary shares into which the series C-1 redeemable convertible preferred share is convertible. Total intrinsic value of the BCF was greater than the proceeds allocated to the series C-1 redeemable convertible preferred shares issued to HL and C-1 investors. Therefore, the amount of the discount assigned to the BCF is limited to the amount of the proceeds allocated to series C-1 redeemable convertible preferred shares issued to HL (nil) and C-1 investors (RMB1.7 million), respectively. The BCF is recognized as additional paid-in capital with a corresponding amount recorded as the reduction of the carrying amount of the series C-1 redeemable convertible preferred shares. For Series C-1 redeemable convertible preferred shares issued to convertible loan holders as part of the convertible loan exchange, the Company determined no BCF existed.

The contingent conversion price adjustment for the redeemable convertible preferred shares is accounted for as a contingent BCF. Changes to the conversion terms that would be triggered by future events not controlled by the issuer should be accounted as contingent conversions, and the intrinsic value of such conversion options would not be recognized until and unless a triggering event occurred. Upon the triggering event of the issuance of series C-1 redeemable convertible preferred shares, contingent BCF of RMB4.7 million (US$0.7 million) and RMB10.6 million (US$1.6 million) was recognized for certain series B-2 and C redeemable convertible preferred shares, respectively, by allocating the intrinsic value, being the difference between the revised effective conversion price and the fair value of ordinary shares at the respective commitment dates, multiplied by the number of the ordinary shares into which the series B-2 and C redeemable convertible preferred shares are convertible from their carrying amount to additional paid-in capital for the six months ended June 30, 2021.

As all series of redeemable convertible preferred shares are redeemable at holders’ discretion at any time, the Company adjusts the redeemable convertible preferred shares to their maximum redemption amount at each reporting date. The adjustments were recorded, in the absence of retained earnings, as a reduction of additional paid-in capital and were RMB24.4 million (US$3.5 million) and RMB153.3 million (US$23.7 million) for the six months ended June 30, 2020 and 2021, respectively.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES, WARRANTS, LOANS AND ORDINARY SHARES (cont.)

The Company’s redeemable convertible preferred shares activities consist of the following:

	Series A redeemable convertible preferred shares		Series A-1 redeemable convertible preferred shares		Series B redeemable convertible preferred shares
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB
Balance as of January 1, 2020	11,599,000	55,838,786	4,431,000	46,463,486	3,644,000	64,637,912
Accretion of redeemable convertible preferred shares	—	3,276,550	—	2,726,419	—	3,792,872
Foreign currency translation adjustment	—	844,608	—	702,799	—	977,702
Balance as of June 30, 2020	11,599,000	59,959,944	4,431,000	49,892,704	3,644,000	69,408,486
Balance as of January 1, 2021	11,599,000	58,511,842	4,431,000	48,687,737	3,644,000	67,732,191
Accretion of redeemable convertible preferred shares	—	3,353,045	—	2,790,071	—	3,881,421
Foreign currency translation adjustment	—	(585,291)	—	(487,020)	—	(677,522)
Balance as of June 30, 2021	11,599,000	61,279,596	4,431,000	50,990,788	3,644,000	70,936,090
	Series B-1 redeemable convertible preferred shares		Series B-2 redeemable convertible preferred shares		Series C redeemable convertible preferred shares
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB
Balance as of January 1, 2020	3,661,000	71,535,071	6,200,412	144,131,498	4,646,530	120,290,832
Accretion of redeemable convertible preferred shares	—	4,197,589	—	5,691,175	—	4,749,803
Foreign currency translation adjustment	—	1,082,027	—	2,165,101	—	1,806,973
Balance as of June 30, 2020	3,661,000	76,814,687	6,200,412	151,987,774	4,646,530	126,847,608
Balance as of January 1, 2021	3,661,000	74,959,524	6,200,412	145,622,729	4,646,530	121,535,400
Beneficial conversion feature of redeemable convertible preferred shares				(4,711,740)		(10,564,815)
Accretion of redeemable convertible preferred shares	—	4,295,587	—	10,327,506	—	15,251,682
Foreign currency translation adjustment	—	(749,817)	—	(1,453,239)	—	(1,212,860)
Balance as of June 30, 2021	3,661,000	78,505,294	6,200,412	149,785,256	4,646,530	125,009,407

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES, WARRANTS, LOANS AND ORDINARY SHARES (cont.)

	Series C – 1 redeemable convertible preferred shares		Total
	Shares	Amount	Shares	Amount
		RMB		RMB
Balance as of January 1, 2020	—	—	34,181,942	502,897,585
Issuance of redeemable convertible preferred shares, net of issuance costs	—	—	—	—
Accretion of redeemable convertible preferred shares	—	—	—	24,434,408
Foreign currency translation adjustment	—	—	—	7,579,210
Balance as of June 30, 2020	—	—	34,181,942	534,911,203

Balance as of January 1, 2021	—	—	34,181,942	517,049,423
Allocated proceeds of redeemable convertible preferred shares	8,034,359	15,477,848	8,034,359	15,477,848
Beneficial conversion feature of redeemable convertible preferred shares	—	(1,665,884)	—	(16,942,439)
Accretion of redeemable convertible preferred shares	—	113,413,036	—	153,312,348
Foreign currency translation adjustment	—	(30,874)	—	(5,196,623)
Balance as of June 30, 2021	8,034,359	127,194,126	42,216,301	663,700,557

The February 2021 Shareholders’ Loan were recorded as current liabilities at amortized cost and the balances as of June 30, 2021 were RMB32,672,218 (note 15).

15. CONVERTIBLE LOANS AND SHAREHODER LOANS

May 2021 Convertible Loan

In May 2021, the Company issued US$ denominated convertible loans of HK$3.0 million to a new investor (“the May 2021 Convertible Loan”). No interest shall be accrued on the May 2021 Convertible Loan and its repayment term is 12 months from the issuance date. If a proposed financing (the pre-money valuation of the Company is no less than US$260,000,000) has not occurred within 12 months from the issuance date, the holder shall agree that the repayment date shall be extended by 3 months. The holder could elect to convert the May 2021 Convertible Loan into (1) in the event of the proposed financing, redeemable convertible preferred shares issued with respect to the proposed financing; or (2) in the event of a qualified IPO, ordinary shares. At a price per share being a 16.667% discount to the price per share on fully diluted basis paid by the investors on such proposed financing.

As the embedded variable share conversion features will be share settled by a number of shares with a fair value equal to a fixed monetary amount, they are considered as an in-substance redemption feature because the settlement amount does not vary with the share price. The Company elected to record the May 2021 Convertible Loan at fair value.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

15. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

As of December 31, 2020 and June 30, 2021, the balances of convertible loans and shareholder loans measured at amortized cost and fair value respectively, were summarized as below:

	At amortized cost		At fair value
	As of December 31, 2020	As of June 30, 2021	As of December 31, 2020	As of June 30, 2021
	RMB	RMB	RMB	RMB
Current:
January 2019 shareholder loan	19,550,232	19,356,075	—	—
November 2020 shareholder loan	4,528,702	4,522,070	—	—
February 2021 Shareholders’ Loan (note 15)	—	32,672,218
2020 convertible loan	—	—	44,286,437	8,359,337
May 2021 Convertible Loan	—	—	—	2,683,256
Total	24,078,934	56,550,363	44,286,437	11,042,593
Non-current
July 2019 convertible loan	27,298,913	—	—	—

16. SHARE-BASED COMPENSATION

Under the Company’s share option plan, 1,726,549 and 2,452,490 share options were granted to its directors and employees for the six months ended June 30, 2020 and 2021, respectively. Share options awarded under the share option plan are vested based on the service conditions up to four years agreed with each of the participants in their grant letters, with exercise prices ranging from nominal consideration to US$1.9. In addition, the share options can only be exercised and converted into shares upon the completion of Company’s qualified IPO. Each share option has a contractual life of 10 years.

A summary of the share options activities for the six months ended June 30, 2020 and 2021 are presented below:

	Number of shares	Weighted average exercise price	Weighted average grant-date fair value	Weighted remaining contractual years	Aggregate intrinsic value
		US$	US$		US$
Outstanding at January 1, 2020	5,816,201	0.1509	0.2122
Granted to employees	1,726,549	1.9000	0.6937
Forfeited	—	—	—
Outstanding at June 30, 2020	7,542,750	0.5513	0.3224	7.05	2,431,735
Exercisable at June 30, 2020	—	—	—	—	—

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

16. SHARE-BASED COMPENSATION (cont.)

	Number of shares	Weighted average exercise price	Weighted average grant-date fair value	Weighted remaining contractual years	Aggregate intrinsic value
		US$	US$		US$
Outstanding at January 1, 2021	8,198,921	0.6089	0.3755
Granted to employees	2,452,490	0.0274	1.0433
Forfeited	157,803	0.3688	0.8366
Outstanding at June 30, 2021	10,493,608	0.4766	0.5247	7.07	5,505,479
Exercisable at June 30, 2021	—	—	—	—	—

The fair values of the options granted are estimated on the dates of grant using the binomial option pricing model with the following assumptions used:

	For the Six Months Ended June 30,
	2020	2021
Risk-free rate of return	0.82% – 0.87%	1.37%
Volatility	37.23% – 37.26%	37.34%
Expected dividend yield	—	—
Exercise multiple	2.2 – 2.8	2.2 – 2.8
Fair value of underlying ordinary share	US$1.91 – US$1.93	US$1.06
Expected terms	10 years	10 years

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected exercise multiple was estimated as the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. Expected term is the contract life of the option.

As of June 30, 2020 and 2021, the Company has not recognized any share-based compensation expenses for options granted, because the Company considers it is not probable that the performance conditions will be satisfied until the event occurs. As a result, the share-based compensation expenses for these options that are only exercisable upon the occurrence of the Company’s qualified IPO and will be recognized using the graded-vesting method upon the consummation of the qualified IPO.

As of June 30, 2021, there were US$5.5 million of unrecognized compensation expenses for non-vested options. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

17. FAIR VALUE MEASUREMENT

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, amounts due from related parties, prepayments and other current assets, accounts payable, amounts due to related parties and other payables included in accrued expenses and other current liabilities as of June 30, 2021 approximate their fair values because of short maturity of these instruments. The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of June 30, 2021:

	As of June 30, 2021			Total Fair Value
	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB
Assets
Short-term investment	—	68,987,256	—	68,987,256

Liabilities
Warrant liabilities	—	—	176,932,460	176,932,460
Option liability	—	—	34,770,354	34,770,354
Convertible loans	—	—	11,042,593	11,042,593
Contingent consideration payables	—	—	3,654,028	3,654,028
Total	—	—	226,399,435	226,399,435

The table below reflects the reconciliation from the opening balances to the closing balances for recurring fair value measurements of the fair value hierarchy for the six months ended June 30, 2021:

	Warrant liabilities	Option liability	Convertible loans	Contingent consideration payables	Total Fair Value
	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2021	9,278,026	—	44,286,437	—	53,564,463
Additions	143,894,898	25,859,359	2,496,712	3,331,019	175,581,988
Fair value change	23,818,209	8,910,995	683,798	—	33,413,002
Change in fair value recognized in general and administrative expenses	—	—	—	323,009	323,009
Foreign exchange translation	(58,673)	—	(311,647)	—	(370,321)
Extinguishment upon conversion	—	—	(36,112,706)	—	(36,112,706)
Balance as of June 30, 2021	176,932,460	34,770,354	11,042,594	3,654,028	226,399,435

Recurring

Short-term investment is investment in a segregated portfolio Company (“the Fund”) with maturity dates within one year. Fair value is estimated based on adjusted latest trading prices provided by the Fund at the end of each period (Level 2).

The Company measured the fair value of its warrant liabilities and option liability on a recurring basis using significant unobservable (Level 3) inputs as of December 31, 2020 and June 30, 2021.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

17. FAIR VALUE MEASUREMENT (cont.)

The Company estimated the fair values of warrant liabilities using the binomial option-pricing model with the assistance of an independent third-party valuation firm using the corresponding inputs:

	As of December 31, 2020			As of June 30, 2021
	March 2019 B-2 Warrant	B-2 Warrant	C Warrant	March 2019 B-2 Warrant	B-2 Warrant	C Warrant	2021 Warrant
Risk-free interest rate	0.08%	0.08%	0.08%	0.01%	0.01%	0.01%	0.01%
Expected volatility	47.70%	47.70%	47.70%	44.62%	44.62%	44.62%	44.62%
Dividend Yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Fair value of the underlying preferred shares	US$3.64	US$3.64	US$3.81	US$3.64	US$3.64	US$3.81	US$1.51

The Company estimated the fair values of option liability using the binomial option-pricing model with the assistance of an independent third-party valuation firm using the corresponding inputs:

As of June 30, 2021
Risk-free interest rate	0.17%
Expected volatility	45.57%
Dividend Yield	0.00%
Remaining contractual life	1.83
Fair value of the underlying preferred shares	US$1.51

____________

(1)      The risk-free interest rate within warrant liabilities and option liability was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term in effect at the valuation date.

(2)      The expected volatility was estimated based on the historical average volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s warrant liabilities and option liability.

(3)      The determination of the fair value of the Company’s preferred shares requires complex and subjective judgments to be made regarding the cash flow forecasts and the weighted average cost of capital and the discount for lack of marketability applied to the projected cash flows. If different estimates and assumptions had been used, the fair values of the preferred shares could be significantly different, and the fair value of the warrant liabilities may materially differ from the recognized amount.

The Company recognized a loss from the increase in the fair value of the warrant liabilities of RMB0.5 million (US$0.1 million) and RMB23.8 million (US$3.7 million) for the six months ended June 30, 2020 and 2021, respectively, and recognized a loss from the increase in the fair value of the option liability of RMB8.9 million (US$1.4 million) for the six months ended June 30, 2021. Such amounts were recorded in “Changes in fair value of financial instruments” in the unaudited condensed consolidated statements of comprehensive loss.

The fair value of the convertible loans was RMB44.3 million (US$6.9 million) and RMB11.0 million (US$1.7 million) as of December 31, 2020 and June 30, 2021, respectively. The Company estimated the fair value of the convertible loans based on a probability-weighted analysis which included the discounted cash flows from the convertible loans, and the value of the conversion option as determined by the binomial option pricing model. The inputs used in the analysis were classified as Level 3 inputs within the fair value hierarchy due to the lack of observable market data and activity.

The fair value of the contingent consideration payables was RMB nil (US$ nil) and RMB3.7 million (US$0.6 million) as of December 31, 2020 and June 30, 2021, respectively. The fair value of the contingent consideration payable was detailed in note 13.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

17. FAIR VALUE MEASUREMENT (cont.)

Non-recurring

The Company’s intangible assets are primarily acquired through business acquisitions. Purchase price allocation are measured at fair value on a non-recurring basis as of the acquisition dates. Acquired intangible assets are measured using the income approach — discounted cash flow method.

The Company did not transfer any financial assets or liabilities in or out of Level 3 during the six months ended June 30, 2020 and 2021, respectively.

18. OTHER EXPENSES

Other expenses for the six months end June 30, 2020 and 2021 were nil and RMB260.9 million, separately. Other expenses for the six months end June 30, 2021 consisted of the following:

		For the Six Months Ended June 30, 2021		Total
	Note	Extinguishment losses	Excess of fair value of instruments issued over proceeds
		RMB	RMB	RMB
July 2019 convertible loan	15	117,080,305	—	117,080,305
2020 convertible loan	15	107,294,867	—	107,294,867
2021 HL investments related	15	—	36,503,817	36,503,817
Total		224,375,172	36,503,817	260,878,989

19. INCOME TAX

The statutory income tax rate for the Company’s PRC subsidiaries and VIEs is 25% for the six months ended June 30, 2020 and 2021. The effective income tax rate for the six months ended June 30, 2020 and 2021 differs from the PRC statutory income tax rate of 25% primarily due to the recognition of valuation allowance for deferred income tax assets of loss-making entities.

20. NET LOSS PER SHARE

The following table sets forth the basic and diluted net loss per ordinary share computation and provides a reconciliation of the numerator and denominator for the periods presented:

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
Numerator:
Net loss attributable to DDC Enterprise Limited	(52,588,381)	(345,293,296)
Accretion of redeemable convertible preferred shares	(24,434,408)	(153,312,348)
Net loss per ordinary share calculation	(77,022,789)	(498,605,644)

Denominator:
Weighted average number of Class A ordinary shares	14,000,000	70,198,982
Weighted average number of Class B ordinary shares	14,000,000	14,000,000
Net loss per ordinary share attributable to ordinary shareholders
– Class A – Basic and diluted	(5.50)	(7.10)
– Class B – Basic and diluted	—	—

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

20. NET LOSS PER SHARE (cont.)

For the six months ended June 30, 2020 and 2021, the preferred shares and share options were excluded from the calculation of diluted income per ordinary share as their inclusion would have been anti-dilutive. (14,000,000 Class B ordinary shares were issued to the Founder, and not entitled to dividends and distributions of the Company.)

Securities that could potentially dilute basic net loss per share and that were not included in the computation of diluted net loss per share because to do so would have been antidilutive for the six months ended June 30, 2020 and 2021 are as follows:

	For the Six Months Ended June 30,
	2020	2021
Redeemable convertible preferred shares	34,181,942	42,216,301
Series seed convertible preferred shares	17,224,000	17,224,000
Share options issued to employees	7,542,750	10,493,608
Share options issued in connections with business combinations	1,347,909	1,347,909

21. TOTAL NET REVENUES

The Company’s revenues are disaggregated by major products/service lines and timing of revenue recognition. Detailed information is specified as follows:

Major products/services lines	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
RTH	35,833,790	36,620,189
RTC	318,507	412,507
Private label products	31,678,907	39,516,970
Fresh products	11,932,386	6,629,548
Total product revenues	79,763,590	83,179,214
Advertisement services	8,906,380	4,105,317
Experience stores	1,313,056	858,537
Total service revenues	10,219,436	4,963,854
Total Revenues	89,983,026	88,143,068
Channel	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
Online consumer product sales	59,510,484	66,900,872
Offline consumer product sales	20,253,106	16,278,342
Advertising	8,906,380	4,105,317
Experience stores	1,313,056	858,537
Total Revenues	89,983,026	88,143,068

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

21. TOTAL NET REVENUES (cont.)

In the following table, revenue is disaggregated by revenue streams and geographic location of customers’ headquarters.

Primary geographical markets (based on the location of customers)	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
The mainland of the PRC	88,637,631	86,970,267
Hong Kong	1,345,395	1,172,801
Total Revenues	89,983,026	88,143,068

Contract Liabilities

Changes in the contract liabilities balances for the six months ended June 30, 2021 are as follows:

For the Six Months Ended June 30, 2021
RMB
Balance as of December 31, 2020	2,425,916
Revenue recognized from opening balance of contract liabilities	(2,425,916)
Increase due to cash received	10,083,223
Revenue recognized from cash received during the period	(7,995,706)
Balance as of June 30, 2021	2,087,517

22. COMMITMENTS AND CONTINGENCIES

Litigation and contingencies

The Company and its operations from time to time are, and in the future may be, parties to or targets of lawsuits, claims, investigations, and proceedings, including but not limited to acts of non-compliance with respect to lease contracts, which are handled and defended in the ordinary course of business. The Company may be unable to estimate the reasonably possible loss or a range of reasonably possible losses until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from other parties and investigation of factual allegations, rulings by the court on motions or appeals, or the progress of settlement negotiations. The Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount. The Company expenses legal costs, including those expected to be incurred in connection with a loss contingency, as incurred.

Operating leases

The Company leases offices and warehouse under non-cancellable operating lease agreements. Future minimum lease payments under these non-cancellable lease agreements are disclosed in Note 12.

Except for that, the Company did not have any other commitment as of June 30, 2021.

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

23. RELATED PARTY TRANSACTIONS

Related party transactions

During the six months ended June 30, 2020 and 2021, the related parties of the Company are as follows:

Name of parties	Relationship
Ms. Katherine Shuk Kwan Lui	Chief Financial Officer
Mr. Samuel Derk Shuen Lim	Spouse of Founder, holder of Class A ordinary shares

During the six months ended June 30, 2020 and 2021, the Company entered into the following related party transactions with related parties.

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB
Financing activities:
Repayment to Ms. Katherine Shuk Kwan Lui	—	883,722
Loan from Mr. Samuel Derk Shuen Lim	—	4,170,240
Repayment to Mr. Samuel Derk Shuen Lim	—	5,095,286
Loan interests to Mr. Samuel Derk Shuen Lim	—	83,405

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, another HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 2% per annum and an interest-free loans of HK$1,000,000 (equivalent to RMB841,640) from Mr. Samuel Derk Shuen Lim. The company repaid HK$1,000,000 (equivalent to RMB841,640) in October 2020 and HK$1,000,000 (equivalent to RMB832,100) in February 2021.

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5.0% per annum, from Ms. Katherine Shuk Kwan Lui, and the loan was fully repaid in February 2021.

In January 2021, the Company borrowed US$645,538 (equivalent to RMB4,170,240) with an interest rate of 5.0% per annum, from Mr. Samuel Derk Shuen Lim, and the loan was fully repaid in February 2021.

In September 2020, Mr. Samuel Derk Shuen Lim provided a guarantee for free for a three-year term loan of HK$4,000,000 (equivalent to RMB3,362,716) borrowed by the Company.

In June 2021, Mr. Samuel Derk Shuen Lim provided a guarantee for free for an eight-year term loan of HK$2,000,000 (equivalent to RMB1,629,884) borrowed by the Company.

Related party balances

The outstanding balances mainly arising from the above transactions as of December 31, 2020 and June 30, 2021 are as follows:

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB
Amounts due to Ms. Katherine Shuk Kwan Lui	883,722	—
Amounts due to Mr. Samuel Derk Shuen Lim	1,606,791	765,150

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

24. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY

(a)    Condensed Balance Sheets

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB	US$
ASSETS
Current assets
Cash and cash equivalents	17,935,908	515,215	79,797
Short-term investment	—	68,987,256	10,684,765
Amounts due from related parties	90,516	—	—
Prepayments and other current assets	11,538	5,148,529	797,406
Total current assets	18,037,962	74,651,000	11,561,968
Total assets	18,037,962	74,651,000	11,561,968

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Shareholders’ loans, at amortized cost	19,512,355	52,264,192	8,094,693
Share of losses in excess of investments in subsidiaries and VIEs	36,994,902	30,101,395	4,662,110
Accrued expenses and other current liabilities	1,992,866	1,627,618	252,086
Convertible loans, at fair value	44,286,437	11,042,593	1,710,280
Total current liabilities	102,786,560	95,035,798	14,719,169
	As of December 31, 2020	As of June 30, 2021
	RMB	RMB	US$
Non-current liabilities
Advances from shareholders	18,113,358	—	—
Warrant liabilities	9,278,026	176,932,460	27,403,349
Option liability	—	34,770,354	5,385,242
Convertible loans, at amortized cost	27,298,913	—	—
Total non-current liabilities	54,690,297	211,702,814	32,788,591
Total liabilities	157,476,857	306,738,612	47,507,760

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

24. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY (cont.)

	As of December 31, 2020	As of June 30, 2021
	RMB	RMB	US$
Mezzanine equity
Series A redeemable convertible preferred shares	58,511,842	61,279,596	9,491,001
Series A-1 redeemable convertible preferred shares	48,687,737	50,990,788	7,897,467
Series B redeemable convertible preferred shares	67,732,191	70,936,090	10,986,601
Series B-1 redeemable convertible preferred shares	74,959,524	78,505,294	12,158,922
Series B-2 redeemable convertible preferred shares	145,622,729	149,785,256	23,198,782
Series C redeemable convertible preferred shares	121,535,400	125,009,407	19,361,492
Series C-1 redeemable convertible preferred shares	—	127,194,126	19,699,862
Total mezzanine equity	517,049,423	663,700,557	102,794,127

Shareholders’ deficit
Class A ordinary shares	90,509	541,954	83,938
Class B ordinary shares	96,589	96,589	14,960
Series seed convertible preferred shares	58,565,485	58,565,485	9,070,639
Additional paid-in capital	—	102,845,232	15,928,698
Accumulated deficit	(736,738,408)	(1,082,031,704)	(167,585,370)
Accumulated other comprehensive loss	21,497,507	24,194,275	3,747,216
Total shareholders’ deficit	(656,488,318)	(895,788,169)	(138,739,919)
Total liabilities, mezzanine equity and shareholders’ deficit	18,037,962	74,651,000	11,561,968

(b)    Condensed Statements of Comprehensive Loss

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB	US$
General and administrative expenses	(654,973)	(3,215,076)	(497,952)
Loss from operations	(654,973)	(3,215,076)	(497,952)
Interest expenses	(1,405,522)	(11,333,932)	(1,755,402)
Other expenses	—	(260,878,989)	(40,405,010)
Changes in fair value of financial instruments	(10,261,426)	(33,413,002)	(5,175,015)
Share of loss of subsidiaries and consolidated VIEs	(40,873,837)	(37,265,762)	(5,771,733)

Loss before income tax expenses	(53,195,758)	(346,106,761)	(53,605,112)

Net loss	(53,195,758)	(346,106,761)	(53,605,112)
Accretion of redeemable convertible preferred shares to redemption value	(24,434,408)	(153,312,348)	(23,745,059)

Net loss attributable to ordinary shareholders	(77,630,166)	(499,419,109)	(77,350,171)

DDC ENTERPRISE LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021

24. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY (cont.)

(c)     Condensed Statements of Cash flows

	For the Six Months Ended June 30,
	2020	2021
	RMB	RMB	US$
Net cash provided by operating activities	(4,248,832)	(886,918)	(137,365)
Net cash used in investing activities	(20,008,286)	(118,945,019)	(18,422,237)
Net cash provided by financing activities	26,721,958	102,411,244	15,861,481
Net increase/(decrease) in cash and cash equivalents	2,464,840	(17,420,693)	(2,698,121)
Cash and cash equivalents at the beginning of the period	234,607	17,935,908	2,777,918
Cash and cash equivalents at the end of the period	2,699,447	515,215	79,797

25. SUBSEQUENT EVENTS

Management has considered subsequent events through November 5, 2021, which was the date the unaudited condensed consolidated financial statements were issued.

Share Subscription Agreement

On August 13, 2021, the Company entered into a subscription agreement relating to Series C-1 redeemable convertible preferred shares and warrants of the Company with Black River Food Pte. Ltd., (“Black River”), a company incorporated in Singapore. The Company agreed to allot and issue to Black River 5,833,468 Series C-1 redeemable convertible preferred shares and 6,219,115 warrants, with each warrant entitling the holder thereof to acquire one Series C-1 redeemable convertible preferred shares at nominal consideration when exercised, exercisable within 3 months from the completion date of the subscription agreement. The consideration paid shall be satisfied by Black River transferring its 5,072,000 ordinary shares of PFI Food Industries Limited (“PFI Foods”, a subsidiary of Black River), representing approximately 6.316% of the entire issued share capital of PFI Foods.

Share Exchange Agreement

On August 23, 2021, the Company entered into a Share Exchange Agreement (the “Merger Agreement”) with Ace Global Acquisition Corp (“Ace” or “the Purchaser”), a listed SPAC, that upon the closing, Ace shall issue its ordinary shares to the shareholders of the Company in exchange of the Company’s ordinary shares held by the shareholder. All outstanding preferred shares of the Company shall be converted into the Company’s ordinary shares immediately prior to the consummation of the transactions. The consummation of the proposed transaction is subject to the receipt of the requisite approval of the stockholders of each Ace and the Company and the fulfilment of certain other closing conditions.

Extension of the redemption date of redeemable convertible preferred shares

In October 2021, all investors of Company’s redeemable convertible preferred shares investors signed confirmation letters with the Company that they will not exercise their redemption rights at any time on or before January 1, 2023.

Purchase agreements

In the second half of 2021, Shanghai DayDayCook entered into purchase agreements to acquire 60% interest in the product sales business of Fujian Province Yujiaweng Food Products Limited (“Yujiaweng Business”) and 60% interest in the product sales business of Keke Fujian Food Products Limited (“Keke Business”) for a combination of cash and equity consideration. The Group is currently evaluating the accounting of the acquisitions, including the disclosure of the major classes of assets acquired and liabilities assumed.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
DDC Enterprise Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DDC Enterprise Limited and subsidiaries (the Company) as of December 31, 2019 and 2020, the related consolidated statements of comprehensive loss, changes in shareholders’ deficit, and cash flows for the years then ended and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2(a) to the consolidated financial statements, the Company has suffered recurring losses from operations, had net cash used in operating activities, had net current liabilities and had an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG Huazhen LLP

We have served as the Company’s auditor since 2021.

Shanghai, People’s Republic of China
November 5, 2021

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Note	2019	2020
		RMB	RMB	US$
ASSETS
Current assets
Cash and cash equivalents	2(h)	11,882,630	24,467,650	3,789,556
Restricted cash	2(i)	34,881,372	34,155,877	5,290,072
Accounts receivable		18,388,391	10,510,153	1,627,815
Inventories	4	7,682,973	4,965,140	769,002
Amounts due from related parties	25	90,516	—	—
Prepayments and other current assets	5	27,923,420	23,626,379	3,659,260
Total current assets		100,849,302	97,725,199	15,135,705

Non-current assets
Long-term investment	6	—	2,460,000	381,005
Property, plant and equipment, net	7	11,194,560	5,833,629	903,514
Intangible asset, net	8	18,090,909	16,281,818	2,521,732
Goodwill	9	6,666,022	6,666,022	1,032,435
Other non-current assets		1,757,299	1,853,959	287,142
Total non-current assets		37,708,790	33,095,428	5,125,828
Total assets		138,558,092	130,820,627	20,261,533

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS — (Continued)

		As of December 31,
	Note	2019	2020
		RMB	RMB	US$
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term bank borrowings	10	41,056,513	49,063,227	7,598,926
Current portion of long-term bank borrowings	10	4,215,194	—	—
Accounts payable (including accounts payable of VIEs without recourse to the Company of RMB7,211,925 and RMB5,962,843 as of December 31, 2019 and 2020, respectively)		15,420,038	14,913,692	2,309,837
Contract liabilities (including contract liabilities of VIEs without recourse to the Company of RMB258,844 and RMB831,847 as of December 31, 2019 and 2020, respectively)	23	2,525,233	2,425,916	375,727
Shareholder loans, at amortized cost	15	19,642,086	24,078,934	3,729,352
Amounts due to related parties	25	—	2,490,513	385,731
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of RMB10,876,236 and RMB17,569,481 as of December 31, 2019 and 2020, respectively)	11	42,077,208	61,006,328	9,448,674
Convertible loans, at fair value	15	—	44,286,437	6,859,096
Total current liabilities		124,936,272	198,265,047	30,707,343

Non-current liabilities
Long-term bank borrowings	10	—	3,362,716	520,818
Advances from shareholders	14	—	25,664,021	3,974,851
Warrant liabilities	19	3,811,911	9,278,026	1,436,983
Convertible loans, at amortized cost	15	29,186,808	27,298,913	4,228,063
Deferred tax liabilities	21	3,193,377	1,820,919	282,024
Total non-current liabilities		36,192,096	67,424,595	10,442,739
Total liabilities		161,128,368	265,689,642	41,150,082

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS — (Continued)

		As of December 31,
	Note	2019	2020
		RMB	RMB	US$
Commitments and contingencies (note 24)
Mezzanine equity
Series A redeemable convertible preferred shares (US$0.001 par value; 11,599,000 shares authorized, issued and outstanding as of December 31, 2019 and 2020, redemption value of RMB55,838,786 and RMB58,511,842 as of December 31, 2019 and 2020; liquidation value of RMB55,838,786 and RMB58,511,842 as of December 31, 2019 and 2020, respectively)	14	55,838,786	58,511,842	9,062,330
Series A-1 redeemable convertible preferred shares (US$0.001 par value; 4,431,000 shares authorized, issued and outstanding as of December 31, 2019 and 2020, redemption value of RMB46,463,486 and RMB48,687,737 as of December 31, 2019 and 2020; liquidation value of RMB46,463,486 and RMB48,687,737 as of December 31, 2019 and 2020, respectively)	14	46,463,486	48,687,737	7,540,770
Series B redeemable convertible preferred shares (US$0.001 par value; 3,644,000 shares authorized, issued and outstanding as of December 31, 2019 and 2020, redemption value of RMB64,637,912 and RMB67,732,191 as of December 31, 2019 and 2020; liquidation value of RMB64,637,912 and RMB67,732,191 as of December 31, 2019 and 2020, respectively)	14	64,637,912	67,732,191	10,490,381
Series B-1 redeemable convertible preferred shares (US$0.001 par value; 3,661,000 shares authorized, issued and outstanding as of December 31, 2019 and 2020, redemption value of RMB71,535,071 and RMB74,959,524 as of December 31, 2019 and 2020; liquidation value of RMB71,535,071 and RMB74,959,524 as of December 31, 2019 and 2020, respectively)	14	71,535,071	74,959,524	11,609,752
Series B-2 redeemable convertible preferred shares (US$0.001 par value; 7,275,817 shares authorized, 6,200,412 shares issued and outstanding as of December 31, 2019 and 2020, redemption value of RMB144,131,498 and RMB145,622,729 as of December 31, 2019 and 2020; liquidation value of RMB144,131,498 and RMB145,622,729 as of December 31, 2019 and 2020, respectively)	14	144,131,498	145,622,729	22,554,089
Series C redeemable convertible preferred shares (US$0.001 par value; 10,646,200 shares authorized, 4,646,530 shares issued and outstanding as of December 31, 2019 and 2020, redemption value of RMB120,290,832 and RMB121,535,400 as of December 31, 2019 and 2020; liquidation value of RMB120,290,832 and RMB121,535,400 as of December 31, 2019 and 2020, respectively)	14	120,290,832	121,535,400	18,823,436
Total mezzanine equity		502,897,585	517,049,423	80,080,758

DDC ENTERPRISE LIMITED
CONSOLIDATED BALANCE SHEETS — (Continued)

		As of December 31,
	Note	2019	2020
		RMB	RMB	US$
Shareholders’ deficit
Class A ordinary shares (US$0.001 par value per share, 927,700,983 shares authorized, 14,000,000 shares issued and outstanding as of December 31, 2019 and 2020)	16	90,509	90,509	14,018
Class B ordinary shares (US$0.001 par value per share, 14,000,000 shares authorized, issued and outstanding as of December 31, 2019 and 2020)	16	96,589	96,589	14,960
Series seed convertible preferred shares (US$0.001 par value, 17,224,000 shares authorized, issued and outstanding as of December 31, 2019 and 2020, liquidation value of RMB37,369,159 and RMB34,951,697 as of December 31, 2019 and 2020, respectively)	17	58,565,485	58,565,485	9,070,639
Accumulated deficit		(573,912,203)	(736,738,408)	(114,106,248)
Accumulated other comprehensive (loss)/income		(15,822,268)	21,497,507	3,329,540
Total shareholders’ deficit attributable to DDC Enterprise Limited		(530,981,888)	(656,488,318)	(101,677,091)

Non-controlling interest		5,514,027	4,569,880	707,784
Total shareholders’ deficit		(525,467,861)	(651,918,438)	(100,969,307)

Total liabilities, mezzanine equity and shareholders’ deficit		138,558,092	130,820,627	20,261,533

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		For the Year Ended December 31,
	Note	2019	2020
		RMB	RMB	US$
Revenues:
Product revenues	23	122,487,210	154,819,117	23,978,428
Service revenues	23	33,154,222	14,321,076	2,218,052
Total revenues		155,641,432	169,140,193	26,196,480
Cost of products		(100,196,580)	(130,768,441)	(20,253,453)
Cost of services		(24,915,137)	(10,533,653)	(1,631,455)
Total cost of revenues		(125,111,717)	(141,302,094)	(21,884,908)
Gross profit		30,529,715	27,838,099	4,311,572

Operating expenses:
Fulfilment expenses		(9,936,724)	(9,090,212)	(1,407,895)
Sales and marketing expenses		(98,513,467)	(65,672,485)	(10,171,373)
Research and development expenses		(19,510,288)	(7,816,045)	(1,210,551)
General and administrative expenses		(43,644,941)	(42,004,285)	(6,505,633)
Total operating expenses		(171,605,420)	(124,583,027)	(19,295,452)
Loss from operations		(141,075,705)	(96,744,928)	(14,983,880)

Interest expenses		(4,066,345)	(6,996,708)	(1,083,652)
Interest income		287,037	10,360	1,605
Foreign currency exchange (loss)/gain, net		(605,437)	1,069,943	165,713
Other income		4,355,709	5,395,221	835,613
Other expenses	20	(10,986,902)	(2,947,196)	(456,463)
Changes in fair value of financial instruments	19	(7,347,211)	(15,600,310)	(2,416,180)
Loss before income taxes		(159,438,854)	(115,813,618)	(17,937,244)

Income tax benefits	21	1,648,115	1,369,828	212,159
Net loss		(157,790,739)	(114,443,790)	(17,725,085)

Accretion of redeemable convertible preferred shares to redemption value	14	(39,796,654)	(49,326,562)	(7,639,712)
Deemed dividend to series seed convertible preferred shareholders	17	(24,489,603)	—	—
Net loss attributable to ordinary shareholders		(222,076,996)	(163,770,352)	(25,364,797)
Net loss attributable to non-controlling interest		(1,280,472)	(944,147)	(146,230)
Net loss attributable to DDC Enterprise Limited		(220,796,524)	(162,826,205)	(25,218,567)

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS — (Continued)

		For the Year Ended December 31,
	Note	2019	2020
		RMB	RMB	US$
Other comprehensive (loss)/income, net of nil income taxes:
Foreign currency translation adjustment, net of nil income taxes		(6,031,378)	37,319,775	5,780,097
Total other comprehensive (loss)/income		(6,031,378)	37,319,775	5,780,097

Comprehensive loss:		(228,108,374)	(126,450,577)	(19,584,700)
Comprehensive loss attributable to non-controlling interests		(1,280,472)	(944,147)	(146,230)

Comprehensive loss attributable to DDC Enterprise Limited		(226,827,902)	(125,506,430)	(19,438,470)

Net loss per ordinary share
– Basic and diluted – Class A	22	(15.77)	(11.63)	(1.39)
– Basic and diluted – Class B		—	—	—

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share
– Basic and diluted – Class A	22	14,000,000	14,000,000	14,000,000
– Basic and diluted – Class B		14,000,000	14,000,000	14,000,000

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020

	Class A ordinary shares		Class B ordinary shares		Series seed convertible preferred shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss)/income	Total DDC shareholders’ deficit	Non-redeemable non-controlling interest	Total shareholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2019	14,000,000	90,509	—	—	17,224,000	58,565,485	—	(359,798,904)	(9,790,890)	(310,933,800)	—	(310,933,800)
Issuance of class B ordinary shares	—	—	14,000,000	96,589	—	—	(96,582)	—	—	7	—	7
Acquisition of subsidiaries	—	—	—	—	—	—	6,779,807	—	—	6,779,807	6,794,499	13,574,306
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	(6,683,225)	(33,113,429)	—	(39,796,654)	—	(39,796,654)
Deemed dividend to Series seed convertible preferred Shareholders	—	—	—	—	—	—	—	(24,489,603)	—	(24,489,603)	—	(24,489,603)
Net loss	—	—	—	—	—	—	—	(156,510,267)	—	(156,510,267)	(1,280,472)	(157,790,739)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	—	(6,031,378)	(6,031,378)	—	(6,031,378)
Balance as of December 31, 2019	14,000,000	90,509	14,000,000	96,589	17,224,000	58,565,485	—	(573,912,203)	(15,822,268)	(530,981,888)	5,514,027	(525,467,861)
Accretion of redeemable convertible preferred shares	—	—	—	—	—	—	—	(49,326,562)	—	(49,326,562)	—	(49,326,562)
Net loss	—	—	—	—	—	—	—	(113,499,643)	—	(113,499,643)	(944,147)	(114,443,790)
Foreign currency translation adjustment, net of nil income taxes	—	—	—	—	—	—	—	—	37,319,775	37,319,775	—	37,319,775
Balance as of December 31, 2020	14,000,000	90,509	14,000,000	96,589	17,224,000	58,565,485	—	(736,738,408)	21,497,507	(656,488,318)	4,569,880	(651,918,438)
Balance as of December 31, 2020 (US$)	14,000,000	14,018	14,000,000	14,960	17,224,000	9,070,639	—	(114,106,248)	3,329,540	(101,677,091)	707,784	(100,969,307)

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2019	2020
	RMB	RMB	US$
Operating activities:
Net loss	(157,790,739)	(114,443,790)	(17,725,085)
Adjustments to reconcile net loss to net cash provided by operating activities
Extinguishment losses	10,986,902	2,947,196	456,463
Depreciation and amortization	9,334,324	6,315,639	978,168
Losses from disposal of property and equipment	283,905	1,403,728	217,410
Write down of inventories to net realizable value	—	127,739	19,784
Accretion of interest expenses on loans at amortized cost	1,002,968	1,076,058	166,660
Unrealized foreign currency exchange (gain)/loss, net	572,545	(1,069,943)	(165,713)
Changes in fair value of financial instruments	7,347,211	15,600,310	2,416,180
Deferred income taxes, net	(1,648,115)	(1,372,458)	(212,567)

Changes in assets and liabilities, net of effects from business combination:
Accounts receivable	(10,932,097)	7,878,238	1,220,184
Inventories	(9,713,356)	2,845,572	440,723
Prepayments and other current assets	(5,338,760)	11,367,392	1,760,585
Other non-current assets	(112,800)	(96,660)	(14,971)
Accounts payable	(5,618,836)	(506,346)	(78,423)
Contract liabilities	(5,685,143)	(99,317)	(15,382)
Accrued expenses and other current liabilities	(10,240,750)	19,272,799	2,984,976
Net cash used in operating activities	(177,552,741)	(48,753,843)	(7,551,008)

Investing activities:
Purchase of property and equipment	(4,060,575)	(549,966)	(85,179)
Cash paid for long-term investment	—	(2,460,000)	(381,005)
Interest free loan to a supplier	—	(10,000,000)	(1,548,803)
Net cash acquired in business combinations (note 13)	1,963,649	—	—
Net cash used in investing activities	(2,096,926)	(13,009,966)	(2,014,987)

DDC ENTERPRISE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Year Ended December 31,
	2019	2020
	RMB	RMB	US$
Financing activities:
Proceeds from issuance of Series B-2&C redeemable convertible preferred shares	95,302,288	—	—
Proceeds from short-term bank borrowings	44,351,588	57,385,396	8,887,866
Repayment of short-term bank borrowings	(5,295,075)	(49,378,682)	(7,647,784)
Proceeds from long-term bank borrowings	4,998,319	3,557,200	550,940
Repayment of long-term bank borrowings	(5,031,685)	(4,215,194)	(652,850)
Proceeds from related parties’ loans	1,344,728	4,208,200	651,767
Repayment of related parties’ loans	(1,344,728)	(1,736,787)	(268,994)
Proceeds from shareholders’ loans	29,136,774	4,567,430	707,405
Issuance of convertible loans, net of issuance costs	34,426,559	30,146,269	4,669,063
Advances from shareholders	—	25,664,021	3,974,851
Proceeds from loans from employees and individuals	8,528,237	13,717,375	2,124,551
Repayment of loans from employees and individuals	(485,247)	(7,730,548)	(1,197,309)
Capital received from a non-controlling shareholder	300,000	669,800	103,739
Net cash provided by financing activities	206,231,758	76,854,480	11,903,245
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	1,907,340	(3,231,146)	(500,444)
Net increase in cash, cash equivalents and restricted cash	28,489,431	11,859,525	1,836,806
Cash, cash equivalents and restricted cash at the beginning of the year	18,274,571	46,764,002	7,242,822
Cash, cash equivalents and restricted cash at the end of the year	46,764,002	58,623,527	9,079,628

Supplemental information
Interest expenses paid	(2,978,283)	(6,547,169)	(1,014,027)
Income taxes paid	—	(2,630)	(407)

The accompanying notes are an integral part of these consolidated financial statements.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION

Description of Business

DDC Enterprise Limited (“DDC” or the “Parent”) was incorporated in the Cayman Islands on April 30, 2012 under the Cayman Islands Companies Law as an exempted company with limited liability. The Parent with its subsidiaries and consolidated variable interest entities (“VIEs”) (collectively referred to as the “Company”) is a China-based Business-to-Business (“B2B”) and Business-to-Consumer (“B2C”) content streaming and product marketplace offering easy, convenient ready-to-cook (“RTC”) and ready-to-heat (“RTH”) meals while promoting healthier lifestyle choices to its predominately Millennial and Generation Z (“GenZ”) customer base. The Company’s principal operations and geographic markets are mainly in the People’s Republic of China (“PRC”).

The VIE arrangements with Weishi

The Company operates its internet-based business in the PRC through Shanghai Weishi Information Technology Co., Ltd. (“Weishi”), a limited liability company established under the laws of the PRC in February 2015. Weishi holds the necessary PRC operating licenses for the online businesses. The equity interests of Weishi are legally held by Ms. Wang Xiaoxiao, (Co-founder and executive assistant of the CEO) who acts as a nominee equity holder of Weishi on behalf of Shanghai DayDayCook Information Technology Co., Ltd. (“Shanghai DayDayCook” or “WFOE”), the Company’s wholly-owned subsidiary. A series of contractual agreements, including Exclusive Consultancy and Service Agreement, Exclusive Purchase Agreement, Proxy Agreement, Equity Pledge Agreement and Loan Agreement (collectively, the “Weishi VIE Agreements”), were entered among Shanghai DayDayCook, Weishi and its nominee equity holder.

Pursuant to these contractual Agreements, the Company is able to exercise effective control over, bear the risks of, and enjoy substantially all of the economic benefits of Weishi, and has an exclusive option to purchase all of the equity interests in Weishi when and to the extent permitted by the PRC law at the lowest price possible. The Company’s management concluded that Weishi is a VIE and WFOE is its primary beneficiary. As such, the consolidated financial statements of Weishi are included in the consolidated financial statements of the Company.

The Weishi VIE agreements between WFOE and Weishi have been updated for a few times with the current effective principal terms summarised as follows:

1) Exclusive Consultancy and Service Agreement

WFOE and Weishi entered into an Exclusive Consultancy and Service Agreement whereby WFOE is appointed as the exclusive service provider for the provision of management consulting, technical support, intellectual property licensing and other relevant services to Weishi during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration.

It is agreed that the WFOE shall be entitled to substantially all of the economic benefits and bear all the risks of Weishi. Weishi shall pay WFOE on a quarterly basis a service fee, which shall be equal to all the quarterly profit before tax and before the service fee after covering the deficit for prior years, if any. WFOE has the discretion to adjust the basis of calculation of the service fee amount according to service provided to Weishi.

Weishi and its nominee shareholder shall accept the service provided by the WFOE, cannot receive services from other third parties directly or indirectly, and shall not enter into any transaction that may cause conflict with the agreement or negatively affect the interests under the agreement.

2) Exclusive Option Agreement

The WFOE has exclusive right to purchase the equity interests and assets in Weishi from the nominee shareholder and assets from Weishi, once or at multiple times at any time in part or in whole, at the Company’s sole discretion.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The purchase price of equity interests shall be the higher of the loan amount under the relevant loan agreement and the minimum price permitted by the local applicable laws. The purchase price of assets shall be the higher of the carrying amount of the relevant assets and the minimum price permitted by the local applicable laws. Pursuant to the contractual arrangement, Weishi and its nominee shareholder shall not terminate the exclusive purchase agreement unilaterally in any event unless otherwise required by applicable laws.

3) Proxy Agreement

The WFOE has sole and exclusive power of attorney to act on behalf of the nominee shareholder of Weishi with respect to all rights and matters concerning all equity interests held by such nominee shareholder including exercising all of the nominee shareholder’s rights and voting rights; deciding the sale, transfer, pledge or disposition of the shares of Weishi; representing the nominee shareholder to execute any resolutions and minutes as a nominee shareholder (and director) of Weishi; approving the amendments to the articles of association without written consent of such nominee shareholder; approving any change of the share capital of Weishi; appointing directors to Weishi at the discretion of the WFOE.

The nominee shareholder of Weishi waives all rights with respect to the equity interests in Weishi held by her and shall not exercise such rights by herself.

4) Equity Pledge Agreement

Weishi’s nominee shareholder agrees to pledge all the equity interests to the Company as security for performance of the contract obligations under these contractual arrangements. Weishi and its nominee shareholder shall apply all necessary registration and/or filings relating to the equity pledges required by the applicable laws within 15 working days after the execution of these contractual arrangements.

During the term of this equity pledge agreement, Weishi and its nominee shareholder shall deliver the share certificate or the like to the WFOE’s escrow within 3 working days after the execution of these contractual arrangements. In the event of the occurrence of any change of the share capital or the entrusted shareholding of Weishi, Weishi and its nominee shareholder shall update the registration and/or filings relating to the equity pledges required by the applicable laws and deliver the updated share certificate or the like to the Company’s escrow.

In August 2016 and subsequently updated in March 2017, the equity pledge agreement was registered with relevant government authorities.

5) Loan agreement

A loan agreement was entered into between the WFOE and the nominee shareholder of Weishi. Under the loan agreement, the WFOE would make an interest-free loan in an amount of RMB10.0 million in total to the nominee shareholder of Weishi exclusively for the purpose of the capitalization of Weishi. The loan shall be repaid in full if the nominee shareholders of Weishi ceases to be the employee of Weishi, the WFOE or their affiliates; and can only be repaid with the proceeds derived from the sale of all of the equity interests in Weishi to the WFOE or its designated representatives pursuant to the Exclusive Purchase Agreement. The term of the loan is twenty years from the date of the loan agreement and may be extended upon mutual written consent of the WFOE and the nominee shareholder of Weishi.

Up to the date when these financial statements are authorized for issue, the drawdown amount of the loan by the nominee shareholder is RMB1.0 million, which was fully invested to Weishi.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The VIE arrangements with Farm entities

The Company acquired a business for planting fresh vegetables (“Farm”) in January 2019 (note 13). The acquired Farm business was operated through Shanghai City Modern Agriculture Development Co., Ltd. (“City Modern”), a limited liability company controlled by Mr. Cui Yixiong and Shanghai City Vegetable Production and Distribution Co-op (“City Vegetable”), Shanghai Jiapin Vegetable Planting Co-op (“Jiapin Vegetable”) and Shanghai Jiapin Ecological Agriculture Co-op (“Jiapin Ecological”), incorporated in the PRC, collectively referred to as “Farm Entities” thereafter.

Prior to the acquisition, Farm Entities operates agricultural greenhouse facilities in the PRC, where it produces, markets, and sells premium-quality vegetable products. City Vegetables, Jiapin Vegetables and Jiapin Ecological are farmers’ specialized cooperatives (together the “FSCs”) in China. Legal members of FSCs shall consist of no less than 80% qualified farmers. Mr. Cui Yixiong controlled these FSCs since their establishment, and the formal contractual agreements, including Exclusive Consultancy and Service Agreement and Exclusive Option Agreement (collectively, the “FSC VIE Agreements”), were entered into among City Modern, and the nominee equity holders, i.e. the qualified farmers of the FSCs in January 2019.

The principal terms of the FSC VIE arrangements are as follows:

1) Exclusive Consultancy and Service Agreement

City Modern shall provide management consulting, technical support, intellectual property licensing and other relevant services to the FSCs during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration. The FSCs shall pay to City Modern 100% of their net profit as service fees for the consultancy services provided by City Modern.

The FSCs and their nominee equity holders shall accept the services provided by City Modern, cannot receive services from other third parties directly or indirectly, and shall not enter into any transaction that may cause conflict with the agreement or negatively affect the interests under the agreement unless with the prior written consent of City Modern.

The FSCs shall strictly follow the City Modern’s decision to operate the business and should obtain the City Modern’s written approval before signing any significant contract, including share transfer, financing, land leasing, operating, etc.

2) Exclusive Option Agreement

Pursuant to the three Exclusive Option Agreements dated 2019 entered into by and between City Modern and the nominee equity holders of the FSCs (the “FSCs Exclusive Option Agreements”), the nominee equity holders of the FSCs irrevocably granted to City Modern an exclusive and unconditional option to purchase the FSCs’ equity and assets.

City Modern has the absolute right to determine the specific time, method, frequency of exercising the above option, and has the right to request the nominee equity holders of the FSCs, at any time, to transfer the entire equity of the FSCs to City Modern (or its designated representative), and has the right to request, at any time, the FSCs to transfer to City Modern (or its designated representative) the FSCs’ assets. Except for City Modern and its designated representative, no other person shall be entitled to purchase such equity and assets or other rights related to the equity or assets in the FSCs.

The purchase price of equity shall be the lower of the contribution by the nominee equity holders of the FSCs and the minimum price permitted by the applicable PRC laws. Pursuant to the FSCs Exclusive Option Agreements, the nominee equity holders of the FSCs and/or the FSCs shall not terminate the FSCs Exclusive Option Agreements unilaterally in any event unless otherwise required by applicable compulsory laws.

On January 10, 2019, the WFOE and City Modern entered into a purchase agreement with Mr. Cui Yixiong, controlling shareholder of City Modern and his wife Ms. Wang Yike, to acquire the business carried out by City Modern and its consolidated FSCs (note 13).

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

The WFOE obtained control over City Modern and its controlled FSCs through a number of contractual agreements, including Exclusive Consultancy and Service Agreement, Exclusive Purchase Agreement, Proxy Agreement, Equity Pledge Agreement and Spousal Consent Letter (collectively, the “Farm VIE Agreements”) with City Modern, Mr. Cui Yixiong and Ms. Wang Xiaoxiao.

The principal terms of the Farm VIE arrangements are as follows:

1) Exclusive Consultancy and Service Agreement

The WFOE provides management consulting, technical support, intellectual property licensing and other relevant services to City Modern during the service period, which is 20 years and will be automatically renewed for 20 years upon each expiration.

The WFOE is able to receive substantially all of the economic benefits of and bear all the risks of City Modern. When City Modern has operating loss or significant operating difficulties, WFOE has the right to request City Modern to cease operations and City Modern must unconditionally accept WFOE’s request. City Modern shall pay WFOE on a quarterly basis a service fee, which shall be equal to all the quarterly profit before tax excluding the service fees and after covering the deficits from prior years, if any. WFOE has the discretion to adjust the basis of calculation of the service fee according to the actual services provided to City Modern.

City Modern and its nominee shareholders shall accept the services provided by the WFOE, cannot receive services from other third parties directly or indirectly, and shall not enter into any transaction that may cause conflict with the agreement or negatively affect the interests under the agreement.

2) Exclusive Option Agreement

The WFOE has irrevocable and exclusive right to purchase the equity interests and assets in City Modern held by these nominee shareholders of City Modern, once or at multiple times at any time in part or in whole, at the WFOE’s sole discretion. Except for the WFOE and its designee(s), no other person shall be entitled to such option or other rights to purchase the equity interests or assets in City Modern held by these nominee shareholders of City Modern.

The purchase price of equity interests shall be the lower of the capital contribution by the nominee shareholders in City Modern and the minimum price permitted by the local applicable laws. Pursuant to the contractual arrangement, City Modern and its nominee shareholders shall not terminate the exclusive purchase agreement unilaterally in any event unless otherwise required by applicable laws.

3) Proxy Agreement

The WFOE has sole and exclusive power of proxy to act on behalf of these nominee shareholders of City Modern with respect to all rights and matters concerning all equity interests held by such nominee shareholders including exercising all of the nominee shareholders’ rights and voting rights; deciding the sale, transfer, pledge or disposition of the shares of City Modern; representing the nominee shareholders to execute any resolutions and minutes as nominee shareholders (and director) of City Modern; approving the amendments to the articles of association without written consent of such nominee shareholders; approving any change of the share capital of City Modern; and appointing directors to City Modern at the discretion of the WFOE.

The nominee shareholders of City Modern waive all rights with respect to the equity interests in City Modern held by his/her and shall not exercise such rights by himself/herself.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

4) Equity Pledge Agreement

City Modern’s nominee shareholders agree to pledge all the equity interests to the WFOE as security for performance of the contract obligations under these contractual arrangements. City Modern and its nominee shareholders shall apply all necessary registration and/or filings relating to the equity pledges required by the applicable laws within 15 working days after the execution of these contractual arrangements.

During the term of this equity pledge agreement, City Modern and its nominee shareholders shall deliver the share certificate or the like to the WFOE’s escrow within 3 working days after the execution of these contractual arrangements. In the event of the occurrence of any change of the share capital or the entrusted shareholding of City Modern, City Modern and its nominee shareholders shall update the registration and/or filings relating to the equity pledges required by the applicable laws and deliver the updated share certificate or the like to the WFOE’s escrow.

Up to the date when these financial statements are authorized for issue, the equity pledge agreement has not been registered with relevant government authorities.

5) Spousal Consent Letter

Pursuant to the Spousal Consent Letters executed by the spouse of the nominee shareholders of City Modern, the signing spouse confirmed that he/she does not enjoy any right or interest in connection with the equity interests of City Modern. The spouse also irrevocably agreed that he/she would not claim in the future any right or interest in connection with the equity interests in City Modern held by his/her spouse.

Risks in relation to the VIE structure

In the opinion of management, based on the legal opinion obtained from the Company’s local legal counsel, the ownership structures of the Company and its VIEs, do not and will not violate any applicable local laws, regulations, or rules currently in effect; the agreements among the Company, each of the VIEs and its nominee shareholders, governed by local laws, as described above, are valid, binding and enforceable in accordance with their terms and applicable local laws, rules, and regulations currently in effect, both currently and immediately after giving effect to the listing in capital market, and do not and will not violate any applicable local laws, regulations, or rules currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future local laws and regulations. Accordingly, if the local government finds that the contractual arrangements do not comply with its restrictions on foreign ownership of businesses, or if the local government otherwise finds that the Company and the VIEs are in violation of local laws or regulations or lack the necessary permits or licenses to operate the Company’s business, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•        revoking the business and operating licenses of the Company;

•        discontinuing or restricting the operations;

•        imposing fines or confiscating any of VIEs’ income that they deem to have been obtained through illegal operations;

•        imposing conditions or requirements with which the Company’s subsidiaries or the VIEs may not be able to comply;

•        requiring the Company to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs;

•        restricting or prohibiting the Company’s use of the proceeds of overseas offering to finance the business and operations in these jurisdictions; or

•        taking other regulatory or enforcement actions that could be harmful to the business.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

If the imposition of any of these penalties or requirement to restructure the Company’s corporate structure causes it to lose the rights to direct the activities of the VIEs or the Company’s right to receive its economic benefits, the Company would no longer be able to consolidate the financial results of the VIEs in its consolidated financial statements. In the opinion of management, the likelihood of deconsolidation of the VIEs is remote based on current facts and circumstances.

The Company’s involvement with the VIEs under these contractual arrangements affected the Company’s consolidated financial position, results of operations and cash flows as indicated below.

The following consolidated assets and liabilities information of the Company’s VIEs as of December 31, 2019 and 2020, and consolidated revenues, net loss and cash flow information for the years ended December 31, 2019 and 2020 have been included in the accompanying consolidated financial statements. All the intercompany transactions and balances with the Company, and its wholly owned subsidiaries have been eliminated upon consolidation.

	As of December 31,
	2019	2020
	RMB	RMB
Cash and cash equivalents	668,705	232,893
Accounts receivable	2,814,973	2,012,919
Inventories	1,559,111	1,539,722
Amounts due from related parties*	81,997,586	83,783,983
Prepayments and other current assets	4,487,764	5,081,759
Total current assets	91,528,139	92,651,276

Long-term investment	—	2,460,000
Property, plant and equipment, net	6,001,591	4,695,919
Other non-current assets	10,000	60,000
Total non-current assets	6,011,591	7,215,919
Total assets	97,539,730	99,867,195

Accounts payable	7,211,925	5,962,843
Contract liabilities	258,844	831,847
Amount due to related parties*	124,465,161	136,563,934
Accrued expenses and other current liabilities	10,876,236	17,569,481
Total current liabilities	142,812,166	160,928,105
Total liabilities	142,812,166	160,928,105

____________

*         As of December 31, 2019 and 2020, amounts due to and due from related parties represent the receivables and payables that VIEs had with the Company’s consolidated subsidiaries, which would be eliminated upon consolidation.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND ORGANISATION (cont.)

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Revenues	42,838,993	28,705,401
Net loss	(18,454,772)	(15,788,473)
Net cash and cash equivalents provided by operating activities	2,635,969	2,184,688
Net cash and cash equivalents used in investing activities	(919,465)	(2,620,500)
Net cash and cash equivalents used in financing activities	(2,000,000)	—
Net decrease in cash	(283,496)	(435,812)
Cash and cash equivalents at the beginning of the year	952,201	668,705
Cash and cash equivalents at the end of the year	668,705	232,893

In accordance with VIE Agreements, the Company has the power to direct the activities of the VIEs. Therefore, the Company considers that there are no assets in the VIEs that can be used only to settle obligations of the VIEs. The creditors of VIEs do not have recourse to the general credit of the Company and its subsidiaries. To the extent VIEs require financial support, the Company may, at its option and to the extent permitted under the local law, provide financial support to VIEs.

The revenue producing assets that are held by Weishi primarily are comprised of software and network equipment. Substantially all of such assets are recognized in the Company’s consolidated financial statements, except for certain Internet Content Provider licenses, internally developed software, and copyrights which were not recorded on the Company’s consolidated balance sheets as they do not meet all the capitalization criteria.

The VIEs also have assembled work force for sales, marketing and operations which were not recorded on the Company’s consolidated balance sheets as they don’t not meet all the capitalization criteria.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the year ended December 31, 2020, the Company incurred a loss from operations of RMB96.7 million, and net cash used in operating activities of RMB48.8 million. As of December 31, 2020, the Company had net current liabilities (current assets less current liabilities) of RMB100.5 million and an accumulated deficit of RMB736.7 million. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate cash flows from operations, and the Company’s ability to arrange adequate financing arrangements. These factors raise substantial doubt about its ability to continue as a going concern.

The Company has acquired E-commerce stores for developing new brands and enlarging more customer traffic. The Company has also been negotiating with investors to raise financial resources through the issuance of additional debt and equity securities. The forecasted net cash flows have taken into account the proceeds of US$20.0 million (equivalent to RMB128.9 million) received up to date for the proceeds received from C-1 round financing including issuance of Series C-1 redeemable convertible preferred shares and shareholder loans (note 28). In addition, the Company has agreed with the investors to extend the redemption dates of those redeemable convertible preferred shares.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

However, the performance of acquired E-commerce stores, development of new products, and the availability and amount of such funding are not certain. If cash resources are insufficient to satisfy the Company’s on-going cash requirements, the Company will need to scale back or discontinue some or all of its operations.

The financial statements included herein do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis were not appropriate for these financial statements, adjustments would be necessary for the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

(b) Principles of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, and VIEs.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors. Consolidated VIE are entities in which the Company, or its subsidiary, through contractual arrangements, exercises effective control over the activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entity.

All intercompany transactions and balances among the Company, its subsidiaries and the VIEs have been eliminated upon consolidation.

(c) Impact of COVID-19

Since the outbreak of COVID-19 throughout China and other countries and regions, a series of precautionary and control measures have been implemented worldwide to contain the virus. The outbreak of COVID-19 has had certain negative impact on the overall economy of the regions where the Company delivers its products or services. Any economic slowdown and/or negative business sentiment could potentially have an impact on the industries in which the Company’s major customers operate, including the settlement of the outstanding accounts receivable from these customers.

As part of Chinese government’s effort to ease the burden of business affected by COVID-19, the Ministry of Human Resources and Social Security, the Ministry of Finance and the State Taxation Administration have temporarily reduced or exempted contributions to the government-mandated employee welfare benefit plans since February 2020.

While the adverse impact from COVID-19 is currently expected to be temporary, there is uncertainty around the duration of these disruptions and the possibility of other adverse effects on the Company’s business. The Company continues to assess the impact from the COVID-19 outbreak, and the Company is unable to accurately predict the full impact of COVID-19 on the business, results of operations, financial position and cash flows due to numerous uncertainties, including the severity of the disease, the duration of the outbreak, additional actions that may be taken by governmental authorities, the further impact on the business of the Company’s business partners. The Company will continue to monitor potential credit risk as the impact of the COVID-19 pandemic evolves.

(d) Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S.GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet dates, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Estimates are used for, but not limited to, valuation allowance for deferred tax assets, assessment for impairment of long-lived assets, allowance for doubtful accounts, lower of cost and net realizable value of inventories, useful lives of property, plant and equipment, commitments and contingencies, the valuation and recognition of share-based compensation arrangements and the fair values of financial instruments including redeemable convertible preferred shares, convertible loans, warrant liabilities, the option liability, the shareholder loan, the purchase price allocation with respect to business combinations, and the fair value of ordinary shares to determine the existence of beneficial conversion feature of the redeemable convertible preferred shares and convertible loans.

Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(e) Foreign Currency and foreign currency translation

The Company’s reporting currency is Renminbi (“RMB”). The functional currency of the Company’s entities incorporated in Cayman Islands is U.S. dollars (“US$”), and that of the Company’s entities incorporated in Hong Kong is H.K dollars (“HK$”). The Company’s PRC subsidiaries and consolidated VIEs determined their functional currency to be Renminbi (“RMB”).

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as “Foreign currency exchange (loss)/gain, net” in the consolidated statements of comprehensive loss.

The consolidated financial statements of the Company are translated from the respective functional currencies into RMB. Assets and liabilities are translated into RMB using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Revenues, expenses, gains and losses are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive loss as a component of shareholders’ equity.

(f) Convenience translation

Translations of the consolidated financial statements from RMB into US$ for the year ended December 31, 2020 are solely for the convenience of the readers and were calculated at the rate of US$1.00= RMB6.4566, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2021. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2021, or at any other rate.

The US$ convenience translation is not required under U.S. GAAP and all US$ convenience translation amounts in the accompanying consolidated financial statements are unaudited.

(g) Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, shareholder lawsuits, and non-income tax matters. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(h) Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash at bank, and demand deposits placed with commercial banks and are readily convertible to known amounts of cash.

	As of December 31,
	2019	2020
	RMB	RMB
Cash on hand	14,867	18,185
Cash balances include deposits in:
Financial institutions in the mainland of the PRC
– Denominated in the US$	2,528,505	24,548
– Denominated in the RMB	8,356,332	1,296,239
Total cash balances held at the mainland of the PRC financial institutions	10,884,837	1,320,787
Financial institutions in Cayman Islands
– Denominated in the US$	38,293	17,956,671
– Denominated in HK$	222,704	3,150
Total cash balances held at Cayman financial institutions	260,997	17,959,821
Financial institutions in Hong Kong
– Denominated in the US$	350,053	5,035,534
– Denominated in HK$	370,752	133,322
– Denominated in the RMB	1,124	1
Total cash balances held at Hong Kong financial institutions	721,929	5,168,857
Total cash balances held at financial institutions	11,867,763	24,449,465
Total Cash and Cash Equivalents balances	11,882,630	24,467,650

(i) Restricted Cash

Cash that is restricted for withdrawal or use is reported separately on the face of the consolidated balance sheets. As of 31 December 2020, bank accounts with balance of RMB888,762 were frozen by the bank due to litigation claims, and such restriction was subsequently removed when the claim was discharged. The remaining balance of the restricted cash represents fixed deposits of US$5,098,485 pledged for short-term bank borrowings.

	As of December 31,
	2019	2020
	RMB	RMB
Restricted Cash balances in:
Financial institutions in the mainland of the PRC
– Denominated in the RMB	—	888,762
Financial institutions in Hong Kong
– Denominated in the US$	34,881,372	33,267,115
Total Restricted Cash balances	34,881,372	34,155,877

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(j) Contract Balances

The timing of revenue recognition, billings and cash collections result in accounts receivable and contract liabilities. A contract liability is recognized when the Company has an obligation to transfer goods or services to a customer for which the Company has received consideration from the customer, or for which an amount of consideration is due from the customer.

Accounts receivable are recognized in the period when the Company has transferred products or provided services to its customers and when its right to consideration is unconditional. Amounts collected on accounts receivable are included in net cash provided by operating activities in the consolidated statement of cash flows. In evaluating the collectability of receivable balances, the Group considers specific evidence including aging of the receivable, the customer’s payment history, its current creditworthiness and current economic trends. Accounts receivable are written off after all collection efforts have been ceased. The Group regularly reviews the adequacy and appropriateness of the allowance for doubtful accounts. No allowance for accounts receivable was provided as of December 31, 2019 and 2020 as the Company believes that it is probable the accounts receivable will be fully collected. The Company does not have any off-balance sheet credit exposure related to its customers.

(k) Inventories

Inventories, consisting of products available for sale, are stated at the lower of cost and net realizable value. The Company’s inventories mainly contain convenience food products and agriculture products.

For convenience food products, cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write-downs are recorded in “cost of revenues” in the consolidated statements of comprehensive loss.

For agriculture products, the costs including but not limited to labor, fertilization, fuel, crop nutrition and irrigation, are capitalized into inventory throughout the respective crop cycle. Such costs are expensed as cost of revenues when the crops are sold.

(l) Long-term investment

The Company’s long-term investment includes an equity investment without readily determinable fair value.

Equity investment without readily determinable fair value

The Company measures the equity investment without readily determinable fair value at cost, adjusts for changes resulting from impairments and observable price changes in orderly transactions for identical or similar securities of the same issuer. The Company considers information in periodic financial statements and other documentation provided by the investees to determine whether observable price changes have occurred.

The Company makes a qualitative assessment considering impairment indicators to evaluate whether the equity investment without a readily determinable fair value is impaired at each reporting period, and written down to its fair value if a qualitative assessment indicates that the investment is impaired and the fair value of the investment is less than its carrying value. If an equity investment without a readily determinable fair value is impaired, the Company includes an impairment loss in net income equal to the difference between the fair value of the investment and its carrying amount.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(m) Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and any recorded impairment.

Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets as follows:

Building	20 years
Operating equipment	3 – 5 years
Transportation equipment	3 – 5 years
Electronic equipment	3 years
Office equipment and other	3 years
Leasehold improvements	Shorter of 2 – 3 years or lease term

Expenditures for repairs and maintenance are expensed as incurred, whereas the costs of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in “cost of revenues, selling and marketing expenses, general and administrative expenses” in the consolidated statements of comprehensive loss.

(n) Intangible Asset, net

Intangible asset represents a franchise agreement acquired through a business combination, which was initially recognized and measured at fair value upon acquisition and is amortized on a straight-line basis over its respective estimated useful life of 11 years.

(o) Impairment of Long-lived Assets other than Goodwill

The Company evaluates the recoverability of its long-lived assets, including property, plant and equipment and the intangible asset and for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset may not be fully recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss based on the excess of the carrying amount of the asset over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

No impairment of long-lived assets was recognized for the years ended December 31, 2019 and 2020, respectively.

(p) Goodwill

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired in a business combination.

Goodwill is not amortized but is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. Goodwill is tested for impairment at the reporting unit level on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit. The Company performs its annual impairment review of goodwill at December 31 of each year.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Goodwill is allocated to reporting units that are expected to benefit from the synergies of the business combination from which it arose.

The Company has the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value prior to performing the two-step goodwill impairment test. If it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. If the two-step goodwill impairment test is required, first, the fair value of the reporting unit is compared with its carrying amount (including goodwill). If the fair value of the reporting unit is less than its carrying amount, an indication of goodwill impairment exists for the reporting unit and the Company performs step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

Application of the goodwill impairment test requires judgment, including the determination of the fair value of each reporting unit. Estimating fair value is performed by utilizing various valuation techniques, with a primary technique being a discounted cash flow which requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long term growth rate for the Company’s business, estimation of the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital.

No impairment losses were recorded for goodwill for the years ended December 31, 2019 and 2020.

(q) Operating leases

The Company leases premises for lands, offices and retail stores under non-cancellable operating leases. Leases and subleases with escalated rent provisions are recognized on a straight-line basis commencing with the beginning of the lease term.

If the nature of a sublease is such that the original lessee is not relieved of the primary obligation under the original operating lease, the original lessee (as sublessor) shall account for both the original lease and the new lease as operating leases.

The total amounts for subleases income were RMB3.2 million and RMB1.9 million for the years ended December 31, 2019 and 2020, respectively.

(r) Warrant Liabilities

The warrants to purchase redeemable convertible preferred shares at a future date were determined to be freestanding instruments that were accounted for as liabilities. At initial recognition, the Company recorded the warrant liabilities on the consolidated balance sheets at their estimated fair value. Changes in estimated fair values are included in the “changes in fair value of financial instruments” on the consolidated statement of comprehensive loss or allocated to the proceeds from the issuance of the debt instruments to the warrants based on the warrant liabilities’ fair value. The warrant liabilities are subject to remeasurement at each reporting period and the Company adjusted the carrying value of the warrant liabilities to fair value at the end of each reporting period utilizing the binominal option pricing model, with changes in estimated fair value included in the “changes in fair value of financial instruments” on the consolidated statement of comprehensive loss.

(s) Fair Value Measurements

Fair value represents the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting guidance defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Accounting guidance establishes a three-level fair value hierarchy and requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

Level 1	—	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	—	Include other inputs that are directly or indirectly observable in the marketplace.
Level 3	—	Unobservable inputs which are supported by little or no market activity.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash and cash equivalents, restricted cash, accounts receivable, other receivables, deposits and amount due from a supplier included in prepayments and other current assets, amounts due from related parties, long-term investment, other non-current assets, short-term bank borrowings and long-term bank borrowings, accounts payable, amounts due to related parties, other payables included in accrued expenses and other current liabilities, advances from shareholders, warrant liabilities, convertible loans, shareholder loans and inputs in non-controlling interests. Warrant liabilities, an option liability, certain convertible loans and a shareholder loan elected fair value option and non-controlling interests were measured at fair value using unobservable inputs and categorized in Level 3 of the fair value hierarchy. As of December 31, 2019 and 2020, the carrying amount of other financial instruments approximated to their fair values due to the short-term maturity of these instruments.

The Company’s nonfinancial assets, such as property, plant and equipment and inventories, would be measured at fair value only if they were determined to be impaired.

(t) Revenue recognition

The Company adopted ASC 606 for all periods presented. According to ASC 606, revenue is recognized when control of the promised good or service is transferred to the customer in an amount that reflects the consideration expected to receive in exchange for those goods or services, after considering estimated sales return allowances, and value added tax (“VAT”). Consistent with the criteria of Topic 606, the Company follows five steps for revenue recognition: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

Revenue is primarily derived from (i) online sales of products to individual customers or small retailers through third-party E-commerce platforms or to the platform distributors (ii) offline sales of products to various distributors, e.g. offline retail chains or supermarkets who then sell to end customers, (iii) advertising services to customers with well-known brand names in lifestyle-related industries, and (iv) cooking classes in the branded experience stores operated by the Company.

The Company evaluates whether it is appropriate to record the gross amount of products sales and, advertising services and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, revenue should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

performance obligation for specified goods or services, revenue should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by the third parties.

Product sales

The Company develops and sells four types of products:

(a)     Own-branded RTC products that can be consumed within 15-20 minutes with additional cooking preparation required;

(b)    Own-branded RTH products, typically pre-or-semi-cooked meals, which require some preparation ahead of serving;

(c)     Private label products with other third-party brand; and

(d)    Fresh products including fresh and organic vegetables, fruit.

Each type of the products is distributed and promoted through omni channels (online and offline).

1) Online consumer product sales

The Company sells RTC, RTH and private label products to individual customers or small retailers through third-party E-commerce platforms or to the platform distributor. Revenues for online consumer products are recognized on a gross basis as the Company obtains control of the products before they are delivered to the customers.

When the Company sells RTC, RTH and private label products through third-party E-commerce platforms, the Company sets up online stores on platforms to sell the product to these individual customers or small retailers. These platforms provide services to support the operations of the online stores including processing sales orders and collecting payment from individual customers or small retailers. These platforms charge service fees based on the sales conducted through the online stores. The Company enters into sale contracts directly with individual customers or small retailers. These platforms do not take control of the goods or have sales contracts with individual customers or small retailers. The Company is responsible for fulfilling all obligations according to the sales contracts with end customers and small retailers, including delivering products, providing customer support and handling sales return. The Company also has discretion in setting the price charged on individual customers or small retailers. Accordingly, the Company determined that individual customers and small retailers (as opposed to the platforms) are the Company’s customers. The sales contracts with individual customers normally include a customer’s right to return products within seven days after receipt of goods.

When the Company sells RTC, RTH and private label products to the platform distributors, the platform distributors purchase products from the Company and sell to end customers under the platform distributor’s name. The platform distributors purchase products from the Company before an end customer places an order in the platform. Once the products are delivered to the warehouse of the platform distributors, the platform distributors take control of the products and the Company does not have a right to redirect to its customers or other platform distributors. The Company does not have sales contract with the end customers. The platform distributors have discretion in setting the price charged on the end customers. Accordingly, the Company determined that the platform distributors (as opposed to the end customers) are the Company’s customers.

The Company identifies that its performance obligation under online consumer product sales is to provide the ordered products to end customers or small retailers or the platform distributors. Revenue is recognized upon delivery of the products. In scenarios where the Company separates one order into multiple deliveries, transaction price will be allocated to each product based on relative standalone selling prices and the allocated amount will be recognized as revenue when the product is delivered.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Estimated sales allowances for sales returns are made based on contract terms and historical patterns. Discount coupons are recorded as a deduction of revenue when used by customers. The Company does not issue any discount coupons concurrent with a sales transaction.

2) Offline consumer product sales

The Company primarily sells RTC, RTH, private label products and fresh products to various distributors, e.g. offline retail chains or supermarkets who then sell to end customers. Revenue is recognized on a gross basis upon delivery of the products to the warehouses of the distributors for the following reasons: (1) the products are the Company’s own branded OEM products and self-planted fresh products, the Company is the primary obligor and is responsible for the acceptability of the products and the fulfilment of the delivery services; (2) the Company is responsible to compensate the customers if the products are defective; (3) the Company has latitude in establishing selling prices and selecting suppliers. Prior to mid-2019, the Company provided certain third-party branded products to certain wholesalers with drop shipment and recognized revenue on a net basis as the Company does not obtain control of the products before they are delivered to customers.

Advertising services

The Company provides advertising services to customers for promotion of their brands and products. These types of advertising services include production and online publishment of customized promotional videos, advertising placements on the Company’s website channels and offline promotion e.g. products exhibition in the Company’s branded experience stores.

Transaction price of advertising arrangements involving multiple deliverables is allocated to each distinct service based on their relative selling prices.

The Company recognizes advertising revenue when the advertisement is published or displayed.

Cooking classes in the branded experience stores operated by the Company (“Experience stores”)

The Company provides two types of offline cooking courses to customers at the Company’s branded experience stores: one-off experienced class and a series of cooking classes to be delivered in a course. As cooking classes are distinct from each other, revenue is recognized when an individual class is delivered. Generally, customers are required to pay in advance. Payment received in advance of the delivery of the classes is initially recorded as contract liabilities.

The Company offers refunds for any undelivered classes to customers who decide to withdraw from a course. A termination penalty will be charged for course withdrawal.

Reconciliation of contract balance

A receivable is recorded when the Company has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

A contract asset is recorded when the Company has transferred products to the customer before payment is received or is due, and right to consideration is conditional on future performance or other factors in the contract.

Product sales to platform distributors and offline distributors and advertising services to corporate customers are on credit terms. Receivables are recorded when the Company recognizes revenue upon fulfilment of the performance obligations.

For products sales to individual customers or small retailers through third-party E-commerce platforms, those customers pay through the payment channels of the platforms before the Company delivers the products. The platforms will then transfer the payment (after deducting platform service charges) to the Company based on pre-agreed days after the Company delivers products, or when the customers confirm the receipts of products, whichever is earlier.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

A contract liability is recorded when the obligation to transfer goods or service to a customer is not yet fulfilled but for which the Company has received consideration from the customer.

Practical Expedients

The Company applies the practical expedient to not disclose the value of unsatisfied performance obligations for contracts with an original expected duration of one year or less and contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed.

Payment terms with the customers require settlement within one year or less. The Company applies the practical expedient and does not adjust any of the transaction price for the time value of money. The Company generally expenses sales commissions when incurred because the amortization period would be one year or less. These costs are recorded within sales and marketing expenses.

(u) Cost of Revenues

Cost of revenues primarily consists of the purchase price of merchandise, lease expenses, costs of publishing advertisement, personnel costs for cooking classes, and cost of fresh products.

(v) Fulfilment Expenses

Fulfilment expenses relate to product delivery and packaging.

(w) Selling and Marketing Expenses

Selling and marketing expenses mainly include App download promotion, social media platform and short video platform content marketing expenses, E-commerce platform promotion and channel promotion, including the commission of Key Opinion Leader (“KOL”), payroll and related expenses for personnel engaged in selling and marketing activities, lease and depreciation expenses relating to facilities and equipment used by those employees, lease expenses of stores and facilities. The amount of advertising expenses incurred were RMB1.4 million and RMB0.6 million for the years ended December 31, 2019 and 2020, respectively.

(x) Research and development expenses

Research and development expenses consist primarily of payroll costs and related expenses for research and development employees involved in the development of “DAYDAYCOOK” APP. Research and development expenses are expensed as incurred.

(y) General and Administrative Expenses

General and administrative expenses mainly consist of payroll and related costs for employees involved in general corporate functions, expenses associated with the use of facilities and equipment by these employees, such as lease and depreciation expenses, professional fees, information service fees, technical service fees, bank charges and other general corporate expenses.

(z) Government grants

Government grants are received from provincial and local governments for operating a business in their jurisdictions and compliance with specific policies promoted by the local governments. During the years ended December 31, 2019 and 2020, the Company received financial subsidies of RMB2.6 million and RMB3.2 million, respectively, from various local PRC government authorities. There are no defined rules and regulations to govern the criteria necessary for companies to receive such benefits, and the amount of financial subsidy is determined at the discretion of the

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

relevant government authorities. Such amounts are recorded in other income when received as the amount of the subsidies and the timing of payment are determined solely at the discretion of the relevant government authorities and there is no assurance that the Company will continue to receive any or similar subsidies in the future.

(aa) Share-based Compensation

The Company determines whether an award should be classified and accounted for as a liability award or an equity award. All the Company’s share-based awards to employees and consultants were classified as equity awards. The Company measures the employee share-based compensation based on the fair value of the award at the grant date. Share-based awards that are subject to both service conditions and the occurrence of an initial public offering (“IPO”) as performance condition, are measured at the fair value on grant date. Cumulative share-based compensation expenses for the awards that have satisfied the service condition will be recorded upon the completion of the IPO, using the graded-vesting method. The fair value of share options at the time of grant is determined using the binomial-lattice option pricing model. The Company elects to recognize the effect of forfeitures in compensation costs when they occur. To the extent the required vesting conditions are not met resulting in the forfeiture of the share-based awards, previously recognized compensation expense relating to those awards is reversed.

(ab) Employee Benefits

The full-time employees of the Company’s PRC subsidiaries and VIEs participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. The Company is required to accrue for these benefits based on certain percentages of the qualified employees’ salaries and make contributions to the share based on the accrued amounts. The PRC government is responsible for the medical benefits and the pension liability to be paid to these employees and the Company’s obligations are limited to the amounts contributed. The Company has no further payment obligation once the contributions have been paid. The total amounts for such employee benefits were RMB15.0 million and RMB5.5 million (net of the government exemption described below) for the years ended December 31, 2019 and 2020, respectively, and expensed in the period incurred.

As a result of COVID-19, the PRC government exempted or reduced certain enterprises’ contributions to basic pension insurance, unemployment insurance and work injury insurance (“Certain Social Insurance”). The Company’s PRC subsidiaries and VIEs were exempted from contributions to certain social insurance between February 2020 and December 2020. The exemption was recognized as a reduction of “cost of revenues, sales and marketing expensed, general and administrative expenses” in the amount of RMB2.2 million for the year ended December 31, 2020.

(ac) Income Taxes

The Company accounts for income taxes using the asset and liability method. Current income taxes are provided on the basis of income before income taxes for financial reporting purposes and adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax laws and rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the consolidated statements of comprehensive loss in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred income tax assets if based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred income tax assets will not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of futures profitability, the duration of statutory carry forward periods, the Company’s experience with operating loss and tax credit carry forwards, if any, not expiring.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company applies a “more-likely-than-not” recognition threshold in the evaluation of uncertain tax positions. The Company recognizes the benefit of a tax position in its consolidated financial statements if the tax position is “more-likely-than-not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more-likely-than-not” recognition threshold is measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. Unrecognized tax benefits may be affected by changes in interpretation of laws, rulings of tax authorities, tax audits, and expiry of statutory limitations. In addition, changes in facts, circumstances and new information may require the Company to adjust the recognition and measurement estimates regarding individual tax positions. Accordingly, unrecognized tax benefits are periodically reviewed and re-assessed. Adjustments, if required, are recorded in the Company’s consolidated financial statements in the period in which the change that necessities the adjustments occur. The ultimate outcome for a particular tax position may not be determined with certainty prior to the conclusion of a tax audit and, in certain circumstances, a tax appeal or litigation process. The Company records interest and penalties related to unrecognized tax benefits (if any) in interest expenses and general and administrative expenses, respectively.

(ad) Concentration and Risk

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, accounts receivable, other receivables, deposits and amount due from a supplier included in prepayments and other current assets, long-term investment and other non-current assets.

The Company’s investment policy requires cash, cash equivalents and restricted cash to be placed with high quality financial institutions and to limit the amount of credit risk from any one institution. The Company regularly evaluates the credit standing of the counterparties or financial institutions.

Accounts receivable, derived from product sales and provision of services on the Company’s E-commerce platforms and retail stores, as well as other receivables, deposits and amount due from a supplier included in prepayments and other current assets (note 5) on behalf of the Company business, are exposed to credit risk. The assessment of the counterparties’ creditworthiness is primarily based on past history of making payments when due and current ability to pay, taking into account information specific to the counterparties as well as pertaining to the economic environment in which the counterparties operate. Based on this analysis, the Company determines what credit terms, if any, to offer to each counter party individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services or sell the products to or through the counterparties or require the counterparties to pay cash in time to secure payment.

Concentration of customers and suppliers

No customer individually represents greater than 10.0% of total revenues of the Company for the years ended December 31, 2019 and 2020.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Two customers and four customers represent greater than 10.0% of total accounts receivable balance of the Company as of December 31, 2019 and 2020, respectively. Accounts receivable balances from these customers are as follows:

	As of December 31,
	2019	2020
	proportion of total accounts receivable balance	proportion of total accounts receivable balance
Customer A	17.3%	16.7%
Customer B	*	15.2%
Customer C	21.2%	11.4%
Customer D	*	10.5%

____________

*        Less than 10.0% of the Company’s accounts receivable in the respective years.

(ad) Concentration and Risk

One supplier and two suppliers represent greater than 10.0% of total purchases for the years ended December 31, 2019 and 2020, respectively. Purchase amounts from each supplier for the years ended December 31, 2019 and 2020 are as follows:

	For the Year Ended December 31,
	2019	2020
	proportion of total purchases	proportion of total purchases
Supplier A	*	17.9%
Supplier B	*	10.7%
Supplier C	22.4%	*

____________

*        Less than 10.0% of the Company’s purchase amounts in the respective years.

Although there are a limited number of providers of products, management believes that other providers could provide similar products on comparable terms. A change in suppliers, however, could cause negative impact on the business operation and a possible loss of sales, which would affect operating results adversely.

Interest rate risk

The Company’s borrowings bear interests at fixed rates. If the Company were to renew these borrowings, the Company might be subject to interest rate risk.

Foreign currency exchange rate risk

In July 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the US$. Since June 2010, the RMB has fluctuated against the US$, at times significantly and unpredictably. It is difficult to predict how market forces or the government policy may impact the exchange rate between the RMB and the US$ in the future.

(ae) Loss per Share

Basic loss per share is computed by dividing net loss attributable to Class A ordinary shareholders, considering the accretions to redemption value of the preferred shares, by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net loss is not allocated to other participating securities when the participating securities do not have contractual obligations to share losses.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class B ordinary shares of the Company were issued to the Founder, Ms. Norma Ka Yin Chu, which are not entitled to dividends and distributions of the Company, whereas any undistributed net loss is not allocated to Class B ordinary shares. Therefore, Class B ordinary shares are not participating securities.

The Company’s preferred shares are not participating securities as they do not participate in unallocated loss on an as-converted basis. The preferred shares do not have a contractual obligation to fund or otherwise absorb the Company’s losses. Accordingly, any undistributed net loss is allocated on a pro rata basis to the ordinary shares and preferred shares; whereas any undistributed net loss is allocated to ordinary shares only.

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of shares issuable upon the conversion of the preferred shares using the as-converted method, and exercise of outstanding share option using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation as inclusion of such shares would be anti-dilutive.

(af) Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decisionmaker (“CODM”). The CODM, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Chief Executive Officer (“CEO”). The Company’s CODM assesses performance and allocates resources based on two operating segments: Merchandise sales and fresh agriculture produce.

•        Merchandise:    Merchandise segment includes sales of RTC, RTH, Private label products, Advertising service and Experience stores to third parties and individual customers.

•        Fresh products:    Fresh products segment includes fresh products sold to supermarkets and other third parties.

The Company does not include intercompany transactions between segments for management reporting purposes. In general, revenues, cost of revenues and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, to different segments mainly based on usage, depending on the nature of the relevant costs and expenses. The Company currently does not allocate the assets to its segments, as its CODM does not use such information to allocate resources or evaluate the performance of the operating segments. The Company currently does not allocate other long-lived assets to the geographic operations as most of the Company’s long-lived assets are located in the PRC. In addition, most of the Company’s revenue is derived from within the PRC. Therefore, no geographical information is presented.

The Company’s segment operating performance measure is segment adjusted net loss, which represents net income or loss before (a) depreciation of property, plant and equipment and amortization of intangible asset, and (b) interest income, interest expenses, other income, other expenses, and income tax benefit. The following table presents information about adjusted net loss and a reconciliation from the segment adjusted loss to total consolidated loss from operations for the years ended December 31, 2019 and 2020:

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Revenues:
Merchandise	116,999,008	140,532,604
Fresh products	38,642,424	28,607,589
Total segment revenues	155,641,432	169,140,193

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Year Ended net loss December 31,
	2019	2020
	RMB	RMB
Adjusted net loss:
Merchandise	(122,557,186)	(81,374,642)
Fresh products	(9,184,195)	(9,054,647)
Total adjusted net loss	(131,741,381)	(90,429,289)

Depreciation and amortization expenses – Merchandise	(7,965,470)	(5,129,962)
Depreciation expenses – Fresh products	(1,368,854)	(1,185,677)
Unallocated interest expenses	(4,066,345)	(6,996,708)
Unallocated interest income	287,037	10,360
Unallocated foreign currency exchange (loss)/gain, net	(605,437)	1,069,943
Unallocated other income	4,355,709	5,395,221
Unallocated other expenses	(10,986,902)	(2,947,196)
Unallocated changes in fair value of financial instruments	(7,347,211)	(15,600,310)
Total consolidated loss before income tax benefit	(159,438,854)	(115,813,618)

(ag) Statutory Reserves

In accordance with the PRC Company Laws, the paid-in capitals of the PRC subsidiaries and VIEs are not allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except for liquidation.

In addition, in accordance with the PRC Company Laws, the Company’s PRC subsidiaries and VIEs must make appropriations from their after-tax profits as determined under the generally accepted accounting principles in the PRC (‘‘PRC GAAP’’) to non-distributable reserve funds including statutory surplus fund and discretionary surplus fund. The appropriation to the statutory surplus fund must be 10% of the after-tax profits after offsetting any prior year losses as determined under PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the PRC companies. Appropriation to the discretionary surplus fund is made at the discretion of the PRC companies.

The statutory surplus fund and discretionary surplus fund are restricted for use. They may only be applied to offset losses or increase the registered capital of the respective companies. These reserves are not allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except for liquidation.

No appropriation to the reserve fund was made by the Company’s PRC subsidiaries and VIEs, as these PRC Companies had accumulated losses as determined under PRC GAAP for the years ended December 31, 2019 and 2020.

(ah) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases. ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheets. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. ASU 2016-02 was further amended in June 2020 by ASU 2020-05. Revenue from Contracts with Customers (ASC 606) and Leases (ASC 842), ASU 2020-05 deferred the effective date of new leases standard. As a result, ASC 842, Leases, is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2018. For all other entities, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. As the Company is an “emerging growth company” and elects to apply for the new and revised accounting

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

standards at the effective date for a private company, the Company will adopt ASU 2016-02 for the fiscal year ending December 31, 2022. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In June 2016, the FASB amended ASU 2016-13, Financial Instruments — Credit Losses (ASC 326), Measurement of Credit Losses on Financial Instruments. ASU 2016-13 was further amended in November 2019 by ASU 2019-09, Financial Instruments — Credit Losses (ASC 326), Derivatives and Hedging (ASC 815), and Leases (ASC 842). As a result, ASC 326, Financial Instruments — Credit Losses is effective for public companies for annual reporting periods, and interim periods within those years beginning after December 15, 2019. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. As the Company is an “emerging growth company” and elects to apply for the new and revised accounting standards at the effective date for a private company, the Company will adopt ASU 2016-13 for the fiscal year ending December 31, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. As a result, ASU 2020-06 is effective for public companies for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements.

3. CASH, CASH EQUIVALENTS AND RESTRICTED CASH

A reconciliation of cash, cash equivalents and restricted cash in the consolidated balance sheets to the amounts in the consolidated statement of cash flows is as follows:

	As of December 31,
	2019	2020
	RMB	RMB
Cash and cash equivalents	11,882,630	24,467,650
Restricted cash	34,881,372	34,155,877

Total Cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	46,764,002	58,623,527

4. INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2019	2020
	RMB	RMB
Raw materials	329,291	317,391
Unharvested crops	1,229,820	1,222,331
Merchandise available for sale	6,123,862	3,425,418
Total	7,682,973	4,965,140

Write-downs of nil and RMB127,739 were made to the inventories and recorded in cost of revenues as of December 31, 2019 and 2020, respectively.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets as of December 31, 2019 and 2020 consisted of the following:

	As of December 31,
	2019	2020
	RMB	RMB
Amount due from a supplier*	—	10,000,000
Amount due from a non-controlling shareholder	2,190,000	1,520,200
Value-added tax recoverable	13,897,550	6,491,067
Deposits	2,237,671	1,709,273
Advances to suppliers	6,744,622	2,502,341
Other receivables	2,853,577	1,403,498
Total	27,923,420	23,626,379

____________

*        The balance included an interest free loan of RMB10.0 million lent by the subsidiary of the Company, Fujian Jinjiang Yunmao Electronic-Commerce Co., Ltd. (“Yunmao”) to its supplier La Bi Xiao Xin Snacks Group Limited in 2020 repayable on demand. The loan was repaid in full in March 2021.

6. LONG-TERM INVESTMENT

In August 2020, the Company invested RMB2,460,000 in cash in Shanghai Hongjing Sports Development Co., Ltd. (“Hongjing Sports”), a company focusing on sports industry development and operation, for 10% equity interests. The Company does not have significant influence on Hongjing Sports. The Company elected to measure other equity investments without a readily determinable fair value at cost adjusted for changes resulting from impairments, if any, and observable price changes in orderly transactions for the identical or similar securities of the same issuer. The Company did not identify any observable price change requiring an adjustment to the investments in Hongjing Sports during 2020.

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, as of December 31, 2019 and 2020 consisted of the following:

	As of December 31,
	2019	2020
	RMB	RMB
Building	4,729,780	4,729,780
Operating equipment	9,685,022	9,845,522
Transportation equipment	6,441,352	6,441,352
Electronic equipment	4,226,774	4,382,443
Office equipment and other	5,146,965	5,215,749
Leasehold improvement	8,630,844	3,887,995
Property, plant and equipment	38,860,737	34,502,841
Less: Accumulated depreciation	(27,666,177)	(28,669,212)
Total	11,194,560	5,833,629

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. PROPERTY, PLANT AND EQUIPMENT, NET (cont.)

Depreciation expenses on property, plant and equipment were allocated to the following expense items:

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Cost of revenues	509,312	492,827
Selling and marketing expenses	6,357,163	3,538,682
General and administrative expenses	658,758	475,039
Total depreciation expenses	7,525,233	4,506,548

8. INTANGIBLE ASSET, NET

Definite-lived intangible asset as of December 31, 2019 and 2020 consisted of the following:

	As of December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life
	RMB	RMB	RMB	Year
Franchise agreement	19,900,000	(1,809,091)	18,090,909	11
	As of December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life
	RMB	RMB	RMB	Year
Franchise agreement	19,900,000	(3,618,182)	16,281,818	11

As of December 31, 2020, amortization expense related to the intangible asset for future periods is estimated to be as follows:

For the Year Ending December 31,	RMB
2021	1,809,091
2022	1,809,091
2023	1,809,091
2024	1,809,091
2025	1,809,091
Thereafter	7,236,363

9. GOODWILL

For the years ended December 31, 2019 and 2020, the changes in the carrying value of goodwill by reporting units are as follows:

	Merchandise sales	Fresh agriculture produces	Total
	RMB	RMB	RMB
Balance as of January 1, 2019	—	—	—
Additions	5,549,118	1,116,904	6,666,022
Balance as of December 31, 2019 and 2020	5,549,118	1,116,904	6,666,022

The Company assessed qualitative factors of goodwill arising from acquisitions of Yunmao and Farm and determined that it is more-likely-than not that the fair values of the reporting units were greater than their carrying amounts as of December 31, 2019 and 2020, respectively, the two-step goodwill impairment test is not required to perform.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. BANK BORROWINGS

Short-term bank borrowings:

	As of December 31,
	2019	2020
	RMB	RMB
Secured short-term bank borrowings	31,077,053	49,063,227
Unsecured short-term bank borrowings	9,979,460	—
Total	41,056,513	49,063,227

Long-term bank borrowings:

	As of December 31,
	2019	2020
	RMB	RMB
Secured long-term bank borrowings	4,215,194	3,362,716
Less: Current portion of long-term bank borrowings	(4,215,194)	—
Total	—	3,362,716

Short-term bank borrowings

In February 2018, the Company entered into a one-year credit facility agreement from Postal Savings Bank of China, which allows the Company to draw borrowings up to RMB2,000,000 for general working capital purposes. The borrowings drawn from this facility amounted to RMB2,000,000 and bore an interest rate of 6% per annum. The borrowing was fully paid in February 2019.

In January 2019, the Company entered into a six-month borrowing from the Hongkong and Shanghai Banking Corporation Limited (“HSBC”), amount to RMB2,995,075 and bore an interest rate 4.8% per annum. The borrowing was fully paid in July 2019. The Company also entered into a two-month borrowing from China Zheshang Bank, amounted to RMB300,000 and bore an interest rate 6.8% per annum. The borrowing was fully paid in March 2019.

In July 2019, the Company entered into a one-year credit facility agreement from SPD Silicon Valley Bank (“SSVB”), which allows the Company to draw borrowings up to RMB10.0 million for general working capital purposes. The borrowings drawn from this facility as of December 31, 2019, amounted to RMB9,979,460 and bore an interest rate of 8% per annum. The unused credit limit under this facility was RMB20,540 as of December 31, 2019. The credit facility was repaid in July 2020

In September 2019, the Company entered into an eleven months credit facility agreement from SSVB, which allows the Company to draw borrowings up to RMB2.0 million for general working capital purposes. The borrowings drawn from this facility as of December 31, 2019 amounted to US$15,000 (equivalent to RMB105,361), with an interest rate of 6% per annum. The unused credit limit under this facility was RMB1,894,639 as of December 31, 2019. The credit facility was repaid in July 2020.

In October 2019, the Company entered into a twelve-month credit facility agreement from SSVB, which allows the Company to draw borrowings up to RMB31.0 million for general working capital purposes. The borrowings drawn from this facility bore annual interest rate of Loan Prime Rate (“LPR”) plus 100 basis points and were pledged by a fixed deposit of US$5.1 million of a subsidiary of the Company. The company repaid the borrowings of RMB30,971,692 at maturity in 2020 and borrowed the same amount subsequently. The balance of bank borrowing under this credit facility agreement amounted to RMB30,971,692 and the unused credit limits under this facility were RMB28,308 as of December 31, 2019 and 2020.

In March 2020, the Company entered into a three-month borrowing from HSBC, amounted to RMB3,003,862 and bore an interest rate 5% per annum. The borrowing was fully repaid in June 2020.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. BANK BORROWINGS (cont.)

In March 2020 the Company entered into a one-year credit facility agreement from Xiamen Bank, which allows the Company to draw borrowings up to RMB10.0 million for general working capital purposes. The borrowings drawn from this facility as of December 31, 2020 amounted to RMB10.0 million and bore an interest rate of 4.55% per annum.

In April 2020, the Company entered into a three-month borrowing from HSBC, amounted to RMB3,700,000 and bore an interest rate 4.8% per annum. The borrowing was fully repaid in July 2020.

In October 2020, the Company entered into a one-year credit facility agreement from SSVB, which allows the Company to draw borrowings up to RMB10.0 million for general working capital purposes. In October 2020, the borrowing drawn from this facility was RMB9,709,842 and RMB1,618,307 was repaid in 2020. The borrowings drawn from this facility as of December 31, 2020, amounted to RMB8,091,535 and bore an interest rate of 8% per annum. The unused credit limit under this facility was RMB1,908,465 as of December 31, 2020.

Short-term bank borrowings were RMB denominated borrowings by the subsidiaries from financial institutions in the PRC. Borrowings of RMB30,971,692 were pledged by fixed deposit of US$5,098,485. The weighted average interest rate for short-term borrowings as of December 31, 2019 and 2020 were approximately 5.9% and 4.9%, respectively.

Long-term bank borrowings

The Company also entered into several bank borrowing agreements with certain banks pursuant to which the outstanding bank borrowings balances were RMB4,215,194 and HK$4,000,000 (equivalent to RMB3,362,716) as of December 31, 2019 and 2020, respectively. In September 2020, Mr. Samuel Lim Derk Shuen, spouse of Founder, guaranteed a three-year secured loan of HK$4,000,000 (equivalent to RMB3,362,716) for free for the Company. As of December 31, 2019, the outstanding long-term bank borrowings balance repayable within the next twelve months were classified as “current portion of long-term bank borrowings” on the consolidated balance sheets. These borrowings bore interest at a range of 8% – 8.5% per annum.

The aggregate maturities of the above long-term bank borrowings for each year subsequent to December 31, 2020 are as follows:

For the Year Ending December 31,	RMB
2021	—
2022	3,362,716

11. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As of December 31,
	2019	2020
	RMB	RMB
Salary and welfare payables	8,395,301	11,806,957
Payable for acquisition of Yunmao and Farm*	10,200,001	10,200,001
Loans from employees**	8,209,327	9,006,265
Loans from individuals**	200,000	5,389,889
Deposits from suppliers	694,141	903,382
Payable for lease of land	1,325,983	2,566,059
Tax payables	6,818,430	15,162,533
Accrued utilities and other expenses	6,234,025	5,971,242
Total	42,077,208	61,006,328

____________

*         Cash consideration payable of RMB10,200,000 for business combination of Yunmao was fully paid in March 2021.

**      Loans borrowed from third party individuals and employees are for general working capital use and are interest free and repayable on demand.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. LEASES

Operating leases

The Company leases its offices, retail stores and lands under non-cancellable lease agreements that are classified as operating leases. The Company’s operating leases would expire from 2021 to 2024. Lease expenses gross of sub-lease income were RMB16.9 million and RMB13.8 million for the years ended December 31, 2019 and 2020, respectively.

Future minimum operating lease payments as of December 31, 2020 are summarized as follows:

As of December 31,	RMB
2021	10,517,947
2022	9,605,204
2023	5,215,072
2024	792,865

There were no future operating subleases receivable as of December 31, 2020.

13. BUSINESS COMBINATION

On January 10, 2019, the Company entered into a purchase agreement to acquire 60% of the equity interests of Yunmao for a total consideration including a cash consideration payable of RMB10,200,000, and issuance of 987,765 number of share options to the shareholder of Yunmao, Mr. Zheng Dongfang, with an exercise price of US$1.51 per share. These share options shall be exercisable upon an exercise event which is a qualified IPO as defined by the share option agreement, regardless of grantee’s engagement status with the Company in 10 years. Yunmao is principally engaged in merchandise sales.

Acquisition of Yunmao diversifies the Company’s existing business portfolio, reduces the overall risk profile, and broadens the source of income of the Company.

The transaction was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations and the allocation of the consideration transferred to the assets acquired and liabilities assumed, and the related estimated lives of depreciable tangible and identifiable intangible assets require a significant amount of judgment.

The Company made estimates and judgments in determining the fair value of consideration transferred, acquired assets and liabilities assumed, based on management’s experiences with similar assets and liabilities with the assistance of an independent valuation firm. The allocation of the purchase price is as follows:

Assets acquired as of January 2019	RMB
Cash and cash equivalents acquired in the business combination	929,668
Accounts receivable	1,530,758
Inventories	2,959,663
Amount due from a non-controlling shareholder	2,490,000
Prepayments and other current assets	5,140,999
Property, plant and equipment, net	1,138,788
Intangible asset, net– franchise agreement	19,900,000
Accounts payable	(2,401,150)
Accrued expenses and other current liabilities	(10,455,918)
Deferred tax liabilities	(4,841,492)
Total identifiable assets acquired and liabilities assumed	16,391,316

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. BUSINESS COMBINATION (cont.)

Assets acquired as of January 2019	RMB
Fair value of equity held by non-controlling interest	6,794,499
Consideration – Cash payable	10,200,000
Consideration – Share options*	4,945,935
Total consideration	21,940,434
Goodwill	5,549,118

____________

*         The share options granted to the selling shareholder represented additional consideration for the acquisition. The fair value of the grant date was US$0.74 per share, resulted in a total consideration of RMB4,945,935 for the business combination.

The fair values of share options granted are estimated on the dates of grant using the binomial option pricing model with the following assumptions used:

Risk-free rate of return	2.80%
Volatility	38.00%
Expected dividend yield	—
Exercise multiple	N/A
Fair value of underlying ordinary share	US$1.43
Expected terms	10 years

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected exercise multiple was estimated as the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. Expected term is the contract life of the option.

The fair value of non-controlling interest was estimated based on the discounted cash flows of the acquired entity taking into account the most recent financial forecast for a period of 5 years, a terminal growth rate of 3%, a discounting factor of 26% and a discount of lack of marketability of 20%.

Goodwill recognized on the acquisition is attributable mainly to the skills and technical talent of the target Company’s work force. None of the goodwill is expected to be deductible for income tax purpose.

On January 10, 2019, the Company entered into a series of contractual agreements to obtain control of Farm entities, the consideration for the acquisition included cash of RMB1.0 and 360,144 share options issued to the shareholder of Farm, Mr. Cui Yixiong in January 2019 with an exercise price of US$1.46 per share. Farm entities are principally engaged in agriculture produce and sales.

Acquisition of Farm entities diversifies the Company’s existing business portfolio, reduces the overall risk profile, and broadens the source of income of the Company.

The transaction was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations and the allocation of the consideration transferred to the assets acquired and liabilities assumed, and the related estimated lives of depreciable tangible and identifiable intangible asset will require a significant amount of judgment.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. BUSINESS COMBINATION (cont.)

The Company made estimates and judgments in determining the fair value of acquired assets and liabilities, based on management’s experiences with similar assets and liabilities with the assistance of an independent valuation firm. The allocation of the purchase price is as follows:

Assets acquired as of January 2019	RMB
Cash and cash equivalents of the business combination	1,033,982
Accounts receivable	1,315,781
Inventories	1,515,575
Prepayments and other current assets	2,318,989
Property, plant and equipment, net	5,506,786
Short-term bank borrowings	(2,000,000)
Accounts payable	(5,594,199)
Accrued expenses and other current liabilities	(3,379,945)
Total identifiable assets acquired and liabilities assumed	716,969
Consideration – Cash payable	1
Consideration – Share options*	1,833,872
Total consideration	1,833,873
Goodwill	1,116,904

____________

*         The share options granted to the selling shareholder represented additional consideration for the acquisition. The fair value of the grant date was US$0.75 per share, which resulted in the total consideration for the business combination of RMB1,833,872.

The fair values of share options granted are estimated on the dates of grant using the binomial option pricing model with the following assumptions used:

Risk-free rate of return	2.80%
Volatility	38.00%
Expected dividend yield	—
Exercise multiple	N/A
Fair value of underlying ordinary share	US$1.43
Expected terms	10 years

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected exercise multiple was estimated as the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. Expected term is the contract life of the option.

Goodwill recognized on the acquisition is attributable mainly to the skills and technical talent of the Farm entities’ work force. None of the goodwill is expected to be deductible for income tax purpose.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES

In April 2016, the Company issued 11,599,000 Series A redeemable convertible preferred shares to an investor at US$0.45 per share for a total cash consideration of US$5.2 million (equivalent to RMB33.9 million).

In October 2016, the Company issued 4,431,000 Series A-1 redeemable convertible preferred shares to an investor at US$1.05 per share for a total cash consideration of US$4.7 million (equivalent to RMB31.5 million).

In July 2017, the Company issued 3,644,000 Series B redeemable convertible preferred shares to an investor at US$1.92 per share for a total cash consideration of US$7.0 million (equivalent to RMB47.6 million).

In November 2017, the Company in aggregate issued 3,661,000 Series B-1 redeemable convertible preferred shares to investors at US$2.21 per share for a total cash consideration of US$8.1 million (equivalent to RMB53.5 million). In connection with the issuance of Series B-1 redeemable convertible preferred shares, the Company agreed to grant one investor an option (“the 2017 Option”) to acquire 907,000 number of equity securities in the next qualified financing for the consideration of US$2.0 million (equivalent to RMB13.3 million).

In September 2018, the Company issued 3,289,510 Series B-2 redeemable convertible preferred shares to an investor at US$3.04 per share for a total cash consideration of US$10.0 million (equivalent to RMB68.5 million). In addition, the Company also issued 2,088,533 Series B-2 redeemable convertible preferred shares to convertible loan holders who elected to convert their 2018 Convertible loans upon the closing of the Series B-2 redeemable convertible preferred shares financing (note 15). In September 2018, the Company received an amendment letter from the 2017 Option holder proposing to amend the 2017 Option so that the option can be exercised at the Company’s next qualified financing after the issuance of B-2 redeemable convertible preferred shares.

In July 2019, the Company issued 822,369 Series B-2 redeemable convertible preferred shares to investors at US$3.04 per share for a total cash consideration of US$2.5 million (equivalent to RMB17.2 million).

In July 2019, the Company issued 1,769,242 Series C redeemable convertible preferred shares to investors at US$3.57 per share for a total cash consideration of US$6.3 million (equivalent to RMB43.4 million). In addition, the 2017 Option holder exercised the option to acquire 907,000 Series C redeemable convertible preferred shares for a total cash consideration of US$2.0 million (equivalent to RMB13.7 million). The 907,000 Series C redeemable convertible preferred shares were recorded at their fair value of US$3.57 per share and any change of the fair value of the 2017 Option was recorded in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

In addition, upon the closing of the Series C redeemable convertible preferred shares financing, the Company issued 760,001 Series C redeemable convertible preferred shares to holders of March 2019 Convertible Loan who elected to convert all of their March 2019 Convertible Loan (note 15); the Company also agreed with the holders of the March 2019 Shareholder Loan (note 15) to modify the settlement that the March 2019 Shareholder Loan were settled by the Company issuing 1,210,287 Series C redeemable convertible preferred shares to the loan holders.

In December 2020, in connection with a next qualified financing anticipated to be closed in February 2021, the Company received US$3.9 million (equivalent to RMB25.7 million) from shareholders in advance, recorded as non-current advances from shareholders.

The key terms of the Series A, Series A-1, Series B, Series B-1, Series B-2, Series C (collectively the “Redeemable Convertible Preferred Shares”) are summarized below:

Redemption Rights

Prior to the issuance of Series B-2 Redeemable Convertible Preferred Shares in September 2018, Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares shall be redeemable at the option of holders, at any time after the earlier of (i) the fifth (5th) anniversary of the respective issue dates of Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares, (ii) there is a material breach of the Series A, A-1, B and B-1 purchase agreements or any other

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

related agreements (as defined in the Series A, A-1, B and B-1 purchase agreements) by any company or shareholder other than the redeemable convertible preferred shareholders, (iii) holder of any equity securities of the Company has requested a redemption of their shares, with the prior written consent of the holders holding at least a majority of the same series of the outstanding redeemable convertible preferred shares.

Upon the issuance of Series B-2 Redeemable Convertible Preferred Shares in September 2018, the redemption terms of Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares were modified to be the same as Series B-2 Redeemable Convertible Preferred Shares, in which they were redeemable at the option of holders at any time after the earlier of (i) January 1, 2022, (ii) there is a material breach of the Series A, A-1, B and B-1 purchase agreements or any other related agreements (as defined in the Series A, A-1, B and B-1 purchase agreements) by any company or shareholder other than the redeemable convertible preferred shareholders, (iii) holder of any equity securities of the Company has requested a redemption of their shares, with the prior written consent of the holders holding at least a majority of the same series of the outstanding redeemable convertible preferred shares.

Series B-2 and C Redeemable Convertible Preferred Shares shall be redeemable at the option of holders, at any time after the earlier of (i) January 1, 2022; (ii) there is a material breach of the Series B-2 and C purchase agreements or any other related agreements (as defined in the Series B-2 and C purchase agreements) by any company or shareholder other than the redeemable convertible preferred shareholders, (iii) holder of any equity securities of the Company has requested a redemption of their shares, with the prior written consent of the holders holding at least a majority of the same series of the outstanding redeemable convertible preferred shares.

In October 2021, all investors of Company’s Redeemable Convertible Preferred Shares investors signed confirmation letters with the Company that they will not exercise their redemption rights at any time on or before January 1, 2023.

The redemption price equals to 100% of the Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares issue price with an 12% compound interest per annum, plus any declared but unpaid dividends on such Redeemable Convertible Preferred Shares. The redemption price equals to 100% of the Series B-2 and C Redeemable Convertible Preferred Shares subscription price with an 8% compound interest per annum, plus any declared but unpaid dividends on such Redeemable Convertible Preferred Shares.

Conversion Rights

Each Redeemable Convertible Preferred Share shall be convertible, at the option of the holder, at any time after the date of issuance of such Redeemable Convertible Preferred Share according to an initial conversion ratio of 1:1, subject to adjustments for dilution, including but not limited to share splits, share combination, share dividends and distribution and adjustment in conversion price for dilutive issuances.

Each Redeemable Convertible Preferred Share shall automatically be converted into ordinary shares upon the earlier of (i) the consummation of a qualified IPO or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the requisite majority (voting as separate series, and on an as-converted basis).

Voting Rights

Each Redeemable Convertible Preferred Shareholder shall be entitled to one vote for each Ordinary Share into which such Redeemable Convertible Preferred Shares could then be converted, and with respect to such vote, such shareholder shall have full voting rights and powers equal to the voting rights and powers of the ordinary shareholders.

Dividend Rights

Each holder of the Redeemable Convertible Preferred Shares shall be entitled to receive dividends at 5% per annum of the respective subscription price. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be cumulative.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

Liquidation Preferences

Upon the occurrence any liquidation event, all assets and funds of the Company legally available for distribution to the shareholders shall be distributed in the following manner and order:

(1)    Holders of Series C Redeemable Convertible Preferred Shares;

(2)    Holders of Series B-2 Redeemable Convertible Preferred Shares;

(3)    Holders of Series B-1 Redeemable Convertible Preferred Shares;

(4)    Holders of Series B Redeemable Convertible Preferred Shares;

(5)    Holders of Series A-1 Redeemable Convertible Preferred Shares;

(6)    Holders of Series A Redeemable Convertible Preferred Shares;

(7)    Holders of Series Seed Convertible Preferred Shares (note 17);

(8)    all the Class B ordinary shares shall be cancelled.

Shareholders of Series C and Series B-2 Redeemable Convertible Preferred Shares shall be entitled to receive, prior to and in preference to any distribution of any of the assets or funds of the Company to the holders of any previous Redeemable Convertible Preferred Shares, series seed convertible preferred shares and ordinary shares, the amount equal to the sum of 100% of its subscription price on each Redeemable Convertible Preferred Shares, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends.

Shareholders of Series B-1, Series B, Series A-1 and Series A Redeemable Convertible Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any previous Redeemable Convertible Preferred Shares, Series Seed Convertible Preferred Shares and ordinary shares, the amount equal to the sum of 100% of its subscription price on each Redeemable Convertible Preferred Shares, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends.

After unconditional and irrevocable distribution or payment in full of amount to the preferred shareholders above, all remaining assets and funds of the Company available for distribution to the shareholders shall be distributed ratably among all the shareholders based on the number of shares held by such shareholders on a fully diluted basis. If the value of the remaining assets of the Company is less than the aggregate liquidation preference amount payable to the holders of a particular series of preferred shares, then the remaining assets of the Company shall be distributed pro rata amongst the holders of all outstanding preferred shares of that series.

All remaining assets and funds of the Company available for distribution to the shareholders shall be distributed rateably among all the shareholders based on the number of shares held by such shareholders on a fully diluted basis.

Initial measurement and subsequent accounting for Redeemable Convertible Preferred Shares

The Redeemable Convertible Preferred Shares are initially classified as mezzanine equity in the consolidated balance sheets as these Redeemable Convertible Preferred Shares may be redeemed at the options of the holders on or after an agreed upon date outside the sole control of the Company. The holders of the Redeemable Convertible Preferred Shares have the ability to convert the instrument into the Company’s ordinary shares. The Redeemable Convertible Preferred Shares are recognized at their respective fair value at the date of issuance, net of issuance costs or at the amount after allocating proceeds from the issuance of the Series B-1 Redeemable Convertible Preferred Shares to the 2017 Option based on its fair value of RMB2.6 million (US$0.4 million). The issuance costs for Series A, A-1, B, B-1, B-2 and C Redeemable Convertible Preferred Shares were nil, respectively.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

The Company evaluated the embedded conversion option in the Redeemable Convertible Preferred Shares to determine if there were any embedded derivatives requiring bifurcation and to determine if there were any beneficial conversion features (“BCF”). The conversion option of the Redeemable Convertible Preferred Shares is not bifurcated because the conversion option is clearly and closely related to the host equity instrument. The contingent redemption options of the Redeemable Convertible Preferred Shares are not bifurcated because the underlying ordinary shares are not net settable since the Redeemable Convertible Preferred Shares were neither publicly traded nor readily convertible into cash.

BCF exist when the conversion price of the Redeemable Convertible Preferred Shares is lower than the fair value of the ordinary shares at the commitment date, which is the issuance date of the Redeemable Convertible Preferred Shares. No BCF was recognized for the Redeemable Convertible Preferred Shares as the fair value per ordinary share at the commitment date was less than the respective most favorable conversion price. The Company determined the fair value of the Company’s Ordinary Shares with the assistance of an independent third-party valuation firm, utilizing the discounted cash flow method to determine the underlying equity value and adopted equity allocation model.

The contingent conversion price adjustment is accounted for as a contingent BCF. Changes to the conversion terms that would be triggered by future events not controlled by the issuer should be accounted as contingent conversions, and the intrinsic value of such conversion options would not be recognized until and unless a triggering event occurred. No contingent BCF was recognized for any of the Redeemable Convertible Preferred Shares for the years ended December 31, 2019 and 2020, respectively.

As the Redeemable Convertible Preferred Shares are redeemable at holders’ discretion at any time, the Company adjusts the Redeemable Convertible Preferred Shares to their maximum redemption amount at each reporting date. The adjustments were recorded, in the absence of retained earnings, first as a reduction of additional paid-in capital and then as an increase to the net loss attributable to ordinary shareholders. The accretion charges were RMB39.8 million and RMB49.3 million for the years ended December 31, 2019 and 2020, respectively.

Modification and Extinguishment of Redeemable Convertible Preferred Shares

Upon the issuance of the Series B-2 Redeemable Convertible Preferred Shares in September 2018, the redemption term of Series A, A-1, B and B-1 Redeemable Convertible Preferred Shares were modified to be the same as the redemption term of the B-2 Redeemable Convertible Preferred Shares to extend the earliest redemption date to January 1, 2022 in the event the Company does not complete a qualified IPO.

The Company assessed whether there was a change in fair value of each modification of Redeemable Convertible Preferred Shares exceeding 10% immediately after the change in terms compared to the fair value of the Redeemable Convertible Preferred Shares immediately before the amendment at each modification date. A change in fair value exceeding 10% would result in extinguishment accounting, while a change in fair value not exceeding 10% would be considered non-substantive and subject to modification accounting.

The Company accounts for modifications that result in an increase to the fair value of the modified Redeemable Convertible Preferred Shares as a deemed dividend reconciling net loss to net loss attributable to ordinary shareholders as there is a transfer of value from the ordinary shareholders to the redeemable convertible preferred shareholders. Modifications that result in a decrease in the fair value of the modified Redeemable Convertible Preferred Shares were not recognized. With the assistance of an independent third-party valuation firm, the Company determined that the change in fair value for each modification did not exceed 10% and did not result in any substantial increase to the fair value of the modified Redeemable Convertible Preferred Shares.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. REDEEMABLE CONVERTIBLE PREFERRED SHARES (cont.)

The Company’s Redeemable Convertible Preferred Shares activities consist of the following:

	Series A Redeemable Convertible Preferred Shares		Series A-1 Redeemable Convertible Preferred Shares		Series B Redeemable Convertible Preferred Shares		Series B-1 Redeemable Convertible Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB		RMB
Balance as of January 1, 2019	11,599,000	49,048,494	4,431,000	40,813,280	3,644,000	56,777,599	3,661,000	62,836,028
Issuance of Redeemable Convertible Preferred Shares, net of issuance costs	—	—	—	—	—	—	—	—
Accretion of Redeemable Convertible Preferred Shares	—	5,912,576	—	4,919,858	—	6,844,285	—	7,574,602
Foreign currency translation adjustment	—	877,716	—	730,348	—	1,016,028	—	1,124,441
Balance as of December 31, 2019	11,599,000	55,838,786	4,431,000	46,463,486	3,644,000	64,637,912	3,661,000	71,535,071
Issuance of Redeemable Convertible Preferred Shares, net of issuance costs	—	—	—	—	—	—	—	—
Accretion of Redeemable Convertible Preferred Shares	—	6,640,989	—	5,525,971	—	7,687,482	—	8,507,772
Foreign currency translation adjustment	—	(3,967,933)	—	(3,301,720)	—	(4,593,203)	—	(5,083,319)
Balance as of December 31, 2020	11,599,000	58,511,842	4,431,000	48,687,737	3,644,000	67,732,191	3,661,000	74,959,524
	Series B-2 Redeemable Convertible Preferred Shares		Series C Redeemable Convertible Preferred Shares		Total
	Shares	Amount	Shares	Amount	Shares	Amount
		RMB		RMB		RMB
Balance as of January 1, 2019	5,378,043	114,816,133	—	—	28,713,043	324,291,534
Issuance of Redeemable Convertible Preferred Shares, net of issuance costs	822,369	17,169,257	4,646,530	113,947,304	5,468,899	131,116,561
Accretion of Redeemable Convertible Preferred Shares	—	9,867,380	—	4,677,953	—	39,796,654
Foreign currency translation adjustment	—	2,278,728	—	1,665,575	—	7,692,836
Balance as of December 31, 2019	6,200,412	144,131,498	4,646,530	120,290,832	34,181,942	502,897,585
Issuance of Redeemable Convertible Preferred Shares, net of issuance costs	—	—	—	—	—	—
Accretion of Redeemable Convertible Preferred Shares	—	11,427,261	—	9,537,087	—	49,326,562
Foreign currency translation adjustment	—	(9,936,030)	—	(8,292,519)	—	(35,174,724)
Balance as of December 31, 2020	6,200,412	145,622,729	4,646,530	121,535,400	34,181,942	517,049,423

15. CONVERTIBLE LOANS AND SHAREHODER LOANS

2018 Convertible Loan

In June 2018, the Company issued US$ denominated convertible loans for an aggregate principal amount of US$5.0 million (“2018 Convertible Loan”). The 2018 Convertible Loan bears interest of 8.0% per annum, is repayable within 12 months from the issue date, and could be converted at the completion date of a next round of financing at a price per share as below:

(a)     where the proposed financing occurs within two (2) months from the first drawdown date, a price per share being a 15% discount to the price per share paid by the investors on such proposed financing;

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

(b)    where the proposed financing occurs after two (2) but within six (6) months from the first drawdown date, a price per share being a 20% discount to the price per share paid by the investors on such proposed financing; or

(c)     where the proposed financing occurs after six (6) months from the first drawdown date, a price per share being a 30% discount to the price per share paid by the investors on such proposed financing.

The Company elected to record the 2018 Convertible Loan at fair value. In September 2018, the Company closed a qualified financing of Series B-2 Redeemable Convertible Preferred Shares (note 14). The holders elected to convert all the 2018 Convertible Loan into 2,088,533 Series B-2 Redeemable Convertible Preferred Shares at a conversion price of US$2.39 per share, a 20% discount to the price per share paid by the investors of Series B-2 Redeemable Convertible Preferred Shares. As the embedded variable share conversion features are share settled by a number of shares with a fair value equal to a fixed monetary amount, they are considered as an in-substance contingent prepayment option because the settlement amount does not vary with the share price. Therefore, the Company applied the debt extinguishment to account for the conversion. The Company recognized the fair value of Series B-2 Redeemable Convertible Preferred Shares and derecognized the carrying value of the 2018 Convertible Loan upon the conversion.

January 2019 Shareholder Loan

In January 2019, the Company entered into a shareholder loan agreement with an investor for an aggregate principal amount of HK$23.5 million (the “January 2019 Shareholder Loan”). The loan bears interest of 12% per annum and is repayable within 12 months from the issue date. Concurrent with the loan, the Company granted a warrant (“B-2 Warrant”) to the investor for a consideration of HK$1.0 to subscribe for Series B-2 Redeemable Convertible Preferred Shares at an exercise price of US$3.95 per share. The total subscription price for the warrant shall not exceed one-third of the loan, plus any accrued but unpaid interest. The B-2 Warrant will expire on the earlier of: (i) the date of the closing of the first firm commitment, underwritten public offering to the general public of the ordinary shares of the Company where the valuation of the Company is no less than US$400,000,000; or (ii) 23 January 2022.

In September 2019, the Company agreed with the lender to extend the loan to be expired by 25 September 2020, and revised interest to 6% per annum and concurrently granted an additional warrant (“C Warrant”) to the same lender for a consideration of HK$1.0 to subscribe for Series C Redeemable Convertible Preferred Shares at an exercise price of US$3.57 per share. The total subscription price for the warrant shall not exceed one-third of the loan, plus any accrued but unpaid interest. The C Warrant will expire on the earlier of: (i) the date of the closing of the first firm commitment, underwritten public offering to the general public of the ordinary shares of the Company where the valuation of the Company is no less than US$400,000,000; or (ii) 25 September 2022.

In October 2020, the Company agreed with the lender to extend the loan to be expired by March 2021, and revised interest to 8% per annum. In addition, the Company revised the exercise price of both B-2 Warrant and C Warrant to US$2.37 per share. Both B-2 Warrant and C Warrant became exercisable at the time on the earlier of: (i) the consummation of a qualified IPO; and (ii) 25 September 2023.

The warrants are legally detachable and separately exercisable for underlying Redeemable Convertible Preferred Shares that are contingently redeemable and therefore are considered a freestanding financial liability under ASC 480. The warrants are initially measured and recognized at its fair value and also subsequently measured at fair value with changes in fair value recognized in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

The Company assessed whether there were substantial changes of terms of the January 2019 Shareholder Loan. If the terms are substantially different, the modification is accounted for as a debt extinguishment. Otherwise, it is accounted for as a modification. In order to determine whether the terms are substantially different upon each modification, the Company compared whether the present value of the cash flows under the terms of the modified debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt instrument. If the terms of a non-convertible debt instrument are modified and the cash flow effect on a present value

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

basis is less than 10 percent, the debt instruments are not considered to be substantially different. The calculation of the present value of the cash flows of the new debt instrument included all cash flows specified by the terms of the new debt instrument plus any amounts paid by the Company, in this case, the issuance of new warrants upon the first modification and the revision of the warrant terms upon the second modification.

Based on the above assessment, it was determined that there was no substantial change of terms in the first modification and the new debt was accounted for at amortized cost using a new effective interest rate determined based on the original debt’s net carrying amount after deducting the fair value of the newly issued C Warrant and the revised cash flow under the term of the modified debt instrument.

For the second modification, it was determined that there was substantial change of terms and extinguishment accounting was applied. The excess of the reacquisition price of debt, being the fair value of the new debt instruments and the incremental fair value of RMB2.9 million (US$0.5 million) of the warrants resulted from the revision of the exercise price, over the net carrying amount of the extinguished debt was recognized as losses upon the extinguishment (note 20).

March 2019 Convertible Loan

In March 2019, the Company issued a US$ denominated convertible loan of US$2.0 million to an investor (“the March 2019 Convertible Loan). The March 2019 Convertible Loan bears interest of 8% per annum, is repayable within 12 months from the issue date, and could be converted at the completion date of a next round of financing at a price per share being a 25% discount to the price per share paid by the investors on such proposed financing.

As the embedded variable share conversion features will be share settled by a number of shares with a fair value equal to a fixed settlement amount, they are considered as an in-substance contingent prepayment option because the settlement amount does not vary with the share price. The Company elected to record the March 2019 Convertible Loan at fair value.

In May 2019, in connection with a qualified financing of Series C Redeemable Convertible Preferred Shares (note 14). The holders elected to convert all the March 2019 Convertible Loan into 760,001 Series C Redeemable Convertible Preferred Shares at a conversion price of US$2.63 per share, with a 25% discount to the price per share paid by the investors of Series C Redeemable Convertible Preferred Shares. As the variable share conversion feature was considered an in-substance contingent prepayment option, the Company applied the debt extinguishment guidance in ASC405-20 to account for the conversion. The Company recognized the fair value of Series C Redeemable Convertible Preferred Shares and derecognized the fair value of the March 2019 Convertible Loan which resulted in an extinguishment loss of RMB2.1 million (US$0.3 million) that was recognized as “other expenses” (note 20) in the consolidated statement of comprehensive loss for the year ended December 31, 2019.

March 2019 Shareholder Loan

In March 2019, the Company borrowed US$ denominated loans of US$3.0 million from shareholders. The loans bear interest of 12% per annum and have terms of 12 months from the issue date. Upon the occurrence of the next equity financing of the Company after the date of this agreement, the lenders may at any time elect to request the Company for repayment of the loan and accrued interest.

Concurrently, the Company granted warrants to each of the loan holders for a total consideration of US$1.0 to subscribe for Series B-2 Redeemable Convertible Preferred Shares at the price of US$3.952 per share (the “March 2019 B-2 Warrant”). The total subscription price for the March 2019 B-2 Warrant shall not exceed one-third of the loan plus any accrued but unpaid interest. The March 2019 B-2 Warrant is exercisable at the time on the earlier of: (i) the date of the closing of the first firm commitment, underwritten public offering to the general public of the ordinary shares of the Company where the valuation of the Company is no less than US$400,000,000; or (ii) 4 March 2022.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

In May 2019, the holders agree with the Company that the term of March 2019 B-2 Warrant shall be amended, and that total subscription price shall not exceed US$1.0 million.

The Company elected to record the March 2019 Shareholder Loan at fair value.

The March 2019 B-2 Warrant is legally detachable and separately exercisable for underlying Redeemable Convertible Preferred Shares that are contingently redeemable and therefore are considered a freestanding financial liability under ASC 480. Proceeds received for the concurrent issuance of the March 2019 Shareholder Loan and March 2019 B-2 Warrant to individual investors were allocated between March 2019 Shareholder Loan and March 2019 B-2 Warrant based on their relative fair values. Both the March 2019 Shareholder Loan and March 2019 B-2 Warrant is subsequently measured at fair value with changes in fair value recognized in “changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

In July 2019, the Company agreed with the holders to settle this loan by issuing 1,210,287 Series C Redeemable Convertible Preferred Shares instead. The conversion price was US2.48 per share, a 30% discount to the fair value of the Series C Redeemable Convertible Preferred Shares. The Company applied the debt extinguishment guidance to account for this settlement, recognized the fair value of Series C Redeemable Convertible Preferred Shares and derecognized the carrying value of the March 2019 Shareholder Loan which resulted in an extinguishment loss of RMB8.9 million (US$1.3 million) that was recognized as “other expenses” (note 20) in the consolidated statement of comprehensive loss for the year ended December 31, 2019.

July 2019 Convertible Loan

In July 2019, the Company issued US$ denominated convertible loans of US$4.2 million to a number of investors (“the July 2019 Convertible Loan’). No interest shall accrue on the July 2019 Convertible Loan. The lenders could elect to convert the July 2019 Convertible Loan into series seed preferred shares on or after the proposed financing conversion date at a fixed conversion price of US$2.1058. The lenders also has right to convert the July 2019 Convertible Loan into ordinary shares on or after the qualified IPO at a fixed conversion price of US$2.1058. Upon qualified IPO or a termination event, the lenders may request the Company to repay the July 2019 Convertible Loan in full if the July 2019 Convertible Loan has not been converted.

As the embedded conversion features are underlying preferred shares and could not be publicly traded or readily convertible into cash, the embedded conversion feature is not an embedded derivative and does not require bifurcation.

The Company further evaluated the embedded contingent redemption feature in accordance with ASC 815 and concluded that it is not required to be bifurcated because it is considered to be clearly and closely related to the debt host, as the loans were not issued at a substantial discount or premium and are redeemable at par. There were no other embedded derivatives that are required to be bifurcated. In addition, no BCF was recorded at the issuance date of the July 2019 Convertible Loan based on the fair value of the ordinary shares or other securities into which the July 2019 Convertible Loan was convertible.

The July 2019 Convertible Loan was recorded as non-current liabilities at amortized cost and the balance as of December 31, 2019 and 2020 were RMB29.2 million (US$4.2 million) and RMB27.3 million (US$4.2 million), respectively.

In February 2021, in connection with a qualified financing of Series C-1 Redeemable Convertible Preferred Shares, the term of the July 2019 Convertible Loan was modified (note 28).

2020 Convertible Loan

In March 2020, the Company issued US$ denominated convertible loan for an aggregate principal amount of US$3.0 million. Further, in June, July and October 2020, the Company issued convertible loans with the aggregate principal amount of US$1.6 million. Collectively, these convertible loans are referred to as the “2020 Convertible Loan”. The 2020 Convertible Loan bear interest of 10% per annum and have terms of 12 months from the draw down date.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. CONVERTIBLE LOANS AND SHAREHODER LOANS (cont.)

Upon the proposed financing, lenders could elect to convert the 2020 Convertible Loan into preferred shares issued in the proposed financing, at a conversion price equal to 65% per share price applicable in the proposed financing. Upon qualified IPO, lenders could elect to convert the 2020 Convertible Loan into ordinary shares, at a conversion price equal to 65% per IPO share price.

Concurrently with the drawdown of the 2020 Convertible Loan, the lenders were issued warrants (the “C-1 Warrant”), pro rata to their lending principal amount, which entitle them to, upon the occurrence of: (1) a qualified IPO, (2) proposed financing, or (3) a liquidation event, requesting the Company to issue certain amount of ordinary shares in the case of (1) or new preferred shares in the case of (2) and (3), determined by a formula, at a total nominal consideration of US$1.0 for all shares. The lenders shall each have the right to choose either to exercise the C-1 Warrant or the conversion options, but not both.

Lenders have the right to demand immediate repayment of the 2020 Convertible Loan together with accrued but unpaid interest upon the occurrence of a trigger event as long as no conversion option or C-1 Warrant (see below) have been exercised. In particular, upon the occurrence of a liquidation event or event of default, the lenders shall have the right to elect to require the Company to redeem the 2020 Convertible Loan at an effect interest rate of 60% per annum.

The C-1 Warrant was considered an embedded feature rather than a freestanding instrument as it is not separately exercisable. As the embedded variable share conversion features will be share settled by a number of shares with a fair value equal to a fixed monetary amount, they are considered as an in-substance redemption feature because the settlement amount does not vary with the share price. The Company elected to record the 2020 Shareholder Loans at fair value in their entirety.

In February 2021, in connection with a qualified financing of Series C-1 Redeemable Convertible Preferred Shares, holders of US$3.8 million 2020 Convertible Loan agreed a modification with the Company (note 28).

As of December 31, 2019 and 2020, the balances of convertible loans and shareholder loans measured at amortized cost and fair value respectively, were summarized as below:

	As of December 31,
	At amortized cost		At fair value
	2019	2020	2019	2020
	RMB	RMB	RMB	RMB
Current:
January 2019 Shareholder Loan	19,642,086	19,550,232	—	—
November 2020 Shareholder Loan	—	4,528,702	—	—
2020 Convertible Loan	—	—	—	44,286,437
Total	19,642,086	24,078,934	—	44,286,437

Non-current:
July 2019 Convertible Loan	29,186,808	27,298,913	—	—

16. ORDINARY SHARES

The Company was incorporated in April 2012, as of December 31, 2019 and 2020. The number of Company’s authorized Class A ordinary shares were 14,000,000 with par value of US$0.001 per share. The number of Class A ordinary shares issued and outstanding was 14,000,000 as of December 31, 2019 and 2020, respectively.

In May 2019, the Company issued 14,000,000 Class B ordinary shares to the Founder for a total cash consideration of US$1.0. The shareholder of Class B ordinary shares shall be entitled to ten votes for each share and only held by the Founder, not be entitled to dividends and distributions of the Company, and not be transferable, convertible or redeemable by the Company. Each Class B ordinary share shall automatically be cancelled by the Company immediately upon the consummation of a qualified IPO or the occurrence of any liquidation event.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. SERIES SEED CONVERTIBLE PREFERRED SHARES

In November 2015, the Company entered into a share subscription agreement with a number of investors that the investors agreed to subscribe 3,858 (subsequently subdivided to 3,858,000) number of series seed preferred shares for US$1.2 million (equivalent of RMB7.6 million). The Company also agreed with a number of ordinary shareholders to redesignate 13,366 (subsequently subdivided to 13,366,000) number of ordinary shares to series seed preferred shares. Upon the redesignation, the difference between the carrying amount of the ordinary shares and the fair value of the series seed preferred shares was recorded as deemed dividend in accumulated losses.

In July 2019, in order to facilitate the Company to close the round C financing, some holders of series seed preferred shares transferred 1,986,801 number of series seed preferred shares to a new investor at the fair value of US$2.1058 per share for a total consideration of US$4.2 million (equivalent of RMB28.7 million). As a result, the difference between the carrying amount and the fair value of the series seed preferred shares of US$3.6 million (equivalent of RMB24.5 million) was recorded as deemed dividend in accumulated losses.

The key terms of the series seed convertible preferred shares are summarized below:

Conversion Rights

The series seed convertible preferred shares shall be convertible, at the option of the holder at any time after the date of issuance of such share according to the initial conversion ratio of 1:1, subject to adjustments for dilution, including but not limited to share splits, share combination, share dividends and distribution and certain other events.

Each series seed convertible preferred share shall automatically be converted into ordinary shares upon the earlier of (i) the consummation of a qualified IPO or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the requisite majority (voting as separate series, and on an as-converted basis).

Voting Rights

The series seed convertible preferred shareholder shall be entitled to one vote for each ordinary share into which such series seed convertible preferred shares could then be converted, and with respect to such vote, such holders shall have full voting rights and power equal to the voting rights and powers of the ordinary shareholders.

Dividend Rights

Each holder of the series seed convertible preferred shares shall be entitled to receive dividends at 5% per annum of the respective subscription price of that series seed convertible preferred shares.

For the series seed convertible preferred shares held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the ordinary shares. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be non-cumulative.

Liquidation Preferences

In the event of any liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the shareholders shall be distributed in the following manner and order:

Shareholders of the series seed convertible preferred shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of ordinary shares, the amount equal to the greater of (i) 100% of the subscription price, plus any and all declared but unpaid dividends on such series seed convertible preferred shares, and (ii) the amount the holders of series seed convertible preferred shares would have received had the series seed convertible preferred shares been converted into ordinary share immediately prior to the liquidation event.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. SERIES SEED CONVERTIBLE PREFERRED SHARES (cont.)

The liquidation preference amount will be paid to the series seed convertible preferred shares after payments to the holders of all series of Redeemable Convertible Preferred Shares. After distributing or paying in full the liquidation preference amount to all of the preferred shareholders, the remaining assets of the Company available for distribution, if any, shall be distributed to the holders of ordinary shares and the preferred shareholders on a pro rata basis, based on the number of ordinary shares then held by each shareholder on an as converted basis. If the value of the remaining assets of the Company is less than the aggregate liquidation preference amount payable to the holders of a particular series of preferred shares, then the remaining assets of the Company shall be distributed pro rata amongst the holders of all outstanding preferred shares of that series.

All remaining assets and funds of the Company available for distribution to the shareholders shall be distributed ratably among all the shareholders based on the number of shares held by such shareholders on a fully diluted basis.

Initial measurement and subsequent accounting for the series seed convertible preferred shares

The series seed convertible preferred shares are classified as permanent equity in the consolidated balance sheets as they are not redeemable. The series seed convertible preferred shares are recognized at their fair value at the date of issuance or redesignation from ordinary shares, net of nil issuance costs. No subsequent adjustment of the carrying amount was required.

The Company evaluated the embedded conversion option in the series seed convertible preferred shares to determine if there were any embedded derivatives requiring bifurcation and to determine if there were any beneficial conversion features (“BCF”). The conversion option of the series seed convertible preferred shares is not bifurcated because the conversion option is clearly and closely related to the host equity instrument.

BCF exist when the conversion price of the series seed convertible preferred shares is lower than the fair value of the ordinary shares at the commitment date, which is the issuance date of the series seed convertible preferred shares. No BCF was recognized for the series seed convertible preferred shares as the fair value per ordinary share at the commitment date was less than the respective most favorable conversion price, as adjusted for the Share Subdivision. The Company determined the fair value of the Company’s ordinary shares with the assistance of an independent third-party valuation firm.

The contingent conversion price adjustment is accounted for as a contingent BCF. Changes to the conversion terms of series seed convertible preferred shares that would be triggered by future events not controlled by the issuer should be accounted as contingent conversions, and the intrinsic value of such conversion options would not be recognized until and unless a triggering event occurred. No contingent BCF was recognized for any of the series seed convertible preferred shares for the years ended December 31, 2019 and 2020, respectively.

18. SHAR-EBASED COMPENSATION

Share Incentive Plan

The Company’s shareholders and Board of Directors approved a series of employee option plans in each year from 2014 to 2021 in order to provide incentives and rewards to the Company’s directors, senior management and employees (the “Option Plan”). As of December 31, 2020, the Company authorized 10,789,000 share options under the Option Plan. Subsequently in 2021, the number of the authorized share options increased to 27,611,396. Share options awarded under the Option Plan are vested based on the service conditions up to four years agreed with each of the participants in their grant letters, with exercise prices ranging from US$0.1 to US$1.9. In addition, the share options can only be exercised and converted into shares upon the completion of Company’s qualified IPO. Each share option has a contractual life of 10 years.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. SHAREBASED COMPENSATION (cont.)

Under the Option Plan, 327,809 and 2,382,720 share options were granted to directors, senior management and employees for the years ended December 31, 2019 and 2020, respectively.

A summary of the share-based compensation activities for the years ended December 31, 2019 and 2020 is presented below:

	Number of shares	Weighted average exercise price	Weighted average grant-date fair value	Weighted remaining contractual years	Aggregate intrinsic value
		US$	US$		US$
Outstanding at January 1, 2019	5,488,392	0.1541	0.1451
Granted to employees	327,809	0.0976	1.3341
Forfeited	—	—	—
Outstanding at December 31, 2019	5,816,201	0.1509	0.2122	6.81	1,233,943

Granted to employees	2,382,720	1.7268	0.7742
Forfeited	—	—	—
Outstanding at December 31, 2020	8,198,921	0.6089	0.3755	6.80	3,078,697
Exercisable as of December 31, 2020	—	—	—	—	—

The fair values of the options granted are estimated on the dates of grant using the binomial option pricing model with the following assumptions used:

	For the Year Ended December 31,
	2019	2020
Risk-free rate of return	2.06%	0.82% – 0.87%
Volatility	36.97%	37.23% – 37.31%
Expected dividend yield	—	—
Exercise multiple	2.2 – 2.8	2.2 – 2.8
Fair value of underlying ordinary share	US$1.95	US$1.91 – US$2.04
Expected terms	10 years	10 years

The expected volatility was estimated based on the historical volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s options. The risk-free interest rate was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term of the Company’s options in effect at the option valuation date. Expected dividend yield is zero as the Company does not anticipate any dividend payments in the foreseeable future. The expected exercise multiple was estimated as the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. Expected term is the contract life of the option.

As of December 31, 2019 and 2020, the Company has not recognized any share-based compensation expenses for options granted, because the Company considers it is not probable that the performance conditions will be satisfied until the event occurs. As a result, the share-based compensation expenses for these options that are only exercisable upon the occurrence of the Company’s qualified IPO and will be recognized using the graded-vesting method upon the consummation of the qualified IPO.

As of December 31, 2020, there were US$3.0 million of unrecognized compensation expenses for non-vested options. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19. FAIR VALUE MEASUREMENT

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, other receivables deposits and amount due from a supplier included in prepayments and other current assets, amounts due from related parties, short-term bank borrowings, accounts payable, amounts due to related parties and other payables included in accrued expenses and other current liabilities, advances from shareholders as of December 31, 2019 and 2020 approximate their fair values because of short maturity of these instruments. The following tables present the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2019 and 2020:

	As of December 31, 2019			Total Fair Value
	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB
Liabilities
Warrant liabilities	—	—	3,811,911	3,811,911
Total	—	—	3,811,911	3,811,911
	As of December 31, 2020			Total Fair Value
	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB
Liabilities
Warrant liabilities	—	—	9,278,026	9,278,026
Convertible loans	—	—	44,286,437	44,286,437
Total	—	—	53,564,463	53,564,463

The table below reflects the reconciliation from the opening balances to the closing balances for recurring fair value measurements of the fair value hierarchy for the years ended December 31, 2019 and 2020:

	Warrant liabilities	Option liability	Convertible loans	Shareholder loan	Total Fair Value
	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2019	—	6,144,085	—	—	6,144,085
Additions	3,165,559	—	13,952,342	19,916,494	37,034,395
Fair value change	646,352	2,486,507	2,907,215	1,307,137	7,347,211
Extinguishment upon conversion/Exercise	—	(8,630,592)	(16,859,557)	(21,223,631)	(46,713,780)
Balance as of December 31, 2019	3,811,911	—	—	—	3,811,911

Additions	—	—	31,409,831	—	31,409,831
Fair value change	2,723,704	—	12,876,606	—	15,600,310
Extinguishment loss due to a shareholder loan modification	2,947,196	—	—	—	2,947,196
Foreign exchange translation	(204,785)	—	—	—	(204,785)
Balance as of December 31, 2020	9,278,026	—	44,286,437	—	53,564,463

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19. FAIR VALUE MEASUREMENT (cont.)

Recurring

The Company measured the fair value of its warrant liabilities on a recurring basis using significant unobservable (Level 3) inputs as of December 31, 2019 and 2020. The Company estimated the fair values of warrant liabilities using the binomial option-pricing model with the assistance of an independent third-party valuation firm using the corresponding inputs:

	As of December 31, 2019			As of December 31, 2020
	March 2019 B-2 Warrant	B-2 Warrant	C Warrant	March 2019 B-2 Warrant	B-2 Warrant	C Warrant
Risk-free interest rate	1.63%	1.63%	1.63%	0.08%	0.08%	0.08%
Expected volatility	39.42%	39.42%	39.42%	47.70%	47.70%	47.70%
Dividend Yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Fair value of the underlying preferred shares	US$3.42	US$3.42	US$3.61	US$3.64	US$3.64	US$3.81

____________

(1)      The risk-free interest rate within warrant liabilities was estimated based on the yield to maturity of U.S. treasury bonds denominated in US$ for a term consistent with the expected term in effect at the valuation date.

(2)      The expected volatility was estimated based on the historical average volatility of comparable peer public companies with a time horizon close to the expected term of the Company’s warrant liabilities.

(3)      The determination of the fair value of the Company’s preferred shares requires complex and subjective judgments to be made regarding the cash flow forecasts and the weighted average cost of capital and the discount for lack of marketability applied to the projected cash flows. If different estimates and assumptions had been used, the fair values of the preferred shares could be significantly different and the fair value of the warrant liabilities may materially differ from the recognized amount.

The Company recognized a loss from the increase in the fair value of the warrant liabilities of RMB0.6 million (US$0.1 million) and RMB2.7 million (US$0.4 million) for the years ended December 31, 2019 and 2020, respectively. Such amounts were recorded in “Changes in fair value of financial instruments” in the consolidated statements of comprehensive loss.

The fair value of the convertible loans was RMB nil (US$ nil) and RMB44.3 million (US$6.9 million) as of December 31, 2019 and 2020, respectively. The Company estimated the fair value of the convertible loans based on a probability-weighted analysis which included the discounted cash flows from the convertible loans and the value of the conversion option as determined by the binomial option pricing model. The inputs used in the analysis were classified as Level 3 inputs within the fair value hierarchy due to the lack of observable market data and activity.

Non-recurring

The Company’s intangible assets are primarily acquired through business acquisitions. Purchase price allocation are measured at fair value on a non-recurring basis as of the acquisition dates. Acquired intangible assets are measured using the income approach — discounted cash flow method.

Fair value of non-controlling interest acquired upon business combination was detailed in note 13.

The Company did not transfer any financial assets or liabilities in or out of Level 3 during the years ended December 31, 2019 and 2020, respectively.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. OTHER EXPENSES

Other expenses for the year end December 31, 2019 and 2020 consisted of the following:

		Extinguishment losses
		As of December 31,
	Note	2019	2020
		RMB	RMB
January 2019 Shareholder Loan	15	—	2,947,196
March 2019 Shareholder Loan	15	8,918,608	—
March 2019 Convertible Loan	15	2,068,294	—
Total		10,986,902	2,947,196

21. INCOME TAX

a) Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong S.A.R.

Under the current Hong Kong S.A.R. Inland Revenue Ordinance, the Company’s Hong Kong S.A.R. subsidiary is subject to Hong Kong S.A.R. profits tax at the rate of 16.5% on its taxable income generated from the operations in Hong Kong S.A.R. The first HK$2.0 million of assessable profits earned by a company will be taxed at 8.25% whilst the remaining profits will continue to be taxed at 16.5%. There is an anti-fragmentation measure where each Company will have to nominate only one company in the Company to benefit from the progressive rates. Payments of dividends by the Hong Kong S.A.R. subsidiary to the Company is not subject to withholding tax in Hong Kong S.A.R.

The PRC

The Company’s PRC subsidiaries and the VIEs are subject to the PRC Enterprise Income Tax Law (“EIT Law”), which was effective since January 1, 2008. In accordance with EIT Law, the statutory income tax rate of 25%, unless a preferential EIT rate is otherwise stipulated.

The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for the PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, property, etc., of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Company does not believe that it is likely that its operations outside the PRC should be considered a resident enterprise for PRC tax purposes.

The Company’s loss before income taxes by jurisdiction consisted of:

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
The mainland of the PRC	(127,558,071)	(58,546,283)
Hong Kong	(22,988,243)	(24,000,558)
Cayman Islands	(8,892,540)	(33,266,777)
Total	(159,438,854)	(115,813,618)

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21. INCOME TAX (cont.)

For the years ended December 31, 2019 and 2020, the current income tax expense and deferred income tax benefit which are included in the consolidated financial statements are as follows:

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Current tax expense	—	2,630
Deferred tax benefit	(1,648,115)	(1,372,458)
Total	(1,648,115)	(1,369,828)

Reconciliations of the differences between statutory income tax rates and the Company’s effective income tax rate for the years ended December 31, 2019 and 2020 are as follows, respectively:

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Loss before income tax benefit	(159,438,854)	(115,813,618)
PRC statutory tax rate	25%	25%
Income taxes benefit computed at the statutory income tax rates	(39,859,714)	(28,953,405)
Effect of income tax rate difference in other jurisdiction	6,347,557	6,905,580
Non-deductible expenses	764,722	5,962,943
Change in valuation allowance on deferred tax assets	31,099,320	14,715,054
Total	(1,648,115)	(1,369,828)

b) Deferred tax assets and deferred tax liabilities

	As of December 31,
	2019	2020
	RMB	RMB
Deferred tax assets:
Net operating loss carry forwards	94,043,518	106,892,602
Advertising expenses	—	2,358,216
Accrued expenses and other current liabilities	313,732	741,671
Less: Valuation allowance	(93,027,900)	(107,742,954)
Total deferred tax assets, net	1,329,350	2,249,535

Deferred tax liabilities:
Acquired intangible assets	(4,522,727)	(4,070,454)
Total deferred tax liabilities, net	(4,522,727)	(4,070,454)
Deferred tax assets/liabilities, net	(3,193,377)	(1,820,919)

As of December 31, 2019 and 2020, the Company had net operating loss carry forwards of approximately RMB44.1 million and RMB54.8 million, respectively, attributable to the Hong Kong subsidiaries. The cumulative tax losses for entities in Hong Kong will not expire under the current tax legislation.

As of December 31, 2019 and 2020, the Company had net operating loss carry forwards of approximately RMB347.0 million and RMB391.4 million, respectively, attributable to the PRC subsidiaries and the VIEs. The loss carried forward of the PRC companies will expire during the following the period from 2021 to 2025.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21. INCOME TAX (cont.)

The Group offsets deferred tax assets and liabilities pertaining to a particular tax-paying component of the Group within a particular jurisdiction.

	As of December 31,
	2019	2020
	RMB	RMB
Classification in the consolidated balance sheets:
Deferred tax assets, net	—	—
Deferred tax liabilities	3,193,377	1,820,919

A valuation allowance is provided against deferred income tax assets when the Company determines that it is more likely than not that the deferred income tax assets will not be utilized in the foreseeable future. In making such determination, the Company evaluates a variety of factors including the Company’s operating history, accumulated deficit, existence of taxable temporary differences and reversal periods.

As of December 31, 2019 and 2020, the valuation allowances of RMB93,027,900 and RMB107,742,954 were related to the deferred income tax assets of the PRC entities which were in loss position. Since these entities have incurred accumulated net operating losses for income tax purposes since their inception, the Company has provided full valuation allowance for the deferred income tax assets as of December 31, 2019 and 2020.

Changes in valuation allowance are as follows:

	As of December 31,
	2019	2020
	RMB	RMB
Balance at the beginning of the year	61,928,580	93,027,900
Additions	27,479,306	15,118,318
Increase due to business combinations	3,627,249	—
Expired during year	(7,235)	(403,264)
Balance at the end of the year	93,027,900	107,742,954

According to the PRC Tax Administration and Collection Law, the statute of limitation is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitation is extended to five years under special circumstances where the underpayment of taxes is more than RMB100.0. In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. The income tax returns of the Company’s PRC subsidiary and the VIEs for the years from 2015 to 2020 are open to examination by the PRC tax authorities.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. NET LOSS PER SHARE

The following table sets forth the basic and diluted net income per ordinary share computation and provides a reconciliation of the numerator and denominator for the years presented:

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Numerator:
Net loss attributable to DDC Enterprise Limited	(156,510,267)	(113,499,643)
Accretion of Redeemable Convertible Preferred Shares	(39,796,654)	(49,326,562)
Deemed dividend to series seed convertible preferred shareholders	(24,489,603)	—
Net loss per ordinary share calculation	(220,796,524)	(162,826,205)

Denominator:
Weighted average number of Class A ordinary shares	14,000,000	14,000,000
Weighted average number of Class B ordinary shares	14,000,000	14,000,000

Net loss per ordinary share
– Class A – Basic and diluted	(15.77)	(11.63)
– Class B – Basic and diluted	—	—

For the years ended December 31, 2019 and 2020, the Redeemable Convertible Preferred Shares, and share options were excluded from the calculation of diluted income per ordinary share as their inclusion would have been anti-dilutive. 14,000,000 Class B ordinary shares of the Company were also excluded from the calculation of diluted income per ordinary share as they are not entitled to dividends and distributions of the Company.

Securities that could potentially dilute basic net loss per share and that were not included in the computation of diluted net loss per share because to do so would have been antidilutive for the years ended December 31, 2019 and 2020 are as follows:

	As of December 31,
	2019	2020
Redeemable Convertible Preferred Shares	34,181,942	34,181,942
Series seed convertible preferred shares	17,224,000	17,224,000
Share options issued to employees	5,816,201	8,198,921
Share options issued in connection with business combinations	1,347,909	1,347,909

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23. REVENUES

The Company’s revenues are disaggregated by major products/service lines, channel and timing of revenue recognition. Detailed information is specified as follows:

Major products/services lines

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
RTH	52,121,255	66,719,249
RTC	—	624,059
Private label products	31,723,531	58,868,220
Fresh products	38,642,424	28,607,589
Total product revenues	122,487,210	154,819,117

Advertising services	21,057,247	11,076,550
Experience stores	12,096,975	3,244,526
Total service revenues	33,154,222	14,321,076
Total Revenues	155,641,432	169,140,193

Channel

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Online consumer product sales	70,787,647	104,662,984
Offline consumer product sales	51,699,563	50,156,133
Advertising	21,057,247	11,076,550
Experience stores	12,096,975	3,244,526
Total Revenues	155,641,432	169,140,193

In the following table, revenue is disaggregated by revenue streams and geographic location of customers’ headquarters.

Primary geographical markets (based on the location of customers)

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
The mainland of the PRC	142,697,184	163,212,564
Hong Kong	12,944,248	5,927,629
Total Revenues	155,641,432	169,140,193

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23. REVENUES (cont.)

Contract Liabilities

As of December 31, 2019 and 2020, the amounts of contract liabilities are RMB2,525,233 and RMB2,425,916, respectively. Changes in the contract liabilities balances for the years ended December 31, 2019 and 2020 are as follows:

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Balance as of beginning of the year	3,690,363	2,525,233
Revenues recognized from opening balance of contract liabilities	(3,690,363)	(2,525,233)
Increase due to cash received	39,624,596	25,101,923
Revenues recognized from cash received during the year	(37,099,363)	(22,676,007)
Balance as of end of the year	2,525,233	2,425,916

Contract liabilities relate to considerations received in advance for merchandise sales and services provided from Company for which the services received by customers at a point in time. The contract liabilities will be recognized as revenues when the Company fulfils its performance obligations to transfer the promised products or services to customers, which is expected to occur within one year.

The Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose the information about remaining performance obligations which are part of contracts that have an original expected duration of one year or less.

24. COMMITMENTS AND CONTINGENCIES

Litigation and contingencies

The Company and its operations from time to time are, and in the future may be, parties to or targets of lawsuits, claims, investigations, and proceedings, including but not limited to acts of non-compliance with respect to lease contracts, which are handled and defended in the ordinary course of business. The Company may be unable to estimate the reasonably possible loss or a range of reasonably possible losses until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from other parties and investigation of factual allegations, rulings by the court on motions or appeals, or the progress of settlement negotiations. The Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount. The Company expenses legal costs, including those expected to be incurred in connection with a loss contingency, as incurred.

Operating leases

The Company leases offices and warehouse under non-cancellable operating lease agreements. Future minimum lease payments under these non-cancellable lease agreements are disclosed in Note 12.

Except for that, the Company did not have any other commitment as of December 31, 2019 and 2020.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25. RELATED PARTY TRANSACTIONS

Related party transactions

During the years ended December 31, 2019 and 2020, the related parties of the Company are as follows:

Name of parties	Relationship
Ms. Norma Ka Yin Chu	Founder, Chairman of the board
Ms. Katherine Shuk Kwan Lui	Chief Financial Officer
Mr. Samuel Derk Shuen Lim	Spouse of Founder, shareholder of Voodoo

During the years ended December 31, 2019 and 2020, the Company entered into the following related party transactions with related parties.

	For the Year Ended December 31,
	2019	2020
	RMB	RMB
Financing activities:
Loan from Ms. Katherine Shuk Kwan Lui	—	841,640
Loan from Mr. Samuel Derk Shuen Lim	1,344,728	3,366,560
Repayment to Mr. Samuel Derk Shuen Lim	1,344,728	1,736,787
Loan interests payable to Ms. Katherine Shuk Kwan Lui	—	42,082
Loan interests to Mr. Samuel Derk Shuen Lim	—	67,534

In 2019, the Company borrowed two interest-free loans of HK$620,000 (equivalent to RMB555,384) and HK$881,181 (equivalent to RMB789,344) from Mr. Samuel Derk Shuen Lim in May and June for daily operation. Both loans were repaid in the month after each loan.

In September 2020, Mr. Samuel Lim Derk Shuen provided a guarantee for free for a three-year term loan of HK$4,000,000 (equivalent to RMB3,362,716) borrowed by the Company.

In September 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, from Mr. Samuel Derk Shuen Lim, and the loan was fully repaid in September 2020.

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 2% per annum and an interest-free loan of HK$1,000,000 (equivalent to RMB841,640) from Mr. Samuel Derk Shuen Lim. The company repaid HK$1,000,000 (equivalent to RMB841,640) in October 2020 and HK$1,000,000 (equivalent to RMB832,100) in February 2021.

In October 2020, the Company borrowed HK$1,000,000 (equivalent to RMB841,640) with an interest rate of 5% per annum, from Ms. Katherine Shuk Kwan Lui, and the loan was fully repaid in February 2021.

Related party balances

The outstanding balances mainly arising from the above transactions as of December 31, 2019 and 2020 are as follows:

	As of December 31,
	2019	2020
	RMB	RMB
Amounts due from Ms. Norma Ka Yin Chu	7	—
Amounts due from Mr. Samuel Derk Shuen Lim	90,509	—
Amounts due to Ms. Katherine Shuk Kwan Lui	—	883,722
Amounts due to Mr. Samuel Derk Shuen Lim	—	1,606,791

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25. RELATED PARTY TRANSACTIONS (cont.)

Subscriptions receivable of Class A and B Ordinary Shares were RMB90,509 and RMB7 as at December 31, 2019, respectively. The Company agreed with Mr. Samuel Derk Shuen Lim in 2020 that the subscriptions receivables can net off against the loan payable to him.

26. RESTRICTED NET ASSETS

The Company’s subsidiaries incorporated in the PRC are required to annually appropriate 10% of their after-tax profit calculated in accordance with PRC GAAP to a general reserve fund unless such funds have reached 50% of their respective registered capital. The Company’s VIEs incorporated in the PRC are also required to annually appropriate 10% of their after-tax profit calculated in accordance with PRC GAAP to a statutory surplus fund unless such funds have reached 50% of their respective registered capital. In addition, the Company’s subsidiaries, the VIEs can also, at their discretion, appropriate the enterprise expansion fund and discretionary surplus fund, prior to payment of dividends. Furthermore, the Company’s subsidiaries, the VIEs cannot distribute dividends out of their respective registered capital without the prior governmental approvals. Except for the registered capital and statutory reserve requirements stated above, there is no other restriction on the net assets of the Company’s subsidiaries and the VIEs to satisfy any obligations of the Company.

The Company performed a test on the restricted net assets of consolidated subsidiaries and VIEs in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements”. The Company disclosed the parent-company-only condensed financial information in Note 27.

27. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY

(a)    Condensed Balance Sheets

	As of December 31,
	2019	2020
	RMB	RMB	US$
ASSETS
Current assets
Cash and cash equivalents	234,607	17,935,908	2,777,918
Amounts due from related parties	90,516	—	—
Prepayments and other current assets	109,113	102,054	15,806
Total current assets	434,236	18,037,962	2,793,724

Non-current assets
Long-term investments	25,668,422	—	—
Total non-current assets	25,668,422	—	—
Total assets	26,102,658	18,037,962	2,793,724

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Shareholders’ loans, at amortized cost	19,642,086	19,512,355	3,022,079
Share of losses in excess of investments in subsidiaries and VIEs	—	36,994,902	5,729,779
Accrued expenses and other current liabilities	1,546,156	1,992,866	308,656
Convertible loans, at fair value	—	44,286,437	6,859,096
Total current liabilities	21,188,242	102,786,560	15,919,610

Non-current liabilities
Advances from shareholders	—	18,113,358	2,805,402
Warrant liabilities	3,811,911	9,278,026	1,436,983
Convertible loans, at amortized cost	29,186,808	27,298,913	4,228,063
Total non-current liabilities	32,998,719	54,690,297	8,470,448
Total liabilities	54,186,961	157,476,857	24,390,058

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

27. CONDENSED FINANCIAL STATEMENTS OF THE COMPANY (cont.)

	As of December 31,
	2019	2020
	RMB	RMB	US$
Mezzanine equity
Series A redeemable convertible preferred shares	55,838,786	58,511,842	9,062,330
Series A-1 redeemable convertible preferred shares	46,463,486	48,687,737	7,540,770
Series B redeemable convertible preferred shares	64,637,912	67,732,191	10,490,381
Series B-1 redeemable convertible preferred shares	71,535,071	74,959,524	11,609,752
Series B-2 redeemable convertible preferred shares	144,131,498	145,622,729	22,554,089
Series C redeemable convertible preferred shares	120,290,832	121,535,400	18,823,436
Total mezzanine equity	502,897,585	517,049,423	80,080,758

Shareholders’ deficit
Class A ordinary shares	90,509	90,509	14,018
Class B ordinary shares	96,589	96,589	14,960
Series seed convertible preferred shares	58,565,485	58,565,485	9,070,639
Accumulated deficit	(573,912,203)	(736,738,408)	(114,106,248)
Accumulated other comprehensive loss	(15,822,268)	21,497,507	3,329,540
Total shareholders’ deficit	(530,981,888)	(656,488,318)	(101,677,091)
Total liabilities, mezzanine equity and shareholders’ deficit	26,102,658	18,037,962	2,793,724

(b)    Condensed Statements of Comprehensive Loss

	For the Year Ended December 31,
	2019	2020
	RMB	RMB	US$
General and administrative expenses	(1,837,282)	(1,408,680)	(218,176)

Loss from operations	(1,837,282)	(1,408,680)	(218,176)
Interest expenses	(2,798,194)	(4,044,372)	(626,393)
Other expenses	(10,986,902)	(2,947,196)	(456,463)
Changes in fair value of financial instruments	(7,347,211)	(15,600,310)	(2,416,180)
Share of loss of subsidiaries and consolidated VIEs	(134,821,150)	(90,443,232)	(14,007,873)
Loss before income tax benefit	(157,790,739)	(114,443,790)	(17,725,085)
Net loss	(157,790,739)	(114,443,790)	(17,725,085)
Accretion of redeemable convertible preferred shares to redemption value	(39,796,654)	(49,326,562)	(7,639,712)
Deemed dividend to series seed convertible preferred shareholders	(24,489,603)	—	—
Net loss attributable to ordinary shareholders	(222,076,996)	(163,770,352)	(25,364,797)

(c)     Condensed Statements of Cash flows

	For the Year Ended December 31,
	2019	2020
	RMB	RMB	US$
Net cash used in operating activities	(3,103,030)	(194,200)	(30,078)
Net cash used in investing activities	(163,482,697)	(30,364,126)	(4,702,804)
Net cash provided by financing activities	158,865,621	48,259,627	7,474,464

Net (decrease)/increase in cash and cash equivalents	(7,720,106)	17,701,301	2,741,582

Cash and cash equivalents at the beginning of the year	7,954,713	234,607	36,336
Cash and cash equivalents at the end of the year	234,607	17,935,908	2,777,918

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

28. SUBSEQUENT EVENTS

Management has considered subsequent events through November 5, 2021, which was the date the consolidated financial statements were issued.

Acquisition of Mengwei Stores

On January 12, 2021, the Company entered into a purchase agreement with Mr. Liao Xuefeng and three companies controlled by him, (together as “the Sellers”) to acquire 100% interest in 8 online stores (“collectively referred to as Mengwei Stores”). Mengwei Stores are principally engaged in online sales of self-heated hotpots. The Company further entered into a store operation agreement with the Sellers on the same day that the Sellers shall operate and manage Mengwei Stores under the instruction of the Company since January 12, 2021, although the legal name of these stores are still registered with the E-commerce platforms under the Sellers.

Acquisition of Mengwei diversifies the Company’s existing business portfolio, reduces the overall risk profile, and broadens the source of income of the Company.

The total consideration payable by the Company comprises fixed cash consideration of RMB3.0 million and contingent cash consideration on achievement of Mengwei Stores’ GMV (as defined in the SPA) and net profit for each performance period from January 2021 to March 2022 (as defined in the SPA).

In addition, the Company will grant share options to Mr. Liao Xuefeng and Mr. Zheng Haohua, who hold 10% of shares in Chongqing Meng Wei Technology Co., Ltd. (“the Selling Shareholders”), enabling them to acquire the Company’s ordinary shares at the stated exercise price depending on achievement of Mengwei Stores’ GMV (as defined in the SPA) and net profit for each performance period from January 2021 to March 2022 (as defined in the SPA).

C-1 financing

In February 2021, the Company completed a C-1 round financing. The Company issued 4,198,329 Series C-1 redeemable convertible preferred shares to Henderson Land (“HL”), a new investor, at US$2.38 per share for a total cash consideration of US$10.0 million, and concurrently issued 9,325,099 warrants (“the 2021 Warrant”) at a total consideration of US$1.0 to HL. In addition, HL was granted an option (“the HL Option”) to subscribe for additional C-1 redeemable convertible preferred shares at the lower of (i) a price being 30% discount of the pre-money valuation of the ordinary shares of the Company at the subsequent round of financing of the Company on a fully-diluted basis) or (ii) the quotient of (x) US$10.0million, and (y) the total number of subscription shares (4,198,329) and warrants (9,325,099), i.e., US$0.7395. The aggregate option price shall not exceed US$5,000,000. The HL option has an exercise period of 2 years from the closing date.

Concurrently, the Company issued 2,125,677 Series C-1 redeemable convertible preferred shares to certain existing investors (“C-1 investors”) at US$2.38 per share for a total cash consideration of US$5.0 million and borrowed shareholder loans of US$5.0 million from them, with a fixed interest rate of 8% per annum and repayable within one year. The Company also issued 4,249,956 2021 Warrant to the C-1 investors.

In the meantime, the Company agreed modifications with certain holders of July 2019 Convertible Loan and 2020 Convertible Loan of the aggregate principal of US$8.1 million (except for three holders of the 2020 Convertible Loan with the principal amount of US$850,000). US$4.1 million of these convertible loans were converted into 1,710,352 Series C-1 redeemable convertible preferred shares at the conversion price of US$2.38 per share, and the remaining US$4.1 million of these convertible loans were exchanged to shareholder loans with a fixed interest rate of 8% per annum and repayable within one year from the modification date (“the February 2021 Shareholders Loan”). In connection with the modification of the convertible loans, the Company issued 4,273,026 number of the 2021 Warrant to the holders of the February 2021 Shareholders Loan.

DDC ENTERPRISE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

28. SUBSEQUENT EVENTS (cont.)

In addition, the Company issued additional number of 69,764,254 Class A ordinary shares to the C-1 investors and holders of the February 2021 Shareholders Loan (collectively referred to as “internal round investors”) at nil consideration. The number of ordinary shares issued to each of the internal round investors was proportionately based on their investment amount (cash and the principal amount plus any accrued interest for the original convertible loans).

Upon the closing of the C-1 round financing, total 17,848,081 number of the 2021 Warrant were issued by the Company to HL and internal round investors as described above. From the date of the C-1 round financing to June 30, 2021, holders of the 2021 Warrant shall have the right to exercise the 2021 Warrant upon the occurrence of: (a) a qualified IPO, for ordinary shares; (b) a qualified financing and (c) a liquidation event for Series C-1 redeemable convertible preferred shares. From July 1, 2021, holders shall have the right to exercise the warrants at any time, free from any condition or restriction. In July 2021, all 2021 Warrant were exercised into the Series C-1 redeemable convertible preferred shares.

Share Subscription Agreement

On August 13, 2021, the Company entered into a subscription agreement relating to Series C-1 redeemable convertible preferred shares and warrants of the Company with Black River Food 2 Pte. Ltd., (“Black River”), a company incorporated in Singapore. The Company agreed to allot and issue to Black River 5,833,468 Series C-1 redeemable convertible preferred shares and 6,219,115 warrants, with each warrant entitling the holder thereof to acquire one Series C-1 redeemable convertible preferred shares at nominal consideration when exercised, exercisable within 3 months from the completion date of the subscription agreement. The consideration shall be satisfied by Black River transferring its 5,072,000 ordinary shares of PFI Food Industries Limited (“PFI Foods”, a subsidiary of Black River), representing approximately 6.316% of the entire issued share capital of PFI Foods.

Share Exchange Agreement

On August 23, 2021, the Company entered into a Share Exchange Agreement (the “Merger Agreement”) with Ace Global Acquisition Corp (“Ace” or “the Purchaser”), a listed SPAC, that upon the closing, Ace shall issue its ordinary shares to the shareholders of the Company in exchange of the Company’s ordinary shares held by the shareholder. All outstanding Preferred Shares of the Company shall be converted into the Company’s ordinary shares immediately prior to the consummation of the transactions. The consummation of the proposed transaction is subject to the receipt of the requisite approval of the stockholders of each Ace and the Company and the fulfilment of certain other closing conditions.

Extension of the redemption date of Redeemable Convertible Preferred Shares

In October 2021, all investors of Company’s Redeemable Convertible Preferred Shares investors signed confirmation letters with the Company that they will not exercise their redemption rights at any time on or before January 1, 2023.

29. EVENT (UNAUDTED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In the second half of 2021, Shanghai DayDayCook entered into purchase agreements to acquire 60% interest in the product sales business of Fujian Province Yujiaweng Food Products Limited (“Yujiaweng Business”) and 60% interest in the product sales business of Keke Fujian Food Products Limited (“Keke Business”) for a combination of cash and equity consideration. The Group is currently evaluating the accounting of the acquisitions, including the disclosure of the major classes of assets acquired and liabilities assumed.

ANNEX A-1

SHARE EXCHANGE AGREEMENT

Annex A-1-1

ANNEX A-2

SHAREHOLDER SUPPORT AGREEMENT

Annex A-2-1

ANNEX B

FORM OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF ACE

Annex B-1

ANNEX C

FORM OF ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of [*], by and among Loeb & Loeb LLP, as escrow agent (the “Escrow Agent”), Ace Global Business Acquisition Limited, a British Virgin Islands company (the “Purchaser”) and Ms. Norma Chu (the “Shareholders’ Representative”) as the representative of the shareholders (each a “Shareholder” and collectively the “Shareholders”) of DDC Enterprise Limited (the “Company”).

WHEREAS, the Purchaser, the Company, the Shareholders’ Representative, and certain other persons and entities entered into a Share Exchange Agreement, dated August 23, 2020 (the “Merger Agreement”), providing for, among other things, in connection with the proposed purchase and sale of all of the outstanding equity interests of the Company and the Shareholders in exchange receiving the Closing Payment Shares in accordance with the terms set forth in the Merger Agreement;

WHEREAS, pursuant to Section 10.3 of the Merger Agreement, the Purchaser is required to deposit certain Purchaser Ordinary Shares, as applicable, representing 10% of the aggregate amount of Closing Payment Shares (the “Escrow Shares”), which Escrow Shares would otherwise be issuable to the Shareholders, with the Escrow Agent on the date hereof in connection with the indemnification obligations of the Shareholders as contemplated by the Merger Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms.    Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

2. Appointment and Acceptance of Escrow Agent.    The Purchaser and the Shareholders’ Representative hereby appoint the Escrow Agent to act, and the Escrow Agent hereby agrees to act, as escrow agent hereunder.

3. Escrow Deposit.    Concurrently with the execution of this Agreement, the Purchaser shall deposit the Escrow Shares with the Escrow Agent. The Escrow Shares will be deemed to be beneficially owned by the persons listed on Exhibit A attached hereto and shall be voted in accordance with the instructions provided by the Shareholders’ Representative.

4. Disbursement of Deposit.

a. In the event that the Indemnified Party is entitled to indemnification under the terms of Article X of the Merger Agreement, the Indemnified Party shall give the Escrow Agent and the Shareholders’ Representative prompt notice of such claim (a “Claim”) against the Escrow Shares in accordance with Section 15 of this Agreement. Such notice shall describe, in reasonable detail, the Loss that has been or may be suffered by the Indemnified Party. Unless the Escrow Agent receives a timely Objection Notice (as defined below) from the Shareholders’ Representative pursuant to Section 5, the Escrow Agent shall disburse the amount of Escrow Shares specified in the Claim notice as directed therein.

b. In the event that the Escrow Agent receives an instruction letter signed by the Purchaser and the Shareholders’ Representative, the Escrow Agent shall promptly distribute all or any portion of the Escrow Shares as directed by such instruction letter.

c. In the event that any portion of the Escrow Shares (not including any amounts subject to an Objection Notice pursuant to Section 5 of this Agreement, which amounts will remain in escrow pursuant to this Agreement until disbursed in accordance with Section 5) remains in escrow with the Escrow Agent on the date that is six (6) months after the Closing (the “Termination Date”), the Escrow Agent shall, within five (5) Business Days following the receipt of an instruction letter from the Shareholders’ Representative at any time after the Termination Date (the “Release Date”), release the remaining Escrow Shares to the Shareholders’ Representative for distribution to the Shareholders in accordance with the applicable percentage of Escrow Shares for each Shareholder indicated on Exhibit A.

Annex C-1

5. Dispute of Claim.    The Shareholders’ Representative shall have the right to dispute any Claim against the Escrow Shares within the thirty (30) day period following the Shareholders’ Representative’s receipt of a copy of a Claim notice by delivering to the Escrow Agent and the Indemnified Party written notice (an “Objection Notice”) that the Shareholders’ Representative disputes the matter(s) set forth in such Claim notice either with respect to the validity or the amount of the Claim (or both). Such notice shall include the basis, with reasonable specificity, of the objection. If an Objection Notice is not received within such thirty (30) day period, the Shareholders’ Representative will be deemed to have waived its right to object to the disbursement of all or any portion of the Escrow Shares pursuant to such Claim. Upon timely receipt of an Objection Notice, Escrow Agent shall take no action with respect to the Claim, except upon receipt of joint written instructions from the Shareholders’ Representative and the Indemnified Party or by a final non-appealable order of a court of competent jurisdiction (“Final Order”). Escrow Agent shall promptly follow such instructions or Final Order upon receipt thereof. Escrow Agent shall be entitled to receive an opinion of counsel (which will be paid for by the Purchaser) that such Final Order is final and binding. If the amount necessary to satisfy any disputed Claim, as ultimately determined via joint written instructions or Final Order, is in excess of the Escrow Shares, then Escrow Agent shall pay over the Escrow Shares pursuant to the joint written instructions or Final Order but shall in no way be responsible for any such excess.

6. Liability of Escrow Agent.    Escrow Agent shall be liable only for its bad faith or willful misconduct and not for any act done or omitted by it hereunder in good faith. The parties hereto agree that Escrow Agent will not be called upon to construe any contract or instrument. Escrow Agent is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator; provided, however, that Escrow Agent shall, to the extent practicable, give each of the other parties hereto reasonable notice of its intention to comply with or obey any such law, order, judgment, decree, or regulation and the opportunity to object to such intention to comply or obey (for which Escrow Agent shall be entitled to indemnification as provided in this Agreement); provided, further, that Escrow Agent shall not be required to give any such notice if, in its reasonable judgment, a delay in complying or obeying any such law, order, judgment, decree, or regulation would prejudice any rights of Escrow Agent or subject it to any liability. If Escrow Agent complies with or obeys any such law, order, judgment, decree, or regulation, Escrow Agent shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

7. Actions Protected.    Escrow Agent may rely and shall be protected in acting or refraining from acting, upon any written notice, waiver, consent, certificate, receipt, authorization, power of attorney, instruction, request or other paper or document (each a “Notice”), furnished to it hereunder and believed by it to be genuine. If Escrow Agent receives a Notice under which some action is to be taken by it, it shall not be required to act thereon until it has had an opportunity, if it so desires and in its sole discretion, to investigate the authenticity of such Notice.

8. Legal Counsel.    Escrow Agent may consult with and obtain advice from legal counsel of its own choice in the event of any question as to the provisions hereof or its duties hereunder and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Purchaser acknowledges that Loeb & Loeb LLP acts as counsel to the Company and may continue to serve in that capacity, and neither anything contained herein, the execution or delivery hereof by Escrow Agent, nor the performance by Escrow Agent of its duties hereunder shall in any way affect or require termination of such relationship and the Purchaser hereby waives any conflict or potential conflict resulting from such representation. Escrow Agent shall be fully protected in acting in good faith, including without limitation acting in accordance with the opinion and instructions of legal counsel, including attorneys at Loeb & Loeb LLP.

9. No Other Duties.    Escrow Agent shall have no duties arising from this Agreement except those expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation revision or rescission of this Agreement, unless received by it in writing in conformity with the provisions hereof, and, if Escrow Agent’s duties hereunder are affected, unless it shall have given its prior written consent thereto. Escrow Agent shall not be bound by any assignment by the Purchaser or by the Shareholders’ Representative of any rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor.

Annex C-2

10. Compensation of Escrow Agent; Indemnification.    Except as specifically set forth herein, Escrow Agent shall receive no compensation for its services under this Agreement. Notwithstanding the foregoing, the Purchaser and the Shareholders’ Representative, jointly and severally, agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability, damage or expense incurred by Escrow Agent arising out of, or in connection with, this Agreement, any litigation arising in connection with this Agreement or any transaction related in any way hereto, including but not limited to attorneys’ fees and other costs and expenses of defending itself against any claim of liability, except for liability or expense resulting from the bad faith, willful misconduct or gross negligence of Escrow Agent.

11. Payment of Expenses.    The Purchaser shall be responsible for the reasonable out-of-pocket expenses of Escrow Agent incurred by it in connection with its acting as escrow agent hereunder.

12. Termination.    Escrow Agent’s responsibilities and liabilities hereunder, except as a result of its own bad faith, willful misconduct or gross negligence, will terminate upon distribution of all Escrow Shares held by Escrow Agent in accordance with the provisions of this Agreement.

13. Successor Escrow Agents.    Escrow Agent has the right to, and may, at any time, resign and be discharged from its duties hereunder by giving notice in writing of such resignation, specifying a date (no earlier than ten (10) business days after the giving of such notice) when such resignation shall take effect. If the other parties hereto do not appoint a substitute escrow agent prior to the effective date of Escrow Agent’s resignation, Escrow Agent shall appoint a successor escrow agent, or, if Escrow Agent is unable to make such an appointment, may deposit the Escrow Shares with a court of appropriate jurisdiction, and thereupon Escrow Agent shall be fully relieved and discharged of any further duties hereunder.

14. Amendment.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

15. Notices.    For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) transmitted by facsimile or e-mail or (c) mailed by first class, overnight or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other address as a party shall hereafter specify by notice to the other parties:

If to the Purchaser, to:

Ace Global Business Acquisition Limited
6/F Unit B
Central 88, 88-98 Des Voeux Road
Central, Hong Kong
Email: eugene@aceglobal-acq.com
Attention: Eugene Wong

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Email: Jon.Venick@dlapiper.com
Attention: Jon Venick

Annex C-3

If to the Shareholders’ Representative:

Room 3-6
Ka Yin Norma Chu, 4/F, Hollywood Center
233 Hollywood Road
Sheung Wan, Hong Kong
Email: norma@daydaycook.com
Attention: Ka Yin Norma Chu

If to Escrow Agent:

Loeb & Loeb LLP
2206-19 Jardine House
1 Connaught Place
Central, Hong Kong
Email: lvenick@loeb.com
Attention: Lawrence Venick, Esq.

All such notices and communications shall be deemed to be effective and to have been delivered on (i) the date of delivery thereof if delivered in person, (ii) one day after a facsimile or e-mail is sent, provided that an appropriate electronic confirmation is received, (iii) 24 hours after being sent by overnight courier, or (iv) on the third business day after the mailing thereof to the last known address of the recipient, except that notice of change of address shall be effective only upon receipt or upon refusal to accept delivery thereof.

16. Recovery of Attorneys’ Fees and Court Costs.    In the event of a dispute concerning the disbursement or distribution of the Escrow Shares which dispute is resolved by a court order, the prevailing party shall be entitled to recovery of its reasonable attorneys’ fees, court costs, and other related expenses incident to such cause of action from the other party.

17. Entire Agreement.    This Agreement, together with the Merger Agreement, as referenced herein, constitutes the entire agreement among the parties and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties with respect to the subject matter hereof. Any party hereto may, by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

18. Successors and Assigns.    This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties’ partners or participants in a joint venture. Escrow Agent shall not be obliged to recognize any such succession or assignment until written evidence thereof shall have been received by it.

19. Severability.    In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, in light of the tenor of this Agreement, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

Annex C-4

20. Assignment.    This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto.

21. Choice of Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

22. Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument and any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterparts.

23. Headings.    The headings of the foregoing paragraphs of this Agreement are inserted herein for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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Annex C-5

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Escrow Agent:
LOEB & LOEB LLP
By:
Name:
Title:
Purchaser:
ACE GLOBAL BUSINESS ACQUISITION LIMITED
By:
Name:	Eugene Wong
Title:	Chief Executive Officer

Shareholders’ Representative:

CHU Ka Yin, Norma

Annex C-6

Exhibit A
[List of beneficial owners]

Annex C-7

ANNEX D

FORM OF LOCK-UP AGREEMENTS

This Lock-Up Agreement (this “Agreement”) is dated as of [*], 2022, by and between the shareholder set forth on the signature page to this Agreement (the “Holder”) and Ace Global Business Acquisition Ltd, a British Virgin Islands company (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.  The Purchaser has entered into that certain Share Exchange Agreement, dated as of August 23, 2021 (the “Merger Agreement”), by and among the Purchaser, DDC Enterprise Limited, a Cayman Islands company (the “Company”), Ms. Norma Chu, as the representative of the Shareholders, and [undersigned shareholders].

B.  Pursuant to the terms of the Merger Agreement, the Purchaser acquired 100% of the Company Ordinary Shares (as defined in the Merger Agreement) (the “Stock Purchase”) in exchange for the Closing Payment Shares (as defined in the Merger Agreement) in accordance with the terms set forth in the Merger Agreement; and.

C.  The Holder is the record and/or beneficial owner of Ordinary Share and is therefore entitled to receive Purchaser Ordinary Share (as defined in the Merger Agreement) pursuant to the Merger Agreement.

D.  As a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.  Lock-Up. During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser. The foregoing sentence shall not apply to the transfer of any or all of the Lock-up Shares owned by the Holder (i) by gift, will or intestate succession upon the death of the Holder, (ii) to any Permitted Transferee (defined below), or (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Lock-up Shares subject to the provisions of this Agreement applicable to the Holder, and there shall be no further transfer of such Lock-up Shares except in accordance with this Agreement.

In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all shares of Purchaser Ordinary Share which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(a) For purposes of this Agreement, “Lock-up Shares” refers to the shares of Purchaser Ordinary Share beneficially owned by the Holder as specified on the signature page hereto, together with any shares of Purchaser Ordinary Share acquired during the Lock-up Period but excluding the shares of Purchaser Ordinary Share acquired from the open market.

Annex D-1

(b) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(c) For purpose of this Agreement, “Lock-up Period” means a period of 180 calendar days from the Closing Date under the Merger Agreement.

(d) For purposes of this Agreement, the term “Permitted Transferee” shall mean: (i) the members of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, (iii) if the Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the Holder is a corporation, limited liability company, partnership or other entity, its partners, shareholders, members of, or owners of similar equity interests in the Holder by way of distribution upon the liquidation and dissolution of the Holder or (v) any affiliate of the Holder.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than those shares of Purchaser Ordinary Share specified on the signature page hereto.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Merger Agreement. This Agreement shall be binding upon the Holder upon the Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a) If to the Purchaser:

Ace Global Business Acquisition Limited
6/F Unit B
Central 88, 88-98 Des Voeux Road
Central, Hong Kong
Email: eugene@aceglobal-acq.com
Attention: Eugene Wong

Annex D-2

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
2206-19 Jardine House
1 Connaught Place
Central, Hong Kong
Attn: Lawrence Venick
Telephone No.: +852 3923-1111
Email: lvenick@loeb.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Dispute Resolution. Article XI of the Merger Agreement regarding dispute resolution is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

16. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of the Merger Agreement shall control.

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Annex D-3

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE PURCHASER
Ace Global Business Acquisition Ltd
By:
Name:	Eugene Wong
Title:	Chief Executive Officer

Annex D-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER
By:
Address:
[*]
NUMBER OF Lock-up Shares:
[*] shares of the Purchaser Ordinary Share

Annex D-5